   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1996


                                                      REGISTRATION NO. 333-10267
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                         59-3212788
 (State or other jurisdiction of incorporation         (I.R.S. Employer Identification No.)
               or organization)

                             ---------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           ANTHONY L. MORRISON, ESQ.
                 SECRETARY, VICE PRESIDENT, AND GENERAL COUNSEL
                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

           MICHAEL L. JAMIESON, ESQ.                            ROGER MELTZER, ESQ.
               HOLLAND & KNIGHT                               CAHILL GORDON & REINDEL
      400 NORTH ASHLEY DRIVE, SUITE 2050                          80 PINE STREET
             TAMPA, FLORIDA 33602                            NEW YORK, NEW YORK 10005
                (813) 227-8500                                    (212) 701-3000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                              STATE OR
                                                               OTHER           PRIMARY
                                                            JURISDICTION       STANDARD          I.R.S.
                                                                 OF           INDUSTRIAL        EMPLOYER
                                                           INCORPORATION/   CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
- ---------------------------------------------------------  --------------   --------------   --------------
PAXSON COMMUNICATIONS OF FLORIDA, INC. ..................     Florida            4832.1          59-3212231
PAXSON COMMUNICATIONS LP, INC. ..........................     Florida            4832.1          59-3212236
PAXSON COMMUNICATIONS MANAGEMENT COMPANY.................     Florida            4832.1          59-3212233
PAXSON COMMUNICATIONS MARKETING, INC. ...................     Florida            4832.1          59-3212234
PAXSON COMMUNICATIONS NETWORKS, INC. ....................     Florida            4832.1          59-3212235
EXCEL MARKETING ENTERPRISES, INC. .......................     Florida              7313          59-2907133
PAXSON OUTDOOR, INC. ....................................     Florida              7312          59-3202387
PAXSON NETWORKS, INC. ...................................     Florida            4832.1          59-3212238
PAXSON COMMUNICATIONS TELEVISION, INC. ..................     Florida            4832.1          59-3283729
PAXSON BROADCASTING OF JACKSONVILLE, LIMITED
  PARTNERSHIP............................................     Florida              4832          59-3075827
PAXSON BROADCASTING OF MIAMI, LIMITED PARTNERSHIP........     Florida              4832          59-3095656
PAXSON BROADCASTING OF ORLANDO, LIMITED PARTNERSHIP......     Florida              4832          59-3095659
PAXSON BROADCASTING OF TAMPA, LIMITED PARTNERSHIP........     Florida              4832          59-3075825
PAXSON TAMPA LICENSE LIMITED PARTNERSHIP.................     Florida              4832          59-3291861
PAXSON JACKSONVILLE LICENSE LIMITED PARTNERSHIP..........     Florida              4832          59-3291869
PAXSON MIAMI LICENSE LIMITED
  PARTNERSHIP............................................     Florida              4832          59-3291871
PAXSON ORLANDO LICENSE LIMITED
  PARTNERSHIP............................................     Florida              4832          59-3291865
PAXSON COMMUNICATIONS OF ATLANTA-14, INC. ...............     Florida              4833          59-3235962
PAXSON ATLANTA LICENSE, INC. ............................     Florida              4833          59-3291854
PAXSON COMMUNICATIONS OF BOSTON-60, INC. ................     Florida              4833          59-3283737
PAXSON BOSTON LICENSE, INC. .............................     Florida              4833          59-3283741
PAXSON COMMUNICATIONS OF DALLAS-68, INC. ................     Florida              4833          59-3283742
PAXSON DALLAS LICENSE, INC. .............................     Florida              4833          59-3283743
PAXSON COMMUNICATIONS OF NEW LONDON-26, INC. ............     Florida              4833          59-3283739
PAXSON NEW LONDON LICENSE, INC. .........................     Florida              4833          59-3283736
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. ..........     Florida              4833          59-3283731
PAXSON PHILADELPHIA LICENSE, INC. .......................     Florida              4833          59-3283730
PAXSON COMMUNICATIONS OF MIAMI-35, INC. .................     Florida              4833          65-0471066
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC. ..............     Florida              4833          59-3283735
PAXSON SAN JOSE LICENSE, INC. ...........................     Florida              4833          59-3283733
PAXSON COMMUNICATIONS OF TAMPA-66, INC. .................     Florida              4833          59-3227558
PAXSON COMMUNICATIONS OF WEST PALM BEACH-25, INC. .......     Florida              4833          59-3236008
PAXSON WEST PALM BEACH LICENSE, INC. ....................     Florida              4833          59-3291836
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. ...........     Florida              4833          59-3295991
PAXSON LOS ANGELES LICENSE, INC. ........................     Florida              4833          59-3295992

                                                              STATE OR
                                                               OTHER           PRIMARY
                                                            JURISDICTION       STANDARD          I.R.S.
                                                                 OF           INDUSTRIAL        EMPLOYER
                                                           INCORPORATION/   CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
- ---------------------------------------------------------  --------------   --------------   --------------
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. ...........     Florida              4833          59-3295983
PAXSON COMMUNICATIONS OF ST. LOUIS-13, INC. .............     Florida              4833          59-3295985
PAXSON MINNEAPOLIS LICENSE, INC. ........................     Florida              4833          59-3295988
PAXSON COMMUNICATIONS OF COOKEVILLE, INC. ...............     Florida              4832          62-1593701
PAXSON COOKEVILLE LICENSE, INC. .........................     Florida              4832          59-3348143
PAXSON COMMUNICATIONS OF FT. PIERCE-34
  INC. ..................................................     Florida              4833          65-0587768
PAXSON COMMUNICATIONS OF ORLANDO-56,
  INC. ..................................................     Florida              4833          59-3297996
PAXSON COMMUNICATIONS OF HOUSTON-49
  INC. ..................................................     Florida              4833          76-0461679
PAXSON HOUSTON LICENSE, INC. ............................     Florida              4833          76-0461475
THE INFOMALL TV NETWORK, INC. ...........................     Delaware             7313          59-3298735
PAXSON ST. LOUIS LICENSE, INC. ..........................     Florida              4833          59-3319717
THE INFOMALL CABLE NETWORK, INC. ........................     Delaware             7313          59-3319718
PAXSON COMMUNICATIONS OF CLEVELAND-67,
  INC. ..................................................     Florida              4833          59-3319725
PAXSON COMMUNICATIONS OF WASHINGTON-60, INC. ............     Florida              4833          59-3319720
PAXSON WASHINGTON LICENSE, INC. .........................     Florida              4833          59-3319719
PAXSON COMMUNICATIONS OF PHOENIX-13, INC. ...............     Florida              4833          59-3295991
PAXSON PHOENIX LICENSE, INC. ............................     Florida              4833          65-0625873
INFOMALL LOS ANGELES, INC. ..............................     Florida              7313          58-2217093
PAXSON COMMUNICATIONS OF MILWAUKEE-55
  INC. ..................................................     Florida              4833          65-0625874
PAXSON COMMUNICATIONS OF DENVER-59, INC. ................     Florida              4833          65-0603895
PAXSON COMMUNICATIONS OF NEW YORK-43
  INC. ..................................................     Florida              4833          65-0611723
PAXSON NEW YORK LICENSE, INC. ...........................     Florida              4833          65-0611721
PAXSON COMMUNICATIONS OF AKRON-23, INC. .................     Florida              4833          65-0611718
PAXSON AKRON LICENSE, INC. ..............................     Florida              4833          65-0611729
PAXSON COMMUNICATIONS OF DAYTON-26, INC. ................     Florida              4833          31-1446001
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC. ..........     Florida              4833          65-0628620
PAXSON COMMUNICATIONS OF ALBANY-55, INC. ................     Florida              4833          65-0628627
PAXSON COMMUNICATIONS OF RALEIGH
  DURHAM-47, INC. .......................................     Florida              4833          65-0628624
PAXSON COMMUNICATIONS L.P.T.V., INC. ....................     Florida              4833          65-0641981
PAXSON DAYTON LICENSE, INC. .............................     Florida              4833          65-0645190
PAXSON DENVER LICENSE, INC. .............................     Florida              4833          65-0645191
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC. ............     Florida              4833          65-0643775
PAXSON COMMUNICATIONS OF SALT LAKE CITY-16, INC. ........     Florida              4833          65-0653902
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC. ............     Florida              4833          65-0653894
PAXSON GREENSBORO LICENSE, INC. .........................     Florida              4833          65-0653901
PAXSON COMMUNICATIONS OF TULSA-44, INC. .................     Florida              4833          65-0653898

                                                              STATE OR
                                                               OTHER           PRIMARY
                                                            JURISDICTION       STANDARD          I.R.S.
                                                                 OF           INDUSTRIAL        EMPLOYER
                                                           INCORPORATION/   CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
- ---------------------------------------------------------  --------------   --------------   --------------
PAXSON COMMUNICATIONS OF TALLAHASSEE
  INC. ..................................................     Florida              4833          65-0653906
PAXSON TALLAHASSEE LICENSE, INC. ........................     Florida              4832          65-0682179
PAX JAX, INC. ...........................................     Florida              4833          65-0653909
PAXSON SPORTS VENTURES COMPANY...........................     Florida              7313          65-0684001
PCC DIRECT, INC. ........................................     Florida              7313          65-0684251
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. .........     Florida              4833          65-0682182
PAXSON/R&R NETWORK, INC. ................................     Florida              4833          65-0677971
PAXSON ALBANY LICENSE, INC. .............................     Florida              4833            *
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC. ............     Florida              4833            *
PAXSON SACRAMENTO LICENSE, INC. .........................     Florida              4833            *
PAXSON COMMUNICATIONS OF SEATTLE-24, INC. ...............     Florida              4833          65-0686130
PAXSON SEATTLE LICENSE, INC. ............................     Florida              4833          65-0686136
PAXSON SPORTS OF MIAMI, INC. ............................     Florida              4833          59-3227303
PAXSON COMMUNICATIONS OF SAN JUAN, INC. .................     Florida              4833          58-2219553
PAXSON COMMUNICATIONS OF BOSTON-46, INC. ................     Florida              4833          65-0686132
PAXSON COMMUNICATIONS OF PHOENIX-51, INC. ...............     Florida              4833            *
PAXSON COMMUNICATIONS OF LITTLE ROCK-42, INC. ...........     Florida              4833          65-0688715
PAXSON LITTLE ROCK LICENSE, INC. ........................     Florida              4833          65-0688718
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC. ............     Florida              4833          65-0688713
PAXSON BIRMINGHAM LICENSE, INC. .........................     Florida              4833          65-0688716


- ---------------

* Applied for.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1996

PROSPECTUS
                                 150,000 SHARES


                   [LOGO] PAXSON COMMUNICATIONS CORPORATION

                  % CUMULATIVE EXCHANGEABLE PREFERRED STOCK


                             ---------------------

    Paxson Communications Corporation (the "Company") is offering (the
"Offering") 150,000 shares of     % Cumulative Exchangeable Preferred Stock, par
value $.001 per share (the "New Preferred Stock").

    Dividends on the New Preferred Stock will accrue from its date of issuance and will be payable semi-annually commencing April 30, 1997, at a rate per annum
of     % of the liquidation preference per share. Dividends may be paid, at the
Company's option, on any dividend payment date occurring on or prior to October 31, 2002 either in cash or by the issuance of additional shares of New Preferred Stock (and payment of cash in lieu of fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. The liquidation preference of the New Preferred Stock will be $1,000 per share. The New Preferred Stock is redeemable at the Company's option, in whole or in part, at any time on or after October 31, 2001, at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to October 31, 1999, the Company may, at its option, redeem up to an aggregate of 35% of the shares of New Preferred Stock (whether initially issued or issued in lieu of cash dividends) with the net proceeds from one or more Public Equity Offerings (as defined) or Major Asset Sales (as defined), at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the redemption date; provided, however, that after any such redemption there is at least $75 million aggregate liquidation preference of the New Preferred Stock outstanding. The Company is required, subject to certain conditions, to redeem all of the New Preferred Stock outstanding on October 31, 2006, at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption. Upon the occurrence of a Change of Control (as defined), the Company will, subject to certain conditions, offer to purchase all of the then outstanding shares of New Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. The New Preferred Stock ranks junior to the Company's outstanding preferred stock with respect to dividend rights and rights on liquidation of the Company. The Company's outstanding preferred stock restricts the payment of dividends on capital stock ranking junior to such preferred stock. On a pro forma basis, after giving effect to the Proposed Acquisitions (as defined) and the Offering, as though such transactions had occurred on June 30, 1996, there would have been outstanding the Indebtedness referred to below and $39.4 million of existing preferred stock (including accumulated but unpaid dividends thereon) ranking senior to the New Preferred Stock.


    Subject to certain conditions, the New Preferred Stock is exchangeable in whole or in part on a pro rata basis, at the option of the Company, on any
dividend payment date, for the Company's     % Exchange Debentures due 2006
(including any such securities paid in lieu of cash interest, as described herein, the "Exchange Debentures"); provided, that immediately after giving effect to any partial exchange, there shall be outstanding shares of New Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $75 million in aggregate principal amount of Exchange Debentures. Interest on the Exchange Debentures will be payable at a rate of
    % per annum and will accrue from the date of issuance thereof. Interest on the Exchange Debentures will be payable semi-annually in cash or, at the option of the Company, on or prior to October 31, 2002 in additional Exchange Debentures, in arrears on each April 30 and October 31, commencing on the first such date after the exchange of the New Preferred Stock for the Exchange Debentures. The Exchange Debentures mature on October 31, 2006 and are redeemable, at the option of the Company, in whole or part, on or after October 31, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to October 31, 1999, the Company may, at its option, redeem up to an aggregate of 35% of the aggregate principal amount of Exchange Debentures (whether issued in exchange for New Preferred Stock or in lieu of cash interest payments) with the net proceeds from one or more Public Equity Offerings or Major Asset Sales at the redemption prices set forth herein, plus, without duplication, accrued and unpaid interest to the redemption date; provided, however, that after any such redemption the aggregate principal amount of the Exchange Debentures then outstanding is at least $75 million.


    The Exchange Debentures will be subordinated to all existing and future Senior Debt (as defined) of the Company and will rank pari passu with the Company's 11 5/8% Senior Subordinated Notes due 2002 (the "Notes") and will rank pari passu with or senior to all future Indebtedness (as defined) of the Company that expressly provides that it ranks pari passu with or junior to the Exchange Debentures, as the case may be. The Exchange Debentures will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by each of the Company's subsidiaries (the "Guarantors"). On a pro forma basis, after giving effect to the Proposed Acquisitions and the Offering as though such transactions had occurred on June 30, 1996, there would have been $104.3 million of Senior Debt of the Company outstanding, and $227.5 million of Indebtedness ranking pari passu with the Exchange Debentures.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
      CRIMINAL OFFENSE.


- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------
                                                         PRICE TO             UNDERWRITING            PROCEEDS TO
                                                         PUBLIC(1)             DISCOUNT(2)            COMPANY(3)
- -----------------------------------------------------------------------------------------------------------------------
Per Share.........................................            $                     $                      $
- -----------------------------------------------------------------------------------------------------------------------
Total.............................................            $                     $                      $
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

(1) Plus accumulated dividends, if any, from           , 1996.
(2) The Company and the Guarantors have agreed to indemnify the Underwriters (as defined) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company, estimated at $        .
                             ---------------------
    The New Preferred Stock is offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. It is expected that delivery of
the New Preferred Stock will be made on or about           ,1996, at the offices
of BT Securities Corporation, One Bankers Trust Plaza, New York, New York.
                             ---------------------
BT SECURITIES CORPORATION

                         GOLDMAN, SACHS & CO.

                                               FIRST UNION CAPITAL MARKETS CORP.
                                                          AS ADVISOR
                             ---------------------
               THE DATE OF THIS PROSPECTUS IS             , 1996.

                         PROSPECTUS INSIDE FRONT COVER

Depiction of various Company radio station, television station and network logos or service marks shown.

                  TWO PAGE FOLD-OUT OF PROSPECTUS INSIDE COVER

     Map of the United States and Puerto Rico, with separate enlarged map of Florida, identifying locations of the Company's owned, operated or affiliated television and radio stations, as well as the Company's radio networks and areas of billboard concentration.

                             ---------------------


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NEW PREFERRED STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto, including the schedules and exhibits to such Registration Statement or any such amendment. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, to which reference is hereby made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10007; and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained by mail from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding the Company, the address of which is http://www.sec.gov. The Company's Class A Common Stock is listed on the American Stock Exchange and material filed by the Company can be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.
                             ---------------------


     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN THE COMPANY'S QUARTERLY ACTIVITIES AND RESULTS OF OPERATIONS, THE RISKS INHERENT IN THE COMPANY'S BUSINESS AND OTHER FACTORS DISCUSSED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS" OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.



                            FOR CALIFORNIA RESIDENTS



     WITH RESPECT TO SALES OF THE NEW PREFERRED STOCK BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, AS OF THE DATE OF THIS PROSPECTUS, SUCH NEW PREFERRED STOCK MAY BE SOLD ONLY TO: (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933, (2) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, PENSION AND PROFIT-SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING, (3) ANY PERSON (OTHER THAN A PERSON FORMED FOR THE SOLE PURPOSE OF PURCHASING THE NEW PREFERRED STOCK BEING OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE NEW PREFERRED STOCK BEING OFFERED HEREBY OR (4) ANY PERSON WHO (A) HAS AN INCOME OF $65,000 AND A NET WORTH OF $250,000, OR (B) HAS A NET WORTH OF $500,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES).

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA


    The terms "EBITDA," "operating cash flow," "segment operating profit" and "Adjusted EBITDA" are referred to in various places in this Prospectus. "EBITDA" is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle, (ii) benefit (provision) for income taxes, (iii) other income (expense), net, (iv) interest expense, net, (v) time brokerage fees relating to financing of stations which the Company has an agreement or option to acquire, (vi) depreciation and amortization, including amortization of broadcast rights, (vii) option plan compensation and (viii) non-recurring items including terminated operations, less scheduled broadcast rights payments. "Operating cash flow" is defined as net income excluding non-cash items, nonrecurring items including terminated operations, interest, other income, income taxes and time brokerage fees, less scheduled program rights payments. Although EBITDA and operating cash flow are not measures of performance under United States generally accepted accounting principles ("GAAP"), the terms are often used in the broadcast industry as a measure of a broadcasting company's financial performance. "Segment operating profit" is defined as segment EBITDA before corporate overhead allocations. "Adjusted EBITDA" is defined as EBITDA for the latest twelve months ended June 30, 1996, less (i) segment operating profit for the Infomall TV Network for such period plus (ii) four times such segment's operating profit for the quarter ended June 30, 1996. Neither EBITDA, operating cash flow, segment operating profit nor Adjusted EBITDA should be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, and are being shown to provide an understanding of calculations required under certain covenants in the certificate of designation governing the New Preferred Stock and the indenture governing the Exchange Debentures.


    The term "time brokerage agreement" (also known in the broadcast industry as a "local marketing agreement"), generally refers to an agreement under which a radio or television programmer agrees to purchase from a broadcast station licensee substantially all of the broadcast time on a station, provides programming and sells advertising during the purchased time, receives all the revenue derived from advertising sold during the purchased time, pays certain expenses of the station and performs other functions, with the licensee retaining responsibility for ultimate control of the station in accordance with FCC policies. Time brokerage agreements are more fully described in "Business -- Federal Regulation of Broadcasting." The term "joint sales agreement" (a "JSA") refers to an agreement under which a broadcast station agrees to provide sales and marketing services for another broadcast station while the owner of such broadcast station provides the programming for such other broadcast station.

    Radio market rank information has been obtained from BIA Publications, Inc. ("BIA") and represents rankings as of Spring 1996 for the indicated markets. Radio audience share ratings for the indicated radio station or group of radio stations have been obtained from surveys of persons aged 25-54 listening Monday-Sunday, 6:00 a.m. to 12:00 midnight, as reported by Arbitron, Radio Market Report for Spring 1996, The Arbitron Company ("Arbitron"), except that a preliminary Spring 1996 survey has been used for Panama City and Tallahassee, Florida, and the Cookeville, Tennessee figures are based on 12+ surveys contained in Arbitron's 1996 County by County Ratings conducted during 1995. Audience share data is expressed as the local average quarter-hour share for each indicated radio station. A radio station's audience share is derived by comparing the radio station's average quarter-hour share to the total average quarter-hour share for all radio stations listed as inside the Metro Survey Area by Arbitron. Average quarter-hour share is a percentage of the estimated number of persons who listen to a given radio station for a minimum of five minutes within a quarter-hour compared to the total number of persons who listen to radio in the market within such quarter-hour.

    Market radio advertising revenue for 1995 and combined revenue share at June 30, 1996 for the radio stations owned and proposed to be acquired by the Company in Miami, Tampa, Orlando and Jacksonville, Florida, have been obtained from the December 1995 and June 1996 issues of the Miller, Kaplan Market Revenue Report, a monthly publication of Miller, Kaplan, Arase & Co., Certified Public Accountants ("Miller Kaplan"). Market radio advertising revenue for 1995 and combined revenue share at December 31, 1995 for the radio stations to be acquired by the Company in Tallahassee, Pensacola and Panama City, Florida have been prepared by BIA based upon revenue estimates from November 1995 surveys (the "BIA Survey") of radio station general managers and owners for the year ended December 31, 1995. Combined radio station market revenue rankings have been obtained from the BIA Survey, except that the ranking for Cookeville is based upon Company estimates. Arbitron, BIA and Miller Kaplan compile their audience share, revenue share, revenue ranking and other statistical data under procedures and methodologies that are described, and that have the limitations provided, in their respective reports. All such information provided herein is subject to those limitations. The Company does not assume responsibility for the accuracy or completeness of such published data.


    All television station audience share ratings in this Prospectus have been obtained from the Nielsen Station Index Viewers and Profile of May 1996, a publication of A.C. Nielsen Co. ("Nielsen"). All market rank, total market television household data and total market cable television household data has been obtained from U.S. Television Household Estimates for May 1996, as prepared by Nielsen for each designated market area ("DMA"), except that television and cable household data for San Juan has been obtained from J. Walter Thompson Latin America, as of June 1995. The Company does not assume responsibility for the accuracy or completeness of such published data. Revenue data for the West Palm Beach television market has been obtained from the local office of Ernst & Young LLP. Data indicating the number of cable television households reached by inTV in a DMA is as of May 15, 1996, and has been provided to the Company by the local cable system operators in each DMA, unless otherwise indicated.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus and in the documents incorporated by reference herein. Except as otherwise indicated by the context, references in this Prospectus to the "Company" include Paxson Communications Corporation and its direct and indirect wholly-owned subsidiaries. Capitalized terms used without definition in the following summary are defined elsewhere in this Prospectus.

                                  THE COMPANY


     Paxson Communications Corporation (the "Company" or "Paxson Communications") is a diversified broadcasting company whose principal businesses consist of a nationwide network of television stations (the "Infomall TV Network" or "inTV") dedicated to the airing of long form paid programming, consisting mainly of infomercials ("inTV programming"), and a major radio station group operating primarily in Florida. In addition to the Infomall TV Network, the Company's television operations include ownership of an ABC network affiliated television station and the operation of a UPN/WB network affiliated television station pursuant to a time brokerage agreement, each of which operates in the West Palm Beach television market. The Company also owns and operates radio networks and billboards which complement its Florida radio broadcasting business.


     The Company was founded in 1991 by Lowell W. "Bud" Paxson who personally financed the Company's early growth and continues to lead the Company as its majority stockholder and chief executive. Mr. Paxson has been at the forefront of several innovative broadcasting concepts over the last decade, including his leadership role in the creation and early growth of electronic retailing as the creator and co-founder of Home Shopping Network, Inc. and Silver King Communications, Inc., and was one of the first radio operators to take advantage of duopoly radio station ownership. In April 1996, the Company raised over $150 million of new equity capital through the public sale of shares of its Class A Common Stock, which trades on the American Stock Exchange under the symbol "PXN."

INFOMALL TV NETWORK


     The Company introduced its Infomall TV Network in January 1995 in order to capitalize on what the Company believes to be a rapidly growing industry. inTV has since expanded rapidly through increasing cable carriage of its existing stations and acquiring additional stations, and currently consists of 29 owned, time brokered or affiliated television stations. Broadcasting and Cable magazine recently ranked the Company as the seventh largest television broadcaster in the United States, based on the number of television households in each DMA in which a broadcaster owns a station (i.e., excluding stations operated pursuant to time brokerage agreements or affiliated stations) and counting only 50% of the households in those DMAs which a broadcaster serves via a UHF frequency. Upon completion of the Proposed inTV Acquisitions (as defined) and pending affiliation agreements, the Infomall TV Network will consist of a total of 42 television stations operating in 37 television markets, including 22 of the 30 largest television markets in the United States.


     The Company believes that its inTV stations comprise the only national network of television stations dedicated to the airing of infomercial programming, and that its inTV stations represent a valuable national television broadcasting distribution infrastructure that would be difficult and expensive to replicate. The Company believes that the Infomall TV Network is the only group of broadcast television stations in the United States offering long form paid programmers and infomercial advertisers significant national, regional and local distribution capability and airtime during each of the popular morning, daytime and prime time viewing hours.


     The television stations converted by the Company to inTV stations are typically non-network-affiliated stations with marginal operating results that can be acquired at a relatively low cost compared to network-affiliated stations. Certain of these stations are licensed to communities outside the center of major television markets, but within such markets' DMA, and by virtue of the FCC's "must carry" rules are thus generally entitled to carriage on cable systems within such DMA. Through the exercise of "must carry" rights and the improvement of its stations' over-the-air signals, the Company attempts to maximize its cable household coverage within its markets. While the Company's cable household coverage for its owned or operated inTV stations was in the aggregate 57.1% of the total cable households in its markets as of May 1996, the Company's goal is to reach approximately 85% of the cable homes in its markets. In general, the Company has been successful in improving its stations' cable household coverage over time, as demonstrated by the aggregate cable household coverage of the four inTV stations (WCTD-TV, Miami, WTLK-TV, Atlanta, WFCT-TV, Tampa and WIRB-TV, Orlando) with which the Company launched the Infomall TV Network (the "Original inTV Stations"), which improved from 73.2% as of January 1995 to 92.6% as of June 1996. There can be no assurance that the Company will be able to achieve its goal of reaching 85% of cable households in its markets, or that the Company's experience in this regard with the Original inTV Stations is or will be representative of the results of the Infomall TV Network as a whole. The Company believes that it also reaches a significant number of over-the-air television households that do not receive cable television. Upon completion of the Proposed inTV Acquisitions, the Infomall TV Network will serve DMAs currently containing approximately 49.7 million television households, of which 31.9 million households are served by cable television. The Company continues to evaluate the acquisition of or affiliation with additional television stations to further extend the national reach of its Infomall TV Network.



     The Company's inTV strategy is to continue to maximize revenues and operating cash flow through improved performance of its existing inTV stations and continued expansion of the Infomall TV Network. Shortly after the Company acquires a television station or commences operating a television station pursuant to a time brokerage agreement, the Company adds such station to the Infomall TV Network and replaces substantially all of the existing programming with inTV programming, which, unlike traditional television programming, is paid for by the advertiser as opposed to the broadcaster. The introduction of inTV programming allows the Company to eliminate substantially all programming expenses and achieve significant reductions in other operating expenses. The Company's inTV stations are operated by an average of 15 people, compared to network and independent stations which average over 100 and 60 people, respectively, in markets of similar size to the Company's. To date, virtually all of the inTV stations owned or operated by the Company have contributed rapidly to operating cash flow, typically within two months after commencing inTV operations.



     Once a station is part of the Infomall TV Network and expenses have been reduced, the Company focuses on maximizing such station's revenues. The Company's revenue strategies include increasing its cable household coverage through broadcast signal improvements and the exercise of "must carry" rights, and creating increased demand for its inventory by focusing on local sales as well as targeting additional long form programming formats such as religious and ethnic programming to allow rate increases. The Company has been successful in implementing its revenue enhancing strategies, as evidenced by the 13.7% increase in the average half hour rate per hundred thousand cable television households reached and the 21.2% increase in cable television households reached for the Original inTV Stations, calculated as of June 30, 1996 compared to the comparable period or date in the prior year.


PAXSON RADIO


     The Company has assembled a substantial statewide radio broadcasting group with operations in Florida's largest markets, which the Company believes to be among the most attractive and fastest growing in the nation. Upon completion of the Proposed Radio Acquisitions (as defined), Paxson Communications will own and operate 40 radio stations (26 FM and 14 AM stations), with more radio stations in Florida than any other broadcaster. The Company believes that the addition of the Proposed Radio Acquisitions will enable the Company to build or strengthen its radio duopolies (two FM or two AM stations in a market) or "super-duopolies" (more than two FM or two AM stations in a market) in its Florida radio markets, and will result in the Company's radio group ranking number one in combined revenue share in three of its seven Florida markets.


     The Florida radio markets in which the Company operates continue to experience substantial concentration of station ownership among large radio group owners. The Company believes that concentration of station ownership will result in a more stable radio marketplace and more predictable cash flow for owners of station groups in such markets. The Company believes that its established position among the leading radio broadcast groups in each of its Florida markets differentiates it from its competitors and makes the Company attractive to regional and national advertisers.


     The Company's radio expansion strategy is to acquire additional stations to enhance its position in its current markets and to selectively enter new markets, primarily in Florida, building upon its multiple radio station ownership strategy in each of its markets and taking advantage of relaxed multiple radio station ownership limitations implemented by recent changes in federal telecommunications law. In addition to its Florida stations, the Company owns and operates two AM and two FM stations in Cookeville, Tennessee. The Company also operates six radio networks with 346 affiliated radio stations in the eastern and southeastern United States and controls 185 billboard locations (455 faces) in the Tampa and Orlando markets that support the Company's radio station operations and provide advertising revenue.


     The Company's radio operating strategy, which is implemented by the Company's highly experienced management team, is to capitalize on the revenue enhancing and cost saving opportunities of operating multiple FM and AM stations in geographically proximate markets. The principal elements of the Company's operating strategy include: (i) extensive market research, (ii) aggressive marketing and promotion and (iii) strict cost controls facilitated in part by news and other programming for all stations being largely centrally produced.

PAXSON NETWORK-AFFILIATED TELEVISION

     Paxson Communications owns and operates an ABC-TV affiliate, WPBF-TV, in the West Palm Beach market. Pursuant to a time brokerage agreement, the Company provides programming and markets commercial time for a second television station, WTVX-TV (a combined United Paramount Network and Warner Brothers Network affiliate), which is also in the West Palm Beach market. The West Palm Beach television market is one of the fastest growing markets in the country as evidenced by its increased market ranking from 65th in 1985 to 45th in 1995.


     The Company acquired WPBF-TV in July 1994 for approximately $32.5 million and began operating WTVX-TV under a time brokerage agreement in August 1995. The Company has a long-term assignable option to acquire WTVX-TV for approximately $19 million. The network-affiliated television broadcasting industry is currently undergoing significant consolidation as a result of the relaxation of multiple ownership rules in the newly enacted Telecommunications Act of 1996. The Company has not been successful in locating traditional television stations at attractive prices to expand its network-affiliated television station group. As the Company believes that the current consolidation will place small station group operators at a significant disadvantage versus larger group operators, and that the Company could benefit from redeploying its investment in its network-affiliated television operations to its core inTV and radio group businesses, it is considering the sale or exchange for other broadcast assets of its network-affiliated television operations. The Company has engaged an investment banking firm to advise it with respect to such a sale or exchange and assist it in locating potential purchasers, and has received several offers to acquire its network-affiliated television operations. The Company has not accepted any of such offers, and there can be no assurance that any offers will be received which will be acceptable to the Company.

                          BROADCAST PROPERTY OVERVIEW

INFOMALL TV NETWORK

     The following table lists those inTV properties that the Company owns, operates or is affiliated with, and those properties which the Company has agreements to acquire or operate, as identified under "Proposed inTV Stations" below. (Television and cable households in thousands.)


                                                         ACTUAL OR  INTV CABLE
                             NATIONAL                    ANTICIPATED  CARRIAGE
                                TV                       COMMENCE-      AT        CURRENT       TOTAL        CURRENT      TOTAL
                              MARKET                      MENT OF   COMMENCE-   INTV CABLE   MARKET CABLE  INTV CABLE   MARKET TV
         MARKET(1)             RANK         STATION      OPERATIONS  MENT(2)    CARRIAGE(3)   HOUSEHOLDS   CARRIAGE(3)  HOUSEHOLDS
- ---------------------------- --------  ----------------- ---------  ----------  -----------  ------------  -----------  ---------
Owned or Operated
New York, NY................     1     WHAI-TV              3/96         626          783        4,529         17.3%       6,695
Los Angeles, CA.............     2     KZKI-TV              5/95       1,453        2,183        2,997         72.8        4,918
Philadelphia, PA............     4     WTGI-TV              2/95       1,225        1,489        1,961         76.0        2,646
San Francisco, CA...........     5     KLXV-TV              6/95         650          861        1,578         54.6        2,257
Boston, MA..................     6     WGOT-TV              5/95         604          846        1,625         52.1        2,122
Washington, DC..............     7     WYVN-TV              9/96           0            0        1,238          0.0        1,884
Atlanta, GA.................    10     WTLK-TV              4/94         300          944        1,015         93.0        1,584
Atlanta, GA*................    10     WNGM-TV              4/96         182          183        1,015         18.0        1,584
Houston, TX.................    11     KTFH-TV              3/95         647          793          867         91.5        1,574
Cleveland, OH*..............    13     WOAC-TV             10/95         332          336          966         34.8        1,452
Cleveland, OH...............    13     WAKC-TV              3/96         560          560          966         58.0        1,452
Tampa, FL*..................    15     WFCT-TV              8/94           0          864          976         88.5        1,395
Miami, FL*..................    16     WCTD-TV              4/94         396          883          922         95.8        1,341
Phoenix, AZ.................    17     KWBF-TV              3/96          23           26          661          3.9        1,170
Denver, CO..................    18     KUBD-TV              8/95         430          426          699         60.9        1,160
St. Louis, MO...............    20     WCEE-TV              1/96          23           24          569          4.2        1,108
Orlando, FL*................    22     WIRB-TV(5)          12/94         468          687          741         92.7          998
Hartford, CT*...............    26     WTWS-TV(6)           3/95         661          721          770         93.6          911
Milwaukee, WI*..............    29     WHKE-TV              7/96         257          276          438         63.0          783
Raleigh, NC*................    32     WRMY-TV(7)           6/96           0           29          481          6.0          792
Greensboro, NC..............    48     WAAP-TV              7/96         323          323          345         93.7          553
Birmingham, AL*.............    51     WNAL-TV(8)           9/96          31           31          338          9.3          525
Albany, NY..................    52     WOCD-TV              5/96         251          251          357         70.5          507
Dayton, OH..................    53     WTJC-TV             10/95         298          315          341         92.3          501
San Juan, PR................    NR     WSJN-TV(9)           2/96         285          285          298         95.6        1,064
                                                                      ------       ------       ------                    ------
        Total Owned or
          Operated(10)......                                          10,024       14,119       24,711         57.1%      37,939
                                                                      ======       ======       ======                    ======
Affiliates
Sacramento, CA*.............    21     KCMY-TV(8)           7/95         624          644          688         93.7%       1,101
Indianapolis, IN............    24     WIIB-TV              1/96         401          417          580         71.9          925
Norfolk, VA.................    40     WJCB-TV              8/95         343          362          446         81.2          619
Fresno, CA..................    57     KGMC-TV              1/96         179          164          256         64.1          482
                                                                      ------       ------       ------                    ------
        Total Affiliates....                                           1,546        1,587        1,969         80.6%       3,127
                                                                      ======       ======       ======                    ======
        Total Owned,
          Operated and
          Affiliates(10)....                                          11,570       15,706       26,680         58.9%      41,066
                                                                      ======       ======       ======                    ======
Proposed inTV Stations
Philadelphia, PA............     4     WTVE-TV(11)         10/96                                 1,961                     2,646
Dallas, TX..................     8     Channel 68(4)       12/96                                   924                     1,822
Seattle, WA.................    12     KBCB-TV(4)           6/97                                 1,040                     1,464
Minneapolis, MN.............    14     KXLI-TV             10/96                                   702                     1,412
Phoenix, AZ*................    17     KAJW-TV(4)           1/97                                   661                     1,170
Salt Lake City, UT*.........    37     KZAR-TV(4)(12)      12/96                                   359                       656
Salt Lake City, UT..........    37     KOOG-TV              3/97                                   359                       656
Grand Rapids, MI*...........    38     WJUE-TV(4)(13)      10/96                                   390                       637
Oklahoma City, OK...........    43     KMNZ-TV              2/97                                   353                       585
West Palm Beach, FL.........    45     WHBI-TV(4)(11)       2/97                                   468                       576
Providence, RI..............    46     WOST-TV(4)(14)      12/96                                   412                       557
Little Rock, AR.............    58     KVUT-TV(4)           6/97                                   284                       473
Tulsa, OK...................    59     KGLB-TV(4)           2/97                                   287                       459
                                                                                                ------                    ------
        Total Proposed inTV
          Stations(10)......                                                                     5,219                     8,641
                                                                                                ======                    ======
        Total inTV
          Network(10).......                                                                    31,900                    49,707
                                                                                                ======                    ======


                                           (see footnotes on the following page)

   * Operated or to be operated pursuant to a time brokerage agreement; except as noted, the Company has an option to acquire a 100% ownership interest.
 (1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
 (2) Cable households reached at commencement of station's operations.
 (3) Cable households reached at 5/96, and as a percentage of the total market cable households.
 (4) Station is currently under construction or not operating.
 (5) No option to acquire any ownership interest.
 (6) To be operated pursuant to a time brokerage agreement upon completion of an FCC-required restructuring of the Company's investment in such station in connection with the Company's acquisition of WHAI-TV.
 (7) Option to acquire 40% ownership interest.

 (8) The Company has agreed to acquire these stations. See "Proposed Acquisitions."


 (9) 50% ownership interest.


(10) Figures represent total cable and television households in each market only and are not necessarily indicative of the number of households reached by each station in its market; totals do not double count markets where the Company has more than one station.



(11) Pending inTV affiliate.


(12) Option to acquire a 50% ownership interest.


(13) 70% ownership interest to be acquired.


(14) 50% ownership interest to be acquired.


PAXSON RADIO


                                                                                AUDIENCE
                                                                                  SHARE
                                                                                (PERSONS
                                                                                 25-54)
                                          MARKET                               -----------   REVENUE   REVENUE
               MARKET(1)                   RANK              FORMAT            1995   1996    SHARE     RANK
- ----------------------------------------  ------   --------------------------  ----   ----   -------   -------
Miami/Ft. Lauderdale, FL                     11
  WLVE-FM...............................           Smooth Jazz                 3.9 %   3.8%
  WZTA-FM...............................           Active Rock                 2.8     4.4
  WINZ-AM...............................           News                        1.4     0.6
  WFTL-AM...............................           Hot Talk                    0.4     0.4
  WPLL-FM(2)(3).........................           Modern Adult Contemporary           2.8
  WSRF-AM(2)(3).........................           Block/Long-Form                     n/r
  WIOD-AM(2)............................           Talk/Sports/Entertainment           3.9
                                                                                      ----
         Total Market*..................                                              15.9%    20.5%      1
Tampa/St. Petersburg, FL                     21
  WHPT-FM...............................           Rock Adult Contemporary     5.9 %   5.4%
  WSJT-FM...............................           Smooth Jazz                 0.2     5.1
  WHNZ-AM...............................           News                        1.0     0.6
  WZTM-AM...............................           Sports                      0.2     0.4
  WKES-FM(2)............................           To be determined
         Total Market...................                                              11.5%    12.0%      5
Orlando, FL                                  39
  WMGF-FM...............................           Soft Adult Contemporary     7.3 %   7.7%
  WJRR-FM...............................           Active Rock                 4.9     3.9
  WWNZ-AM...............................           News                        1.5     0.5
  WQTM-AM...............................           Sports                      0.8     1.0
  WTKS-FM(2)(3).........................           Hot Talk                            7.9
  WDIZ-FM(2)(3).........................           Modern Adult Contemporary           4.3
                                                                                      ----
         Total Market*..................                                              25.3%    27.9%      3
Jacksonville, FL                             53
  WROO-FM...............................           Country                     7.5 %   5.2%
  WPLA-FM...............................           Rock Alternative            2.0     4.4
  WFSJ-FM...............................           Smooth Jazz                 4.7     3.9
  WNZS-AM...............................           Sports                      1.4     1.9
  WZNZ-AM...............................           News                        0.5     0.1
  WPVJ-FM(2)(4).........................           To be determined
                                                                                      ----
         Total Market...................                                              15.5%    17.6%      3
Pensacola, FL                               125
  WOWW-FM...............................           Rock Alternative                    3.2%
  WTKX-FM...............................           Album Oriented Rock                 5.6
                                                                                      ----
         Total Market...................                                               8.8%    21.7%      3

                                                                                AUDIENCE
                                                                                  SHARE
                                                                                (PERSONS
                                          MARKET                                 25-54)      REVENUE   REVENUE
               MARKET(1)                   RANK              FORMAT            1995   1996    SHARE     RANK
- ----------------------------------------   ----    --------------------------  ----   ----    -----     ----
Tallahassee, FL                             167
  WSNI-FM...............................           Oldies                              7.4%
  WXSR-FM...............................           Active Rock                         4.2
  WTPS-FM...............................           Hot Adult Contemporary              2.1
  WTNT-FM...............................           Country                             6.3
  WNLS-AM...............................           Sports                              1.1
                                                                                      ----
         Total Market...................                                              21.1%    40.3%      1
Panama City, FL                             224
  WPBH-FM...............................           Soft Adult Contemporary             3.5%
  WPAP-FM...............................           Country                            10.5
  WFSY-FM...............................           Hot Adult Contemporary              8.8
  WEBZ-FM...............................           Big Band                            4.4
  WGNE-AM...............................           Smooth Jazz                         n/r
                                                                                      ----
         Total Market...................                                              27.2%    46.4%      1
Cookeville, TN                              n/c
  WGSQ-FM...............................           Country                            27.0%
  WPTN-AM...............................           Talk                                4.1
  WHUB-FM...............................           Adult Contemporary                 14.9
  WHUB-AM...............................           Country                             4.1
                                                                                      ----
         Total Market...................                                              50.1%     n/a       1


                                                                                               COMMENCEMENT
                                                                          AFFILIATE                 OF
                             RADIO NETWORKS                               STATIONS    FORMAT    OPERATIONS
- ------------------------------------------------------------------------  ---------   -------  ------------
Alabama Radio Network...................................................      74      News       1/95
Florida Radio Network...................................................      56      News       3/93
Tennessee Radio Network.................................................      87      News       4/94
University of Florida Sports Network....................................      53      Sports     4/94
University of Miami Sports Network......................................      25      Sports     4/95
Penn State Sports Network...............................................      51      Sports     4/94

PAXSON NETWORK-AFFILIATED TELEVISION

                                                                                               COMMENCEMENT
                                              NATIONAL TV                                           OF
                TV MARKET(1)                  MARKET RANK   STATION      NETWORK AFFILIATION    OPERATIONS
- --------------------------------------------  -----------   -------      -------------------   ------------
West Palm Beach, FL.........................       45       WPBF-TV              ABC             7/94
                                                            WTVX-TV(3)       Warner/UPN          8/95

- ---------------

  * Pro forma for the Proposed Radio Acquisitions.
(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
(2) Included in Proposed Radio Acquisitions.
(3) Operated pursuant to a time brokerage agreement.
(4) Station is currently not operating.
n/a Revenue not independently reported.
n/c Market not covered by Arbitron.
n/r Not rated.

                                  THE OFFERING

Securities Offered.........  150,000 shares (the "Shares") of      % Cumulative
                             Exchangeable Preferred Stock, par value $.001 per share, plus any additional shares of such stock issued from time to time in lieu of cash dividends
                             (the "New Preferred Stock").

Issue Price................  $          per share, plus accumulated and unpaid
                             dividends, if any, from             , 1996 (the
                             "Issue Date").

Liquidation Preference.....  $1,000 per share, plus accumulated and unpaid dividends.

Optional Redemption........  The New Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or after October 31, 2001 at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to October 31, 1999, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to an aggregate of 35% of the shares of New Preferred Stock (whether initially issued or issued in lieu of cash dividends) at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption, there is at least $75 million aggregate liquidation preference of the New Preferred Stock outstanding and that such redemption occurs within 90 days following the closing of such Public Equity Offering or Major Asset Sale.

Mandatory Redemption.......  The Company is required, subject to certain conditions, to redeem all of the New Preferred Stock outstanding on October 31, 2006 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

Dividends..................  At a rate equal to      % per annum of the
                             liquidation preference per share, payable semi-annually beginning April 30, 1997 and accumulating from the Issue Date. The Company, at its option, may pay dividends on any dividend payment date occurring on or before October 31, 2002 either in cash or by the issuance of additional shares of New Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends.

Dividend Payment Dates.....  April 30 and October 31, commencing April 30, 1997.


Voting.....................  The New Preferred Stock will be non-voting, except as otherwise required by law and except in certain circumstances described herein, including (i) amending certain rights of the holders of the New Preferred Stock and (ii) the issuance of any class of equity securities that ranks on a parity with or senior to the New Preferred Stock, other than certain additional shares of New Preferred Stock or parity securities issued to finance the redemption by the Company of its Existing Preferred Stock (as defined). In addition, if the Company (i) after October 31, 2002, fails to pay cash dividends in respect of three or more semi-annual dividend periods in the aggregate, (ii) fails to make a mandatory redemption or a Change of Control Offer (as defined) or (iii) fails to comply with certain covenants or make certain payments on its Indebtedness or Existing Preferred Stock, holders of a majority of the outstanding shares of New Preferred Stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Company's board of directors.

Exchange Provisions........  Exchangeable into the Exchange Debentures, at the
                             Company's option, subject to certain conditions in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any such partial exchange, there shall be outstanding shares of New Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75 million and not less than $75 million of aggregate principal amount of Exchange Debentures.

Ranking....................  The New Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to all classes of common stock and junior to all other classes of preferred stock of the Company outstanding upon consummation of the Offering.

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, offer to purchase all outstanding shares of New Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the New Preferred Stock in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

Certain Restrictive
Provisions.................  The Certificate of Designation will contain certain restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to incur additional Indebtedness, issue additional preferred stock ranking senior to or pari passu with the New Preferred Stock, pay dividends or make certain other restricted payments, or merge or consolidate with or sell all or substantially all of their assets to any other person.

THE EXCHANGE DEBENTURES

Issue......................       % Exchange Debentures due 2006 issuable in
                             exchange for the New Preferred Stock in an aggregate principal amount equal to the liquidation preference of the New Preferred Stock so exchanged, plus, without duplication, accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date"), plus any additional Exchange Debentures issued from time to time in lieu of cash interest.

Maturity...................  October 31, 2006

Interest Rate and Payment
  Dates....................  The Exchange Debentures will bear interest at a
                             rate of      % per annum. Interest will accrue from
                             the date of issuance or from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semi-annually in cash (or, at the option of the Company, on or prior to October 31, 2002, in additional Exchange Debentures) in arrears on each April 30 and October 31, commencing with the first such date after the Exchange Date.

Optional Redemption........  The Exchange Debentures are redeemable, at the option of the Company, in whole or in part, at any time on or after October 31, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to October 31, 1999, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to 35% of the aggregate principal amount of the Exchange Debentures (whether issued in exchange for New Preferred Stock or in lieu of cash interest payments), at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Exchange Debentures outstanding must equal at least $75 million and that such redemption occurs within 90 days following the closing of such Public Equity Offering or Major Asset Sale.


Ranking....................  The Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company. In addition, the Exchange Debentures will be effectively subordinated to all existing and future Indebtedness of the Company's subsidiaries. The Exchange Debentures will rank pari passu with the Notes and will rank pari passu or senior to any class or series of Indebtedness that expressly provides that it ranks pari passu or subordinate to the Exchange Debentures, as the case may be.

Guarantees.................  The Exchange Debentures will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by each of the Guarantors (the "Guarantees"). The Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors.

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all the Exchange Debentures in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all. See "Risk Factors -- Change of Control" and "Description of the New Preferred Stock and Exchange
                             Debentures -- Exchange Debentures -- Change of Control."

Certain Covenants..........  The indenture governing the Exchange Debentures
                             (the "Exchange Indenture") will contain certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional Indebtedness, pay dividends or make certain other restricted payments, sell assets, enter into certain transactions with affiliates or merge or consolidate with or sell all or substantially all of their assets to any other person.

                                USE OF PROCEEDS


     The net proceeds from the Offering, together with borrowings under the Credit Facility (as defined) and existing working capital, will be used to redeem the Company's 15% Cumulative Compounding Redeemable Preferred Stock and Series B 15% Cumulative Compounding Redeemable Preferred Stock (together, the "Senior Preferred Stock"), and to fund the Proposed Acquisitions and expected capital expenditures. See "Use of Proceeds."


                                  RISK FACTORS

     An investment in the New Preferred Stock involves certain risks that a prospective investor should carefully consider. See "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary historical and pro forma financial data, insofar as it relates to each of the five years ended December 31, 1995, has been derived from Company prepared financial information and should be read in conjunction with the audited financial statements, including the consolidated balance sheets at December 31, 1994 and 1995 and the related consolidated statements of operations and of cash flows for each of the years in the three year period ended December 31, 1995 and the notes thereto appearing elsewhere herein and incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The summary historical and pro forma financial data for the twelve months ended December 31, 1995, and as of and for the six months and twelve months ended June 30, 1996 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1996 are not necessarily indicative of results that may be expected for the entire year. The summary historical and pro forma financial data should be read in conjunction with the information contained in the Company's consolidated financial statements and the notes thereto, the financial statements and notes thereto related to certain of the Proposed Acquisitions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Data" included elsewhere herein.


     The following unaudited summary pro forma statement of operations data and other data give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale radio stations (WPLL-FM and WSRF-AM); (iv) the business acquisitions of Todd Communications, Inc. (WFSJ-FM), WHUB, Inc. (WHUB-FM and WHUB-AM) and Southern Broadcasting Companies, Inc. (WSNI-FM, WPAP-FM and WPBH-FM) and the proposed business acquisitions of WDIZ-FM, WTKS-FM, WIOD-AM, KXLI-TV and Ponce Nicasio Broadcasting Ltd. (KCMY-TV); (v) the sale of 10,300,000 shares of the Company's Class A Common Stock effective April 3, 1996, and the related exercise of certain common stock purchase warrants (the "Equity Offering"); (vi) the termination of the put rights of the holders of Class A and Class B Common Stock warrants; (vii) the issuance of the Notes; and (viii) the redemption of the Senior Preferred Stock, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and therefore are not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense and interest expense have been increased for each of the periods presented to reflect the purchase of all stations included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996. The following unaudited summary pro forma balance sheet data gives effect to (i) the consummation of the Offering; (ii) the Proposed Acquisitions and related capital expenditures; (iii) capital expenditures on existing properties;
(iv) acquisitions which have closed subsequent to June 30, 1996; and (v) the redemption of the Senior Preferred Stock, as if such events had occurred on June 30, 1996. Certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the financial statements and notes thereto related to certain of the Proposed Acquisitions included elsewhere in this Prospectus. See "Pro Forma Financial Information" appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of the Company's actual or future operating results or financial position.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                               SIX MONTHS ENDED       PRO FORMA
                                             YEAR ENDED DECEMBER 31,                             JUNE 30, 1996        FOR TWELVE
                          -------------------------------------------------------------       -------------------    MONTHS ENDED
                                                                              PRO FORMA                    PRO         JUNE 30,
                           1991      1992       1993      1994       1995      1995(A)         ACTUAL    FORMA(A)      1996(A)
                          -------   -------   --------   -------   --------   ---------       --------   --------    ------------
STATEMENT OF OPERATIONS
 DATA:
Total revenue...........  $   830   $17,062   $ 32,062   $62,067   $103,074   $ 138,296       $ 69,370   $ 82,208      $157,056
Operating expenses,
 excluding depreciation,
 amortization and option
 plan compensation......    1,719    17,922     28,872    51,225     82,103     110,228         51,724     61,728       119,750
Option plan
 compensation(b)........       --        --         --        --     10,803      10,803          2,292      2,292         3,691
Depreciation and
 amortization...........      497     5,977      9,351    12,404     18,719      46,474         11,737     25,281        49,491
                          -------   -------   --------   -------   --------   ---------       --------   --------      --------
Income (loss) from
 operations.............   (1,386)   (6,837)    (6,161)   (1,562)    (8,551)    (29,209)         3,617     (7,093)      (15,876)
Interest expense........      (52)   (1,262)    (2,052)   (5,210)   (16,303)    (38,966)       (15,098)   (19,483)      (38,966)
Interest income.........       --        --        113       335      1,709       1,701          4,035      2,737         3,867
Other income (expense),
 net....................       10       134        108        (5)      (982)     (1,177)          (559)      (720)       (1,976)
Benefit (provision) for
 income taxes...........       --        --     (2,960)    1,680      1,280       1,280             --         --           640
Extraordinary item and
 cumulative effect of a
 change in accounting
 principle(c)...........       --       110       (457)       --    (10,626)    (10,626)            --         --       (10,626)
                          -------   -------   --------   -------   --------   ---------       --------   --------      --------
Net loss................  $(1,428)  $(7,855)   (11,409)   (4,762)   (33,473)    (76,997)        (8,005)   (24,559)      (62,937)
                          =======   =======
Dividends and accretion
 on preferred stock and
 common stock
 warrants(d)............                          (151)   (3,386)   (13,297)    (23,351)        (7,414)   (11,870)      (23,550)
                                              --------   -------   --------   ---------       --------   --------      --------
Net loss attributable to
 common stock...........                      $(11,560)  $(8,148)  $(46,770)  $(100,348)      $(15,419)  $(36,429)     $(86,487)
                                              ========   =======   ========   =========       ========   ========      ========
Net loss per share(e)...                      $  (0.36)  $ (0.14)  $  (0.97)  $   (1.62)      $  (0.20)  $  (0.51)     $  (1.32)
Net loss per share
 attributable to common
 stock(e)...............                         (0.37)    (0.24)     (1.36)      (2.11)         (0.38)     (0.76)        (1.81)
Weighted average shares
 outstanding -- primary
 and fully diluted(f)...                        31,582    33,430     34,430      47,611         40,567     47,803        47,722
Cash dividends
 declared...............       --        --         --        --         --          --             --         --            --
OTHER DATA:
EBITDA(g)...............  $  (796)  $  (162)  $  4,522   $11,790   $ 24,582   $  31,184       $ 20,380   $ 23,214      $ 40,953
Capital
 expenditures(h)........  $    60   $ 1,273   $  1,963   $ 5,917   $ 25,017   $  25,017       $ 13,936   $ 13,936      $ 29,364
Adjusted EBITDA(i)......                                                                                               $ 47,406
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends(j)...........       --        --         --        --         --          --             --         --            --



                                                                                               AS OF JUNE 30, 1996
                                                                                             -----------------------
                                                                                              ACTUAL    PRO FORMA(A)
                                                                                             --------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents..................................................................  $115,577     $    434
Working capital............................................................................   123,194        8,051
Total assets...............................................................................   437,449      663,774
Total debt.................................................................................   231,843      331,843
Redeemable preferred stock.................................................................    55,473       34,090
Redeemable exchangeable preferred stock ($150,000 initial liquidation preference)..........        --      143,750


                                           (see footnotes on the following page)

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)


     (a) Pro forma statement of operations data and other data for the six months and twelve months ended June 30, 1996 and the year ended December 31, 1995 give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale radio stations (WPLL-FM and WSRF-AM); (iv) the business acquisitions of Todd Communications, Inc. (WFSJ-FM), WHUB, Inc. (WHUB-FM and WHUB-AM), and Southern Broadcasting Companies, Inc. (WSNI-FM, WPAP-FM and WPBH-FM) and the proposed business acquisitions of WDIZ-FM, WTKS-FM, WIOD-AM, KXLI-TV and Ponce Nicasio Broadcasting Ltd. (KCMY-TV); (v) the Equity Offering; (vi) the termination of the put rights of the holders of Class A and Class B Common Stock warrants;
(vii) the issuance of the Notes; and (viii) the redemption of the Senior Preferred Stock, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and therefore are not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense and interest expense have been increased for each of the periods presented to reflect the purchase of all stations included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996. The pro forma balance sheet data as of June 30, 1996 gives effect to: (i) the consummation of the Offering; (ii) the Proposed Acquisitions and related capital expenditures; (iii) capital expenditures on existing properties; (iv) acquisitions which have closed subsequent to June 30, 1996; and (v) the redemption of the Senior Preferred Stock, as if such events had occurred on June 30, 1996.


     (b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."


     (c) Extraordinary item and cumulative effect of a change in accounting principle reflects a gain of $110 in 1992 as a result of a change in the method of calculating depreciation and an extraordinary loss of $457 and $10,626 in 1993 and 1995, respectively, associated with the write-off of capitalized financing costs on debt retired.



     (d) Dividends and accretion on preferred stock and common stock warrants for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 represent the Senior Preferred Stock (15% dividend rate), redeemable Class A and Class B common stock warrants and Existing Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues accrete. See "Description of Capital Stock."



     (e) Loss per share data for the years ended December 31, 1993 and 1994 give retroactive effect to (i) the Company's amended capital structure related to the merger with ANG; and (ii) a stock dividend on common shares outstanding on January 1, 1995. For periods prior to January 1, 1993, loss per share data was not computed as such amounts were not relevant.



     (f) Weighted average shares outstanding for the years ended December 31, 1993 and 1994 give retroactive effect to an increase in the weighted average number of shares outstanding relating to (i) the merger with ANG of 21,055 and 22,287 shares, respectively; and (ii) a stock dividend on common shares outstanding on January 1, 1995 of 10,527 and 11,143 shares, respectively. For periods prior to January 1, 1993, weighted average shares outstanding was not computed as such amounts were not relevant.



     (g) EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle; (ii) benefit (provision) for income taxes; (iii) other income (expense), net; (iv) interest expense, net, (v) time brokerage fees relating to financing of stations which the Company has an agreement or option to acquire; (vi) depreciation and amortization, including amortization of broadcast rights; (vii) option plan compensation; and (viii) non-recurring items including terminated operations, less scheduled broadcast rights payments. See "Certain Definitions and Market and Industry Data."

     (h) Includes all capital expenditures including expenditures associated with the upgrade and conversion of acquired and operated television stations to the inTV format. Pro forma capital expenditures exclude $73,028 of capital expenditures associated with the Proposed Acquisitions ($45,607) and additional capital expenditures on existing properties ($27,421). These pro forma capital expenditures have been included as uses of funds for purposes of calculating pro forma total debt.



     (i) Adjusted EBITDA is defined as EBITDA for the twelve month period ended June 30, 1996, less (i) segment operating profit for the Infomall TV Network for such period plus (ii) four times such segment's operating profit for the quarter ended June 30, 1996. Adjusted EBITDA is calculated on a basis consistent with calculations under the Exchange Indenture and the certificate of designation of the New Preferred Stock. See "Certain Definitions and Market and Industry Data."



     (j) For purposes of this calculation, earnings are defined as net loss before income taxes, extraordinary items, the cumulative effect of a change in accounting principle and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which management believes represents an appropriate interest factor. Earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $1.4 million, $8.0 million, $8.1 million, $9.0 million, $32.7 million, and $12.8 million, for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and for the six-month period ended June 30, 1996, respectively. On a pro forma basis, earnings were insufficient to cover combined fixed charges and preferred stock dividends by approximately $36.4 million, $76.5 million and $91.0 million for the six month and twelve month periods ended June 30, 1996, and the year ended December 31, 1995, respectively.

                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors in addition to the other information set forth in or incorporated by reference in this Prospectus before purchasing the New Preferred Stock.

HIGH LEVEL OF INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS AND SATISFY PREFERRED STOCK DIVIDEND REQUIREMENTS


     The Company is highly leveraged. At June 30, 1996, on a pro forma basis, after giving effect to this Offering, the Proposed Acquisitions and related capital expenditures, estimated capital expenditures on existing properties and acquisitions which have closed subsequent to June 30, 1996, the Company would have had $331.8 million of total debt and $189.4 million of redeemable preferred stock inclusive of accumulated and unpaid dividends, including the New Preferred Stock. In addition, subject to restrictions in the indenture governing the Notes (the "Indenture"), the Company's $100 million senior secured revolving credit facility (the "Credit Facility"), and the terms of the Company's Junior Cumulative Compounding Redeemable Preferred Stock (the "Existing Preferred Stock") and the New Preferred Stock, the Company may incur additional indebtedness and issue additional shares of preferred stock from time to time to finance acquisitions or capital expenditures or for other corporate purposes. Interest expense for the years ended December 31, 1993, 1994 and 1995 was $2.1 million, $5.2 million and $16.3 million, respectively, and was $15.1 million for the six months ended June 30, 1996.


     The level of the Company's indebtedness could have important consequences to holders of the New Preferred Stock, including: (i) a significant portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future, if needed, may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture and the Credit Facility (or any replacement thereof) could limit its ability to expand and make capital improvements and acquisitions; (iv) the Indenture and the Credit Facility contain certain restrictive covenants, including covenants that restrict or prohibit the payment of dividends or other distributions by the Company to its stockholders; and (v) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and economic conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and may have significantly greater operating and financing flexibility than the Company.


     The Company also has substantial dividend and redemption obligations under the Existing Preferred Stock. Dividends accrue on the Existing Preferred Stock at an annual rate of 12% of the liquidation price thereof. Until December 22, 1999, the Company has the option to defer cash payment of accrued dividends, in which case all dividends which have accrued as of January 1 and July 1 of each year are added to the liquidation price of the Existing Preferred Stock. To date, the Company has paid no cash dividends on the Existing Preferred Stock, and as of June 30, 1996, there was an aggregate of $6,419,822 in accrued and unpaid dividends thereon. The Company is obligated to redeem on December 22, 2003, out of unrestricted funds legally available therefor, all the shares of the Existing Preferred Stock then outstanding, at a redemption price equal to the liquidation price for such shares, as of the redemption date, plus the amount of all accrued and unpaid dividends thereon, payable in cash. Holders of shares of the Existing Preferred Stock are entitled to require the Company to redeem their shares of Existing Preferred Stock upon the occurrence of a bankruptcy or similar event relating to the Company or the default by the Company under the terms of the Stockholders Agreement. Failure or inability of the Company to pay amounts which become payable with respect to the Existing Preferred Stock could have adverse consequences to the holders of the New Preferred Stock. See "Description of Capital Stock -- Existing Preferred Stock."


     The Company's ability to pay cash dividends on, and satisfy its redemption obligations in respect of, the New Preferred Stock and to satisfy its debt obligations and its dividend and redemption obligations with respect to the Existing Preferred Stock will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Company expects that its operating cash flow will be sufficient to meet its operating expenses, service its debt and fund payment of any cash dividend requirements on the Preferred Stock as such obligations become due. If the Company is unable to service its indebtedness or make required cash payments with respect to its Preferred Stock, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, and the implementation of any of these alternative strategies could have a negative impact on the value of the New Preferred Stock. In the event of a liquidation of the Company, the New Preferred Stock would be subordinate in right of payment to the Company's debt instruments and its Existing Preferred Stock, as well as other indebtedness incurred and any preferred stock which the Company may issue ranking senior to the New Preferred Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

HISTORY OF NET LOSSES; INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES


     The Company has incurred net losses in each of its fiscal years since inception. Net losses for the fiscal years ended December 31, 1993, 1994 and 1995 were $11.4 million, $4.8 million and $33.5 million, respectively, and for the six months ended June 30, 1996, the Company incurred a net loss of $8.0 million. As a result of the foregoing, for the year ended December 31, 1995 and on a pro forma basis for the six months ended June 30, 1996, the Company's earnings would have been insufficient to cover combined fixed charges and preferred stock dividend requirements by approximately $32.7 million and $36.4 million, respectively. The Company expects to continue to experience net losses in the foreseeable future, principally as a result of non-cash charges for depreciation and amortization expense related to fixed assets and goodwill relating to acquisitions, including the Proposed Acquisitions, which may be greater than the net losses experienced by the Company in the past.


LIMITATIONS ON ABILITY TO PAY DIVIDENDS

     The Credit Facility prohibits the payment of cash dividends on the New Preferred Stock through the maturity of the borrowings under the Credit Facility in 2002. For all dividend payment dates through and including October, 2001, the Company may, at its option, pay dividends by issuing additional shares of New Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. After October 31, 2002, if the Company is in arrears in the payment of dividends for three or more semi-annual dividend periods, the holders of the New Preferred Stock will be permitted to elect the lesser of two directors or that number of directors constituting 25% of the board of directors of the Company.

     The terms of the Existing Preferred Stock provide that the Company may not declare or pay any cash dividends or make any cash distributions in respect of the New Preferred Stock until all accrued and unpaid dividends on the Existing Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Existing Preferred Stock, monies sufficient for such purpose have been set aside. The Indenture also limits the ability of the Company to pay cash dividends to holders of its capital stock.

     In addition to the limitations imposed on the payment of dividends by the Credit Facility, the Indenture and the terms of the Existing Preferred Stock, under Delaware law the Company is permitted to pay dividends on its capital stock, including the New Preferred Stock, only out of its surplus or, in the event that it has no surplus, out its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the board of directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the New Preferred Stock.

RANKING OF THE NEW PREFERRED STOCK; SUBORDINATION OF EXCHANGE DEBENTURES


     The New Preferred Stock will rank junior in right of payment upon liquidation to all existing and future indebtedness of the Company and to all shares of preferred stock of the Company (including the Existing Preferred Stock) other than preferred stock which by its terms ranks on a parity with or junior to the New Preferred Stock. The New Preferred Stock will rank senior in right of payment upon liquidation to the Common Stock (as defined). The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company. As of June 30, 1996, on a pro forma basis after giving effect to the Proposed Acquisitions and the Offering and the application of the net proceeds therefrom, approximately $104.3 million of Senior Debt would have been outstanding (represented by secured borrowings and borrowings under the Credit Facility) and the Company would have had no further borrowing availability under the Credit Facility. The Company is negotiating with its lenders to increase the aggregate commitment of the Credit Facility. The Indenture, the Credit Facility and the Exchange Indenture limit the incurrence by the Company of additional indebtedness. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Debentures, or purchase, redeem or otherwise retire the Exchange Debentures, if a payment default or a non-payment default exists with respect to certain Senior Debt, including Senior Debt under the Indenture and the Credit Facility. See "Description of the New Preferred Stock and Exchange
Debentures -- The Exchange Debentures -- Subordination."


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Credit Facility and the Indenture each contain certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, make investments, pay dividends or make certain other restricted payments, consummate certain asset sales, consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Indenture may limit the ability of the Company to pay interest on the Exchange Debentures by issuing additional Exchange Debentures in lieu of cash interest. In addition, the Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The Company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there can be no assurance that they will be met. In the event of such a default under the Credit Facility, the lenders thereunder may terminate their lending commitments and declare the indebtedness under the Credit Facility immediately due and payable, which would result in a default under the Notes. There can be no assurance that the Company would have sufficient assets to pay indebtedness then outstanding under the Credit Facility and the Notes. Any refinancing of the Credit Facility is likely to contain similar restrictive covenants.

RESTRICTIONS IMPOSED BY TERMS OF EXISTING PREFERRED STOCK

     The terms of the Existing Preferred Stock provide that the Company may not declare or pay any cash dividends or make any cash distributions in respect of the New Preferred Stock until all accrued and unpaid dividends on the Existing Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Existing Preferred Stock, monies sufficient for such purpose have been set aside. So long as any shares of Existing Preferred Stock remain outstanding, the Company may not directly or indirectly purchase, redeem, exchange or otherwise acquire the New Preferred Stock or any Common Stock, including the exchange of the New Preferred Stock for the Exchange Debentures. The dividend rate on the Existing Preferred Stock will increase to an annual rate of 30% (i) upon the occurrence of certain bankruptcy events, (ii) upon a change of control of the Company, as defined in the Stockholders Agreement (as defined), (iii) upon the failure to choose a successor to Mr. Paxson in the event of his death or incapacity as provided in the Stockholders Agreement, (iv) if the Company incurs indebtedness in excess of that permitted by certain financial leverage ratios, (v) upon the failure to pay cash dividends on or after December 22, 2000, equal to the amount of dividends payable in any twelve month period or (vi) if the Existing Preferred Stock remains outstanding after December 22, 2003. Such increased dividend rate shall remain in effect for so long as any such event continues and will increase by 5% on each anniversary of such event or, in the case of a bankruptcy event, upon the failure of the Company to redeem the Existing Preferred Stock at the request of the holders thereof. See "Description of Capital Stock -- Existing Preferred Stock."

DEPENDENCE ON KEY PERSONNEL

     The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including Lowell W. Paxson. If certain of these executive officers were to leave the Company, the Company's operating results could be adversely affected. In addition, in the event of Mr. Paxson's death, the Company may be required, in certain circumstances, to make an offer to repurchase the Notes and to redeem its Existing Preferred Stock. See "Certain Transactions -- Stockholders Agreement." There can be no assurance that if such an event were to occur, the Company would have, or would have access to, sufficient funds to satisfy such repurchase or redemption obligations. The Company maintains insurance on Mr. Paxson's life in the amount of five million dollars. Mr. Paxson has an employment agreement that expires on December 31, 1999, unless terminated sooner as permitted therein. See "Management -- Employment Agreements."

"MUST CARRY" REGULATIONS


     The Company believes that its growth and success depend in part upon access to households served by cable television systems. Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), each broadcaster is required to elect, every three years, to exercise either certain "must carry" or retransmission consent rights in connection with carriage of their signals by cable systems in their local market. By electing the "must carry" rights, a broadcaster can demand carriage on a specified channel on cable systems within its area of dominant influence, as defined by Arbitron ("ADI"), provided the broadcaster's television signal can be delivered to the cable system operator's cable head end at a specified strength. These "must carry" rights are not absolute, and their exercise depends on variables such as the number of activated channels on a cable system, the location and size of a cable system, and the amount of duplicative programming on a broadcast station. Therefore, under certain circumstances, a cable system can decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. The Company's television stations have elected the "must carry" alternative. The Company's elections of retransmission or "must carry" status will continue until the next required election date of October 1, 1996, which elections will govern the period January 1, 1997 to December 31, 1999.


     The "must carry" rules have been subject to judicial scrutiny. In April 1993, the United States District Court for the District of Columbia upheld the constitutionality of the "must carry" provisions. In June 1994, the Supreme Court ruled that the "must carry" provisions were content-neutral, and thus not subject to strict scrutiny, but remanded the case to the lower federal court with instructions to hold further proceedings with respect to evidence that lack of the "must carry" requirements would harm local broadcasting. On December 12, 1995, the District Court again upheld the constitutionality of the "must carry" provisions. The District Court's most recent decision has been appealed to the Supreme Court and management cannot predict the final outcome of the Supreme Court case or the extent to which, in the absence of any "must carry" obligation, its television stations might lose viewers because of the deletion or repositioning of its signal on cable television systems or the Company might have to seek to enter into agreements requiring it to make payments in order to obtain carriage of its signal. See "Business -- Federal Regulation of Broadcasting."

GOVERNMENT REGULATION

     Each of the Company's radio and television stations operates pursuant to one or more licenses issued by the Federal Communications Commission (the "FCC") that expire at different times, commencing in October 1996. The Company may apply to renew those licenses, and third parties may challenge those applications. Although the Company has no reason to believe that its licenses will not be renewed in the ordinary course, there can be no assurance that the licenses will be renewed.

     The radio and television broadcasting industries are subject to extensive and changing regulation. Among other things, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules and policies require FCC consent to assignments of FCC licenses and transfers of control of corporations or other entities holding broadcast licenses. Congress and the FCC currently have under consideration and may in the future adopt new laws and regulations and policies regarding a wide variety of matters which could, directly or indirectly, adversely affect the ownership and operation of the Company's broadcast properties, as well as the Company's business strategies. In addition, relaxation of the existing multiple ownership and cross-ownership rules and policies by the FCC, as provided in the newly-enacted Telecommunications Act of 1996 (the "1996 Act"), removes certain restrictions on larger media, entertainment and telecommunications companies, with greater access to capital and resources than the Company, from competing with the Company for the acquisition of media properties and the negotiation of programming arrangements. Changes in the FCC's rules following passage of the 1996 Act, such as elimination of restrictions on the offering of multiple network services by the existing major television networks, the relaxation of restrictions on the participation by the regional Bell holding companies in cable television and other direct-to-home video technologies, the removal of nationwide restrictions and the relaxation of local restrictions on radio broadcast ownership and the relaxation of restrictions on nationwide broadcast television ownership could accelerate the existing trend toward vertical integration in the telecommunications, media and home entertainment industries and cause the Company to face more formidable competition in the future. See
"Business -- Federal Regulation of Broadcasting."

MULTIPLE OWNERSHIP RULES; TIME BROKERAGE AGREEMENTS

     Current FCC rules prohibit ownership interests in two or more television stations with overlapping service areas. The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who directly or indirectly have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments) are generally deemed to be attributable, as are the interests of officers and directors of a corporate parent of a broadcast licensee. Changes in the rule for attributing the ownership of media interests for purposes of the FCC's multiple ownership and cross-ownership rules could require that the Company restructure or divest itself of some existing broadcast interests.

     The 1996 Act eliminated the existing restrictions on the number of television stations that a single entity may own nationwide and increased the nationwide ceiling for national television audience reach to 35% of the television households, with UHF stations counting only 50% of their respective market television households. Congress also has directed the FCC to institute a proceeding to review its present rules to determine whether to retain, modify or eliminate its present restrictions on the number of television stations in which a single entity may hold an attributable interest within a single market.

     Prior to passage of the 1996 Act, the FCC initiated rule making proceedings to consider proposals to modify its television ownership restrictions, including rule makings that may permit ownership, in some circumstances, of two television stations with overlapping service areas, and these rule making procedures may be incorporated in the proceedings required by the 1996 Act. The FCC also is considering in these proceedings whether to adopt restrictions on television time brokerage agreements. The television duopoly and one-to-a-market rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has time brokerage agreements in those markets where the Company owns a television or radio station. In addition, if the FCC were to decide that the provider of programming services under time brokerage agreements should be treated as having an attributable ownership in the television station it programs, and if it did not relax the corresponding duopoly rules, or if the FCC were to adopt restrictions on time brokerage agreements without grandfathering existing time brokerage agreements, the Company could be required to renegotiate or terminate certain of its time brokerage agreements. The 1996 Act specifies, however, that none of the provisions relating to broadcast ownership shall be construed to prohibit the origination, continuation or renewal of any television time brokerage agreement that is in compliance with the regulations of the FCC. The Committee Report accompanying the 1996 Act notes that the Act grandfathers time brokerage agreements in existence upon enactment of the act and allows time brokerage agreements in the future, consistent with the FCC's rules. Nevertheless, if in individual cases the FCC were to find that the licensee of a station with which the Company has a time brokerage agreement failed to maintain control over its operations as required by FCC rules and policies, the licensee of the time brokerage agreement and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations. See "Business -- Federal Regulation of Broadcasting."

NEW INDUSTRY


     inTV operates in a relatively new industry with a limited operating history. Potential investors should be aware of the difficulties and uncertainty that are normally associated with new industries, including a lack of consumer and advertiser acceptance, difficulty in obtaining financing, increasing competition, advances in technology, and changes in law and regulations. There can be no assurance that this new industry will develop and continue as a viable industry. The failure of this industry to develop could require the Company to sell its owned inTV stations or convert them to other uses that are less profitable than expected. Growth in revenue from the Company's inTV business depends on increasing consumer awareness and acceptance of infomercial programming and growing demand by infomercial advertisers. See "Business -- Infomall TV Network."


CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to purchase all of the shares of New Preferred Stock then outstanding at 101% of the then effective liquidation preference plus, without duplication, accumulated and unpaid dividends to the repurchase date. There can be no assurance that, were a Change of Control to occur, the Company would have sufficient funds to pay the purchase price for all the shares of New Preferred Stock which the Company might be required to purchase. In such event, the Company could be required to seek third party financing to the extent it did not have sufficient available funds to meet its purchase obligations, and there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. Further, the Credit Facility, the Indenture and the terms of the Existing Preferred Stock restrict the Company's ability to repurchase shares of New Preferred Stock, including upon a Change of Control.

     A "change of control" (as defined in the Credit Facility) constitutes an event of default under the Credit Facility. In the event of a "change of control" (as defined in the Indenture), the Company will be required to offer to repurchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. A "change of control" (as defined with respect to the Existing Preferred Stock) will require the Company to pay a significantly higher dividend on the Existing Preferred Stock, unless it is redeemed. The repurchase by the Company of the Notes upon a change of control could also cause a default under the Credit Facility. There can be no assurance that in the event of any such change of control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to repay its indebtedness under the Credit Facility, pay the required purchase price for all Notes or shares of New Preferred Stock tendered by holders upon a change of control, repay other outstanding indebtedness or redeem Existing Preferred Stock, and it is unlikely that in such event the Company would be able to repurchase shares of New Preferred Stock. See "Description of Capital Stock."


CERTAIN TAX CONSIDERATIONS


     Distributions on the New Preferred Stock, whether paid in cash or in additional shares of New Preferred Stock, will be taxable as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits. A holder's initial tax basis in any additional shares of New Preferred Stock distributed by the Company in lieu of cash dividend payments on the New Preferred Stock ("Dividend Shares") will equal the fair market value of such Dividend Shares on their date of distribution. In addition, depending on the fair market value of shares of New Preferred Stock on the date of their issuance, holders may be required to include additional amounts of income based on the difference between (x) the fair market value of such shares on the date of their issuance and (y) the amount payable in redemption of such shares, unless the difference is de minimis under the applicable standard (such difference being referred to as "Preferred Stock Discount"). See "Certain Federal Income Tax Considerations -- Preferred Stock Discount." If shares of New Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of New Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

     Upon an exchange of New Preferred Stock for Exchange Debentures, the holder generally should have capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the holder's adjusted basis in the New Preferred Stock redeemed. For a discussion of how to determine the issue price of the Exchange Debentures, see "Certain Federal Income Tax Considerations -- Redemption and Exchange of New Preferred Stock." Holders should also note that if shares of New Preferred Stock are exchanged for Exchange Debentures and the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess.

     For a discussion of these and other relevant tax issues, see "Certain Federal Income Tax Considerations."

DISCRETION OF MANAGEMENT CONCERNING USE OF PROCEEDS


     A portion of the net proceeds of this Offering is anticipated to be used to fund the Proposed Acquisitions and expected capital expenditures. It is anticipated that pending such use, such proceeds will be invested in certain short-term investments. The Company is also negotiating to increase the aggregate commitment under the Credit Facility and is considering the sale of its network-affiliated television operations. The proceeds of this Offering, together with the Company's existing working capital and funds which may become available to the Company if the aggregate commitment under the Credit Facility is increased or if it completes a sale of its network-affiliated television operations, or if any of the Proposed Acquisitions is abandoned, could constitute a significant amount of funds available to the Company, over the application of which management will have substantial discretion, including funding additional broadcast and non-broadcast acquisition opportunities that may arise that are not included in the Proposed Acquisitions. There can be no assurance the Company will deploy such funds in a manner that will enhance the financial condition of the Company. See "Use of Proceeds."


FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Exchange Debentures in favor of other existing or future creditors of the Company. If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company issued the Exchange Debentures, the Company (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing such Exchange Debentures and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such issuance, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Exchange Debentures and void such transactions. Alternatively, in such event, claims of the holders of such Exchange Debentures could be subordinated to claims of the other creditors of the Company.

ABILITY TO MANAGE GROWTH

     Since inception, the Company has experienced rapid growth, primarily through acquisitions. Rapidly growing businesses frequently encounter unforeseen expenses and delays in completing acquisitions, as well as difficulties and complications in integrating acquired operations without disruption to overall operations. In addition, such rapid growth may adversely affect the Company's operating results because of many factors, including capital requirements, transitional management and operating adjustments, and interest costs associated with acquisition debt. There can be no assurance that the Company will successfully integrate recently acquired and future acquired operations or successfully manage the costs often associated with rapid growth. While the Company has no probable or pending significant acquisitions other than the Proposed Acquisitions, the Company continuously evaluates the acquisition or operation of additional television and radio stations.

TIME BROKERAGE AGREEMENTS -- RIGHTS OF PREEMPTION AND TERMINATION


     The Company operates ten television stations pursuant to time brokerage agreements, which stations are not owned by the Company. All of the Company's time brokerage agreements allow, in accordance with FCC rules, regulations and policies, preemption of the Company's programming by the FCC licensee of each station with which the Company has a time brokerage agreement. In addition, each time brokerage agreement provides that under certain limited circumstances it may be terminated by the FCC licensee. Accordingly, there can be no assurance that the Company will be able to air all the programming expected to be aired on those stations with which it has a time brokerage agreement or that the Company will receive the expected advertising revenue from the sale of advertising in such programming. Although the Company believes that the terms and conditions of each of its time brokerage agreements should enable the Company to air and utilize the programming and other non-broadcast license assets of the respective stations, there can be no assurance that early terminations of the time brokerage agreements or unexpected preemptions of all or a significant part of the programming by the FCC licensee of such stations will not occur. An early termination of the Company's time brokerage agreements or repeated and material preemptions of programming could adversely affect the Company's operations. In addition, the Company's time brokerage agreements generally have expiration dates ranging from seven to ten years. The Company expects its future time brokerage agreements to have terms of not more than ten years. There can be no assurance that the Company will be able to negotiate extensions of its time brokerage agreements on terms satisfactory to the Company.


INDUSTRY AND ECONOMIC CONDITIONS; SEASONALITY


     The profitability of the Company's radio and television stations is subject to various factors that influence the radio and television broadcasting industries as a whole. The Company's radio and television stations may be affected by numerous factors, including changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, technological changes, proposals to eliminate the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio and television station acquisitions and operations. The Company cannot predict which, if any, of these or other factors might have a significant impact on the radio and television broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, the Company's broadcasting revenue is likely to be adversely affected by a recession or downturn in the United States economy or other events or circumstances that adversely affect advertising activity. In addition, the Company's operating results in individual geographic markets could be adversely affected by local regional economic downturns, particularly in Florida. Seasonal revenue fluctuations are common in the radio and television broadcasting industry and result primarily from fluctuations in advertising expenditures by local retailers. Paxson Radio and Paxson Network-Affiliated Television generally experience their lowest revenue for the year in the first quarter, whereas their highest revenue generally occurs in the fourth quarter. Because of the short operating history of inTV, the Company's ability to assess the effects of seasonality on inTV is limited. It appears, however, that inTV may experience its highest revenues in the first and fourth quarters.


COMPETITION


     The Company's radio and network-affiliated television stations are located in highly competitive markets. The financial success of each of the Company's radio and network-affiliated television stations depends, to a significant degree, upon its audience ratings, its share of the overall radio (or television as applicable) sales within its geographic market, the economic health of the market and the popularity of its programming. The audience ratings and advertising of such individual stations are subject to change and any adverse change in a particular market could have a material adverse effect on the revenue and operating cash flow of the Company. Paxson Radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets. Although Paxson Radio competes with other radio stations with comparable programming formats in most of its markets, if another station in the market were to convert its programming format to a format similar to one of the Company's radio stations, if a new radio station were to adopt a competitive format or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings or advertising revenue and could require increased promotional and other expenses. Paxson Network-Affiliated Television stations face similar competitive forces. In addition, to the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, its ability to compete successfully in its broadcasting markets may be impeded. There can be no assurance that the Company will be able to maintain or increase its current audience ratings and advertising revenue. See "Business -- Competition."


     The Company's owned and operated inTV stations face significant competition from various broadcasting stations and broadcasting and cable networks that air both traditional and long-form paid programming in varied amounts, as well as local cable operators and their agents that sell blocks of time to long-form advertisers and could encounter competition from developments in technology that may be subsequently commercialized. To the extent that the Infomall TV Network is successful, it is likely that the Company will face additional competition from new market entrants, which may have greater financial resources than the Company. See "Business -- Competition."

TECHNOLOGY CHANGES

     Radio and television broadcasting are also subject to competition with new media technologies that are being developed or have been introduced, such as, for radio, the delivery of audio programming through cable television, telephone or electrical wires or the introduction of digital audio broadcasting ("DAB") and, for television, direct satellite-to-home video programming and so-called video dialtone in which telephone or other companies provide broad-band wire links for delivery of video programming to homes by independent program suppliers. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple audio programming formats to local and national audiences. Further, the Company may be subject to other changes in technology and the manner in which businesses and individual households adopt such technologies and embrace new communication and distribution channels available via the Internet, World Wide Web, and other such broadband networks. Prospective technology enhancements may allow for increased economic, distribution and communication efficiencies which may impact the Company. The Company cannot predict the effect, if any, that these or other new technologies may have on the industries in which the Company operates, or on the Company. See "Business -- Federal Regulation of Broadcasting."

LACK OF ESTABLISHED MARKET FOR THE NEW PREFERRED STOCK

     Prior to the Offering, there has been no market for the New Preferred Stock. The Company does not intend to list the New Preferred Stock on any securities exchange, and there can be no assurance that a trading market for the New Preferred Stock will develop and continue after the Offering. The Underwriters have advised the Company that they currently intend to make a market in the New Preferred Stock, but they are not obligated to do so and may discontinue market making activities at any time. If a market for the New Preferred Stock were to develop, the New Preferred Stock could trade at prices that may be lower than the initial offering price and could be subject to significant fluctuations in response to quarterly and annual operating results of the Company, announcements of technological improvements or new products by the Company or its competitors, changes in financial estimates by securities analysts, changes in general conditions in the economy, the financial markets, or the broadcasting, advertising or television retail shopping industries, or other developments affecting the Company, its customers or its competitors, some of which may be unrelated to the Company's performance and beyond the Company's control.

               THE PROPOSED ACQUISITIONS AND CAPITAL EXPENDITURES


     The Company currently has agreements, subject to various conditions including the receipt of regulatory approvals, to acquire, invest in, purchase the assets of or, as indicated below, finance the acquisition of assets of, and enter into time brokerage agreements (or in the case of WHBI-TV, an affiliation agreement) with respect to, the following television stations (the "Proposed inTV Acquisitions") and radio stations (the "Proposed Radio Acquisitions" and, collectively with the Proposed inTV Acquisitions, the "Proposed Acquisitions") (dollars in thousands):


                                                                  ACTUAL OR
                                                                 ANTICIPATED
                                                                 COMMENCEMENT
                                                                      OF        PURCHASE
                    MARKET(1)                       STATION       OPERATIONS     PRICE
    ------------------------------------------  ---------------  ------------   --------
    TELEVISION
      Dallas, TX..............................  Channel 68           12/96      $  3,000
      Minneapolis, MN.........................  KXLI-TV              10/96        12,000
      Phoenix, AZ.............................  KAJW-TV               1/97        12,000
      Salt Lake City, UT......................  KOOG-TV               3/97         7,700
      Grand Rapids, MI........................  WJUE-TV(2)           10/96         1,000
      Oklahoma City, OK.......................  KMNZ-TV               2/97         6,500
      West Palm Beach, FL.....................  WHBI-TV(3)            2/97         3,000
      Providence, RI..........................  WOST-TV(4)           12/96         1,000
      Tulsa, OK...............................  KGLB-TV               2/97           825
      Birmingham, AL..........................  WNAL-TV               9/96        10,000
      Seattle, WA.............................  KBCB-TV               6/97         8,000
      Little Rock, AR.........................  KVUT-TV               6/97         2,500
      Sacramento, CA..........................  KCMY-TV               7/95        17,000
    RADIO
      Miami/Ft. Lauderdale, FL................  WPLL-FM and
                                                WSRF-AM(5)            5/96        57,500
                                                WIOD-AM              10/96        13,000
      Tampa, FL...............................  WKES-FM               2/97        35,323
      Jacksonville, FL........................  WPVJ-FM(6)           12/96         4,000
      Orlando, FL.............................  WDIZ-FM(5)            6/96        22,000
                                                WTKS-FM(5)            6/96        25,000
    Expected Capital Expenditures(7)..........                                    73,028
    Less Deposits and Other Amounts Paid as of
      June 30, 1996...........................                                   (20,503)
    Less Common Stock to be Issued............                                   (11,000)
                                                                                --------
              Proposed Acquisitions and
                Expected
                Capital Expenditures..........                                  $282,873
                                                                                ========


- ---------------

(1) Each station is licensed by the FCC to serve a specific community which is included in the listed market.

(2) 70% ownership interest to be acquired.


(3) Pending inTV affiliate; see "Business -- Time Brokerage Agreements and Other Interests in Broadcast Stations."


(4) 50% ownership interest to be acquired. See "Business -- Time Brokerage Agreements and Other Interests in Broadcast Stations."


(5) Operated pursuant to a time brokerage agreement pending completion of acquisition.


(6) Station not currently operating.


(7) Includes $45.6 million of capital expenditures associated with the Proposed Acquisitions and $27.4 million of capital expenditures for existing properties.


     The Company regularly considers the acquisition of broadcasting and other properties and businesses, and at any given time is in various stages of considering such opportunities. Typically, consummation of potential acquisitions is subject to various contingencies, including various regulatory approvals. Consummation of potential acquisition opportunities other than the Proposed Acquisitions may also be subject to, among other things, the Company obtaining additional financing and waivers or consents from its lenders and holders of the Existing Preferred Stock. There can be no assurance that the Company could obtain any such needed consents or waivers or additional financing on terms acceptable to it, nor can there be any assurance that the Company will consummate all of the Proposed Acquisitions or other potential acquisition opportunities that may arise.

     Company investments in broadcast properties (including certain of the Proposed Acquisitions as noted above) involve arrangements with third parties, including time brokerage agreements, as well as the co-ownership of certain television stations and radio stations. These investments in broadcast properties permit the Company to have a presence in additional markets and to enjoy many, but not all, of the benefits of ownership while at the same time remaining in compliance with FCC regulations. For a description of the Company's relationships with these companies, see "Business -- Time Brokerage Agreements and Other Interests in Broadcast Stations." The Company has structured its relationships with these companies in a manner designed to ensure strict compliance with the FCC's rules and regulations governing television station ownership.

                                USE OF PROCEEDS


     The net proceeds to the Company from the Offering (estimated to be approximately $143.8 million) together with working capital of $67.5 million and borrowings of $100 million under the Credit Facility will be used to fund (i) the redemption of the Senior Preferred Stock ($28.4 million) and (ii) the Proposed Acquisitions and expected capital expenditures ($282.9 million). Should any of the Proposed Acquisitions not be completed, proceeds from the Offering designated for such Proposed Acquisitions would be available to the Company for general corporate purposes, including but not limited to possible additional acquisitions. Pending the use of proceeds described above, the net proceeds will be invested in Cash Equivalents (as defined).

                                 CAPITALIZATION


     The following table sets forth the actual and pro forma cash and capitalization of the Company as of June 30, 1996. Pro forma capitalization gives effect to (i) the consummation of the Offering (providing $143.8 million of cash); (ii) the Proposed Acquisitions, related capital expenditures and capital expenditures on existing properties (utilizing $282.9 million of cash);
(iii) acquisitions which have closed subsequent to June 30, 1996 (utilizing $47.6 million of cash); and (iv) the redemption of the Senior Preferred Stock, (utilizing $28.4 million of cash), as if such events had occurred on June 30, 1996. This table should be read in conjunction with the information contained in "Pro Forma Financial Information" and the Company's consolidated financial statements and notes thereto appearing elsewhere herein.



                                                                           AS OF JUNE 30, 1996
                                                                           --------------------
                                                                            ACTUAL    PRO FORMA
                                                                           --------   ---------
                                                                              (IN THOUSANDS)
Cash and cash equivalents................................................  $115,577   $     434
Long-term debt (including current maturities):
  Credit Facility........................................................  $     --   $ 100,000
  11 5/8 Senior Subordinated Notes due 2002(1)...........................   227,508     227,508
  Other debt.............................................................     4,335       4,335
                                                                           --------    --------
                                                                            231,843     331,843
Redeemable senior preferred stock(2).....................................    18,393          --
Redeemable Series B preferred stock(2)...................................     2,990          --
Redeemable junior preferred stock(2).....................................    34,090      34,090
Redeemable Exchangeable Preferred Stock(3)...............................        --     143,750
Class A Common Stock(2)..................................................        39          40
Class B Common Stock(2)..................................................         8           8
Class C Common Stock(2)..................................................        --          --
Class A and B Common Stock Warrants(2)...................................     6,863       6,863
Class C common stock warrants(2).........................................     4,282       4,282
Stock subscription notes receivable......................................       (17)        (17)
Additional paid-in capital...............................................   197,425     208,424
Deferred option plan compensation(4).....................................    (1,950)     (1,950)
Accumulated deficit......................................................   (71,114)    (78,156)
                                                                           --------    --------
          Total capitalization...........................................  $422,852   $ 649,177
                                                                           ========    ========


- ---------------

(1) Net of issue discount.
(2) See "Description of Capital Stock."

(3) The $150.0 million initial liquidation preference of the Redeemable Exchangeable Preferred Stock has been reduced to its carrying value by $6.25 million of estimated transaction costs and discounts.


(4) See "Management -- Stock Incentive Plan."

                                  THE COMPANY

     The Company was organized in December 1993, as the successor to businesses formed in 1991 primarily for the purpose of owning and operating radio and television broadcasting stations and networks. The Company's principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401 and its telephone number is (561) 659-4122.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical and pro forma financial data, insofar as it relates to each of the five years ended December 31, 1995, has been derived from Company prepared financial information and should be read in conjunction with the audited financial statements, including the consolidated balance sheets at December 31, 1994 and 1995 and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1995 and the notes thereto appearing elsewhere herein and incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The selected historical and pro forma financial data for the twelve months ended December 31, 1995, and as of and for the six months and twelve months ended June 30, 1996 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1996 are not necessarily indicative of results that may be expected for the entire year. The selected historical and pro forma financial data should be read in conjunction with the information contained in the Company's consolidated financial statements and notes thereto, the financial statements and notes thereto related to certain of the Proposed Acquisitions, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Financial Information" included elsewhere herein.


     The following unaudited summary pro forma statement of operations data and other data give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale radio stations (WPLL-FM and WSRF-AM); (iv) the business acquisitions of Todd Communications, Inc. (WFSJ-FM), WHUB, Inc. (WHUB-FM and WHUB-AM) and Southern Broadcasting Companies, Inc. (WSNI-FM, WPAP-FM and WPBH-FM), and the proposed acquisitions of WDIZ-FM, WTKS-FM, WIOD-AM, KXLI-TV and Ponce Nicasio Broadcasting Ltd. (KCMY-TV); (v) the Equity Offering; (vi) the termination of the put rights of the holders of Class A and Class B Common Stock warrants;
(vii) the issuance of the Notes; and (viii) the redemption of the Senior Preferred Stock, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and therefore are not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense and interest expense have been increased for each of the periods presented to reflect the purchase of all stations included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996. The following unaudited summary pro forma balance sheet data gives effect to (i) the consummation of the Offering; (ii) the proposed acquisitions and related capital expenditures; (iii) capital expenditures on existing properties;
(iv) acquisitions which have closed subsequent to June 30, 1996; and (v) the redemption of the Senior Preferred Stock, as if such events had occurred on June 30, 1996. Certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the financial statements and notes thereto related to certain of the Proposed Acquisitions included elsewhere in this Prospectus. See "Pro Forma Financial Information" appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of the Company's actual or future operating results or financial position.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                                       PRO FORMA
                                                                                                                          FOR
                                                                                                SIX MONTHS ENDED        TWELVE
                                                YEAR ENDED DECEMBER 31,                           JUNE 30, 1996         MONTHS
                             -------------------------------------------------------------     -------------------       ENDED
                                                                                 PRO FORMA                  PRO        JUNE 30,
                              1991      1992       1993      1994       1995      1995(A)       ACTUAL    FORMA(A)      1996(A)
                             -------   -------   --------   -------   --------   ---------     --------   --------     ---------
STATEMENT OF OPERATIONS
  DATA:
Total revenue..............  $   830   $17,062   $ 32,062   $62,067   $103,074   $ 138,296     $ 69,370   $ 82,208     $ 157,056
Operating expenses,
  excluding depreciation,
  amortization and option
  plan compensation........    1,719    17,922     28,872    51,225     82,103     110,228       51,724     61,728       119,750
Option plan
  compensation(b)..........       --        --         --        --     10,803      10,803        2,292      2,292         3,691
Depreciation and
  amortization.............      497     5,977      9,351    12,404     18,719      46,474       11,737     25,281        49,491
                             -------   -------   --------   -------   --------    --------     --------   --------      --------
Income (loss) from
  operations...............   (1,386)   (6,837)    (6,161)   (1,562)    (8,551)    (29,209)       3,617     (7,093)      (15,876)
Interest expense...........      (52)   (1,262)    (2,052)   (5,210)   (16,303)    (38,966)     (15,098)   (19,483)      (38,966)
Interest income............       --        --        113       335      1,709       1,701        4,035      2,737         3,867
Other income (expense),
  net......................       10       134        108        (5)      (982)     (1,177)        (559)      (720)       (1,976)
Benefit (provision) for
  income
  taxes....................       --        --     (2,960)    1,680      1,280       1,280           --         --           640
Extraordinary item and
  cumulative effect of a
  change in accounting
  principle(c).............       --       110       (457)       --    (10,626)    (10,626)          --         --       (10,626)
                             -------   -------   --------   -------   --------    --------     --------   --------      --------
Net loss...................  $(1,428)  $(7,855)   (11,409)   (4,762)   (33,473)    (76,997)      (8,005)   (24,559)      (62,937)
                             =======   =======
Dividends and accretion on
  preferred stock and
  common stock
  warrants(d)..............                          (151)   (3,386)   (13,297)    (23,351)      (7,414)   (11,870)      (23,550)
                                                 --------   -------   --------    --------     --------   --------      --------
Net loss attributable to
  common stock.............                      $(11,560)  $(8,148)  $(46,770)  $(100,348)    $(15,419)  $(36,429)    $ (86,487)
                                                 ========   =======   ========    ========     ========   ========      ========
Net loss per share(e)......                      $  (0.36)  $ (0.14)  $  (0.97)  $   (1.62)    $  (0.20)  $  (0.51)    $   (1.32)
Net loss per share
  attributable to common
  stock(e).................                         (0.37)    (0.24)     (1.36)      (2.11)       (0.38)     (0.76)        (1.81)
Weighted average shares
  outstanding -- primary
  and fully diluted(f).....                        31,582    33,430     34,430      47,611       40,567     47,803        47,722
Cash dividends declared....       --        --         --        --         --          --           --         --            --
OTHER DATA:
EBITDA(g)..................  $  (796)  $  (162)  $  4,522   $11,790   $ 24,582   $  31,184     $ 20,380   $ 23,214     $  40,953
Capital expenditures(h)....  $    60   $ 1,273   $  1,963   $ 5,917   $ 25,017   $  25,017     $ 13,936   $ 13,936     $  29,364
Adjusted EBITDA(i).........                                                                                            $  47,406
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends(j).............       --        --         --        --         --          --           --         --            --



                                                                                               AS OF JUNE 30, 1996
                                                                                             -----------------------
                                                                                              ACTUAL    PRO FORMA(A)
                                                                                             --------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents..................................................................  $115,577     $    434
Working capital............................................................................   123,194        8,051
Total assets...............................................................................   437,449      663,774
Total debt.................................................................................   231,843      331,843
Redeemable preferred stock.................................................................    55,473       34,090
Redeemable exchangeable preferred stock ($150,000 initial liquidation preference)..........        --      143,750


                                           (see footnotes on the following page)

           NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)


     (a) Pro forma statement of operations data and other data for the six months and twelve months ended June 30, 1996 and the year ended December 31, 1995 give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale radio stations (WPLL-FM and WSRF-AM); (iv) the business acquisitions of Todd Communications, Inc. (WFSJ-FM), WHUB, Inc. (WHUB-FM and WHUB-AM) and Southern Broadcasting Companies, Inc. (WSNI-FM, WPAP-FM and WPBH-FM), and the proposed business acquisitions of WDIZ-FM, WTKS-FM, WIOD-AM, KXLI-TV and Ponce Nicasio Broadcasting Ltd. (KCMY-TV); (v) the Equity Offering; (vi) the termination of the put rights of the holders of Class A and Class B Common Stock warrants;
(vii) the issuance of the Notes; and (viii) the redemption of the Senior Preferred Stock, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and therefore are not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense and interest expense have been increased for each of the periods presented to reflect the purchase of all stations included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996. The pro forma balance sheet data as of June 30, 1996 gives effect to: (i) the consummation of the Offering; (ii) the Proposed Acquisitions and related capital expenditures; (iii) capital expenditures on existing properties; (iv) acquisitions which have closed subsequent to June 30, 1996; and (v) the redemption of the Senior Preferred Stock, as if such events had occurred on June 30, 1996.



     (b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."



     (c) Extraordinary item and cumulative effect of a change in accounting principle reflects a gain of $110 in 1992 as a result of a change in the method of calculating depreciation and an extraordinary loss of $457 and $10,626 in 1993 and 1995, respectively, associated with the write-off of capitalized financing costs on debt retired.



     (d) Dividends and accretion on preferred stock and common stock warrants for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 represent the Senior Preferred Stock (15% dividend rate), redeemable Class A and Class B common stock warrants and Existing Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues accrete. See "Description of Capital Stock."



     (e) Loss per share data for the years ended December 31, 1993 and 1994 give retroactive effect to (i) the Company's amended capital structure related to the merger with ANG; and (ii) a stock dividend on common shares outstanding on January 1, 1995. For periods prior to January 1, 1993, loss per share data was not computed as such amounts were not relevant.



     (f) Weighted average shares outstanding for the years ended December 31, 1993 and 1994 give retroactive effect to an increase in the weighted average number of shares outstanding relating to (i) the merger with ANG of 21,055 and 22,287 shares, respectively; and (ii) a stock dividend on common shares outstanding on January 1, 1995 of 10,527 and 11,143 shares, respectively. For periods prior to January 1, 1993, weighted average shares outstanding was not computed as such amounts were not relevant.



     (g) EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle; (ii) benefit (provision) for income taxes; (iii) other income (expense), net; (iv) interest expense, net, (v) time brokerage fees relating to financing of stations which the Company has an agreement or option to acquire; (vi) depreciation and amortization, including amortization of broadcast rights; (vii) option plan compensation; and (viii) non-recurring items including terminated operations, less scheduled broadcast rights payments. See "Certain Definitions and Market and Industry Data."

     (h) Includes all capital expenditures including expenditures associated with the upgrade and conversion of acquired and operated television stations to the inTV format. Pro forma capital expenditures exclude $73,028 of capital expenditures associated with the Proposed Acquisitions ($45,607) and additional capital expenditures on existing properties ($27,421). These pro forma capital expenditures have been included as uses of funds for purposes of calculating pro forma total debt.



     (i) Adjusted EBITDA is defined as EBITDA for the twelve month period ended June 30, 1996, less (i) segment operating profit for the Infomall TV Network for such period plus (ii) four times such segment's operating profit for the quarter ended June 30, 1996. Adjusted EBITDA is calculated on a basis consistent with calculations under the Exchange Indenture and the certificate of designation of the New Preferred Stock. See "Certain Definitions and Market and Industry Data."



     (j) For purposes of this calculation, earnings are defined as net loss before income taxes, extraordinary items, the cumulative effect of a change in accounting principle and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which management believes represents an appropriate interest factor. Earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $1.4 million, $8.0 million, $8.1 million, $9.0 million, $32.7 million, and $12.8 million, for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and for the six-month period ended June 30, 1996, respectively. On a pro forma basis, earnings were insufficient to cover combined fixed charges and preferred stock dividends by approximately $36.4 million, $76.5 million and $91.0 million for the six month and twelve month periods ended June 30, 1996, and the year ended December 31, 1995, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL


     Since its inception in 1991, the Company has grown primarily through the acquisition or management of radio and television broadcast stations and radio networks, as well as subsequent improvement in the operation of these properties. Certain of the Company's radio and television stations were and continue to be operated under time brokerage agreements for various periods. Under time brokerage agreements, the stations' operating revenues and expenses are controlled by the Company and are included in its consolidated statements of operations. The Company operates three business segments: (1) the Infomall TV Network ("inTV"), a nationwide network of owned, operated or affiliated television stations dedicated to the airing of long form paid programming, consisting primarily of infomercials; (2) Paxson Radio, consisting of radio broadcasting stations, radio news and sports networks and billboard operations; and (3) Paxson Network-Affiliated Television, consisting of network-affiliated television broadcasting stations in West Palm Beach, Florida.



     The Company's operating data throughout the periods discussed have been impacted significantly by the timing and mix of radio, television and inTV acquisitions throughout such periods. Operating revenues are derived from the sale of advertising to local and national advertisers. The Company's primary operating expenses involved in owning and operating Paxson Radio and Paxson Network-Affiliated Television are syndicated program rights fees, commissions on revenues, employee salaries, news gathering, promotion and administrative expenses. Comparatively, operation of an inTV station involves low operating expenses relative to traditional network or independent television station operation. As a result, the Company's inTV stations usually contribute to operating profit within a short time frame. The costs of operating an inTV station do not vary significantly with revenue, with the exception of costs associated with sales commissions and agency fees. As such, upon obtaining a certain level of revenue sufficient to cover fixed costs, additional revenue levels have a significant impact on the operating results of an individual inTV station.


     The Company currently expects to continue acquiring additional stations which may have similar effects on the comparability of revenues, operating expenses, interest expense and operating cash flow as those described below.

     The Company's past results are not necessarily indicative of future performance due to various risks and uncertainties which may significantly reduce revenues and increase operating expenses. For example, a reduction in expenditures by radio and television advertisers in the Company's markets may result in lower revenues. The Company may be unable to reduce expenses, including certain variable expenses, in an amount sufficient in the short term to offset lost revenues caused by poor market conditions. The Company's television stations are dependent upon "must carry" regulations for carriage on cable systems in each market. The constitutionality of "must carry" regulations is currently being litigated in the U.S. Supreme Court and if such regulations were invalidated, the Company could suffer decreased revenues or increased carriage expenses if the Company's stations lose cable carriage or are forced to pay cable systems for carriage. The broadcasting industry continues to undergo rapid technological change which may increase competition within the Company's markets as new delivery systems, such as direct broadcast satellite and computer networks, attract customers. The changing nature of audience tastes and viewing and listening habits may affect the continued attractiveness of the Company's broadcasting stations to advertisers, upon whom the Company is dependent for its revenue.

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount (contingent or otherwise) of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The fair value of the Company's investments in broadcast properties and programming rights payable were based upon the net present value of applicable estimated future cash flows using a discounted rate approximating market rates. The fair values of the Company's long-term debt and the Notes were estimated based on market rates and instruments with similar risks and maturities. The fair value estimates presented are based on pertinent information available to management as of June 30, 1996. As a result of the foregoing, the estimates presented in the Company's financial statements are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of the Company's financial statements.

     The Company's operations as a public company commenced in November 1994 as a result of the Company's merger with ANG, a company primarily involved in the operation of radio networks. The former operations of ANG are no longer material to the Company.


     This Prospectus contains forward-looking statements which involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in this Prospectus under the heading "Risk Factors."


RESULTS OF OPERATIONS

  Six Months Ended June 30, 1996 and 1995


     Consolidated revenues for the six months ended June 30, 1996 increased 56% (or $25.0 million) to $69.4 million from $44.4 million for the six months ended June 30, 1995. This increase was primarily due to new television station acquisitions and time brokerage operations ($14.0 million), new radio stations ($3.5 million) and increased revenues from existing television stations ($5.0 million) and radio stations ($3.6 million).



     Operating expenses for the six months ended June 30, 1996 increased 19% (or $10.7 million) to $65.8 million from $55.1 million for the six months ended June 30, 1995. The increase was due to higher direct expenses such as commissions which rise in proportion to revenues ($3.9 million), other non-direct costs of operating new television stations ($3.4 million) and radio stations ($1.8 million) increased non-direct costs of network-affiliated television operations ($1.3 million) which is primarily due to the addition of WTVX, higher depreciation and amortization related to assets acquired ($3.7 million), and increased time brokerage agreement fees ($2.5 million), all of which were partially offset by lower option plan compensation costs ($7.1 million).



     Operating cash flow for the six months ended June 30, 1996 increased 127% (or $11.4 million) to $20.4 million, from $9.0 million for the six months ended June 30, 1995. The increase in operating cash flow was a direct result of television station acquisitions and improved performance of the existing television and radio properties.



     Interest expense for the six months ended June 30, 1996 increased to $15.1 million from $4.9 million for the six months ended June 30, 1995, an increase of 208% primarily due to a greater level of debt throughout the period and higher borrowing rates. As a result of acquisitions, at June 30, 1996, total long-term debt and senior subordinated notes were $231.8 million, or 75% higher than the $132.3 million outstanding a year prior.



     Interest income for the six months ended June 30, 1996 increased to $4.0 million from $0.6 million, primarily due to greater levels of cash and cash equivalents invested throughout the period primarily as a result of the receipt of the proceeds of the Equity Offering.


  Three Months Ended June 30, 1996 and 1995


     Consolidated revenues for the three months ended June 30, 1996 increased 57% (or $13.5 million) to $37.2 million from $23.7 million for the three months ended June 30, 1995. This increase was primarily due to new television station acquisitions and time brokerage operations ($7.1 million), new radio stations ($2.4 million) and increased revenues from existing television stations ($2.1 million) and radio stations ($2.1 million).



     Operating expenses for the three months ended June 30, 1996 increased 4% (or $1.2 million) to $33.8 million from $32.6 million for the three months ended June 30, 1995. The increase was due to higher direct expenses such as commissions which rise in proportion to revenues ($2.5 million), other non-direct costs of operating new television stations ($1.5 million) and radio stations ($1.1 million), increased non-direct costs of network-affiliated television operations ($0.9 million) which is primarily due to the addition of WTVX, higher depreciation and amortization related to assets acquired ($1.8 million), and increased time brokerage agreement fees ($1.7 million) all of which were partially offset by lower option plan compensation costs ($8.9 million).



     Operating cash flow for the three months ended June 30, 1996 increased 93% (or $5.7 million) to $11.8 million, from $6.1 million for the three months ended June 30, 1995. The increase in operating cash flow was a direct result of television station acquisitions and improved performance of the radio properties.



     Interest expense for the three months ended June 30, 1996 increased to $7.4 million from $2.8 million for the three months ended June 30, 1995, an increase of 164% primarily due to a greater level of debt throughout the period and higher borrowing rates. As a result of acquisitions, at June 30, 1996, total long-term debt and senior subordinated notes were $231.8 million, or 75% higher than the $132.3 million outstanding a year prior.


     Interest income for the three months ended June 30, 1996 increased to $3.2 million from $0.3 million, primarily due to greater levels of cash and cash equivalents invested throughout the period primarily as a result of the receipt of the proceeds of the Equity Offering.

     The following table sets forth, for the periods indicated, selected information for the Company's business segments:


                                             AS OF AND FOR                 AS OF AND FOR
                                            THE SIX MONTHS               THE THREE MONTHS
                                            ENDED JUNE 30,                ENDED JUNE 30,
                                      ---------------------------   ---------------------------
                                          1996           1995           1996           1995
                                      ------------   ------------   ------------   ------------
    INFOMALL TV NETWORK
    Total revenue...................  $ 27,327,040   $ 10,725,592   $ 14,611,120   $  6,822,598
    Operating expenses, less
      depreciation, amortization and
      option plan compensation......    14,482,609      6,216,319      7,848,987      3,765,974
    Depreciation and amortization...     4,438,053      2,074,228      2,367,123      1,236,922
    Option plan compensation........         7,238             --          3,675             --
                                      ------------    -----------   ------------    -----------
    Income (loss) from operations...  $  8,399,140   $  2,435,145   $  4,391,335   $  1,819,702
                                      ============    ===========   ============    ===========
      Operating cash flow...........  $ 13,988,000   $  5,018,000   $  7,463,000   $  3,367,000
                                      ============    ===========   ============    ===========
      Total identifiable assets.....  $173,354,366   $ 74,506,976   $173,354,366   $ 74,506,976
                                      ============    ===========   ============    ===========
    Capital expenditures............  $  6,537,552   $    885,369   $  5,016,886   $    536,704
                                      ============    ===========   ============    ===========
    PAXSON RADIO
    Total revenue...................  $ 31,626,945   $ 25,121,812   $ 17,091,255   $ 12,816,094
    Operating expenses, less
      depreciation, amortization and
      option plan compensation......    25,084,027     21,425,930     12,968,931     10,248,871
    Depreciation and amortization...     5,299,811      4,135,204      2,710,785      2,095,254
    Option plan compensation........       254,251      1,561,000        220,847      1,561,000
                                      ------------    -----------   ------------    -----------
    Income (loss) from operations...  $    988,856   $ (2,000,322)  $  1,190,692   $ (1,089,031)
                                      ============    ===========   ============    ===========
      Operating cash flow...........  $  7,012,000   $  4,208,000   $  4,666,000   $  2,753,000
                                      ============    ===========   ============    ===========
      Total identifiable assets.....  $ 84,284,513   $ 66,742,444   $ 84,284,513   $ 66,742,444
                                      ============    ===========   ============    ===========
    Capital expenditures............  $  1,445,034   $  4,091,180   $    701,677   $  2,375,462
                                      ============    ===========   ============    ===========

                                             AS OF AND FOR                 AS OF AND FOR
                                            THE SIX MONTHS               THE THREE MONTHS
                                            ENDED JUNE 30,                ENDED JUNE 30,
                                          1996           1995           1996           1995
                                      ------------   -----------    ------------   -----------
    PAXSON NETWORK-AFFILIATED
      TELEVISION
    Total revenue...................  $  9,696,270   $  7,306,968   $  5,155,602   $  3,721,971
    Operating expenses, less
      depreciation, amortization and
      option plan compensation......     8,092,005      5,258,401      4,226,926      2,706,693
    Depreciation and amortization...     1,465,120      1,572,113        718,129        785,451
    Option plan compensation........            --             --             --             --
                                      ------------    -----------   ------------    -----------
    Income (loss) from operations...  $    139,145   $    476,374   $    210,547   $    229,827
                                      ============    ===========   ============    ===========
    Operating cash flow.............  $  2,722,000   $  2,340,000   $  1,494,000   $  1,180,000
                                      ============    ===========   ============    ===========
    Total identifiable assets.......  $ 37,930,692   $ 38,062,872   $ 37,930,692   $ 38,062,872
                                      ============    ===========   ============    ===========
    Capital expenditures............  $    881,759   $  1,523,408   $    761,818   $  1,039,109
                                      ============    ===========   ============    ===========
    CORPORATE AND OTHER
    Total revenue...................  $    720,011   $  1,201,876   $    383,522   $    375,982
    Operating expenses, less
      depreciation, amortization and
      option plan compensation......     4,065,590      4,744,537      2,212,590      2,242,195
    Depreciation and amortization...       533,945        272,711        269,150        152,000
    Option plan compensation........     2,030,428      7,843,129        309,027      7,843,129
                                      ------------    -----------   ------------    -----------
    Income (loss) from operations...  $ (5,909,952)  $(11,658,501)  $ (2,407,245)  $ (9,861,342)
                                      ============    ===========   ============    ===========
    Operating cash flow.............  $ (3,346,000)  $ (2,602,000)  $ (1,829,000)  $ (1,175,000)
                                      ============    ===========   ============    ===========
    Total identifiable assets.......  $141,879,080   $ 15,651,339   $141,879,080   $ 15,651,339
                                      ============    ===========   ============    ===========
    Capital expenditures............  $  5,071,759   $  3,089,520   $  4,816,340   $    558,710
                                      ============    ===========   ============    ===========
    CONSOLIDATED
    Total revenue...................  $ 69,370,260   $ 44,356,348   $ 37,241,499   $ 23,736,645
    Operating expenses, less
      depreciation, amortization and
      option plan compensation......    51,724,231     37,645,267     27,257,434     18,963,733
    Depreciation and amortization...    11,736,929      8,054,256      6,065,187      4,269,627
    Option plan compensation........     2,291,917      9,404,129        533,549      9,404,129
                                      ------------    -----------   ------------    -----------
    Income (loss) from operations...  $  3,617,189   $(10,747,304)  $  3,385,329   $ (8,900,844)
                                      ============    ===========   ============    ===========
    Operating cash flow.............  $ 20,376,000   $  8,964,000   $ 11,794,000   $  6,125,000
                                      ============    ===========   ============    ===========
    Total identifiable assets.......  $437,448,651   $194,963,631   $437,448,651   $194,963,631
                                      ============    ===========   ============    ===========
    Capital expenditures............  $ 13,936,104   $  9,589,477   $ 11,296,721   $  4,509,985
                                      ============    ===========   ============    ===========


     "Operating cash flow" is defined as net income excluding non-cash items, non-recurring items including terminated operations, interest, other income, income taxes and time brokerage fees, less scheduled program rights payments. The Company has included operating cash flow data because the financial performance of broadcast companies is frequently evaluated based on some measure of cash flow from operations and such data may assist investors in measuring the Company's ability to service debt. Operating cash flow is not, and should not be used as an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements as it is not a measure of financial performance under generally accepted accounting principles.

  Years Ended December 31, 1995 and 1994


     Consolidated revenues for 1995 increased 66% (or $41.0 million) to $103.1 million from $62.1 million for 1994. This increase was primarily due to the new television station acquisitions and time brokerage operations ($19.2 million), acquisition of WPBF-TV on July 1, 1994 ($7.1 million) and increased revenues from existing television stations ($9.1 million).



     Operating expenses for 1995 increased 75% (or $48.0 million) to $111.6 million from $63.6 million in 1994. The increase was primarily due to higher direct expenses such as commissions which rise in proportion to revenues ($8.1 million), other non-direct costs of operating newly acquired and operated television stations ($5.5 million), higher corporate overhead ($6.3 million), option plan compensation ($10.8 million), higher depreciation and amortization related to assets acquired ($6.3 million), and increased expenses from a full year of operating existing television stations ($1.6 million).



     Interest expense for 1995 increased to $16.3 million from $5.2 million for 1994, an increase of 213%, primarily due to a greater level of long-term debt throughout the period and higher borrowing rates. As a result of acquisitions, at December 31, 1995, total long-term debt, including the Notes, was $240.0 million, or 191% higher than the $82.4 million outstanding a year prior.


     The Company has accumulated $35.7 million of taxable losses. The Company recognized $1.3 million of income tax benefit which resulted primarily from the 1995 net loss and reversal of deferred taxes associated with the 1993 tax provision resulting from the change in tax status.


     Operating cash flow for 1995 increased 108% (or $15.6 million) to $30.0 million, from $14.4 million for 1994. The increase in operating cash flow was a direct result of new television station acquisitions and time brokerage operations ($9.1 million), acquisition of WPBF-TV on July 1, 1994 ($1.7 million), and improved performance of existing television properties ($5.5 million).


  Years Ended December 31, 1994 and 1993


     Consolidated revenues for 1994 increased 93% (or $30.0 million) to $62.1 million from $32.1 million in 1993. This increase was primarily due to the acquisition of WPBF-TV on July 1, 1994 ($7.5 million), revenue received under the time brokerage agreement for WTLK-TV beginning April 4, 1994 ($2.2 million) and the subsequent purchase thereof on July 13, 1994, the consolidation of the ANG operations beginning April 14, 1994 ($8.4 million), and improved market conditions and better sales management within the Company's existing properties ($10.8 million). In addition, revenue increased because of the time brokerages of WCTD-TV beginning April 1, 1994 and WFCT-TV beginning August 1, 1994 (totalling $1.1 million).



     Operating expenses for 1994 increased 66% (or $25.4 million) to $63.6 million from $38.2 million in 1993. The increase was primarily due to direct expenses such as commissions which rise in proportion to revenue ($7.3 million), other non-direct costs of operating WPBF-TV and WTLK-TV ($4.1 million), the consolidation of ANG ($6.3 million), higher costs for the Company's existing properties ($3.4 million), and higher depreciation and amortization related to assets acquired ($3.0 million). In addition, operating expenses increased because of the time brokerages of WCTD-TV and WFCT-TV and related fees ($1.3 million).



     Interest expense increased to $5.2 million from $2.1 million, an increase of 148%, primarily due to a greater level of long-term debt throughout the year and higher borrowing rates. As a result of acquisitions, at December 31, 1994, long-term debt was $82.4 million, or 153% higher than the $32.6 million outstanding a year prior.


     The Company recognized $1.7 million of income tax benefit which resulted primarily from the 1994 net loss and related reversal of deferred taxes associated with the 1993 tax provision.

     Operating cash flow for 1994 increased 112% (or $7.6 million) to $14.4 million, from $6.8 million in 1993. The increase in operating cash flow was a direct result of acquisitions, revenue growth and continued expense controls.

LIQUIDITY AND CAPITAL RESOURCES


     On April 3, 1996, the Company completed the Equity Offering, resulting in gross proceeds of $164.8 million before transaction costs. Estimated total issuance costs (including those prepaid) of approximately $10 million resulted in net proceeds of approximately $154.8 million. A portion of the Equity Offering proceeds was used by the Company to repay the outstanding balances under the Credit Facility aggregating approximately $27.7 million, to complete acquisitions and fund capital expenditures and for general corporate purposes. The remaining proceeds from the Equity Offering will be utilized to fund a portion of the Proposed Acquisitions and related capital requirements, along with borrowings under the Credit Facility and the proceeds of this Offering. The completion of each of the Proposed Acquisitions is subject to a variety of factors and to the satisfaction of various conditions, and there can be no assurance that any of the Proposed Acquisitions will be completed.


     The Company's working capital at June 30, 1996 and December 31, 1995 was $123.2 million and $74.3 million, respectively, and the ratio of current assets to current liabilities was 9.27:1 and 6.37:1 on such dates, respectively. Working capital increased primarily due to the Equity Offering.

     Cash provided by (used in) operations of $3.4 million and ($0.2) million for the six months ended June 30, 1996 and 1995, respectively, reflects the improvement in operating results of existing properties, acquisitions and time brokerage properties net of increased interest expense and increases in other assets. Cash used in investing activities of $100.3 million primarily reflects the completion of acquisitions and investments and purchases of equipment for acquired and existing properties. Cash provided by financing activities of $144.4 million primarily reflects the proceeds of the Equity Offering and long-term debt borrowings net of debt repayments. In addition, the Company has advanced $900,000 to The Christian Network, Inc. ("CNI") during the six months ended June 30, 1996 under a demand note bearing interest at the prime rate (currently 8.25%). At June 30, 1996, the Company had total advances to CNI outstanding of approximately $2.1 million, which has been included in investments in broadcast properties. Non-cash activity relates to option plan compensation, stock issued for the WFSJ-FM acquisition, a note payable incurred with the WOCD-TV acquisition, reciprocal trade and barter advertising revenue and expense and accretion of discount on the Notes, as well as dividends and accretion on the redeemable preferred stock and common stock warrants.


     The Company's primary capital requirements are for the acquisition of broadcasting properties and related capital expenditures and interest and principal payments on indebtedness. The Notes require semi-annual interest payments at a fixed rate. The Company presently has no outstanding borrowings under the Credit Facility. Borrowings under the Credit Facility bear interest at floating rates and require interest payments on varying dates depending on the interest rate option selected by the Company. In addition to debt service, the Company's principal cash requirements will be for capital expenditures and, if appropriate opportunities arise, the acquisition of additional broadcasting stations or assets. The Company estimates that, in addition to the $45.6 million of capital expenditures associated with the Proposed Acquisitions, it will spend approximately $27.4 million for property and equipment for its existing operations.



     The Company believes that the proceeds of the Offering, cash flow from operations, existing cash balances and available borrowings under the Credit Facility will be sufficient to consummate the Proposed Acquisitions (including the expected capital expenditures associated therewith) and to meet its anticipated short term and long term working capital requirements for its existing properties and those to be acquired upon completion of the Proposed Acquisitions. While on a pro forma basis for the Proposed Acquisitions and expected Capital expenditures, the Company's $100 million Credit Facility would be fully drawn, in light of the anticipated timing of the consummation of the Proposed Acquisitions and funding of expected capital expenditures and cash flow generated from operations, the Company currently does not anticipate fully drawing down the Credit Facility. Nonetheless, the Company is in discussions with its existing bank lenders to increase the aggregate commitment amount of the Credit Facility and to obtain lower borrowing costs and liberalized financial covenants. There can be no assurance that the Company will be successful in its negotiations or obtain any such increase. To the extent that the Company pursues future acquisitions or requires additional working capital, the Company may be required to obtain additional financing. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to it. The failure to raise funds necessary to finance the Company's future cash requirements could adversely affect the Company's ability to pursue its business strategy. In addition, should the Company suffer a significant impairment to its cash flow from operations due to the occurrence of one or more adverse events, including those set forth under "Risk Factors," its liquidity could become insufficient on a short term basis due to diminished borrowing capacity under the Credit Facility and on a long term basis, the Company could have insufficient resources to repay indebtedness under the Credit Facility, the Notes or the Exchange Debentures when due or to complete any required redemption of the New Preferred Stock or the Existing Preferred Stock.

                                    BUSINESS

GENERAL


     Paxson Communications Corporation is a diversified broadcasting company whose principal businesses consist of the Infomall TV Network, a nationwide network of television stations dedicated to the airing of long form paid programming, consisting mainly of infomercials, and a major radio station group operating primarily in Florida. In addition to the Infomall TV Network, the Company's television operations include ownership of an ABC network affiliated television station and the operation of a UPN/WB network affiliated television station pursuant to a time brokerage agreement, each of which operates in the West Palm Beach television market. The Company also owns and operates radio networks and billboards which complement its Florida radio broadcasting business.


     The Company was founded in 1991 by Lowell W. "Bud" Paxson who personally financed the Company's early growth and continues to lead the Company as its majority stockholder and chief executive. Mr. Paxson has been at the forefront of several innovative broadcasting concepts over the last decade, including his leadership role in the creation and early growth of electronic retailing as the creator and co-founder of Home Shopping Network, Inc. and Silver King Communications, Inc., and was one of the first radio operators to take advantage of duopoly radio station ownership. In April 1996, the Company raised over $150 million of new equity capital through the public sale of shares of its Class A Common Stock, which trades on the American Stock Exchange under the symbol "PXN."

SEGMENT DATA (1)

     The following table sets forth certain data for each of the Company's segments:


                                                                                                    FOR THE         PRO FORMA
                                             FOR THE THREE MONTHS ENDED                              TWELVE          FOR THE
                     --------------------------------------------------------------------------   MONTHS ENDED        TWELVE
                     MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,     JUNE 30,       MONTHS ENDED
                       1995        1995         1995            1995         1996        1996         1996       JUNE 30, 1996(2)
                     ---------   --------   -------------   ------------   ---------   --------   ------------   ----------------
                                                                    (IN THOUSANDS)
SEGMENT REVENUE
Infomall TV
  Network...........  $ 3,903    $  6,823      $ 8,330        $ 10,598      $12,716    $ 14,611     $ 46,255         $ 50,083
Paxson Radio........   12,306      12,816       14,405          15,226       14,536      17,091       61,258           85,917
Paxson
  Network-Affiliated
  Television........    3,585       3,722        3,929           5,301        4,541       5,156       18,927           19,408
Corporate and
  Other(3)..........      826         376          503             425          336         384        1,648            1,648
                      -------     -------      -------         -------      -------     -------     --------         --------
    Total Segment
      Revenue.......  $20,620    $ 23,737      $27,167        $ 31,550      $32,129    $ 37,242     $128,088         $157,056
                      =======     =======      =======         =======      =======     =======     ========         ========
SEGMENT INCOME
  (LOSS) FROM
  OPERATIONS
Infomall TV
  Network...........  $   615    $  1,820      $ 2,762        $  3,607      $ 4,008    $  4,391     $ 14,768         $    475
Paxson Radio........     (911)     (1,089)         327              89         (202)      1,191        1,405           (6,116)
Paxson
  Network-Affiliated
  Television........      247         230         (204)          1,368          (71)        211        1,304            1,429
Corporate and
  Other(3)..........   (1,797)     (9,861)      (2,480)         (3,274)      (3,503)     (2,407)     (11,664)         (11,664)
                      -------     -------      -------         -------      -------     -------     --------         --------
    Total Segment
      Income (Loss)
      from
      Operations....  $(1,846)   $ (8,900)     $   405        $  1,790      $   232    $  3,385     $  5,813         $(15,876)
                      =======     =======      =======         =======      =======     =======     ========         ========

                                                                                                    FOR THE         PRO FORMA
                                             FOR THE THREE MONTHS ENDED                              TWELVE          FOR THE
                                             --------------------------                           MONTHS ENDED        TWELVE
                     MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,     JUNE 30,       MONTHS ENDED
                       1995        1995         1995            1995         1996        1996         1996       JUNE 30, 1996(2)
                      -------    -------       -------        -------       -------    -------      --------         --------
                                                                    (IN THOUSANDS)
OTHER DATA
Segment Operating
  Profit
  Infomall TV
    Network.........  $ 1,659    $  3,347      $ 4,056        $  5,196      $ 6,408    $  7,372     $ 23,032         $ 24,182
  Paxson Radio......    1,594       2,748        3,148           3,895        2,485       4,804       14,332           18,209
  Paxson Network-
    Affiliated
    Television......    1,166       1,221        1,121           1,868        1,194       1,464        5,647            5,743
  Corporate and
    Other(3)........   (1,427)     (1,175)      (1,723)         (2,112)      (1,517)     (1,829)      (7,181)          (7,181)
                      -------     -------      -------         -------      -------     -------     --------         --------
    Total
      EBITDA(4).....  $ 2,992    $  6,141      $ 6,602        $  8,847      $ 8,570    $ 11,811     $ 35,830         $ 40,953
                      =======     =======      =======         =======      =======     =======     ========         ========
Adjusted
  EBITDA(5).........                                                                                                 $ 47,406
                                                                                                                     ========


- ---------------

(1) Segment financial data present business operations for Paxson Radio, Paxson Network-Affiliated Television and the Infomall TV Network.
(2) Pro forma segment data give effect to the Proposed Acquisitions as if such events had occurred on January 1, 1995. Prior operators' fiscal years have been conformed to the Company's December 31, 1995 year end.
(3) Corporate and other represents corporate overhead expenses, including management expenses which are not allocated to the individual segments and expenses associated with non-broadcast activities.

(4) EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle; (ii) benefit (provision) for income taxes; (iii) other income (expense), net; (iv) interest expense, net, and time brokerage fees relating to financing of stations which the Company has an agreement or option to acquire; (v) depreciation and amortization, including amortization of broadcast rights;
    (vi) option plan compensation; and (vii) non-recurring items including terminated operations, less scheduled broadcast rights payments.

(5) Adjusted EBITDA is defined as EBITDA for the period, less (i) segment operating profit for the Infomall TV Network for such period plus (ii) four times such segment's operating profit for the most recently completed quarter prior to the measuring date.

INFOMALL TV NETWORK


     The Company introduced its Infomall TV Network in January 1995 in order to capitalize on what the Company believes to be a rapidly growing industry. inTV has since expanded rapidly through increasing cable carriage of its existing stations and acquiring additional stations, and currently consists of 29 owned, time brokered or affiliated television stations. Broadcasting and Cable magazine recently ranked the Company as the seventh largest television broadcaster in the United States, based on the number of television households in each DMA in which a broadcaster owns a station (i.e., excluding stations operated pursuant to time brokerage agreements or affiliated stations) and counting only 50% of the households in those DMAs which a broadcaster serves via a UHF frequency. Upon completion of the Proposed inTV Acquisitions and pending affiliation agreements, the Infomall TV Network will consist of a total of 42 television stations operating in 37 television markets, including 22 of the 30 largest television markets in the United States.


     The Company believes that its inTV stations comprise the only national network of television stations dedicated to the airing of infomercial programming, and that its inTV stations represent a valuable national television broadcasting distribution infrastructure that would be difficult and expensive to replicate. The Company believes that the Infomall TV Network is the only group of broadcast television stations in the United States offering long form paid programmers and infomercial advertisers significant national, regional and local distribution capability and airtime during each of the popular morning, daytime and prime time viewing hours.


     The television stations converted by the Company to inTV stations are typically non-network-affiliated stations with marginal operating results that can be acquired at a relatively low cost compared to network-affiliated stations. Certain of these stations are licensed to communities outside the center of major television markets, but within such markets' DMA, and by virtue of the FCC's "must carry" rules are thus generally entitled to carriage on cable systems within such DMA. Through the exercise of "must carry" rights and the improvement of its stations' over-the-air signals, the Company attempts to maximize its cable household coverage within its markets. While the Company's cable household coverage for its owned or operated inTV stations was in the aggregate 57.1% of the total cable households in its markets as of May 1996, the Company's goal is to reach approximately 85% of the cable homes in its markets. In general, the Company has been successful in improving its stations' cable household coverage over time, as demonstrated by the aggregate cable household coverage of the Original inTV Stations, which improved from 73.2% as of January 1995 to 92.6% as of June 1996. There can be no assurance that the Company will be able to achieve its goal of reaching 85% of cable households in its markets, or that the Company's experience in this regard with the Original inTV Stations is or will be representative of the results of the Infomall TV Network as a whole. The Company believes that it also reaches a significant number of over-the-air television households that do not receive cable television. Upon completion of the Proposed inTV Acquisitions, the Infomall TV Network will serve DMAs currently containing approximately 49.7 million television households, of which 31.9 million households are served by cable television. The Company continues to evaluate the acquisition of or affiliation with additional television stations to further extend the national reach of its Infomall TV Network.


     In 1995, its initial year of operations, inTV achieved segment revenue of $29.7 million, segment income from operations of $8.8 million and segment operating profit of $14.3 million. Segment revenue increased from $10.7 million during the first six months of 1995 to $27.3 million during the first six months of 1996. Segment income from operations increased from $2.4 million during the first six months of 1995 to $8.4 million during the first six months of 1996. Segment operating profit increased from $5.0 million during the first six months of 1995 to $13.8 million during the first six months of 1996.

     The following table sets forth certain information with respect to the results of operations of the Original inTV Stations. Because of the limited operating history of the Infomall TV Network and the relatively small number of the Company's inTV stations which are included in the table, the results shown should not be considered to be representative of the results of the Company's inTV operations as a whole.


              ORIGINAL INTV STATION COMBINED OPERATING INFORMATION


                                 (IN THOUSANDS)



                                                  INTV CABLE
                                                  HOUSEHOLDS    SIX MONTHS   SIX MONTHS
                                                      AT          ENDED        ENDED      PERCENT CHANGE
                                                 COMMENCEMENT    6/30/95      6/30/96      1995 VS 1996
                                                 ------------   ----------   ----------   --------------
Markets' Cable Television Households...........      3,520(1)      3,585(1)     3,650
Cable Households Reached(2)....................      1,164         2,789        3,379           21.2%
% Reached......................................       33.1%         77.8%        92.6%
Average Rate(3)................................                   $40.15       $45.65           13.7%
Revenue........................................                   $5,960       $7,942           33.3%
Operating Cash Flow............................                   $2,777       $4,364           57.1%
Margin.........................................                     46.6%        54.9%


- ---------------


(1) Management estimate.


(2) Number of cable households reached as of the indicated date.


(3) Average advertising rate per one-half hour per 100,000 cable households, based on average number of cable households served during the period shown of 2,726 for the six months ended June 30, 1995 (data for the first four months of 1995 are based on management estimates), and 3,195 for the six months ended June 30, 1996, assuming an average of 30 half-hours of programming per day and 363 programming days per year. Actual half-hours of programming broadcast per day may have been different.



     The Original inTV Stations listed above are the Company's only inTV stations which commenced operations in the inTV format on or prior to January 1, 1995, and thus represent the Company's most mature inTV stations. The Original inTV Stations increased the number of cable homes reached as of June 30, 1996 by 21.2% over the number reached as of June 30, 1995, and increased their average revenue rate received per half hour per 100,000 cable homes reached by 13.7% for the six months ended June 30, 1996 over the same period in the prior year. This growth enabled the Original inTV Stations to increase revenues by $2.0 million, or 33.3%, for the six month period ended June 30, 1996, over the same period in the prior year. Reflecting the largely fixed cost nature of inTV operations, operating cash flow of the Original inTV Stations for the six month period ended June 30, 1996 increased $1.6 million, or 57.1%, over the same period in the prior year, increasing the operating cash flow margin from 46.6% to 54.9%.

  Industry Background

     During recent years, advertisers have evaluated the benefits of television and cable advertising, with many sophisticated consumer product and service advertisers now recognizing the effectiveness and reasonable cost of long-form programming, or infomercials. An infomercial is an advertisement, usually approximately one half-hour in length and often produced in an entertainment format, that is paid for by the advertiser on the basis of airtime, market size and in certain cases past results from airing on a particular television station. Regardless of the presentation format, the viewers are provided information that can be used to make informed purchasing decisions from the comfort of their home without the pressure of a salesperson or the inconvenience of a shopping mall.

     Increasingly, advertisers are recognizing the benefits of infomercials as a powerful marketing tool. Infomercials provide advertisers with a cost-effective medium through which to deliver sales messages, product introductions or demonstrations to an interested target audience. Advertisers are recognizing that infomercials can increase a company's or product's brand awareness and loyalty while educating potential new customers. The viewer or potential consumer is provided information that can be used to make informed purchasing decisions. Unlike most traditional television advertising, the direct response nature of many infomercials affords advertisers the ability to evaluate the effectiveness of their advertising expenditures on an immediate basis.

     The Company believes that the infomercial industry has grown rapidly during the past several years. Historically, and to a large extent currently, long-form informational programming occupied time slots that were less profitable for broadcasters. Increasingly, infomercials are being placed in more expensive and attractive time periods such as daytime, early fringe and prime time, and the infomercial is becoming a more widely accepted form of advertising. Infomercials have been used to promote major consumer brandnames, such as those listed below:


    Apple Computers     Coca-Cola               Lexus               Nissan
    AT&T                Compaq                  Magnavox            Philips Consumer Electronics
    Avon Products       DIRECTV                 Mastercard/Visa     Procter & Gamble
    Bank of America     E.I. duPont             Mattel              Royal Caribbean Cruise Line
    Bayliner Boats      Estee Lauder            Mercedes Benz       Sears Roebuck
    Bell Atlantic       Fidelity Investments    MGM                 Sega of America
    Black & Decker      Ford                    Microsoft           Toyota
    Braun               General Motors          Motorola            Volvo
    Bristol Meyers      GTE                     NBC                 Warner Music



     The production quality of infomercial programming by major advertisers has also brought increased credibility to the infomercial industry. In addition, infomercials have recently been successfully utilized to promote newly introduced network television series and full length feature movies. The Company believes that as the benefits of infomercial programming become more widely understood, the number of advertisers and the volume of infomercial programming will continue to grow. In terms of demand for airtime, major corporate advertisers who use long-form programming, or image building programs rather than direct selling messages may ultimately surpass infomercial programmers who rely on immediate sales to viewers via telephone response. Currently, the funds spent on advertorials by major corporations are a relatively small part of their overall advertising budget. The Company believes that such advertorial expenditures will continue to increase.

     Infomercials are one type of long-form paid programming. Other types include religious, ethnic and political paid programming. In certain of the Company's markets, such as Los Angeles and Miami, the demand for airtime by foreign language ethnic programmers has steadily increased. With regard to political long-form paid programming, Ross Perot and others have utilized this method of reaching voters. In general, religious, ethnic and political paid programs have produced revenues for particular time periods (e.g., Sundays for religious programming and weekday mornings for certain ethnic programming) which are higher than otherwise available from infomercial advertisers during such time periods.

  Operating Strategy


     By purchasing independent television stations, entering into time brokerage agreements, signing affiliate stations, and extending its stations' broadcast reach on cable via "must carry" requirements, the Company has created a television network dedicated to providing long-form, paid entertainment and information programming. Expansion of the Infomall TV Network continues through increased cable carriage of existing inTV stations and the purchase, operation or affiliation with independent television stations in major United States television markets. The DMAs to be served by the Company's inTV stations upon completion of the Proposed inTV Acquisitions currently contain approximately
49.7 million television households of which 31.9 million households are served by cable television.


     The Company's inTV operating strategy is to maximize revenues and operating cash flow through improved performance of its inTV stations. Shortly after the Company acquires a television station or commences operating a television station pursuant to a time brokerage agreement, the Company adds such station to the Infomall TV Network and replaces substantially all of the existing programming with inTV programming, which, unlike traditional television programming, is paid for by the advertiser as opposed to the broadcaster. The introduction of inTV programming allows the Company to eliminate substantially all programming expenses and achieve significant reductions in other operating expenses. The Company's inTV stations are operated by an average of 15 people, compared to network and independent stations which average over 100 and 60 people, respectively, in markets of similar size to the Company's. To date, virtually all of the inTV stations owned or operated by the Company have contributed rapidly to operating cash flow, typically within two months after commencing inTV operations.


     inTV programming time is sold on a local, national and network basis. Local programming time is sold by each station's local sales force and is offered to merchants and businesses operating within a station's local market, including retailers, insurance companies, medical clinics, automobile and marine dealers, financial services providers and general merchandisers. National and network programming time is sold by national advertising placement agencies and the Company's own in-house national and network sales force. National and network programming times appeal to advertisers who desire to reach viewers in targeted inTV markets and all inTV markets. Currently, the Company maintains national sales offices in New York, Los Angeles, Chicago, and at the Company's headquarters in West Palm Beach. Support and administration of the Infomall TV Network is also centralized at the Company's West Palm Beach headquarters, including most accounting and personnel functions as well as administration of the inTV programming traffic scheduling systems.


     The benefits of the Infomall TV Network are being realized as inTV makes accessible relatively more desirable broadcast time periods (e.g. "prime-time") which are generally unavailable to infomercial and other paid programmers at reasonable rates on traditional television stations. The Company believes that attractive rates and further growth of inTV's audience reach should continue to attract a greater breadth of advertising clients. Moreover, as infomercial scheduling information and promotional support (through radio, television and print advertising as well as other media) become more available, the Company believes that the viewing population will further increase.

     The Company seeks to increase the percentage of time sold to local infomercial and other long-form paid programmers. Such local advertisers and paid programmers have the potential to be consistent, long-term clients in each of the Company's inTV markets. Because such advertising can be complementary to local retailing outlets and professional businesses, and may result in increased store traffic as well as immediate sales via telephone, the Company believes that the rates paid by such advertisers have the potential to exceed those paid by national direct marketers who lack a local store presence.

     When the Company commences operation of an inTV station, revenues are derived primarily from national infomercial advertisers. Such revenues enable new inTV stations to quickly cover operating costs. As the Company's inTV stations mature, however, a local sales staff is developed, generally consisting of two sales persons and a manager. The Company's experience with its more mature inTV stations is that local sales can be increased to generate significant revenue. The Company seeks to have local advertising revenue represent 45% of total station revenues and is approaching this goal in several of its markets. Increased local advertising revenues generally result in greater absorption of the Company's inventory of programming time, increasing the overall demand for air time and thereby enabling the Company to achieve higher average advertising rates and to increase its revenues.

  Expansion Strategy

     The Company assembled its Infomall TV Network through the conversion of independent television stations to inTV stations. In most cases, those stations were non-network-affiliated stations with marginal operating results. Certain stations are licensed to communities outside the center of major television markets, but within such markets' DMA, and by virtue of the FCC's "must carry" rules, are therefore generally entitled to carriage on cable systems within such DMA, provided the broadcaster's television signal can be delivered to the cable system operator's head end at a specified strength. The Company's inTV stations subsequently extend their reach to a substantial percentage of such DMA's cable households through the exercise of federal "must carry" rights. See
"Business -- Federal Regulation of Broadcasting -- "Must Carry"/Retransmission Consent."

     In order to increase cable household penetration by its existing and proposed stations, the Company currently employs and continues to study the employment of various distribution-enhancing technologies. Such technologies include signal transmission through fiber optic lines either alone or along with microwave transmission, as well as low power television ("LPTV") broadcast signal transmission and television signal compression and satellite technology. The Company envisions that implementation of one or more of these technologies could significantly increase the households reached in several of its largest inTV markets, including New York, Los Angeles, San Francisco, Boston, Washington, D.C., and St. Louis.

     The Company may also selectively consider joint venture or other relationships with established members of the infomercial and electronic retailing industries with whom the Company can further exploit both its infomercial distribution system and its knowledge of the infomercial and telemarketing industries generally to identify products and services which are suited to exploiting advantages of long-form advertising, develop marketing strategies and infomercials for such products and services, including the airing of infomercials for such products and services on the Infomall TV Network, and participate in the revenues and profits from sales of such products and services.


     The Company has recently launched its Infomall Netsite at www.paxson.com. The Company's presence on the World Wide Web through the Infomall Netsite will provide both the Company and Infomall TV Network advertisers with a complimentary outlet to provide additional product or service information to a growing audience to augment their inTV infomercial sales. It is envisioned that infomercials aired on the Company's Infomall TV Network stations will promote and guide viewers and customers to the Infomall Netsite. Information with regard to the Infomall Netsite may be provided on inTV infomercials.


  Infomall Properties


     The stations included in the Company's Infomall TV Network are either (i) owned by the Company, (ii) operated by the Company pursuant to time brokerage agreements entered into with the FCC licensee, or (iii) owned by independent television station operators that enter into affiliation agreements with the Company. Upon completion of the Proposed inTV Acquisitions and pending affiliation agreements, the Company will own or operate 37 inTV stations and have affiliation agreements with five independently owned and operated stations that are or will be dedicated to inTV.

INFOMALL TV NETWORK

     The following table lists those inTV properties that the Company owns, operates or is affiliated with, and those properties which the Company has agreements to acquire or operate, as identified under "Proposed inTV Stations" below. (Television and cable households in thousands.)


                                                                INTV
                                                   ACTUAL OR    CABLE
                         NATIONAL                  ANTICIPATED CARRIAGE                 TOTAL
                            TV                     COMMENCE-     AT        CURRENT      MARKET      CURRENT      TOTAL
                          MARKET                    MENT OF   COMMENCE-  INTV CABLE     CABLE     INTV CABLE   MARKET TV
       MARKET(1)           RANK        STATION     OPERATIONS  MENT(2)   CARRIAGE(3)  HOUSEHOLDS  CARRIAGE(3)  HOUSEHOLDS
- ------------------------ --------  --------------- ---------  ---------  -----------  ----------  -----------  ---------
Owned or Operated
New York, NY............     1     WHAI-TV            3/96         626         783       4,529        17.3%       6,695
Los Angeles, CA.........     2     KZKI-TV            5/95       1,453       2,183       2,997        72.8        4,918
Philadelphia, PA........     4     WTGI-TV            2/95       1,225       1,489       1,961        76.0        2,646
San Francisco, CA.......     5     KLXV-TV            6/95         650         861       1,578        54.6        2,257
Boston, MA..............     6     WGOT-TV            5/95         604         846       1,625        52.1        2,122
Washington, DC..........     7     WYVN-TV            9/96           0           0       1,238         0.0        1,884
Atlanta, GA.............    10     WTLK-TV            4/94         300         944       1,015        93.0        1,584
Atlanta, GA*............    10     WNGM-TV            4/96         182         183       1,015        18.0        1,584
Houston, TX.............    11     KTFH-TV            3/95         647         793         867        91.5        1,574
Cleveland, OH*..........    13     WOAC-TV           10/95         332         336         966        34.8        1,452
Cleveland, OH...........    13     WAKC-TV            3/96         560         560         966        58.0        1,452
Tampa, FL*..............    15     WFCT-TV            8/94           0         864         976        88.5        1,395
Miami, FL*..............    16     WCTD-TV            4/94         396         883         922        95.8        1,341
Phoenix, AZ.............    17     KWBF-TV            3/96          23          26         661         3.9        1,170
Denver, CO..............    18     KUBD-TV            8/95         430         426         699        60.9        1,160
St. Louis, MO...........    20     WCEE-TV            1/96          23          24         569         4.2        1,108
Orlando, FL*............    22     WIRB-TV(5)        12/94         468         687         741        92.7          998
Hartford, CT*...........    26     WTWS-TV(6)         3/95         661         721         770        93.6          911
Milwaukee, WI*..........    29     WHKE-TV            7/96         257         276         438        63.0          783
Raleigh, NC*............    32     WRMY-TV(7)         6/96           0          29         481         6.0          792
Greensboro, NC..........    48     WAAP-TV            7/96         323         323         345        93.7          553
Birmingham, AL*.........    51     WNAL-TV(8)         9/96          31          31         338         9.3          525
Albany, NY..............    52     WOCD-TV            5/96         251         251         357        70.5          507
Dayton, OH..............    53     WTJC-TV           10/95         298         315         341        92.3          501
San Juan, PR............    NR     WSJN-TV(9)         2/96         285         285         298        95.6        1,064
                                                                ------      ------      ------                   ------
    Total Owned or
      Operated(10)......                                        10,024      14,119      24,711        57.1%      37,939
                                                                ------      ------      ------                   ------
Affiliates
Sacramento, CA*.........    21     KCMY-TV(8)         7/95         624         644         688        93.7%       1,101
Indianapolis, IN........    24     WIIB-TV            1/96         401         417         580        71.9          925
Norfolk, VA.............    40     WJCB-TV            8/95         343         362         446        81.2          619
Fresno, CA..............    57     KGMC-TV            1/96         179         164         256        64.1          482
                                                                ------      ------      ------                   ------
    Total Affiliates....                                         1,546       1,587       1,969        80.6%       3,127
                                                                ======      ======      ======                   ======
    Total Owned,
      Operated and
      Affiliates(10)....                                        11,570      15,706      26,680        58.9%      41,066
                                                                ======      ======      ======                   ======
Proposed inTV Stations
Philadelphia, PA........     4     WTVE-TV(11)       10/96                               1,961                    2,646
Dallas, TX..............     8     Channel 68(4)     12/96                                 924                    1,822
Seattle, WA.............    12     KBCB-TV(4)         6/97                               1,040                    1,464
Minneapolis, MN.........    14     KXLI-TV           10/96                                 702                    1,412
Phoenix, AZ*............    17     KAJW-TV(4)         1/97                                 661                    1,170
Salt Lake City, UT*.....    37     KZAR-TV(4)(12)    12/96                                 359                      656
Salt Lake City, UT......    37     KOOG-TV            3/97                                 359                      656
Grand Rapids, MI*.......    38     WJUE-TV(4)(13)    10/96                                 390                      637
Oklahoma City, OK.......    43     KMNZ-TV            2/97                                 353                      585
West Palm Beach, FL.....    45     WHBI-TV(4)(11)     2/97                                 468                      576
Providence, RI..........    46     WOST-TV(4)(14)    12/96                                 412                      557
Little Rock, AR.........    58     KVUT-TV(4)         6/97                                 284                      473
Tulsa, OK...............    59     KGLB-TV(4)         2/97                                 287                      459
                                                                                        ------                   ------
    Total Proposed inTV
      Stations(10)......                                                                 5,219                    8,641
    TOTAL inTV
      NETWORK(10).......                                                                31,900                   49,707
                                                                                        ======                   ======

- ---------------


   * Operated or to be operated pursuant to a time brokerage agreement; except as noted, the Company has an option to acquire a 100% ownership interest.

 (1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
 (2) Cable households reached at commencement of station's operations.
 (3) Cable households reached at 5/96, and as a percentage of the total market cable households.
 (4) Station is currently under construction or not operating.
 (5) No option to acquire any ownership interest.
 (6) To be operated pursuant to a time brokerage agreement upon completion of an FCC-required restructuring of the Company's investment in such station in connection with the Company's acquisition of WHAI-TV.
 (7) Option to acquire 40% ownership interest.

 (8) The Company has agreed to acquire these stations. See "Proposed Acquisitions."


 (9) 50% ownership interest.


(10) Figures represent total cable and television households in each market only and are not necessarily indicative of the number of households reached by each station in its market; totals do not double count markets where the Company has more than one station.


(11) Pending inTV affiliate.


(12) Option to acquire a 50% ownership interest.


(13) 70% ownership interest to be acquired.


(14) 50% ownership interest to be acquired.


PAXSON RADIO


     The Company has assembled a substantial statewide radio broadcasting group with operations in Florida's largest markets, which the Company believes to be among the most attractive and fastest growing in the nation. Upon completion of the Proposed Radio Acquisitions (as defined), Paxson Communications will own and operate 40 radio stations (26 FM and 14 AM stations), with more radio stations in Florida than any other broadcaster. The Company believes that the addition of the Proposed Radio Acquisitions will enable the Company to build or strengthen its radio duopolies (two FM or two AM stations in a market) or "super-duopolies" (more than two FM or two AM stations in a market) in its Florida radio markets, and will result in the Company's radio group ranking number one in combined revenue share in three of its seven Florida markets.


     The Florida radio markets in which the Company operates continue to experience substantial concentration of station ownership among large radio group owners. The Company believes that concentration of station ownership will result in a more stable radio marketplace and more predictable cash flow for owners of station groups in such markets. The Company believes that its established position among the leading radio broadcast groups in each of its Florida markets differentiates it from its competitors and makes the Company attractive to regional and national advertisers.


     The Company's radio expansion strategy is to acquire additional stations to enhance its position in its current markets and to selectively enter new markets, primarily in Florida, building upon its multiple radio station ownership strategy in each of its markets and taking advantage of relaxed multiple radio station ownership limitations implemented by recent changes in federal telecommunications law. In addition to its Florida stations, the Company also owns and operates two AM and two FM stations in Cookeville, Tennessee. The Company operates six radio networks with 346 affiliated radio stations in the eastern and southeastern United States and controls 185 billboard locations (455 faces) in the Tampa and Orlando markets that support the Company's radio station operations and provide advertising revenue.



     In 1995, Paxson Radio operations generated segment revenue, segment loss from operations, and segment operating profit of $54.8 million, $1.6 million and $11.4 million, respectively. Segment income (loss) from operations increased from ($2.0) million during the first six months of 1995 to $1.0 million during the first six months of 1996. Segment operating profit increased from $4.3 million during the first six months of 1995 to $7.3 million during the first six months of 1996.


  Radio Broadcasting


     The Company was one of the first radio broadcasters to capitalize on changes in federal regulations permitting radio market duopolies, and subsequently assembled eight duopolies, two in each of Florida's four most populous cities, in addition to AM/FM combinations in Cookeville, Tennessee. The Company initially pursued a strategy of entering into time brokerage agreements with, and concurrently obtaining an option to purchase, stations in markets in which the Company already owns a station in the same radio service (AM or FM), and following changes in the FCC's rules regarding multiple ownership of radio stations in September 1992, the Company was able to exercise such purchase options. Further liberalization of the multiple station ownership restrictions pursuant to the 1996 Act has enabled the Company to enter into agreements to acquire additional stations in its Florida markets. The Company will continue to consider additional radio acquisition opportunities.


     During the latter part of 1995, several changes were instituted by management of Paxson Radio to strengthen performance, which resulted generally in improved audience share, revenues and cash flow during 1996. These changes included a new sales approach whereby each sales person is part of a team which sells time on no more than two stations which are demographically compatible to more effectively capture advertising revenue and provide better customer service, and programming format changes based on market research.

  Operating Strategy

     The Company believes that its radio properties are well positioned in attractive and growing markets, and seeks to continue to improve cash flow growth through the integration of recent duopoly acquisitions and enhanced station performance. The Company believes that the geographic proximity of its FM and AM duopolies throughout Florida give it the ability to realize certain revenue opportunities and cost efficiencies. The Company's group of Florida stations enables an advertiser to cover an entire geographic region, while effectively reaching targeted demographic groups. Various cross-market promotional opportunities exist, such as the ability to provide listeners with tickets to another market's major sporting events, concerts or local entertainment attractions. Personnel and technical costs can be minimized by virtue of the ability to service markets in close proximity to one another. The stations' geographic concentration allows management to more easily and rapidly respond to market developments.

     The Company believes that its experienced management team is one of its strongest assets. Local managers are responsible for the day-to-day operations of their respective stations. The Company believes that the autonomy of its station management and its incentive-based compensation enable it to attract and retain skilled and experienced managers capable of implementing the Company's programming research, revenue and aggressive marketing and promotion strategy. Local managers have incentive compensation linked to the station's operating cash flow performance.

     Corporate management is responsible for long-range planning, establishment of primary policies and procedures, resource allocation, accounting and auditing, regulatory and legal compliance, license renewals and the evaluation of potential acquisitions. Corporate management reviews sales and sales pacing reports from each station on a daily basis. In addition, members of senior management visit the Company's stations on a regular basis to review performance and to assist local management with its programming, sales and recruiting efforts, as well as to develop overall station operating and marketing strategies.

     The principal elements of the Company's operating strategy include:


          Targeted Programming and Extensive Market Research. The Company provides programming designed to appeal to targeted demographic groups, and seeks to convert its rating shares into disproportionately large shares of each market's advertising dollars. The Company believes that effective programming is a key element in sustaining and improving audience shares within its targeted demographic groups, and uses extensive ongoing research to refine each station's programming. For example, the Company decided to operate News and Sports formats in all four of its Florida markets following extensive research demonstrating the popularity of each format with an upscale male audience. Similarly, after conducting extensive programming research, last year Miami's WZTA-FM altered its Classic Rock format to broadcast a more contemporary Active Rock format appealing to a more focused adult 25-54 demographic. Since then, WZTA-FM's market revenue rank has increased to 8th with a 5% share from 16th with a 3.5% share. Its corresponding audience share in this demographic has also increased from 2.7% to 4.4%. More recently, the Company's Jacksonville station, WAIA-FM, changed its call letters to WPLA-FM and its format from Classic Rock to Alternative Rock. With this change came an increase in market revenue share to 4% from 2.5% with a corresponding increase in its share of the 25-54 audience to 4.4% from 2%. The Company will continue to identify and refine programming to enhance its stations' audience and advertiser appeal.


          Aggressive Marketing and Promotion. The Company believes that effective marketing and promotion play a significant role in maximizing each station's performance. The Company utilizes local television, newspapers, direct mail, outbound telemarketing and billboards to promote its stations. In the Orlando and Tampa markets, the Company's unsold billboard locations are used to promote its stations. The Company also believes that community involvement is particularly important in creating public awareness and its stations participate in numerous community programs and activities.

          Strict Cost Controls. Management believes that it is critical to maintain the lowest possible cost structure compatible with its operating strategy. Strict financial reporting standards and cost control measures are implemented to ensure a focus on improvements in operating results throughout Paxson Radio. Management regularly receives operating reports that track station performance, thereby enabling better monitoring by management and establishing greater accountability throughout the station group. In addition, since local management incentive programs are tied to increasing operating cash flow, local managers are focused on minimizing costs and exceeding budgeted cash flow results.

  Radio Properties


     The following table sets forth certain information about the radio stations the Company owns or proposes to acquire:



                                                                            AUDIENCE
                                                                              SHARE
                                                                            (PERSONS
                                                                             25-54)
                                      MARKET                               -----------   REVENUE   REVENUE
               MARKET(1)               RANK             FORMAT             1995   1996    SHARE     RANK
    --------------------------------  ------   -------------------------   ----   ----   -------   -------
    Miami/Ft. Lauderdale, FL........     11
      WLVE-FM.......................           Smooth Jazz                 3.9 %   3.8%
      WZTA-FM.......................           Active Rock                 2.8     4.4
      WINZ-AM.......................           News                        1.4     0.6
      WFTL-AM.......................           Hot Talk                    0.4     0.4
      WPLL-FM(2)(3).................           Modern Adult Contemporary           2.8
      WSRF-AM(2)(3).................           Block/Long-Form                     n/r
      WIOD-AM(2)....................           Talk/Sports/Entertainment           3.9
                                                                                  ----
             Total Market*..........                                              15.9%    20.5%      1
    Tampa/St. Petersburg, FL........     21
      WHPT-FM.......................           Rock Adult Contemporary     5.9 %   5.4%
      WSJT-FM.......................           Smooth Jazz                 0.2     5.1
      WHNZ-AM.......................           News                        1.0     0.6
      WZTM-AM.......................           Sports                      0.2     0.4
      WKES-FM(2)....................           To be determined
                                                                                  ----
             Total Market...........                                              11.5%    12.0%      5
    Orlando, FL.....................     39
      WMGF-FM.......................           Soft Adult Contemporary     7.3 %   7.7%
      WJRR-FM.......................           Active Rock                 4.9     3.9
      WWNZ-AM.......................           News                        1.5     0.5
      WQTM-AM.......................           Sports                      0.8     1.0
      WTKS-FM(2)(3).................           Hot Talk                            7.9
      WDIZ-FM(2)(3).................           Modern Adult Contemporary           4.3
                                                                                  ----
             Total Market*..........                                              25.3%    27.9%      3

                                                                            AUDIENCE
                                                                              SHARE
                                                                            (PERSONS
                                      MARKET                                 25-54)      REVENUE   REVENUE
               MARKET(1)               RANK             FORMAT             1995   1996    SHARE     RANK
    --------------------------------   ----    -------------------------   ----   ----   -------   -------
    Jacksonville, FL................     53
      WROO-FM.......................           Country                     7.5 %   5.2%
      WPLA-FM.......................           Rock Alternative            2.0     4.4
      WFSJ-FM.......................           Smooth Jazz                 4.7     3.9
      WNZS-AM.......................           Sports                      1.4     1.9
      WZNZ-AM.......................           News                        0.5     0.1
      WPVJ-FM (2)(4)................           To be determined
                                                                                  ----
             Total Market...........                                              15.5%    17.6%      3
    Pensacola, FL...................    125
      WOWW-FM.......................           Rock Alternative                    3.2%
      WTKX-FM.......................           Album Oriented Rock                 5.6
                                                                                  ----
             Total Market...........                                               8.8%    21.7%      3
    Tallahassee, FL.................    167
      WSNI-FM.......................           Oldies                              7.4%
      WXSR-FM.......................           Active Rock                         4.2
      WTPS-FM.......................           Hot Adult Contemporary              2.1
      WTNT-FM.......................           Country                             6.3
      WNLS-AM.......................           Sports                              1.1
                                                                                  ----
             Total Market...........                                              21.1%    40.3%      1
    Panama City, FL.................    224
      WPBH-FM.......................           Soft Adult Contemporary             3.5%
      WPAP-FM.......................           Country                            10.5
      WFSY-FM.......................           Hot Adult Contemporary              8.8
      WEBZ-FM.......................           Big Band                            4.4
      WGNE-AM.......................           Smooth Jazz                         n/r
                                                                                  ----
             Total Market...........                                              27.2%    46.4%      1
    Cookeville, TN..................    n/c
      WGSQ-FM.......................           Country                            27.0%
      WPTN-AM.......................           Talk                                4.1
      WHUB-FM.......................           Adult Contemporary                 14.9
      WHUB-AM.......................           Country                             4.1
                                                                                  ----
             Total Market...........                                              50.1%     n/a       1


- ---------------

  * Pro forma for the Proposed Radio Acquisitions.
(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
(2) Included in Proposed Radio Acquisitions.
(3) Operated pursuant to a time brokerage agreement.

(4) Station is not currently operating.

n/a Revenue not independently reported.
n/c Market not covered by Arbitron.
n/r Not rated.

  Market Overviews


     Miami/Ft. Lauderdale, FL. The Company owns and operates radio stations WLVE-FM, WZTA-FM, WINZ-AM and WFTL-AM in the Miami/Ft. Lauderdale radio market, the 11th largest radio market in the United States, and is operating WPLL-FM and WSRF-AM under time brokerage agreements pending consummation of the acquisition of such stations, and has agreed to acquire WIOD-AM in this market. The Miami/Ft. Lauderdale radio market had advertising revenue of $136.3 million in 1995, a 9.9% increase over 1994. Including the Proposed Radio Acquisitions, the Company's Miami/ Ft. Lauderdale radio stations have a 15.9% combined audience share in the 25-54 year old demographic category and a 20.5% combined market revenue share, ranking first in the market on a combined basis.


     WLVE-FM is the only station in the market programmed in a Smooth Jazz format, playing a blend of smooth contemporary jazz and selected Adult Contemporary vocals targeting the upscale 25-54 year old male and female audience. WZTA-FM is the market's only rock station, targeting 18-34 year olds but also rating well with 25-54 year old men. WPLL-FM (formerly operating as WSHE-FM) switched to the Modern Adult Contemporary format on May 1 and targets females 25-54 years old. WINZ-AM is the market's only News/Talk format and carries sports programming with broadcast rights to the Miami Heat NBA basketball team and the University of Miami football games. WFTL-AM is located in Broward County and serves the market with a talk radio format and simulcasts Miami Heat games. WIOD-AM is the premier personality talk station in South Florida. Long-time area personality Neil Rogers leads the lineup, and typically achieves the top ratings among 25-54 year olds in his midday time slot.



     Tampa/St. Petersburg, FL. The Company owns and operates radio stations WHPT-FM, WSJT-FM, WHNZ-AM and WZTM-AM in the Tampa/St. Petersburg radio market, the 21st largest radio market in the United States, and has agreed to acquire station WKES-FM in this market. The Tampa/St. Petersburg radio market had advertising revenue of $77.4 million in 1995, a 9.8% increase over 1994. The Company's Tampa/St. Petersburg stations have an 11.5% combined audience share in the 25-54 year old demographic category and a 12.0% combined market revenue share.



     WHPT-FM is formatted with a distinctive blend of adult rock music targeted toward white-collar, adult listeners. WSJT-FM, which went on the air in July 1995, is a Smooth Jazz station targeted to adults 25-54 years old. WHPT-FM and WSJT-FM have two of the most powerful signals in Florida. WHNZ-AM is an all news station during daytime hours, with sports talk and play-by-play sports programming at night, including University of Florida football and basketball games. WZTM-AM is an all sports station, specializing in sports talk and including play-by-play coverage of Florida State football and basketball games. In addition, WZTM-AM achieves economies by utilizing satellite programming. WKES-FM currently broadcasts religious programming. The Company intends to change this station to a commercial format upon completion of the acquisition.



     Orlando, FL. The Company owns and operates radio stations WMGF-FM, WJRR-FM, WWNZ-AM and WQTM-AM in Orlando, the 39th largest radio market in the United States, and has agreed to acquire stations WDIZ-FM and WTKS-FM in this market, which it is operating pursuant to time brokerage agreements pending consummation of such acquisitions. The Orlando radio market had advertising revenue of $63.5 million in 1995, a 10.7% increase over 1994. Including the Proposed Radio Acquisitions, the Company's Orlando radio stations have a 25.3% combined audience share in the 25-54 year old demographic category and a 27.9% combined market revenue share, ranking third in the market on a combined revenue basis.


     WMGF-FM is a Soft Adult Contemporary format appealing to 25-54 year old females. WJRR-FM, the only Album Oriented Rock station in the market, complements WMGF-FM by appealing primarily to the 25-54 year old male audience. WDIZ-FM is the only station in the Orlando market programmed in a modern AC format. WTKS-FM is a successful personality talk station. WWNZ-AM is the only station in the market with an all news format. WQTM-AM is the only all sports radio station in the Orlando market, and includes play-by-play programming and sports talk shows. Cost savings are obtained through the utilization of satellite programming.


     Jacksonville, FL. The Company owns and operates radio stations WROO-FM, WPLA-FM, WFSJ-FM, WNZS-AM and WZNZ-AM in Jacksonville, the 53rd largest radio market in the United States, and has agreed to acquire WPVJ-FM in this market. The Jacksonville radio market had advertising revenue of $34.7 million in 1995, an 8.4% increase over 1994. The Company's radio stations have a 15.5% combined audience share in the 25-54 year old demographic category and a 17.6% combined market revenue share, ranking third in the market on a combined revenue basis.



     WROO-FM broadcasts a Young Country format that appeals to the 18-49 year old demographic category. WPLA-FM was recently reformatted as an Alternative Rock radio station, targeted to the 18-34 year old audience. WFSJ-FM is a Smooth Jazz station targeted to adults 24-54 years old. WNZS-AM is the market's only all sports station, utilizing several well-known sports personalities as anchors, and carries play-by-play sports broadcasts, including Florida State University football and basketball games. WZNZ-AM has an all news format consisting of satellite-delivered CNN Headline News programming. WPVJ-FM is not currently on the air. The Company intends to program this station with a format to be determined upon completion of its market research.



     Pensacola, FL. The Company has created a duopoly through its recent acquisitions of radio stations WOWW-FM and WTKX-FM in Pensacola, the 125th largest radio market in the United States. The Pensacola radio market had advertising revenue of $8.8 million in 1995. These stations collectively have an 8.8% combined audience share in the 25-54 year old demographic category and a 21.7% combined market revenue share, ranking third in the market on a combined revenue basis. WOWW-FM is a Modern Rock station, targeted to adults 18-49 years old and WTKX-FM is an Album Oriented Rock station, targeted toward men 25-54 years old.



     Tallahassee, FL. The Company has created a "super-duopoly" through its recent acquisitions of radio stations WSNI-FM, WTNT-FM, WTPS-FM, WXSR-FM and WNLS-AM in Tallahassee, the 167th largest radio market in the United States. The Tallahassee radio market had advertising revenue of $8.8 million in 1995. These stations collectively have a 21.1% combined audience share in the 25-54 year old demographic category and a 40.3% combined market revenue share, ranking first in the market on a combined revenue basis. WTNT-FM is the leading Country station in the market, appealing to adults 25-54 years old. WTPS-FM has recently signed on-air as a Hot Adult Contemporary station formatted for young adults 25-54 years old. WSNI-FM is a 60's or Oldies station, designed to appeal to adults 35-54 years old. WXSR-FM is an Alternative Rock station, targeted to 18-34 year olds. WNLS-AM is an all sports station and the flagship station of the Florida State University Seminoles.



     Panama City, FL. The Company has created a "super-duopoly" through its recent acquisitions of radio stations WPAP-FM, WPBH-FM, WEBZ-FM, WFSY-FM and WGNE-AM in Panama City, the 223rd largest radio market in the United States. The Panama City radio market had advertising revenue of $6.5 million in 1995. These stations collectively have a 27.2% combined audience share in the 25-54 year old demographic category and a 46.4% combined market revenue share, ranking first in the market on a combined revenue basis. WPAP-FM is the oldest Country station in Florida, and has enjoyed a significant ratings lead over the rest of the market. WEBZ-FM is a Big Band formatted station, targeted to adults 45-64 years old. WPBH-FM is a Soft Adult Contemporary station, appealing to females 35-54 years old, WFSY-FM is an Adult Contemporary station targeting adults 25-54 years old, and WGNE-AM is a Smooth Jazz radio station appealing to adults 25-54 years old.



     Cookeville, TN. The Company owns and operates WGSQ-FM, WPTN-AM, WHUB-FM and WHUB-AM in the Cookeville, Tennessee radio market, serving the Upper Cumberland region between Nashville and Knoxville (ranked the 45th and 70th largest markets, respectively). WGSQ-FM is a Country formatted station which has a significant lead in audience share in the market. WHUB-FM is an Adult Contemporary station formatted to adults 25-54 years old, and the number two rated station in the market. WPTN-FM is programmed all talk, featuring a unique mix of local and nationally known talk personalities. WHUB-AM is a Country formatted station. These stations collectively have a 50.1% combined audience share in the 12+ year old demographic category and rank first in the market in combined revenue share, according to Company estimates.


  Radio Networks

     The Company operates six radio networks, comprised of three state news and information networks and three sports programming networks, that serve approximately 346 affiliates. The Company believes that each of its state news and sports networks are attractive to advertisers because they provide an economical opportunity to advertise simultaneously on multiple stations throughout the state or region. The Alabama Radio Network, the Florida Radio Network and the Tennessee Radio Network produce and distribute news, informational, business and agricultural programming of interest to affiliates and listeners in their respective states. In addition to providing radio programming, these networks offer affiliates printed script for news, sports and weather information which the Company generates internally, gathers from wire and other sources or, as is the case with the Florida Radio Network, gathers from (and distributes to) the radio groups in each of its Florida radio markets.

     The Company also operates the sports radio networks of the University of Florida Gators, the University of Miami Hurricanes and the Penn State Nittany Lions. Each of these sports networks produces sports play-by-play programming and coaches talk shows for each university's football and basketball, and in some cases, baseball programs. The Company distributes this programming to its affiliates state-wide, including many of its own stations in each of its Florida radio markets.

     The Company has recently completed the technical upgrade of each of its state news networks by installing digital equipment at each of its affiliates and broadcast studios. This advanced technology allows each network to provide its affiliates more tailored news, sports and long form programming in any length at any time. The digitization of the signal distributed allows each network to deliver a high quality signal to FM radio stations in addition to the AM radio stations which were receiving the previously distributed analog signal. The Company believes that the investment necessary to provide a digitized signal to its expanded affiliate base creates a significant competitive barrier to other potential radio network programmers.

  Billboard Properties


     The Company currently owns 185 billboard locations, including 57 billboards with 115 faces in the Tampa market, and 128 billboard locations with 340 faces in the Orlando market. While the Company sells the use of the billboards to a broad group of advertisers, the Company takes advantage of the relationships it has with its radio advertisers to broaden its billboard client base, as well as expand the Company's share of the advertiser's media purchases within a market. In addition, as broadcasters are major users of billboard advertising campaigns, the Company can control its own billboard promotional expenditures through the use of its unsold billboards, as well as assure full use of all its owned billboards. As opportunities are presented to the Company, it will consider the acquisition of additional billboards in markets in which it owns broadcasting properties.


PAXSON NETWORK-AFFILIATED TELEVISION


     Paxson Communications owns and operates an ABC-TV affiliate, WPBF-TV, in the West Palm Beach market. Pursuant to a time brokerage agreement, the Company provides programming and markets commercial time for a second television station, WTVX-TV (a combined United Paramount Network and Warner Brothers Network affiliate), which is also in the West Palm Beach market. The West Palm Beach television market is one of the fastest growing markets in the country, as evidenced by its increased market ranking from 65th in 1985 to 45th in 1995. Television advertising expenditures in the West Palm Beach market totalled $88.2 million in 1995, an increase of 2.6%.



     The Company acquired WPBF-TV in July 1994 for approximately $32.5 million and began operating WTVX-TV under a time brokerage agreement in August 1995. The Company has a long-term assignable option to acquire WTVX-TV for approximately $19 million.



     The network-affiliated television broadcasting industry is currently undergoing significant consolidation as a result of the relaxation of multiple ownership rules in the newly enacted Telecommunications Act of 1996. The Company has not been successful in locating traditional television stations at attractive prices to expand its network-affiliated television station group. As the Company believes that the current consolidation will place small station group operators at a significant disadvantage versus larger group operators, and that the Company could benefit from redeploying its investment in its network-affiliated television operations to its core inTV and radio group businesses, it is considering the sale or exchange for other broadcast assets of its network-affiliated television operations. The Company has engaged an investment banking firm to advise it with respect to such a sale or exchange and assist it in locating potential purchasers, and has received several offers to acquire its network-affiliated television operations. The Company has not accepted any of such offers, and there can be no assurance that any offers will be received which will be acceptable to the Company.

  Operating Strategy



     The Company's television operating strategy is similar to its radio operating strategy as the Company seeks to capitalize on the revenue enhancing and cost saving opportunities from operating two television stations in one market from a single studio facility.



     WPBF-TV (channel 25) is the ABC-TV affiliate in the West Palm Beach, Florida market. The station achieved a nine share of household audience in the most recent Nielsen ratings survey, tied for third place in the market. WTVX-TV achieved a three share of household audience in the most recent Nielsen ratings, ranking fifth in the market. WPBF airs local news programming and a variety of syndicated shows in addition to the ABC lineup. WTVX carries syndicated programming and is a leading provider of children's programming in its market. Both stations carry Southeastern Conference and Atlantic Coast Conference college football games, featuring among other teams the University of Florida Gators and the Florida State University Seminoles.


ADVERTISING


     Virtually all the Company's broadcasting revenue is derived from local, regional and national advertising. Advertising rates charged by radio and network television stations are based on a station's ability to attract audiences in the demographic groups that advertisers wish to reach, and the number of stations competing in the market area. A station's audience is reflected in rating surveys of the number of listeners tuned to the station and the time spent listening. The Company believes that its regional presence in Florida's most populous markets and its targeted demographic groups in those markets make it attractive to national, regional and local radio and television advertisers. The Company strives to maximize radio revenue by constantly managing the number of commercials available and all broadcast revenue by adjusting prices based upon demand by advertisers to reach the Company's stations' target demographic groups. In addition to the sales of advertising time for cash, stations typically exchange advertising time for goods or services that can be used by the station in its business operations, including radio, television and billboard advertising and such items as travel and entertainment services. The Company generally limits the use of such trade transactions to promotional items or services for which the Company would otherwise have paid cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.


     inTV advertising rates are primarily based on the number of cable households reached, the effectiveness of infomercials, the nature of the advertiser, the nature of the advertisement (local, national or network), and ultimately the demand for available infomercial time. The Company attempts to maximize revenue by increasing the number of cable homes reached, thereby providing advertisers with increased viewership. The Company seeks to increase its local advertising sales in order to absorb its inventory of programming time and thereby increase the overall demand for air time, enabling the Company to achieve higher average advertising rates. The Company increases the number of cable households reached both by increasing the reach of each of its stations through the exercise of "must carry" rights and by acquiring broadcast stations in additional markets. In addition, most advertisers can measure the success of an infomercial program almost immediately after a show is broadcast. The Company believes the success of infomercials with viewers continues to drive advertisers to use infomercials. As such, the demand for infomercials continues to increase.

COMPETITION


     The Company's radio and television stations compete with the other radio and television broadcasting stations in their respective market areas, as well as with other advertising media, including newspapers, television, magazines, outdoor advertising, transit advertising and direct mail marketing. Competition within the radio and television broadcasting industries occurs primarily in individual market areas, so a station in one market does not generally compete with stations in other market areas. In each of its markets, the Company's radio and television stations face competition from other stations with substantial financial resources, including, in certain instances, stations whose programming is directed to the same demographic groups. In addition to management experience, factors that are material to competitive positions include a station's rank in its market, authorized power, assigned frequency or station (as applicable), audience characteristics, local program acceptance and the programming characteristics of other stations in the market area. The Company attempts to improve its radio station's competitive position with extensive research and promotional campaigns aimed at the demographic groups targeted by its stations, and through sales efforts designed to attract advertisers, including those who have done little or no radio advertising, by emphasizing the effectiveness of radio advertising in increasing the advertisers' revenue. Recent changes in the FCC's policies and rules permit increased joint ownership and joint operation of local radio stations. Broadcasters with multiple stations in a local market, such as the Company, which take advantage of these joint arrangements may in certain instances have lower operating costs and may be able to offer advertisers more attractive rates and services, and to employ counter programming in order to maximize combined audience and market revenue shares. The Company attempts to improve its television stations' competitive positions with local tie-in promotions and strong local news segments. Although the Company believes that each of the Company's radio and television stations can compete effectively in its market, there can be no assurance that any of the Company's radio or television stations will be able to maintain or increase its current audience rating or advertising revenue market share.



     Although the radio and television broadcasting industries are highly competitive, some barriers to entry exist. The operation of a radio or television broadcasting station requires a license from the FCC, and the number of radio and television stations that can operate in a given market is limited by the availability of the FM and AM radio frequencies or station (as applicable) that the FCC will license in that market. The radio and television broadcasting industries historically have grown in terms of total revenue, despite the introduction of new technologies for the delivery of entertainment and information, such as cable, audio tapes and compact discs. The Company believes that radio's portability makes it less vulnerable than other media to competition from new methods of distribution or other technological advances. There can be no assurance, however, that the involvement or introduction in the future of any new media technology will not have an adverse effect on the radio or television broadcasting industries.



     The Company's development of inTV and creation of a national long-form paid programming distribution system is a relatively new concept, and there can be no assurance of its success. The concept is subject to competition from several sources. The Company's inTV stations face significant competition from established broadcasting stations and cable television. Various television networks carry blocks of infomercials and local cable operators also sell blocks of time to long-form advertisers. To the extent that the Infomall TV Network is successful, it is likely that the Company will face competition from new market entrants, some of which could have significantly greater financial resources than the Company. In addition, the Company could encounter competition as a result of technological developments. The Company believes, however, that it can compete on a favorable basis because it has the only group of television stations in the United States that currently offers infomercial advertisers both significant national and regional distribution capabilities and inventory availability during popular morning, daytime and prime time hours.


TIME BROKERAGE AGREEMENTS AND OTHER INTERESTS IN BROADCAST STATIONS

     The Company has made certain investments in broadcast properties with third parties consisting of time brokerage agreements and joint sales agreements, as well as the co-ownership of certain television stations. These investments in broadcast properties permit the Company to have a presence in additional markets and to enjoy many, but not all, of the benefits of ownership while at the same time remaining in compliance with FCC regulations.


     Time Brokerage Agreements. The Company has entered into time brokerage agreements with third parties pursuant to which the Company enjoys many, but not all, of the benefits of operating a radio or television station while not owning such station. The Company may in the future enter into other time brokerage agreements to operate stations prior to their acquisition or to enable the Company to operate additional stations that it might not be able to own itself under current FCC multiple station ownership restrictions. The Company is currently operating radio stations WPLL-FM, WSRF-AM, WDIZ-FM and WTKS-FM and inTV station WNAL-TV pursuant to time brokerage agreements pending consummation of the Company's acquisition of such stations. In addition, the Company intends to operate inTV stations

KCMY-TV, WJUE-TV and KAJW-TV pursuant to time brokerage agreements pending consummation of the Company's acquisition of such stations.



     The Company also operates or intends to operate certain stations pursuant to time brokerage agreements other than in anticipation of the acquisition of such stations. The Company currently operates each of WTVX-TV, WOAC-TV, WNGM-TV, WCTD-TV, WFCT-TV, WHKE-TV, WIRB-TV and WRMY-TV under time brokerage agreements. Three of such stations (WTVX-TV, WOAC-TV and WNGM-TV) are operated pursuant to time brokerage agreements with entities owned or controlled by Eddie Whitehead (collectively, "Whitehead Media"), four (WCTD-TV, WFCT-TV, WHKE-TV and WIRB-TV) are operated pursuant to time brokerage agreements with subsidiaries of CNI and one (WRMY-TV) is operated pursuant to a time brokerage agreement with Roberts Broadcasting, as defined below (each of Whitehead Media, the subsidiaries of CNI and Roberts Broadcasting which are parties to time brokerage agreements with the Company are referred to herein as "TBA Licensees"). In connection with the Company's acquisition of WHAI-TV, the Company was required by the FCC to restructure its investment in WTWS-TV within six months of its acquisition of WHAI-TV, in order to divest itself of an attributable interest, for FCC multiple station ownership purposes, in WTWS-TV. The Company intends that, upon the consummation of such restructured investment, WTWS-TV will be owned by Roberts Broadcasting Company of Hartford, LLC, a limited liability corporation owned by Steven Roberts and Michael Roberts (each of the entities owned or controlled by Steven Roberts and Michael Roberts jointly and with which the Company has an agreement is referred to herein as "Roberts Broadcasting"), and the Company will operate WTWS-TV pursuant to a time brokerage agreement with an option to acquire the station. In addition, after completing its investment in KZAR-TV, as described below, the Company will operate the station pursuant to a time brokerage agreement with a Roberts Broadcasting entity and will have an option to acquire a 50% interest in the station.



     With certain limited exceptions, the time brokerage agreements of the Company entered into other than in anticipation of the consummation of an acquisition involve a basic transaction structure. The Company (i) finances or arranges (and typically guarantees) third party financing for the acquisition by the TBA Licensee of some or all of the assets of the brokered stations and secures such financing by encumbering such assets including, to the extent permitted under FCC rules and regulations, the FCC license and all of the capital stock of the acquiring company; and (ii) enters into a time brokerage agreement with such TBA Licensee which allows the Company to operate the brokered station, in accordance with FCC guidelines. In general, payments made to the TBA Licensee under the time brokerage agreement are established, and renegotiated from time to time, based upon increases in expenses for which the TBA Licensee must, in accordance with FCC regulations, remain primarily liable, including servicing the indebtedness owed by such TBA Licensee to the Company or to third parties. In certain circumstances, the Company may acquire certain tangible assets useful in the construction or operation of the brokered station and lease such assets to the brokered station. In addition, unless prohibited by FCC rules and regulations, the TBA Licensee also grants to the Company an option to purchase the station for an amount payable in cash together with the forgiveness of all outstanding indebtedness. Of the ten stations operated or to be operated pursuant to time brokerage agreements other than in anticipation of the consummation of an acquisition, the Company has or will have options to purchase six of such stations (WTVX-TV, WOAC-TV, WNGM-TV, WCTD-TV, WFCT-TV, WHKE-TV and WTWS-TV) and options to purchase partial ownership in two of such stations (WRMY-TV and KZAR-TV). If the Company were to sell its network-affiliated television operations, such sale would likely include an assignment of its time brokerage agreement for WTVX-TV. The Company has no ownership interest in Whitehead Media, CNI or Roberts Broadcasting.



     Other Investments in Television Properties. The Company is currently operating station WRMY-TV pursuant to a time brokerage agreement and has also agreed to lend to Roberts Broadcasting Company of Raleigh-Durham, L.P., a limited partnership which is the licensee of the station and of which Roberts Broadcasting is the sole general partner, up to $4,000,000 to relocate and upgrade the station's transmitter facilities. The Company has an option to convert a portion of its investment in WRMY-TV into a 40% limited partnership interest, with Roberts Broadcasting holding the remaining 60% partnership interest. The limited partnership agreement that governs the Company's partnership interest in WRMY-TV provides the Company the right to approve substantially all of the programming to be aired on the station and to participate in certain fundamental decisions concerning the operation and management of the station, including, for example, the approval of station budgets.


     The Company owns an option to acquire a 50% interest in the Roberts Broadcasting entity which will be the licensee of KZAR-TV, and has agreed to lend the station up to $3.7 million to relocate and upgrade its transmitter facilities and to operate the station pursuant to a time brokerage agreement. Similarly, the Company has agreed to acquire for $1,000,000 a 50% interest in Offshore Television Company, L.L.C., a Delaware limited liability company which will be the licensee of WOST-TV and of which Offshore Broadcasting Corporation will be the sole other member, and to loan the station up to $2,500,000 to relocate and upgrade its transmitter facilities. The business of WOST-TV and, upon the Company's exercise of its option to acquire a 50% interest, KZAR-TV will be managed under the terms of an operating agreement between the Company and, respectively, Offshore Broadcasting Corporation and Roberts Broadcasting which the Company expects will provide it and the other member of such limited liability company the right to approve programming and other decisions concerning the operation of the station.


     The loan and security documents governing the terms and conditions of the loans extended by the Company to each of WRMY-TV, KZAR-TV and WOST-TV contain customary negative and affirmative covenants made for the benefit of the Company as a lender to such stations, including limitations on the incurrence of indebtedness, restrictions on liens, prohibitions on sales of assets and the Company's prior approval of significant contracts and agreements.

     The Company has also extended financing to Cocola Media Corporation of Florida ("Cocola"), which has in turn financed the construction by WPB Communications, Inc. of television station WHBI-TV, which is licensed to Hispanic Broadcasting, Inc. WPB Communications, Inc. is the holder of an option to acquire WHBI-TV from Hispanic Broadcasting, Inc. after the station commences broadcast operations. After the consummation of the acquisition by WPB Communications, Inc., Cocola has an option to acquire the station and, pending the consummation of such option acquisition, the right to operate WHBI-TV pursuant to a time brokerage agreement. The Company expects to enter an affiliation agreement with Cocola after Cocola acquires WHBI-TV, pursuant to which WHBI-TV would air inTV programming. The Company does not have any ownership interest in Cocola, WPB Communications, Inc. or Hispanic Broadcasting, Inc.

FEDERAL REGULATION OF BROADCASTING

     The FCC regulates radio and television broadcast stations pursuant to the Communications Act. The Communications Act permits the operation of radio and television broadcast stations only in accordance with a license issued by the FCC upon a finding that the grant of such license would serve the public interest, convenience and necessity. The Communications Act provides for the FCC to exercise its licensing authority to provide a fair, efficient and equitable distribution of broadcast service throughout the United States.

     The Communications Act empowers the FCC, among other things, to determine the frequencies, location and power of broadcast stations; to issue, modify, renew and revoke station licenses; to approve the assignment or transfer of control of broadcast licenses; to regulate the equipment used by stations; to impose fees for processing applications; to adopt regulations to implement the provisions of the Communications Act; and to impose penalties for violations of the Communications Act or FCC regulations. The FCC may revoke licenses for, among other things, false statements made to the FCC or willful or repeated violations of the Communications Act or of FCC rules. Legislation has been introduced from time to time to amend the Communications Act in various respects and the FCC from time to time considers new regulations or amendments to its existing regulations. On February 8, 1996, the President signed into law the Telecommunications Act of 1996 (the "1996 Act"). The 1996 Act changed many provisions of the Communications Act and required the FCC to change its existing rules and adopt new rules in several areas affecting broadcasting. The Company cannot predict whether Congress will enact any further such legislation, the extent to which the FCC will adopt new or amend existing regulations (although the 1996 Act requires the FCC to institute rule making proceedings to amend aspects of its broadcast rules), or what the effect of such actions may be on the Company.

     The following is a brief summary of certain provisions of the Communications Act and the rules of the FCC. Reference should be made to the Communications Act and the rules, orders, decisions and published policies of the FCC for further information on FCC regulation of television and radio broadcast stations.

     License Renewal. The Communications Act provides that a broadcast station license may be granted to an applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. In making licensing determinations, the FCC considers an applicant's legal, technical, financial and other qualifications. Broadcast station licenses are granted for specific, limited periods, and, upon application, are renewable for additional terms. Prior to recent amendments to the Communications Act in the 1996 Act, the Communications Act provided for radio broadcast station licenses to be granted for a maximum term of seven years, and television station licenses to be granted for a maximum term of five years. The 1996 Act extends the maximum permissible license term for both television and radio broadcast stations to eight years. The FCC has begun a rule making proceeding in which it has proposed to extend the term for radio and television broadcast stations (other than experimental stations) to the full eight year term permitted by the statute. In addition, the 1996 Act provides that, if a broadcast station fails to transmit broadcast signals for any period of 12 consecutive months, the station license expires automatically, without further FCC action, at the end of that 12-month period, without regard to the stated term of the license. The FCC has interpreted this provision as applying to failures to transmit after the passage of the 1996 Act. The Company's current licenses and the licenses of stations with which the Company has time brokerage agreements expire on the following dates:


           RADIO STATIONS(A)                    MARKET(B)             LICENSE EXPIRATION
    -------------------------------  -------------------------------  -------------------
    WLVE-FM........................  Miami/Ft. Lauderdale             February 1, 2003
    WPLL-FM........................  Miami/Ft. Lauderdale             February 1, 2003
    WZTA-FM........................  Miami/Ft. Lauderdale             February 1, 2003
    WSRF-AM........................  Miami-Ft. Lauderdale             February 1, 2003
    WINZ-AM........................  Miami/Ft. Lauderdale             February 1, 2003
    WFTL-AM........................  Miami/Ft. Lauderdale             February 1, 2003
    WHPT-FM........................  Tampa/St. Petersburg             February 1, 2003
    WSJT-FM........................  Tampa/St. Petersburg             February 1, 2003
    WZTM-AM*.......................  Tampa/St. Petersburg             February 1, 2003
    WHNZ-AM........................  Tampa/St. Petersburg             February 1, 2003
    WJRR-FM........................  Orlando                          February 1, 2003
    WTKS-FM........................  Orlando                          February 1, 2003
    WMGF-FM........................  Orlando                          February 1, 2003
    WDIZ-FM........................  Orlando                          February 1, 2003
    WWNZ-AM*.......................  Orlando                          February 1, 2003
    WQTM-AM........................  Orlando                          February 1, 2003
    WPLA-FM........................  Jacksonville                     February 1, 2003
    WROO-FM........................  Jacksonville                     February 1, 2003
    WNZS-AM........................  Jacksonville                     February 1, 2003
    WFSJ-FM........................  Jacksonville                     February 1, 2003
    WZNZ-AM........................  Jacksonville                     February 1, 2003
    WOWW-FM........................  Pensacola                        February 1, 2003
    WTKX-FM........................  Pensacola                        February 1, 2003
    WSNI-FM........................  Tallahassee                      February 1, 2003
    WXSR-FM........................  Tallahassee                      February 1, 2003
    WTPS-FM........................  Tallahassee                      February 1, 2003
    WTNT-FM........................  Tallahassee                      February 1, 2003
    WNLS-AM........................  Tallahassee                      February 1, 2003
    WPBH-FM........................  Panama City                      February 1, 2003
    WPAP-FM........................  Panama City                      February 1, 2003
    WFSY-FM........................  Panama City                      February 1, 2003

           RADIO STATIONS(A)                    MARKET(B)             LICENSE EXPIRATION
    -------------------------------  -------------------------------  -------------------
    WEBZ-FM........................  Panama City                      February 1, 2003
    WGNE-AM........................  Panama City                      February 1, 2003
    WPTN-AM........................  Cookeville                       August 1, 2003
    WGSQ-FM........................  Cookeville                       August 1, 2003
    WHUB-FM........................  Cookeville                       August 1, 2003
    WHUB-AM........................  Cookeville                       August 1, 2003

       OWNED TELEVISION STATIONS                 MARKET               LICENSE EXPIRATION
    -------------------------------  -------------------------------  -------------------
    WHAI...........................  New York                         April 1, 1999
    KZKI...........................  Los Angeles                      December 1, 1998
    WTGI...........................  Philadelphia                     August 1, 1999
    KLXV...........................  San Francisco                    December 1, 1998
    WGOT...........................  Boston                           April 1, 1999
    WYVN(c)........................  Washington, D.C.                 October 1, 2003
    WTLK...........................  Atlanta                          April 1, 1997
    KTFH...........................  Houston                          August 1, 1998
    WAKC...........................  Cleveland                        October 1, 1997
    KUBD...........................  Denver                           April 1, 1998
    KWBF...........................  Phoenix                          October 1, 1998
    WCEE...........................  St. Louis                        December 1, 1997
    WTWS...........................  Hartford/New Haven               April 1, 1999
    WPBF...........................  West Palm Beach                  February 1, 1997
    WAAP...........................  Greensboro                       December 1, 1996
    WOCD...........................  Albany                           June 1, 1999
    WTJC...........................  Dayton                           October 1, 1997
    WSJN...........................  San Juan                         February 1, 1997

            TIME BROKERAGE
          TELEVISION STATIONS                    MARKET               LICENSE EXPIRATION
    -------------------------------  -------------------------------  -------------------
    WNGM...........................  Atlanta                          April 1, 1997
    WOAC...........................  Cleveland                        October 1, 1997
    WFCT...........................  Tampa/St. Petersburg             February 1, 1997
    WCTD...........................  Miami/Ft. Lauderdale             February 1, 1997
    WIRB...........................  Orlando                          February 1, 1997
    WHKE...........................  Milwaukee                        December 1, 1997
    WRMY...........................  Raleigh                          December 1, 1996
    WNAL...........................  Birmingham                       April 1, 1997
    WTVX...........................  West Palm Beach                  February 1, 1997


- ---------------

 *  License renewal pending.
(a) The formal call sign assigned by the FCC does not include the "-AM" suffix and does not necessarily include the "-FM" suffixes.
(b) Each station is licensed by the FCC to serve a specific community which is included in the listed market.

(c) License application pending.


     Generally, the FCC renews licenses without a hearing. The Communications Act authorizes the filing of petitions to deny against license renewal applications during specified periods after the renewal applications have been filed. Interested parties, including members of the public, may file petitions to deny as a means to raise issues concerning the renewal applicant's qualifications. The 1996 Act removed the opportunity for the filing of competing applications against an incumbent licensee at renewal time. Instead, the FCC will renew a broadcast license if, during the previous license term, the incumbent licensee has met three requirements: (1) the station has served the public interest, convenience and necessity; (2) the licensee has not seriously violated the Communications Act or the FCC's rules; and (3) there have been no other violations, which, taken together, would constitute a pattern of abuse. If an applicant for renewal fails to satisfy this tripartite standard, the FCC nevertheless may renew the license on appropriate terms and conditions, including renewal for less than a full license term. The FCC may not consider applications for the channel by other parties until it first has decided to deny any form of renewal to the incumbent licensee. Before denying renewal to an incumbent licensee, the FCC first must allow the licensee a hearing on the licensee's alleged failure to satisfy the statutory standard. The Communications Act, as amended, now prohibits the FCC from considering whether another licensee would be preferable until it first has determined that the incumbent does not qualify for renewal.

     In recent years, there have been a number of petitions to deny filed with respect to broadcast license renewal applications, but in the vast majority of cases the FCC has renewed incumbent operators' station licenses.

     Ownership Matters. The Communications Act requires the prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve an assignment of a radio or television broadcast license or the transfer of control of a corporation or other entity holding a broadcast license, the FCC considers, among other things, the financial and legal qualifications of the prospective assignee or transferee, including compliance with FCC restrictions on alien ownership and control, compliance with rules limiting the common ownership of certain "attributable" interests in broadcast, cable and newspaper properties, and the character qualifications of the transferee or assignee and the individuals or entities holding attributable interests in them.

     The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership, or other association or entity. In the case of corporations holding broadcast licenses, the interests of officers, directors, and those who, directly or indirectly, have the right to vote five percent or more of the corporation's stock are generally attributable, as are the interests of an officer or director of a corporate parent of a broadcast licensee. The FCC treats all partnership interests as attributable, except for those limited partnership interests that are insulated under FCC policies. For certain regulated investment companies, insurance companies and banks holding stock through their trust departments in trust accounts, such interests become attributable with the direct or indirect ownership of ten percent or more of the stock of the corporation holding broadcast licenses. The FCC's rules specify exceptions to the general principles for attribution. For example, in a corporation with a single majority shareholder, such as the Company, no other shareholder is deemed to hold an attributable interest.

     The 1996 Act substantially relaxed and restructured ownership rules applicable to broadcast entities by removing restrictions on the number of television stations a single entity may own or control nationwide and increasing the nationwide audience reach ceiling for television ownership. Under the new rules, an entity will be able to hold an attributable interest in television stations reaching up to 35% of the United States television households. The 1996 Act also removed entirely the nationwide limits on the number of radio broadcast stations in which a single entity may hold an attributable interest. In addition, the 1996 Act mandated that the FCC change its local radio ownership rules to increase the number of radio stations a single entity may own in a single market.

     The FCC also limits the number of co-located television broadcast stations in which a single entity may own an attributable interest. Generally, no single entity may hold an attributable interest in television stations with overlapping Grade B service contours. The Grade B contour is a predicted signal strength contour that generally approximates the area within which a viewer can receive off-the-air a signal adequate for normal viewing. The 1996 Act directs the FCC to conduct a rule making proceeding to determine whether these rules should be retained or modified.

     The local ownership restrictions for radio broadcast stations vary based on market size:

          In a market with fourteen or fewer commercial radio stations, a single entity may own as many as five stations and three same-service stations (that is, AM or FM), except that a single entity may not own, operate or control more than 50% of the stations in the market;

          In a market with between fifteen and twenty-nine commercial radio stations, a single entity may own or control six stations and four stations in the same service;

          In a market with thirty to forty-four commercial radio stations, a single entity may own or control a total of seven stations and four same-service stations; and

          In a market of forty-five or more commercial radio stations, a single entity may own or control a total of eight stations with up to five same-service stations.

     Under local radio ownership rules, an entity with an attributable interest in one radio station also is considered to have an attributable interest in any other radio station in the same market for which the first radio station provides the programming for more than 15% of the broadcast time, on a weekly basis. As a result, such programming arrangements may not be entered into by radio station combinations that could not be commonly owned under FCC rules.

     The FCC's cross-ownership rules prohibit the common ownership of attributable interests in certain combinations of media outlets serving the same geographic area. Under these rules, a single entity may not have an attributable interest in: (i) both a radio station and a television station that serve specified overlapping areas; (ii) a daily newspaper and either a radio station or a television station that serve specified overlapping areas; or (iii) a television station and a cable television system that serve specified overlapping areas. (The 1996 Act deleted the statutory prohibition on a single entity owning both a television station and a cable television system in the same market, but did not require the FCC to change its rule that imposes this restriction.) The FCC has established a liberal waiver policy to permit common ownership of a radio station and a television station in any of the nation's 25 largest markets. The 1996 Act extends this liberal waiver policy to the top 50 markets. The FCC also may grant waivers in some circumstances involving failed stations and in other situations where more stringent waiver standards can be met. In addition, legislative proposals have been made from time to time to liberalize or strengthen these prohibitions. See "Proposed Changes."

     In cases involving competing media in the same market, FCC policy in certain instances prohibits common interests and relationships under its cross-interest policy, even if the interests involved are non-voting or other non-attributable interests not specifically forbidden under the FCC's cross-ownership rules, such as non-voting equity interests, joint ventures and key employees. The FCC has initiated proceedings to inquire whether it should change or eliminate this policy. The policy does not necessarily prohibit these interests, but may require that the FCC consider whether these relationships could have a significant adverse affect on programming diversity and competition in the market. See "Proposed Changes."

     In cases where one person or entity (such as Mr. Paxson in the case of the Company) holds more than 50% of the combined voting power of the stock of a broadcasting corporation, a minority shareholder that is not an officer or director of the corporation generally would not acquire an attributable interest in the corporation. Any attributable interest by any shareholder in another broadcast station or daily newspaper in a market where such a corporation owns or seeks to acquire a station may still be subject to review by the FCC under its cross-interest policy, and could result in the Company's being unable to obtain from the FCC one or more authorizations needed to acquire other broadcast stations. Furthermore, if a majority shareholder of a company (such as Mr. Paxson in the case of the Company) were no longer to hold more than 50% of the combined voting power of the common stock of the Company, the interests of minority shareholders that had theretofore been considered non-attributable could become attributable, with the result that any other media interests held by such shareholders would be combined with the media interests of such company for purposes of determining the shareholders' compliance with FCC ownership rules. In the event of any noncompliance, steps required to achieve compliance could include divestitures by either the shareholder or the affected company. Furthermore, other media interests of shareholders having or acquiring an attributable interest in such a company could result in the company's being unable to obtain FCC consents for future acquisitions. Conversely, the Company's media interests could operate to restrict other media investments by shareholders having or acquiring an interest in the Company.

     Under the Communications Act, no FCC broadcast license may be held by a corporation of which more than one-fifth of its capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country (collectively "Aliens"). Furthermore, the Communications Act provides that no FCC broadcast license may be granted to any corporation directly or indirectly controlled by any other corporation of which more than one-fourth of its capital stock is owned of record or voted by Aliens if the FCC should find that the public interest would be served by the refusal of such license. Restrictions on alien ownership also apply, in modified form, to other types of business organizations, including partnerships.

     Programming and Operation. The Communications Act requires broadcasters to serve the public interest. Since the late 1970's, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. Nevertheless, broadcast licensees continue to be required to present programming that responds to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners or viewers about a broadcast station's programming often will be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time.

     Broadcast of obscene or indecent material is regulated by the FCC as well as by state and federal law. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertising of contests and lotteries, and technical operations, including limits on human exposure to radio frequency energy. In addition, licensees must develop and implement affirmative action programs designed to promote equal employment opportunities, and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. Pursuant to the Children's Television Act of 1990, the FCC has adopted rules limiting advertising in children's television programming and requiring that television broadcast stations serve the educational and informational needs of children. The Children's Television Act specifically requires the FCC to consider compliance with these obligations in deciding whether to renew a television broadcast license.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of short term renewals or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     Time Brokerage Agreements. Over the past several years a significant number of radio and television broadcast licensees, including certain of the Company's subsidiaries, have entered into time brokerage agreements with separately owned and licensed radio or television stations. These arrangements are subject to compliance with the antitrust laws and with the FCC's rules and policies requiring that the licensee of each station maintain independent control over the programming and station operations of its own station.

     Typically, a time brokerage agreement is a programming agreement between two separately owned broadcast stations serving a common service area, whereby the licensee of one station programs substantial parts of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the licensee of the brokered station. The broker then sells advertising time during such program segments for its own account. Such arrangements are an extension of the concept of traditional time brokerage, under which a licensee of a station sells the right to broadcast blocks of time on its station to an entity or entities which program the blocks of time and sell their own commercial advertising for their own account during the time periods in question.

     The FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. In addition, it has specifically exempted time brokerage agreements from its cross-interest policy. Furthermore, the FCC and the staff of the FCC's Mass Media Bureau have held that time brokerage agreements do not per se constitute a transfer of control and are not contrary to the Communications Act, provided that the licensee of the station maintains ultimate responsibility for and control over operations of its broadcast station (including, specifically, control over station finances, licensee personnel and programming) and complies with applicable FCC rules and with antitrust laws. Thus far, the FCC has not considered what relevance, if any, a time brokerage agreement may have upon its evaluation of a licensee's performance at renewal time.

     Under certain circumstances, the FCC will consider a station brokering time on another radio station serving the same market to have an attributable ownership interest in the brokered station for purposes of the FCC's radio local ownership rules. In particular, a radio broadcast station is not permitted to enter into a time brokerage agreement giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's revised local radio multiple ownership rules. Nevertheless, radio time brokerage agreements entered into before September 16, 1992, are generally grandfathered. The FCC has no present rules on the attribution of television time brokerage agreements as it does with radio time brokerage agreements. The FCC has adopted an interim policy on the grant of transfer and assignment applications that include television time brokerage agreements and the FCC is now considering whether to adopt rules governing television time brokerage agreements. The 1996 Act included a provision stating that the broadcast ownership section of the 1996 Act is not to be construed to prohibit the origination, continuation or renewal of any television time brokerage agreement that complies with FCC regulations. See "Proposed Changes."

     The FCC rules also prohibit a radio broadcast licensee from simulcasting more than 25% of its programming on another station in the same radio broadcast service (that is, AM-AM or FM-FM), whether it owns both stations or operates both through a time brokerage agreement, if the brokered and brokering stations serve substantially the same geographic area.

     "Must Carry"/Retransmission Consent. Some provisions of the 1992 Cable Act and the implementing rules adopted by the FCC, such as signal and carriage and equal employment opportunity requirements, directly affect television broadcasting. Other provisions, although focused exclusively on the regulation of cable television, may indirectly affect the Company because of the competition between over-the-air television stations and cable systems.

     The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations the option once every three years to elect to require a cable system to carry the station on certain designated cable channels subject to certain exceptions, or to negotiate for retransmission consent to carry the station. A cable system generally is required to devote up to one-third of its activated channel capacity for the mandatory carriage of local commercial television stations. Local non-commercial television stations also are given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all distant commercial television stations (except for commercial satellite-delivered independent superstations such as WTBS), commercial radio stations and certain low power television stations carried by such systems after October 6, 1993.


     On April 8, 1993, a special three-judge federal district court issued a decision upholding the constitutional validity of the mandatory signal carriage requirements. In June 1994, the United States Supreme Court vacated this decision and remanded it to the district court to determine, among other matters, whether the statutory carriage requirements are necessary to preserve the economic viability of the broadcast industry. On December 12, 1995, a three-judge federal district court panel again upheld the constitutional validity of the mandatory signal carriage requirements, ruling that reasonable evidence supported Congress' conclusion that "must carry" rules are necessary to preserve the economic validity of the broadcast industry. The district court's decision has been appealed to the Supreme Court, but the mandatory broadcast signal carriage requirements will remain in effect pending the outcome of the further proceedings. The Supreme Court has set oral argument for October 7, 1996. The Company cannot predict whether the Supreme Court will ultimately uphold or strike down the mandatory signal carriage requirements. If a station is not carried by a cable system in its area or is shifted to an undesirable channel on such cable system, the station could experience a decline in viewership that could adversely affect its revenue, particularly revenue from stations carried on a cable system solely to comply with the "must carry" law (for example, if the Infomall programming competes with the cable system's own, similar non-broadcast offering).


     The 1996 Act allows for local telephone exchange carriers and other entities to provide video programming over "Open Video Systems." The FCC is required to adopt regulations mandating must carry for commercial and noncommercial stations and retransmission consent for these systems.

     The 1996 Act modified the way in which markets for carriage will be determined for purposes of the must-carry rules. The 1996 Act provides that, instead of using markets previously defined by the Arbitron ratings service, the FCC may determine a broadcast station's market by using commercial publications that delineate television markets based on viewing patterns. The FCC is authorized to entertain requests for expansion or other modification of television station markets, and is now required to resolve any market modification request within 120 days after the request is filed. The grant of such requests by a television licensee to extend its "must carry" rights into another ADI may fractionalize the viewing audience of other television stations already classified as entitled to "must carry" rights within the ADI.


     The 1996 Act directed the FCC to adopt regulations to allow local exchange telephone companies to provide video programming either as cable operators or under the newly-established category of "Open Video Systems." If a local exchange telephone company decides to provide video programming as a cable operator, it will be subject to the same must-carry/retransmission consent requirements as a cable operator. The 1996 Act also directed the FCC to adopt rules requiring operators of Open Video Systems to be subject to regulations regarding "must carry" for commercial and noncommercial broadcast stations, network nonduplication, syndicated exclusivity protection and retransmission consent options. Operators of Open Video Systems will be required to carry identification of broadcast stations on any navigational device, guide, or menu that they have on their System.

     Equal Employment Opportunity Requirements. The 1992 Cable Act also codified the FCC's existing equal employment opportunity ("EEO") regulations and reporting forms used by television broadcast stations. In addition, as required by the 1992 Cable Act, the FCC has adopted rules providing for a review of the EEO performance of each television station at the mid-point in its license term (in addition to an examination at renewal time) and for the FCC to inform the licensee of any improvements in recruiting practices that may be needed as a result of the review. The FCC recently proposed rules that would reduce the EEO recordkeeping and filing requirements for certain categories of broadcast stations. The FCC also has proposed to give broadcasters credit for using the recruiting resources of a central source, such as a state broadcast association, and has proposed to adopt guidelines for imposing forfeitures for EEO violations.

     Syndicated Exclusivity/Territorial Exclusivity The FCC has imposed on cable operators syndicated exclusivity rules and has expanded existing network non-duplication rules. These syndicated exclusivity rules allow local broadcast stations to require that cable operators black out certain syndicated non-network programming carried on distant signals (that is, signals of broadcast stations, including so-called super stations, which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network affiliates to require that cable operators black out duplicating network broadcast programming carried on more distant signals that are not significantly viewed over the air.


     Prime Time Access Rules. The FCC's recently terminated prime time access rule placed programming restrictions on affiliates of major national television networks. In the past, this rule generally restricted affiliates of networks in the 50 largest television markets (as defined by the rule) generally to no more than three hours of network programming during the four hours of prime time. Recently, the FCC changed its definition of network to include those entities that deliver more than 15 hours of prime time programming (a term defined in those rules) to affiliates reaching 75% of the nation's television homes. Under this definition, certain national television networks are not subject to the prime time access rule. In July 1995, the FCC issued an order repealing the prime time access rules, subject to a one-year transition period during which the rules will continue in effect. The prime time access rules terminated on August 30, 1996. The Company cannot predict what effect the repeal of the rules may have on the operation of its network-affiliated television stations or the market for syndicated television programming.


     V-Chip. The 1996 Act encourages the broadcast television industry to establish a ratings system for video programming. If the industry fails to establish such a ratings system within one year, the FCC is directed to appoint a Committee to recommend a ratings system. The 1996 Act also requires the inclusion of an electronic device (the "V-Chip") in new television sets, which will enable parents to block programming that contains a certain rating.

     Television and radio broadcast stations also may be subject to a number of other federal, state and local regulation, including regulations of the Federal Aviation Administration affecting tower height and marking, and federal, state and local environmental and land use restrictions and general business regulation, and a variety of local regulatory concerns.

     Children's Television. Pursuant to the Children's Television Act of 1990, the FCC has adopted rules limiting advertising in children's television programming and requiring that television broadcast stations serve the educational and informational needs of children. The Children's Television Act specifically requires the FCC to consider compliance with these obligations in deciding whether to renew a television broadcast license. On August 8, 1996, the FCC adopted new rules on the enforcement of the Children's Television Act. Among other measures, the FCC has specified a definition of "core programming" to be considered in assessing whether a licensee has met its obligations to educate and inform children. In general, "core programming" must be regularly scheduled weekly programming of at least 30 minutes in length, aired between 7:00 a.m. and 10:00 p.m., a significant purpose of which is to serve the educational and informational needs of children. Licensees will be required to identify "core programming" in the information provided to television guides, at the time the programming is aired, and in reports placed in the broadcaster's public file. Licensees who air at least three hours of children's programming per week or the equivalent will be eligible to have their licenses renewed by action of the FCC's staff. Licensees who do not meet this processing standard will have their renewal applications considered by the FCC Commissioners. The new rules regarding on-air identification, program guides, public file, and reporting requirements become effective January 2, 1997.

     Proposed Changes. The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies involving a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience and advertising revenue for the Company's broadcast stations and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions.

          Implementation of Amendments to the Communications Act. Since the enactment of the 1996 Act in February 1996, the FCC has begun a number of rule making proceedings to conform its rules to the new statute, to review certain aspects of its rules as directed by the new statute or to provide guidance and clarification on how the FCC will apply certain provisions of the new statute. The 1996 Act is one of the most significant changes to the Communications Act since its adoption in 1934. Although the focus of the 1996 Act is on telephony, the 1996 Act will result in changes to several provisions of the law relating to broadcasters. The 1996 Act expressly requires the FCC to change its rules in many significant respects, and additional rule making proceedings may be required to adapt present FCC requirements to the new law. As the 1996 Act only recently has been passed and become law and the FCC has not yet completed all of the proceedings that the 1996 Act requires, it remains to be seen how the FCC will interpret certain provisions of the 1996 Act.

          FCC Proceedings to Revise Broadcast Ownership Rules. The FCC has several pending rule making proceedings to consider aspects of its ownership rules affecting broadcasting that predate the enactment of the 1996 Act. The passage of the 1996 Act will affect the outcome of these proceedings, and the FCC may initiate new or further proceedings to consider some of these matters. In January 1995, the FCC issued a further notice of proposed rule making which proposed the following changes in regulations governing television broadcasting: (i) modifying the reach discount as it applies to UHF stations; (ii) narrowing the geographic area where common ownership restrictions would be triggered by limiting it to overlapping Grade A contours rather than Grade B contours and by permitting (or granting waivers in particular cases or markets) certain UHF/UHF or UHF/VHF overlaps; (iii) relaxing the rules prohibiting cross-ownership of radio and television stations in the same market to allow certain combinations where there remain alternative outlets and suppliers to ensure diversity; and (iv) treating television time brokerage agreements the same as radio time brokerage agreements which would preclude certain television time brokerage agreements presently in effect, where the programmer owns or has an attributable interest in another television station in the same market. In June 1995, the FCC announced an interim policy for processing television transfer and assignment applications that include time brokerage agreements. Pending the adoption of new rules, the FCC has stated that it will not grant applications that propose a time brokerage arrangement if the arrangement also includes both debt financing by the time broker and an option for the time broker to purchase the brokered station. The FCC has stated that it will continue to grant applications with time-brokerage arrangements if they include only one of those elements (that is, either debt financing by the broker or an option of the time broker to purchase). Adoption of the most restrictive proposals in the FCC's television ownership proceeding could limit the Company's alternatives for entering into new time brokerage agreements and making new broadcast acquisitions and, if existing arrangements are not grandfathered, could require the Company to modify or terminate certain of its time brokerage agreements.

          In January 1995, the FCC issued a further notice of proposed rule making that combined several long-pending proceedings to consider changes in its ownership rules and policies. In the proceeding, the FCC is considering, among other things, (i) whether to make non-voting stock interests attributable; (ii) whether to change attribution thresholds;
     (iii) how to treat limited liability companies for purposes of attribution;
     (iv) whether to extend the cross-interest policy to require review of multi-layered business relationships, including debt relationships, that now are not subject to scrutiny; and (v) whether to retain the so-called "single majority shareholder" exception to attribution under which no minority stock interest is attributable in a corporation with a single shareholder voting more than a fifty percent interest; and (vi) whether to change the insulation standards for non-attribution of limited partnership interests. Adoption of the most restrictive alternatives available to the FCC could require that the Company, in assessing acquisition and compliance strategies, take into account additional interests of itself and its principals that are now exempt from FCC ownership regulation, and potentially divest or restructure some interests.

          In a second notice of proposed rule making the FCC is seeking comment on whether the FCC should relax attribution and other rules to facilitate greater minority and female media ownership.

          The 1996 Act directs the FCC to conduct a biennial review of its broadcast ownership rules, to determine whether the rules continue to serve the public interest, and to repeal or modify regulations found to no longer serve the public interest.

          FCC Inquiry on Broadcast of Commercial Matter. The FCC also has initiated a notice of inquiry proceeding seeking comment on whether the public interest would be served by establishing limits on the amount of commercial matter broadcast by television stations. No prediction can be made at this time as to whether the FCC will propose any limits on commercial advertising at the conclusion of its deliberation or the effect the imposition of limits on the commercial matter broadcast by television stations would have upon the Company's operations.

          Digital Audio Broadcasting. The FCC recently has allocated spectrum to a new technology, digital audio broadcasting ("DAB"), to deliver satellite-based audio programming to a national or regional audience and is considering rules for a DAB service. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats with compact disc quality sound to local and national audiences. It is not known at this time whether this technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. In addition, applications by several entities currently are pending at the FCC for authority to offer multiple channels of digital, satellite-delivered S-Band aural services that could compete with conventional terrestrial radio broadcasting. These satellite radio services use technology that may permit higher sound quality than is possible with conventional AM and FM terrestrial radio broadcasting. Thus far, the FCC has not granted the pending requests for authorizations to offer satellite radio, nor has it adopted rules for the proposed satellite radio service. Implementation of DAB would provide an additional audio programming service that could compete with the Company's radio stations for listeners, but the effect upon the Company cannot be predicted.

          Advanced High Definition Television System. The FCC has also begun to adopt rules for implementing advanced (high definition) television ("ATV") also known as digital television, or DTV, in the United States. Implementation of ATV service should improve the technical quality of television broadcasts. In anticipation of the implementation of ATV operations, the 1996 Act directed the FCC to adopt ATV technical standards and other rules necessary to protect the public interest. The FCC is authorized (but not required) to establish minimum hours of ATV operation. The 1996 Act also provides for the FCC to limit the eligibility for ATV licenses to existing television licensees and permittees. The FCC is directed to condition ATV licenses on recapture of either the new ATV spectrum or television licensees' current spectrum channel, but neither the timetable nor the subsequent use of recaptured spectrum is specified. Ten years after it first issues ATV licenses, however, the FCC must evaluate its regulation and public acceptance of ATV, including possible alternative uses of and reduction in ATV spectrum.

          The FCC is required to adopt rules permitting ATV licensees to offer "ancillary or supplementary services" on newly-available ATV spectrum, so long as such services are consistent with the FCC's ATV standards; do not derogate required ATV services, including high definition television; and are regulated in the same manner as similar non-ATV services. Ancillary or supplementary services will not have must-carry rights on cable television systems. All services using ATV spectrum must be consistent with the public interest and renewal applicants will be required to establish that all conventional and ATV program services are in the public interest. Failure to comply with FCC requirements governing ancillary or supplementary ATV services will reflect adversely on renewal qualifications.

          Licensees which use ATV frequencies to provide ancillary or supplementary services on a subscription or similar paid basis (commercially-supported non-subscription broadcasting is excluded) will be required to pay annual fees, based on the amount of spectrum being used and the time it is used for ancillary and supplementary services. The fee is not to exceed the amount which would have been received had the spectrum been auctioned for similar uses.

          The FCC has decided to set aside specific new channel allotments for ATV service. Initial eligibility for these channels will be limited to existing television licensees. The FCC has not yet adopted a new technical standard for ATV, nor has it adopted a new Table of Allotments for ATV channels.

          Under the FCC's current plan for phasing in ATV service, each television station would be able to continue to provide conventional television service on its regular channel until ATV has become the prevalent medium. In August 1995, the FCC issued its Fourth Further Notice of Proposed Rulemaking and Third Notice of Inquiry in its ATV proceeding. The notice and inquiry requested public comment on a number of issues in connection with the establishment of ATV television broadcasting, including: (i) procedures and timetables for existing broadcasters to move to ATV channels and relinquish their present spectrum; (ii) restrictions on the use of ATV channels during the transition period; (iii) the effect of conversion to digital transmission on a broadcaster's public interest obligations; (iv) incentives for the rapid adoption of ATV transmission technologies by broadcasters and by the public, and (v) the impact of ATV on cable television carriage or retransmission consent. Fifteen years after the start date, television broadcasters would be required to surrender their conventional television licenses. In May 1996, the FCC issued its Fifth Further Notice of Proposed Rulemaking in the ATV proceeding. The notice proposed to adopt a fixed technical standard for ATV transmission.


          On July 25, 1996, the FCC adopted its Sixth Further Notice of Proposed Rule Making in its ATV proceeding. In the notice, the FCC proposed to seek to provide a second channel for ATV service for all eligible television broadcasters, to replicate broadcasters' present service areas, and to minimize interference without preference to either conventional or ATV service. The FCC also proposed an ATV allotment plan using the spectrum occupied by existing channels 7-51 for ATV allotments to permit the possible early recovery of spectrum. The FCC asked for comment on alternate approaches to minimize the impact upon low power television and television translator stations. The FCC will continue to accept applications for modification of the facilities of existing television stations, but will condition grants on the outcome of the ATV allotment proceeding. Implementation of ATV service is likely to impose additional costs on television stations providing new service due to increased equipment costs. While the Company believes the FCC will authorize ATV, the Company cannot predict when such authorization might be given or the effect such authorization might have on the Company's business.


          Other Changes that may result from matters under consideration by the FCC or the Congress include: (i) spectrum use or other fees on FCC licensees; (ii) the FCC's EEO rules and other matters relating to female or minority involvement in the broadcasting industry; (iii) rules relating to political broadcasting; (iv) technical and frequency allocation matters; (v) changes in the FCC's cross-interest, multiple ownership and cross-ownership rules and policies; (vi) changes in the tax deductibility of advertising expenses; (vii) changes in standards governing violent or indecent programming, the evaluation and regulation of television programming directed towards children, and the presentation of television programming directed at the informational and educational needs of children, including the quantitative guidelines on the minimum amount of such programming to be provided; and (viii) changes in regulation of the relationship between major television networks and their affiliates.

     The foregoing is only a brief summary of certain provisions of the Communications Act and of specific FCC and other regulations. Reference is made to the Communications Act, FCC regulations, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

EMPLOYEES

     As of June 30, 1996, the Company had approximately 873 full-time employees and approximately 252 part-time employees, for a total of 1,125 employees. None of its employees is represented by a labor union. The Company considers its relations with its employees to be good.

SEASONALITY


     Seasonal revenue fluctuations are common within the radio and television broadcasting industry and result primarily from fluctuations in advertising expenditures by local retailers. Paxson Radio and Paxson Network-Affiliated Television generally experience their lowest revenue for the year in the first quarter, whereas the highest revenue for the year generally occurs in the fourth quarter. Because of the short operating history of inTV, the Company's ability to assess the effects of seasonality on inTV is limited. It appears, however, that inTV may experience its highest revenues during the first and fourth quarters.


PATENTS AND TRADEMARKS

     The Company has 23 registered trademarks and 17 trademark registrations pending relating to its business. It does not own any patents or patent applications. The Company does not believe that any of its trademarks are material to its business or operations.

PROPERTIES AND FACILITIES

     The following table sets forth information with respect to the Company's offices and the studio and broadcast tower locations of its owned radio and television stations. Management believes that the Company's properties are in good condition and are suitable for its operations.

                                                                                   LEASE
                                             PROPERTY           OWNED/LEASED     EXPIRATION
                                     -------------------------  ------------   --------------
RADIO MARKET(A)
- ---------------
Miami, FL..........................  Studio/Offices                 Owned
                                     WLVE-FM Tower                 Leased        January 2000
                                     WZTA-FM Tower                 Leased          April 2007
                                     WINZ-AM Tower                  Owned
Tampa, FL..........................  Studio/Offices                Leased            May 1998
                                     WHNZ-AM Tower                  Owned
                                     WHPT-FM Tower                  Owned
                                     WNZE-AM Tower                  Owned
                                     WSJT-FM Tower                  Owned

                                                                                   LEASE
                                             PROPERTY           OWNED/LEASED     EXPIRATION
                                     -------------------------  ------------   --------------
Orlando, FL........................  Studio/Offices                Leased          March 2002
                                     WJRR-FM Tower                 Leased          April 2000
                                     WMGF-FM Tower                 Leased       February 2001
                                     WWNZ-AM Tower                  Owned
                                     WWZN-AM Tower                  Owned
Jacksonville, FL...................  Studio/Offices                Leased       February 1999
                                     WROO-FM Tower                 Leased          March 1999
                                     WPLA-FM Tower                  Owned
                                     WNZS-AM Tower                 Leased           Perpetual
                                     WZNZ-AM Tower                  Owned
                                     WFSJ-FM Tower
Pensacola, FL......................  WOWW-FM Studio/Offices        Leased       December 1996
                                     WOWW-FM Tower                  Owned
                                     WTKX-FM Studio/Offices         Owned
                                     WTKX-FM Tower                 Leased          March 2018
Tallahassee, FL....................  WSNI-FM Studio/Offices        Leased       December 1998
                                     WSNI-FM Tower                 Leased          March 2005
                                     WXSR-FM Studio/Offices        Leased       December 1998
                                     WXSR-FM Tower                 Leased          April 1998
                                     WTPS-FM Studio/Offices        Leased       December 1998
                                     WTPS-FM Tower                 Leased         August 2000
                                     WTNT-FM Studio/Offices        Leased       December 1999
                                     WTNT-FM Tower                  Owned
                                     WNLS-AM Studio/Offices        Leased       December 1999
                                     WNLS-AM Tower                  Owned
Panama City, FL....................  WPBH-FM Studio/Offices        Leased          March 1999
                                     WPBH-FM Tower                 Leased          March 1999
                                     WPAP-FM Studio/Offices        Leased              Annual
                                     WPAP-FM Tower                 Leased          March 2011
                                     WFSY-FM, WEBZ-FM and
                                     WGNE-AM Studio/Offices         Owned
                                     WFSY-FM Tower                 Leased           July 2115
                                     WEBZ-FM Tower                 Leased           July 2113
                                     WGNE-AM Tower                  Owned
Cookeville, TN.....................  Studio/Offices                Leased       December 1998
                                     WGSQ-FM Tower                 Leased           July 2007
                                     WPTN-AM Tower                  Owned
                                     WHUB-AM/FM Studio/Offices     Leased        October 1998
                                     WHUB-AM/FM Tower               Owned
TELEVISION MARKET(A)
- ------------------
New York, NY.......................  Studio                        Leased          March 2001
                                     Tower                         Leased          March 2006
Los Angeles, CA....................  Studio/Offices                Leased        October 1998
                                     Tower                         Leased           June 2005
                                     Sales Office                  Leased           July 1998
Philadelphia, PA...................  Studio                        Leased      September 2000
                                     Tower                          Owned

                                                                                   LEASE
                                             PROPERTY           OWNED/LEASED     EXPIRATION
                                     -------------------------  ------------   --------------
San Francisco, CA..................  Studio/Offices                Leased           June 2005
                                     Tower                         Leased           June 2020
Boston, MA.........................  Studio/Offices                Leased       February 2006
                                     Tower                         Leased           June 2026
Washington, D.C....................  Studio                         Owned
                                     Tower                          Owned
Atlanta, GA........................  Studio/Offices                Leased           June 2001
                                     Tower                         Leased        October 2015
Houston, TX........................  Studio/Offices                Leased        October 1998
                                     KTFH-TV Tower                  Owned
                                     K33DB Tower                   Leased        January 1997
Cleveland, OH......................  Studio                         Owned
                                     Tower                          Owned
Hartford, CT.......................  Studio                        Leased        October 1999
                                     Tower                         Leased        October 2035
West Palm Beach, FL................  Studio/Offices                Leased        October 1998
                                     Tower                          Owned
                                     Headquarters                   Owned
Greensboro, NC.....................  Studio                         Owned
                                     Tower                          Owned
Albany, NY.........................  Studio                        Leased            May 1998
                                     Tower                          Owned
Dayton, OH.........................  Studio                         Owned
                                     Tower                          Owned

- ---------------

(a) Market listed may differ from actual location.

LEGAL PROCEEDINGS

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, no material legal proceedings are pending to which the Company, or any of its property, is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's directors and executive officers.


                   NAME                      AGE                    POSITION
- -------------------------------------------  ---   -------------------------------------------
Lowell W. Paxson...........................  61    Chairman of the Board, Chief Executive
                                                   Officer and Director
James B. Bocock............................  52    President, Chief Operating Officer and
                                                   Director
Dean M. Goodman............................  49    President, inTV and Paxson
                                                   Network-Affiliated Television
Jon Jay Hoker..............................  57    President, Paxson Radio
Arthur D. Tek..............................  47    Vice President, Treasurer, Chief Financial
                                                   Officer and Director
Anthony L. Morrison........................  35    Vice President, Secretary and General
                                                   Counsel
Michael J. Marocco*........................  37    Director
John A. Kornreich*.........................  50    Director
J. Patrick Michaels, Jr....................  52    Director
S. William Scott...........................  62    Director
Bruce L. Burnham...........................  62    Director
James L. Greenwald.........................  68    Director


- ---------------

* Messrs. Kornreich and Marocco are expected to resign upon redemption of the Senior Preferred Stock, which is to be effected with a portion of the proceeds of this Offering.

     Lowell W. Paxson has been Chairman of the Board, Chief Executive Officer and a Director of the Company since its inception. Mr. Paxson was the creator, co-founder and president of Home Shopping Network, Inc. ("HSN"), a position he held from HSN's inception in May 1985 to December 1990. He remained a consultant to HSN through 1994. Mr. Paxson was a pioneer in the home shopping concept on radio beginning in 1977, which he later transferred to television through HSN. Mr. Paxson has been involved in radio for over 40 years, during which time he owned a majority interest in a number of radio stations. At HSN, in which he was a major initial stockholder, he was actively involved in the acquisition and operation of ten television stations which were later spun-off by HSN as Silver King Communications, Inc. Mr. Paxson earned his Bachelor's degree from Syracuse University in 1956. Mr. Paxson holds memberships in the National Cable Television Association and the National Association of Broadcasters.

     James B. Bocock has been President and Chief Operating Officer of the Company since July 1991 and has been a Director since January 1994. Mr. Bocock was Vice President -- Broadcast Affiliations for HSN from September 1986 to June 1991. While at HSN, Mr. Bocock negotiated HSN's acquisition of several full and low power television stations. Mr. Bocock, a former radio station owner, has been involved in broadcasting since 1962, including service as the general manager of a number of radio stations throughout the United States.

     Dean M. Goodman has been President of inTV and Paxson Network-Affiliated Television since January 1995. Mr. Goodman joined the Company in 1993 and prior to becoming President of Paxson Communications Television, Inc., was the General Manager of the Company's Miami radio group. Prior to joining the Company in 1993, Mr. Goodman was Executive Vice President of the television and radio broadcast group of Gilmore Broadcasting Corp. Prior to joining Gilmore Broadcasting Corp., Mr. Goodman was Vice President and General Manager of Southwest Radio, Inc. and Community Service Broadcasters, Inc. Since 1993, Mr. Goodman has served as chairman of the Florida Association of Broadcasters, and has been a director of the National Association of Broadcasting since January 1995.

     Jon Jay Hoker has been the President of Paxson Radio since January 1995. From April 1994 to January 1995 he was President of Paxson Networks, Inc. Mr. Hoker is a former radio group owner, having formed Hoker Broadcasting in 1985. Prior to forming his own group, Mr. Hoker was a vice president with Belo

Broadcasting from 1982 to 1985. Mr. Hoker was responsible for overall operations of radio stations in Dallas and Denver as well as overseeing all radio acquisitions. Mr. Hoker began his broadcast career with ABC, where he was Vice President and General Manager of ABC's Detroit and Houston radio stations. Mr. Hoker is a past President of the Houston Association of Broadcasters and the Dallas-Ft. Worth Association of Broadcasters from 1971 to 1981.


     Arthur D. Tek has been Vice President and Chief Financial Officer of the Company since December 1992. He has been Treasurer and a Director of the Company since January 1994. Prior to joining the Company, Mr. Tek was Chief Financial Officer and Controller of Chase Communications, Inc., a television and radio broadcasting firm, from February 1990 to December 1992. Mr. Tek was Vice President -- Finance for SunGroup, Inc., a radio station group, from November 1986 to February 1990. Mr. Tek has been a director of the Broadcast Cable Financial Management Association since June 1995.

     Anthony L. Morrison has been Vice President, Secretary and General Counsel since February 1995. He was an attorney in the New York office of the law firm of O'Melveny & Myers from June 1990 to February 1995, with a practice consisting of banking, finance, and general corporate matters. Mr. Morrison was an attorney with the New York office of White & Case from November 1987 to June 1990.

     Michael J. Marocco has served as a Director since December 1993. He joined Sandler Capital Management in 1989 and is a general partner of Sandler Associates and, through affiliates, a general partner of the Sandler Media Partnerships, Sandler Mezzanine Partnerships, and the 21st Century Communications Partnerships. The Sandler Mezzanine Partnerships hold an equity interest in the Company. See "Principal and Selling Stockholders." He was a Vice President at Morgan Stanley & Co. Inc., serving in its communications group, from 1984 to 1989. Mr. Marocco is a director of YES Entertainment, Inc.

     John A. Kornreich has served as a Director since December 1993. He joined Sandler Capital Management in 1988 and is a general partner of Sandler Associates and, through affiliates, a general partner of the Sandler Media Partnerships, Sandler Mezzanine Partnerships, and the 21st Century Communications Partnerships. The Sandler Mezzanine Partnerships hold an equity interest in the Company. See "Principal and Selling Stockholders." In 1986, Mr. Kornreich formed J.K. Media, L.P., a private investment partnership funded primarily by communications industry executives, for which Mr. Kornreich serves as the sole general partner.

     J. Patrick Michaels, Jr. has been serving as a Director since February 1995. Mr. Michaels founded and since 1973 has been the Chairman of the Board of Directors and Chief Executive Officer of Communications Equity Associates, Inc. ("CEA"), a firm that specializes in providing financial services to a variety of organizations in the media, communications and entertainment industries. During 1973, Mr. Michaels was Vice President of Cable Funding Corporation, a specialized finance company lending to the cable television industry. From October 1968 through December 1972, Mr. Michaels served as one of the original employees and Vice President of TM Communications, the cable subsidiary of The Times Mirror Company. Mr. Michaels holds equity interests in a number of media companies, some of which may be deemed competitive with the Company. Mr. Michaels is the Vice Chairman of the Board of Directors, Acting President and Acting Chief Operating Officer of Video Jukebox Network, Inc.

     S. William Scott has been serving as a Director since February 1995. From 1983 to 1987, Mr. Scott was Executive Vice President, Westinghouse Broadcasting Television Group. From 1981 through the end of 1983, Mr. Scott served as President and Chief Operating Officer of a Westinghouse Broadcasting/American Broadcasting Company joint venture for cable television known as the Satellite News Channels. Currently, Mr. Scott provides consulting services to various media companies, including the Company.

     Bruce L. Burnham has been serving as a director since February 1996. Mr. Burnham has been President of The Burnham Group, a retail consulting and marketing firm, since 1993. From 1981 to 1984, Mr. Burnham was Chairman and Chief Executive Officer of Dayton's Department Stores, headquartered in Minneapolis, and from 1979 to 1980 was President and Chief Executive Officer of Bonwit Teller in New York City. Mr. Burnham is currently a director of Financial Benefit Group, Inc. and J.B. Rudolph, Inc.

     James L. Greenwald has been serving as a director since April 1996. From 1975 to 1994, Mr. Greenwald was Chairman and Chief Executive Officer of Katz Communications, Inc., a broadcast advertising representa-tive sales firm; since 1994, Mr. Greenwald has been Chairman Emeritus of that firm. Mr. Greenwald is a director of Granite Broadcasting Company and Source Media, Inc.

     All officers are elected until the next annual meeting of the Board of Directors or until their respective successors are chosen and qualified. Directors serve for a one-year term or until their successors are elected.

EXECUTIVE COMPENSATION

     The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 1995, 1994 and 1993 for the Company's Chief Executive Officer and four highest paid executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM COMPENSATION
                                                                                 ------------------------
                                                 ANNUAL COMPENSATION             NUMBER OF
                                        --------------------------------------   SECURITIES
                                                                OTHER ANNUAL     UNDERLYING   ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)    BONUS     COMPENSATION(2)    OPTIONS    COMPENSATION
- -------------------------------  ----   ---------   --------   ---------------   ---------   ------------
Lowell W. Paxson...............  1995   $ 350,000   $    -0-       $   -0-            -0-       $  -0-
  Chairman and Chief Executive   1994         -0-        -0-           -0-            -0-          -0-
  Officer(3)                     1993         -0-        -0-           -0-            -0-          -0-
James B. Bocock................  1995     225,000        -0-       164,325        850,000          -0-
  President and Chief Operating  1994     160,000        -0-           -0-            -0-          -0-
  Officer                        1993     125,000        -0-           -0-            -0-          -0-
Dean M. Goodman................  1995     200,000     75,000       229,625        223,361          -0-
  President -- Paxson            1994     183,750    207,057           -0-            -0-          -0-
  Television                     1993     126,562     53,665           -0-            -0-          -0-
Jon Jay Hoker..................  1995     200,000     50,000       182,688        150,000          -0-
  President -- Paxson Radio(4)   1994     140,000     51,043           -0-            -0-          -0-
                                 1993         -0-        -0-           -0-            -0-          -0-
Arthur D. Tek..................  1995     150,000        -0-           -0-        150,000        3,000(5)
  Vice President, Treasurer,     1994     112,500        -0-           -0-            -0-          -0-
  and                            1993     100,000        -0-           -0-            -0-          -0-
  Chief Financial Officer


- ---------------

(1) Includes amount Named Executive Officer elected to defer pursuant to the Company's Profit Sharing Plan.
(2) Represents the difference between the price paid by the Named Executive Officer upon the exercise of certain of his options granted under the Stock Incentive Plan and the fair market value of such securities at the time of exercise.
(3) Mr. Paxson has entered into a five and one-half year employment agreement that commenced on June 30, 1994. See "Employment Agreements."
(4) Mr. Hoker was employed by the Company commencing in January 1994.
(5) Represents relocation allowance in excess of general allowance under Company's relocation plan.

OPTION GRANTS IN 1995

     The following table sets forth certain information relating to option grants pursuant to the Stock Incentive Plan in the year ended December 31, 1995 to the individuals named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUES AT ASSUMED
                       NUMBER OF SHARES                                                         ANNUAL RATES OF STOCK PRICE
                       OF COMMON STOCK      % OF TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR OPTION TERM(2)
                      UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   PRICE PER   EXPIRATION   --------------------------------------
        NAME              GRANTED(1)          IN FISCAL YEAR        SHARE        DATE        0%(3)          5%            10%
- --------------------  ------------------   --------------------   ---------   ----------   ----------   -----------   -----------
Lowell W. Paxson....            -0-                 -0-%              N/A            N/A   $      -0-   $       -0-   $       -0-
James B. Bocock.....        850,000                46.1%            $3.42      2/12/2005    5,593,000    11,628,000    21,343,500
Dean M. Goodman.....        223,361                12.1%             3.42      2/12/2005    1,469,715     3,055,579     5,608,595

                                                                                           POTENTIAL REALIZABLE VALUES AT ASSUMED
                       NUMBER OF SHARES                                                         ANNUAL RATES OF STOCK PRICE
                       OF COMMON STOCK      % OF TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR OPTION TERM(2)
                      UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   PRICE PER   EXPIRATION   --------------------------------------
        NAME              GRANTED(1)          IN FISCAL YEAR        SHARE        DATE        0%(3)          5%            10%
- --------------------  ------------------   --------------------   ---------   ----------   ----------   -----------   -----------
Jon Jay Hoker.......        150,000                 8.1%             3.42      2/12/2005      987,000     2,052,000     3,766,500
Arthur D. Tek.......        150,000                 8.1%             3.42      2/12/2005      987,000     2,052,000     3,766,500

- ---------------

(1) All options granted to the named executive officers were granted pursuant to the Stock Incentive Plan. The options were granted pursuant to a five year vesting schedule retroactive to the executive's date of employment. All options are for Class A Common Stock.
(2) Potential realizable value is based on the assumed growth rates for the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, therefore, there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.
(3) Denotes realizable value at the date of grant which reflected a market value of $10.00 per share.

AGGREGATE OPTION EXERCISES IN 1995

     The following table sets forth certain information with respect to the unexercised options to purchase Class A Common Stock granted under the Stock Incentive Plan to the individuals named in the Summary Compensation Table above.

    AGGREGATE OPTIONS EXERCISED IN 1995 AND DECEMBER 31, 1995 OPTION VALUES

                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          SHARES                  OPTIONS AT DECEMBER 31, 1995       AT DECEMBER 31, 1995(1)
                        ACQUIRED ON    VALUE     ------------------------------   ------------------------------
         NAME            EXERCISE     REALIZED   EXERCISABLE     NONEXERCISABLE   EXERCISABLE     NONEXERCISABLE
- ----------------------  -----------   --------   -----------     --------------   -----------     --------------
Lowell W. Paxson......        -0-     $    -0-         -0-               -0-      $       -0-       $      -0-
James B. Bocock.......     15,000      164,325     665,000           170,000        7,866,950        2,011,100
Dean M. Goodman.......     20,000      229,625     113,361            90,000        1,341,061        1,064,700
Jon Jay Hoker.........     15,000      182,688      15,000           120,000          177,450        1,419,600
Arthur D. Tek.........        -0-          -0-      90,000            60,000        1,054,700          709,800

- ---------------

(1) Based on the public trading price of the Class A Common Stock of $15.25 on December 29, 1995.

STOCK INCENTIVE PLAN

     The Company established its Stock Incentive Plan (the "Stock Incentive Plan") in November 1994 to provide incentives to officers and other employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Stock Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors, and an aggregate of 2,143,575 shares of Class A Common Stock are available for issuance thereunder. In May 1996, the shareholders of the Company approved the adoption of the Company's 1996 Stock Incentive Plan (the "1996 Plan", and collectively with the Stock Incentive Plan, the "Stock Incentive Plans"), under which an additional 2,000,000 shares of Class A Common Stock have been made available for issuance. The Stock Incentive Plans are substantially identical except that the class of persons eligible to receive awards under the 1996 Plan has been expanded to include all persons performing services for the Company or any of its subsidiaries and all persons who have in the past performed such services (whether or not such persons are officers or employees of the Company or any such subsidiary), and all persons performing services relating to the Company in their capacity as an employee or independent contractor of a corporation or other entity providing services to the Company.

     The Stock Incentive Plans provide for the issuance of options, in the form of incentive stock options or non-qualified stock options, and awards of restricted stock to eligible persons selected by the Compensation Committee. The exercise price per share of Class A Common Stock deliverable upon the exercise of each stock option is determined by the Compensation Committee at the date the stock option is granted and as provided in the terms of the Stock Incentive Plans. Stock options are exercisable in whole or in part on such date or dates as are determined by the Compensation Committee at the date of the grant. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Stock options expire on the date or dates determined by the Compensation Committee at the time the stock options are granted. Holders of more than 10% of the combined voting power of the capital stock of the Company may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A Common Stock as of the date of the grant and the term of the option may not exceed five years.

     Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

     Restricted stock consists of shares of Class A Common Stock which are subject to forfeiture in whole or in part if the recipient's employment with the Company is terminated prior to the end of the restrictive period. Recipients do not become 100% vested in their restricted stock until five years after the effective date of the award. During the restricted period prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with the Company is terminated because of death, disability or retirement.

PROFIT SHARING PLAN

     The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan"). The Profit Sharing Plan provides that employees of the Company must complete one year of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the Profit Sharing Plan. Participants may elect to defer a specified percentage of their compensation into the Profit Sharing Plan on a pre-tax basis. The Company may, at its sole discretion, make matching contributions based on a percentage of deferred salary contributions at a percentage rate to be determined by the Board of Directors of the Company, which matching contributions may be in Company stock. In addition, the Company may make supplemental profit sharing contributions in such amounts as the Board of Directors of the Company may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, the participant's right to his or her profit sharing contribution vests 100%. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed as Chairman and Chief Executive Officer of the Company under an employment agreement. The agreement provides that Mr. Paxson will be employed for a five and one-half year period commencing on June 30, 1994, unless sooner terminated. Mr. Paxson began receiving an annual base salary of $350,000 commencing on January 1, 1995. Mr. Paxson's salary will be $385,000 in 1996, $423,500 in 1997, $465,850 in 1998 and $500,000 in 1999. In addition to the base salary, Mr. Paxson may receive an annual bonus at the discretion and in an amount set by members of the Compensation Committee that are not employees of the Company. Mr. Paxson's employment agreement is renewable for successive one-year terms, subject to good faith negotiation of its terms. Under the terms of the agreement, Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives, and is entitled to vacation days in an amount determined annually by the Board of Directors after good faith negotiation. Mr. Paxson is reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including entertainment and travel. Mr. Paxson's employment agreement is terminable by the Board of Directors before expiration for good cause, as defined in the agreement, or by Mr. Paxson for good reason, as defined in the agreement. In the event of Mr. Paxson's permanent disability or death, the Company will pay Mr. Paxson, or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, or one year, in the case of death.

     In addition, Mr. Paxson is a party to a noncompete agreement with the Company for a period ending on December 31, 1999 or the date of a change of control (as defined with respect thereto) of the Company. See "Certain Transactions -- Home Shopping Network, Inc."

                              CERTAIN TRANSACTIONS

     Mr. Paxson is the Chairman and Chief Executive Officer of the Company. Messrs. Marocco and Kornreich are directors of the Company and principals of the Sandler Partnerships, which are significant stockholders of the Company. Mr. Michaels is a director of the Company and the owner of CEA. Mr. Scott is a director of the Company and provides it certain consulting services. Set forth below is a description of certain transactions and relationships between Mr. Paxson, his affiliates and others and the Company, between the Sandler Partnerships and the Company, CEA and the Company and Mr. Scott and the Company.

     WFCT-TV Transactions. On December 17, 1993, BBTC entered into an agreement whereby CNI, a Section 501(c)(3) Florida non-profit corporation to which Mr. Paxson was a substantial contributor and of which he was a director, would make available to BBTC up to $3,120,000 for certain expenses in connection with the redemption of a limited partnership interest in BBTC and the construction of television station WFCT-TV, Bradenton, Florida (the "BBTC Loan Agreement"). In connection with the loan, BBTC granted to CNI an irrevocable, exclusive option to purchase the assets owned by BBTC that are used or useful in the construction or operation of WFCT-TV, including the licenses issued by the FCC for WFCT-TV, subject to the satisfaction of certain conditions and the receipt of necessary regulatory approvals. CNI's option may be exercised, subject to the prior approval of the FCC, at any time during the 10-year period beginning August 2, 1995. The price payable to BBTC upon exercise of the option is $91,000 in cash and the forgiveness of all outstanding indebtedness under the BBTC Loan Agreement, in the amount of $1,120,000 as of December 31, 1995. WFCT-TV commenced broadcasting operations on August 1, 1994.

     BBTC also entered into an agreement with a wholly-owned subsidiary of the Company as of December 17, 1993, under which the Company provides certain specified services relating to the construction and installation of WFCT-TV facilities. Pursuant to a time brokerage agreement, BBTC makes air-time available to CNI on WFCT-TV. In exchange for certain specified payments, BBTC has broadcast programming and commercial announcements produced by CNI.

     In connection with the foregoing transactions, Mr. Paxson agreed to lend CNI up to $3,120,000 to fund the loan to BBTC. On June 15, 1994, CNI and BBTC revised the BBTC Loan Agreement to reduce the maximum amount of the loan from $3,120,000 to $1,400,000, and to provide that BBTC lease rather than purchase the equipment and related tangible personal property required to construct WFCT-TV from the Company.


     Mr. Paxson assigned his rights and interests in the CNI loan to the Company in the amount of $1,120,000 (representing the then outstanding principal balance owed by CNI), and CNI agreed that the maximum principal amount of the loan would be reduced from $3,120,000 to $1,400,000. On June 15, 1994, CNI granted the Company the option to acquire the WFCT-TV assets from CNI for $191,000 after CNI exercises its option to purchase such assets from BBTC. On June 15, 1994, CNI assigned to the Company its rights and interests under the time brokerage agreement to provide up to 12 hours per day of programming on WFCT-TV. On May 31, 1996, the Company assigned its option to acquire the WFCT-TV assets to CNI and agreed to finance or arrange financing for CNI in connection with CNI's acquisition of such assets, in exchange for CNI's agreement to permit the Company to operate the station pursuant to a time brokerage agreement after CNI's acquisition and an option to acquire the station from CNI. CNI exercised its option to acquire the station on July 17, 1996.


     Worship Channel Studio. On January 1, 1993, Mr. Paxson agreed to lend CNI up to $2,500,000 to fund CNI's acquisition of certain equipment and related tangible property used in the production of television programming. Mr. Paxson assigned his rights and interests under the loan to the Company in consideration for the Company's promissory note in the principal amount of $2,500,000, which the Company subsequently repaid. In accordance with the terms of an agreement dated as of June 15, 1994, CNI sold to the Company CNI's production assets in consideration for the cancellation of CNI's $2,500,000 promissory note held by the Company. CNI and the Company have also contracted, effective as of August 1, 1994, for the Company to lease CNI's television production and distribution facility for the purpose of producing television programming for the Infomall TV Network.

     Christian Network, Inc. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to try and ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms at least as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be at least as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any action under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company. At June 30, 1996, the Company had made loans to CNI and its subsidiaries in an aggregate amount of $26.3 million to finance station acquisitions and related capital expenditures, $15 million of which was forgiven upon the purchase by the Company of four of these stations from CNI on July 1, 1996.

     Stockholders Agreement. On December 15, 1993, in connection with the issuance of the Company's Initial Senior Preferred Stock and warrants to purchase shares of Class A Common Stock and Class B Common Stock, the Company entered into a stockholders agreement with two entities controlled by Lowell W. Paxson (collectively, "Management Investors"), and the four purchasers of the Initial Senior Preferred Stock (the "Sandler Group"), three of which are affiliates of Michael J. Marocco and John A. Kornreich, two directors of the Company. On December 22, 1994, in connection with the issuance of the Existing Preferred Stock and Series B Preferred Stock, the purchasers of the Existing Preferred Stock and warrants to purchase Class C Common Stock became parties to the stockholders agreement, which was amended and restated (as amended, the "Stockholders Agreement"). The parties to the Stockholders Agreement further amended certain provisions thereof on March 26, 1996 in anticipation of, and primarily conditioned upon the consummation of, the Equity Offering. Such agreement, among other things, terminated the right of the holders of the Class A and Class B warrants ("Warrant Shares") to require the Company to purchase such Warrant Shares, permitted the Company to issue 2,000,000 additional shares of stock (or options to purchase the same), permitted the Company to issue 125,000 shares of Common Stock (or options to purchase the same) at an exercise price of $3.42 per share, deleted certain restrictions on the Company's ability to acquire businesses in consideration for stock of the Company and modified certain rights of the parties to register Common Stock of the Company.


     The Stockholders Agreement, among other things, grants the parties thereto a right of first refusal to purchase certain securities issued by the Company, as well as certain registration rights. In connection with this Offering, the Company has entered into an additional agreement with the parties to the Stockholders Agreement dated September 16, 1996, that, among other things, provides for the redemption of the Initial Senior Preferred Stock and Series B Preferred Stock and the waiver of the parties' right of first refusal and registration rights with respect to this Offering. In addition, such agreement eliminates certain rights of the Sandler Group under the Stockholders Agreement and provides for the termination of certain rights thereunder of the holders of the Existing Preferred Stock effective upon the future redemption of the Existing Preferred Stock by the Company.


     Home Shopping Network, Inc. In connection with the departure in 1990 of Mr. Paxson from HSN, he executed a consulting agreement containing various restrictions upon activities by him that might be considered competitive with HSN, including activities as an investor in competitive and other enterprises. Although Mr. Paxson's consulting services to HSN terminated in 1994, certain of the restrictions survived. As the Company's business evolved, the possible effect of the consulting agreement upon Mr. Paxson's role as the Company's chief executive officer and controlling stockholder became unclear. The Company considered it advisable to eliminate doubts concerning, among other matters, Mr. Paxson's role as a chief executive officer and controlling stockholder as the Company's business developed, and the scope of HSN's rights under the consulting agreement. Accordingly, on August 25, 1995, the Company and Mr. Paxson agreed with HSN to, among other things, terminate HSN's rights under the consulting agreement in consideration of a payment to HSN by the Company of $1,200,000. In conjunction with this transaction Mr. Paxson advanced $1,200,000 to the Company in the form of a note bearing interest at 6%. The Company repaid the note in October 1995.

     Shortly before the transaction with HSN, Mr. Paxson agreed with the Company that upon termination of HSN's rights under the consulting agreement, he will not compete with the Company for a period ending on December 31, 1999 (the date that the HSN consulting agreement would have otherwise terminated) or the date of a change of control (as defined with respect thereto) of the Company. An intangible asset has been recorded for $1,200,000 which will be amortized through maturity of the agreement.

     Todd Communications, Inc. In 1993, Mr. Paxson contributed a demand note receivable in the amount of $1,750,000 from Todd Communications, Inc., a company which owns WFSJ-FM (St. Augustine, Florida) and is beneficially owned by a member of Mr. Paxson's family. The note receivable accrued interest at the short-term annual applicable federal rate prescribed by the Internal Revenue Service with the balance of principal and interest due upon demand. The Company also performed limited sales support and administrative functions for Todd Communications, Inc., under a joint sales agreement. Todd Communications also had a note outstanding to Mr. Paxson in the principal amount of $1,643,000. During June 1996, the Company acquired Todd Communications for aggregate consideration of $5 million, consisting of the cancellation of Todd's note held by the Company in the principal amount of $1,822,000, assumption and immediate repayment by the Company of the note to Mr. Paxson and the issuance of shares of Class A Common Stock valued at $1,535,000.


     Whitehead Media. The Company initially financed the acquisition by Whitehead Media of each of WTVX-TV and WOAC-TV. Whitehead Media subsequently obtained refinancing from Banque Paribas, an affiliate of a holder of Existing Preferred Stock and warrants to acquire Class C Common Stock, and Canadian Imperial Bank of Commerce, the proceeds of which were used to repay the debt owed by Whitehead Media to the Company and to fund Whitehead Media's acquisition of WNGM-TV. The third party financing provided to Whitehead Media is unconditionally guaranteed by Mr. Paxson and Second Crystal Diamond, Limited Partnership ("Second Crystal"), an affiliate controlled by Mr. Paxson and through which he beneficially owns and controls a substantial portion of the Company's Class A Common Stock and Class B Common Stock. Such guarantees are secured by a pledge of a significant portion of Second Crystal's Class A Common Stock. The Company is permitted to operate stations WTVX-TV and WOAC-TV pursuant to time brokerage agreements and as a result of the third party financing to Whitehead Media has an option to purchase each of such stations, which options to purchase would otherwise be prohibited under FCC rules and regulations because each of such stations serves a market in which the Company has or will own another television station which also serves the same market.


     KLDT-TV. In connection with CNI securing the rights to acquire television station KLDT-TV in Dallas, Texas and, prior to such acquisition, operate the station pursuant to a time brokerage agreement, Mr. Paxson initially loaned CNI $1,000,000 to make a deposit with respect to such acquisition and guaranteed the obligations of CNI under the purchase agreement and the time brokerage agreement. On January 9, 1996, the Company purchased such note from Mr. Paxson at its face value.


     World Travelers Network. Effective January 1, 1996, Mr. Paxson purchased certain assets of World Travelers Network, Inc. ("WTN"), a wholly-owned subsidiary of the Company. WTN's business was unprofitable and the Company had determined to discontinue its operations. Mr. Paxson purchased all of the assets of WTN except for its accounts receivable for $70,322 in cash, which price was equal to the book value of such assets. WTN retained its accounts receivable and accounts payable.


     South Carolina Radio Network. Effective January 1, 1996, Mr. Paxson purchased from the Company certain assets of the Company's South Carolina Radio Network, an unprofitable business segment which the Company had determined to discontinue. Mr. Paxson purchased all of the assets of the South Carolina Radio Network other than cash and accounts receivable for $45,413 in cash paid to the Company, which price was equal to the book value of such assets. The Company retained the cash, accounts receivable and accounts payable of the South Carolina Radio Network operation. The parties agreed that if Mr. Paxson resold such assets at a profit prior to April 1, 1996, the amount of any profit would be paid to the Company. Mr. Paxson subsequently sold such assets to a third party for $150,000, with the excess over $45,413 being paid to the Company.

     Transfer of Partnership Interest. On January 26, 1996, the Company acquired certain interests in a partnership with a view to securing programming for its broadcast stations, and substantially concurrently with its acquisition, transferred a portion of its interest to Mr. Paxson for approximately $900,000, which amount equalled the consideration paid by the Company for its interests in the partnership.

     Communications Equity Associates, Inc. J. Patrick Michaels, Jr. is Chairman of the Board and Chief Executive Officer of CEA. Prior to his becoming a Director in February 1995, the Company engaged CEA as a financial advisor in connection with the private placements of the Senior Preferred Stock and Existing Preferred Stock, as well as with the Company's various lending relationships and other financing transactions. CEA continues to provide advisory services to the Company, and management of the Company believes that its arrangements with CEA have been, and will continue to be, on terms comparable to those generally available from unaffiliated third parties.

     S. William Scott, Consulting. S. William Scott has an arrangement with the Company pursuant to which he provides consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. During 1993, 1994 and 1995, Mr. Scott was paid $84,000, $84,000 and $80,000 respectively, for such services. Mr. Scott has been providing such services since before he became a Director.

           DESCRIPTION OF NEW PREFERRED STOCK AND EXCHANGE DEBENTURES

THE NEW PREFERRED STOCK

     The summary contained herein of certain provisions of the New Preferred Stock to be issued by the Company in the Offering does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation relating thereto, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, to which exhibit reference is hereby made. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions" below. Other capitalized terms used herein and not otherwise defined under "-- Certain Definitions" below are defined in the Certificate of Designation.

GENERAL


     The Company is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, 33,000 shares of Existing Preferred Stock are outstanding. The Certificate of Incorporation of the Company authorizes the Board of Directors, without stockholder approval, to issue classes of preferred stock from time to time in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. The Board of Directors of the Company has adopted
resolutions creating a maximum of        shares of New Preferred Stock and has
filed a Certificate of Designation with respect thereto with the Secretary of State of the State of Delaware as required by Delaware law. Of the authorized shares of New Preferred Stock, 150,000 shares will be issued in this Offering and the remainder will be reserved for issuance as dividends in the event the Company elects to pay dividends on the New Preferred Stock by issuing additional shares of New Preferred Stock. See "-- Dividends" below. Subject to certain conditions, the New Preferred Stock is exchangeable for Exchange Debentures at the option of the Company on any dividend payment date. The New Preferred Stock, when issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be fully paid and nonassessable, and the holders thereof will not have any subscription or preemptive rights.

RANKING


     The New Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the New Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors of the Company the terms of which expressly provide that such class will rank on a parity with the New Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to the Existing Preferred Stock and to each other class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the New Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior Securities"). The New Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Company may not issue any new class of Parity Securities or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the holders of at least a majority of the shares of New Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Company can either: (i) issue additional shares of New Preferred Stock, or (ii) issue shares of Parity Securities, which Parity Securities require cash dividends at a time and in an amount not in excess of one percentage point greater than the dividend rate borne by the Existing Preferred Stock (as existing on the Issue Date) and which does not prevent either the payment of cash dividends on the New Preferred Stock or the exchange of the New Preferred Stock for the Exchange Debentures, in each case, in an amount sufficient to acquire the Existing Preferred Stock in accordance with its terms on the Issue Date (including any premium required to be paid), plus the amount of reasonable expenses incurred by the Company in acquiring such Existing Preferred Stock and issuing such additional New Preferred Stock or Parity Securities (as the case may be); with in either case such shares being issued no sooner than the date the Company repurchases, redeems or otherwise retires the Existing Preferred Stock.


DIVIDENDS


     Holders of the New Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the New Preferred Stock at a rate per annum
equal to      % of the liquidation preference per share of New Preferred Stock, payable semi-annually. All dividends will be cumulative whether or not earned or declared on a daily basis from the Issue Date and will be payable semi-annually in arrears on April 30 and October 31 of each year, commencing on April 30, 1997, to holders of record on the April 15 and October 15 immediately preceding the relevant dividend payment date. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to October 31, 2002 either in cash or by the issuance of additional shares of New Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to October 31, 2002 dividends are declared and paid through the issuance of additional shares of New Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and will not accumulate. The Credit Agreement, the Indenture and the Existing Preferred Stock restrict the Company's ability to pay cash dividends on its Capital Stock and will prohibit such payments in certain instances and other future agreements may provide the same. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."


     Unpaid dividends accruing after October 31, 2002 on the New Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

OPTIONAL REDEMPTION

     The New Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after October 31, 2001, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date) if redeemed during the 12-month period beginning October 31 of each of the years set forth below:

                                       YEAR                                PERCENTAGE
          ---------------------------------------------------------------  ----------
          2001...........................................................         %
          2002...........................................................         %
          2003...........................................................         %
          2004 and thereafter............................................      100%


     In addition, on or prior to October 31, 1999, the Company may, at its option, use the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales to redeem for cash up to an aggregate of 35% of the shares of New Preferred Stock (whether initially issued or issued as a
dividend payment) at a redemption price equal to      % of the liquidation
preference thereof if redeemed during the 12-month period commencing on October
31, 1996,      % of the liquidation preference thereof if redeemed during the
12-month period commencing on October 31, 1997 and      % of the liquidation
preference thereof if redeemed during the 12-month period commencing on October 31, 1998, plus, in each case, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date); provided, however, that after any such redemption, there is at least $75 million in aggregate liquidation preference of the New Preferred Stock outstanding. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Company of the proceeds of each Public Equity Offering or Major Asset Sale.


     In the event of partial redemptions of New Preferred Stock, the shares to be redeemed will be determined pro rata, except that the Company may redeem all shares held by any holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Company. No optional redemption may be authorized or made unless prior thereto all accumulated and unpaid dividends shall have been paid in cash or a sum set apart for such payment on the New Preferred Stock.


     The certificate of designation governing the Existing Preferred Stock prohibits the redemption of the New Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Credit Agreement and the Indenture also restrict the ability of the Company to redeem the New Preferred Stock. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."


MANDATORY REDEMPTION


     The New Preferred Stock will also be subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on October 31, 2006 at a price equal to the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption. The certificate of designation governing the Existing Preferred Stock prohibits the redemption of the New Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Indenture and the Credit Agreement also restrict the ability of the Company to redeem the New Preferred Stock and will prohibit any such redemption in certain instances and other future agreements or certificates of designation with respect to Senior Securities or Parity Securities may contain similar restrictions and/or prohibitions. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

PROCEDURE FOR REDEMPTION

     On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of New Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. If a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed and, at the close of business on the day when such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of New Preferred Stock, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of New Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company.

EXCHANGE


     The Company may at its option from time to time on any Dividend Payment Date exchange, in whole or in part, on a pro rata basis, the then outstanding shares of New Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of New Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $75 million aggregate principal amount of Exchange Debentures; and provided, further, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the New Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Existing Preferred Stock, to the extent then outstanding, and immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Credit Agreement or the Existing Indenture and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with the exchange, to the extent applicable. The certificate of designation governing the Existing Preferred Stock prohibits the Company from exchanging the New Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Credit Agreement, the Indenture and the Existing Preferred Stock currently prohibit the exchange of the New Preferred Stock and may restrict the Company's ability to exchange the New Preferred Stock in the future. See "Description of Indebtedness" and "Description of Capital
Stock -- Existing Preferred Stock."


     The holders of outstanding shares of New Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 liquidation preference of New Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for New Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of New Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of New Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of New Preferred Stock not less than 30 nor more than 60 days before the date fixed for such exchange. On and after the exchange date, dividends will cease to accrue on the outstanding shares of New Preferred Stock that are to be exchanged, and all rights of the holders of New Preferred Stock that is to be exchanged (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures. See "-- The Exchange Debentures."

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the New Preferred Stock will initially be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the New Preferred Stock and all other Parity Securities are not paid in full, the holders of the New Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of New Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation for the New Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the New Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of New Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the New Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the New Preferred Stock will exceed the par value and there will be no remedies available to holders of the New Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the New Preferred Stock and its par value.

VOTING RIGHTS

     Holders of the New Preferred Stock will have no voting rights with respect to general corporate matters except as provided by Delaware law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (i) after October 31, 2002, dividends on the New Preferred Stock required to be paid in cash are in arrears and unpaid for three (3) or more semi-annual dividend periods (whether or not consecutive) or (ii) the Company fails to redeem the New Preferred Stock on or before October 31, 2006 or fails to discharge any redemption obligation with respect to the New Preferred Stock or
(iii) the Company fails to make a Change of Control Offer if such an offer is required by the provisions set forth under "-- Change of Control" below or fails to purchase shares of New Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer or (iv) a breach or violation of any of the provisions described under the caption
"-- Certain Covenants" below occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of New Preferred Stock then outstanding or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded, or (vi) any event occurs or condition exists which results in an increase in the dividend rate borne by the Existing Preferred Stock in accordance with the terms thereof, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of a majority of the then outstanding shares of New Preferred Stock, voting separately and as a class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the New Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied, cured (including, but not limited to, in the case of clause (v) through the issuance of Refinancing Indebtedness or the waiver of any breach or default by the holder of such Indebtedness) or waived by the holders of at least a majority of the shares of New Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (vi) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity.



     In addition, the Certificate of Designation provides that except as stated above under "-- Ranking," the Company will not authorize any additional shares of New Preferred Stock or any class of Senior Securities or Parity Securities without the affirmative vote or consent of holders of at least a majority of the shares of New Preferred Stock of the Company then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the holders of shares of New Preferred Stock, or authorize the issuance of any additional shares of New Preferred Stock (other than shares of New Preferred Stock issued as a dividend on shares of New Preferred Stock), without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of New Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of New Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of New Preferred Stock.


     Under Delaware law, holders of New Preferred Stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation of the Company, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the New Preferred Stock will have the right to require that the Company redeem all or a portion of such holder's New Preferred Stock pursuant to the offer described below (the "Change of Control Offer"), at a redemption price equal to 101% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share, if any, to the Change of Control Payment Date (as defined herein) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date).


     Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the New Preferred Stock would violate or constitute a default or be prohibited under the Credit Agreement, any then outstanding Senior Debt, the Indenture or the Existing Preferred Stock, then the Company will, to the extent needed to permit such purchase of New Preferred Stock, either (i) repay in full all Indebtedness under the Credit Agreement, such Senior Debt and the Existing Notes and, in the case of the Credit Agreement or other Senior Debt, terminate all commitments thereunder and effect the termination of any such prohibition under the Existing Preferred Stock or (ii) obtain the requisite consents under the Credit Agreement, the instruments governing such Senior Debt, the Indenture and the certificates of designation governing the Existing Preferred Stock to permit the redemption of the New Preferred Stock as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to redeem New Preferred Stock pursuant to the provisions described below.


     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each holder of record of the New Preferred Stock, with a copy to the Transfer Agent, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the redemption date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have New Preferred Stock redeemed pursuant to a Change of Control Offer will be required to surrender the New Preferred Stock properly endorsed for transfer together with such other customary documents as the Company may reasonably request to the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the Preferred Stock pursuant to a Change of Control Offer.


     This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of New Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of New Preferred Stock but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the redemption price for all the New Preferred Stock that the Company might be required to redeem. Moreover, as of the date of this Prospectus, after giving effect to the sale of the New Preferred Stock and the application of the proceeds therefrom, the Company would not have sufficient funds available to redeem all the New Preferred Stock pursuant to a Change of Control Offer. In the event that the Company is required to redeem the New Preferred Stock pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its redemption obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Credit Agreement, the Indenture and the Existing Preferred Stock restrict the Company's ability to redeem the New Preferred Stock, including pursuant to a Change of Control Offer. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."


     None of the provisions in the Certificate of Designation relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Company.

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitation, the Company and its Restricted Subsidiaries may incur Indebtedness if on the date of the incurrence of such Indebtedness (i) no Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof and (ii) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's Adjusted EBITDA (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Adjusted EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's Adjusted EBITDA in making the determinations described above.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) any Voting Rights Triggering Event shall have occurred and be continuing; or

          (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or


          (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (a) 100% of the Company's Cumulative Consolidated EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Company or Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, plus (c) $10,000,000.


     (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock, (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Disqualified Capital Stock that has a redemption date no earlier than, is issued by the Company or the same Person as and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired and which Disqualified Capital Stock does not prohibit cash dividends on the New Preferred Stock or the exchange thereof for Exchange Debentures.

     Limitations on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries owns a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause (i) above, the Company must obtain a Board Resolution certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.


     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments" contained herein, (ii) any transaction approved by the Board of Directors of the Company with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the broadcasting industry, or (iii) modifications of the Existing Preferred Stock.

     Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the issued and outstanding shares of New Preferred Stock, voting or consenting, as the case may be, as a separate class, the Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Company have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the New Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the New Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause
(2) of the foregoing clause (i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iv) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing; and (v) the Company shall have delivered to the Transfer Agent for the New Preferred Stock prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Certificate of Designation and that all conditions precedent in the Certificate of Designation relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.


     Transfer Agent and Registrar. First Union National Bank, Charlotte, North Carolina, is the transfer agent (the "Transfer Agent") and registrar for the New Preferred Stock.


     Reports. The Company will provide to the holders of New Preferred Stock, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to those that would have been required to appear in annual or quarterly reports, to be delivered to the holders of New Preferred Stock.

THE EXCHANGE DEBENTURES


     The Exchange Debentures, if issued, will be issued under an Exchange
Indenture (the "Exchange Indenture"), to be dated as of               , 1996
between the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). A copy of the form of Exchange Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended, as in effect on the date of the Exchange Indenture (the "TIA"), and to all of the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Indenture by reference to the TIA as in effect on the date of the Exchange Indenture. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions" below. The Credit Agreement, the Indenture and the Existing Preferred Stock restrict the Company's ability to issue the Exchange Debentures. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."


     The Exchange Debentures will be general unsecured obligations of the Company and will be limited in aggregate principal amount to the liquidation preference of the New Preferred Stock, plus, without duplication, accumulated and unpaid dividends, on the date or dates on which it is exchanged for Exchange Debentures of the New Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only, in denominations of $1,000 and integral multiples thereof (other than as described in "-- The New Preferred Stock -- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company and will rank pari passu with the Company's Existing Notes.

     Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange at the office of the Paying Agent and Registrar. At the Company's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

     The Exchange Debentures will mature on October 31, 2006. Each Exchange
Debenture will bear interest at the rate of      % per annum from the Exchange
Date or from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange

Date. Interest will be payable semi-annually in cash (or, on or prior to October 31, 2002, in additional Exchange Debentures, at the option of the Company) in arrears on each April 30 and October 31, commencing with the first such date after the Exchange Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed.

OPTIONAL REDEMPTION

     The Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 31, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 31 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

                                       YEAR                                PERCENTAGE
          ---------------------------------------------------------------  ----------
          2001...........................................................         %
          2002...........................................................         %
          2003...........................................................         %
          2004 and thereafter............................................      100%


     In addition, on or prior to October 31, 1999, the Company may, at its option, use the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales to redeem for cash up to an aggregate of 35% of the aggregate principal amount of the Exchange Debentures whether initially issued or issued in payment of interest obligations thereon at a redemption
price equal to   % of the aggregate principal amount so redeemed during the
12-month period commencing on October 31, 1996,      % of the aggregate
principal amount so redeemed during the 12-month period commencing on October
31, 1997 and      % of the aggregate principal amount so redeemed during the
12-month period commencing on October 31, 1998, plus, in each case, accrued interest to the redemption date; provided, however, that after any such redemption, the aggregate principal amount of Exchange Debentures outstanding must equal at least $75 million. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Company of the proceeds of each Public Equity Offering or Major Asset Sale.


     The Credit Agreement restricts the Company's ability to optionally redeem the Exchange Debentures. See "Description of Indebtedness."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require that the Company repurchase all or a portion of such holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the Change of Control Payment Date.

     The Exchange Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants that if the purchase of the Exchange Debentures would violate or constitute a default under the Credit Agreement or any other then outstanding Senior Debt, then the Company will, to the extent needed to permit such purchase of Exchange Debentures, either (i) repay in full all Indebtedness under the Credit Agreement and such Senior Debt (and terminate all commitments thereunder) or (ii) obtain the requisite consents under the Credit Agreement and the instrument governing such Senior Debt to permit the repurchase of the Exchange Debentures as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Exchange Debentures pursuant to the provisions described below; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (iii) under "Events of Default" below.

     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each holder of record of the Exchange Debentures, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an Exchange Debenture purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debenture, properly endorsed for transfer together with such other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Exchange Debentures pursuant to a Change of Control Offer.

     This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of Exchange Debentures protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of Exchange Debentures, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Exchange Debentures and Existing Notes that the Company might be required to purchase. Moreover, as of the date of this Prospectus, after giving effect to the sale of the New Preferred Stock and the application of the proceeds therefrom, the Company would not have sufficient funds available to purchase all the Exchange Debentures, assuming they had been issued, pursuant to a Change of Control Offer. In the event that the Company were required to purchase Exchange Debentures pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Credit Agreement restricts the Company's ability to repurchase the Exchange Debentures, including pursuant to a Change of Control Offer. See "Description of Indebtedness."

     None of the provisions in the Exchange Indenture relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Company. In addition, the Trustee may not waive the right of any holder of the Exchange Debentures to redeem its Exchange Debentures upon a Change of Control, except to the extent the Trustee is acting at the direction of the holders of the Exchange Debentures then outstanding.

SUBORDINATION


     The Obligations represented by the Exchange Debentures are, to the extent and in the manner provided in the Exchange Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full of all existing and future Senior Debt of the Company.



     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation and Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Debt of the Company will be entitled to receive payment and satisfaction in full of all amounts due on or in respect of all Senior Debt of the Company before the holders of the Exchange Debentures are entitled to receive or retain any payment or distribution of any kind on account of the Exchange Debentures. In the event that, notwithstanding the foregoing, the Trustee or any holder of Exchange Debentures receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Exchange Debentures before all Senior Debt of the Company is paid and satisfied in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Debt or of the Exchange Debentures may recover more, ratably, than the holders of the Exchange Debentures.


     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Exchange Debentures by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Exchange Debentures, or for or on account of the purchase, redemption or other acquisition of the Exchange Debentures, and neither the Trustee nor any holder or owner of any Exchange Debentures shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Exchange Debentures following the delivery by the representative of the holders of Designated Senior Debt (the "Representative") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Exchange Debentures, including any missed payments.


     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt, no payment or distribution of any assets of the Company of any kind may be made by the Company, including, without limitation, by way of set-off or otherwise, on account of the Exchange Debentures, or on account of the purchase or redemption or other acquisition of Exchange Debentures, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Exchange Debentures, including any missed payments. Notwithstanding any other provision of the Exchange Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Exchange Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (such period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Exchange Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

     Each Guarantee will, to the extent set forth in the Exchange Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the respective Guarantor, including obligations of such Guarantor with respect to the Credit Agreement (including any guarantee thereof) to the extent then existing, and will be subject to the rights of holders of Designated Senior Debt of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Exchange Debentures to all Senior Debt of the Company.

     If the Company or any Guarantor fails to make any payment on the Exchange Debentures or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Exchange Indenture and would enable the holders of the Exchange Debentures to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Exchange Debentures by his acceptance of Exchange Debentures agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

GUARANTEES

     The Exchange Debentures are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Debt of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Exchange Debentures are subordinated in right of payment to the prior payment in full of all Senior Debt of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Debt) and after giving effect to any collections from or payments make by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Exchange Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Sock is sold, in each case in a transaction in compliance with the covenant described under "-- Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "-- Merger, Consolidation and Sale of Assets," and such Guarantor has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

CERTAIN COVENANTS

     The Exchange Indenture will contain, among others, the following covenants:

          Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's Adjusted EBITDA (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection

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

     with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Adjusted EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's Adjusted EBITDA in making the determinations described above and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

          Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

             (i) any Default or Event of Default shall have occurred and be continuing; or

             (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or


             (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (a) 100% of the Company's Cumulative Consolidated EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Company or Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, plus (c) $10,000,000.



          (b) Notwithstanding the foregoing, these provisions will not prohibit:
     (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Debentures either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Debentures, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Debentures and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Exchange Debentures, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Debentures and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) the retirement of the New Preferred Stock in accordance with the optional and mandatory redemption and put provisions as in effect on the Issue Date and the payment of cash dividends on the New Preferred Stock; or (5) as long as no Default or Event of Default shall have occurred and be continuing, the payment of cash dividends on the Existing Preferred Stock or the redemption thereof at times and in amounts no less favorable to holders of the Exchange Debentures than such provisions as are in effect in the related certificate of designations on the Issue Date; provided, however, that any cash dividends or cash redemptions or premiums in respect thereof paid with respect to the Existing Preferred Stock shall reduce amounts otherwise available for Restricted Payments.


          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

          Limitations on Transactions with Affiliates. The Company will not, and will not cause or permit any or its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction is fair and reasonable to the Company or such Restricted Subsidiaries, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause
     (i) above, the Company must obtain a resolution of the board of directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

          The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments" contained herein, (ii) any transaction, approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer of director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the broadcasting industry or (iii) modifications of the Existing Preferred Stock.


          Limitation on Certain Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value thereof on the date the Company or Restricted Subsidiary (as applicable) entered into the agreement to consummate such Asset Sale (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents, other than in the case where the Company is exchanging all or substantially all of the assets of one or more media properties operated by the Company (including by way of the transfer of capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more media properties operated by another Person, provided that at least 75% of the consideration received by the Company in such exchange, other than the media properties, is in the form of cash or Cash Equivalents; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied
     (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Debt of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale

     Proceeds after application as described above, to the extent the Company elects, to make an Investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; (c) third, to make any required Excess Proceeds Offer (as defined in the Existing Indenture) to holders of the Existing Notes in accordance with the terms of the Indenture; and (d) fourth, to make an offer for the Exchange Debentures as described under "-- Optional Redemption" above following a Major Asset Sale or, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Exchange Debentures, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Exchange Debentures.


          If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the registered holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Exchange Debentures at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Exchange Debentures repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Exchange Debentures.

          Limitation on Other Senior Subordinated Debt. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both
     (i) subordinate in right of payment to any Senior Debt of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Exchange Debentures and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Exchange Debentures and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Debt at least to the same extent as the Exchange Debentures and the Guarantees, as the case may be, are subordinate to Senior Debt.

          Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

          Limitation on Creation of Subsidiaries. The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Exchange Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date hereof, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall at the time it has either assets or stockholder's equity in excess of $5,000 execute a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Exchange Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. As of the Issue Date, the Company will have no Subsidiaries, other than the Guarantors.

          Merger, Consolidation and Sale of Assets. The Company will not and will not cause or permit any Guarantor to, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company or the Guarantor, as the case may be, is the survivor of such merger or consolidation or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all the obligations of the Company or the Guarantor, as the case may be, under the Exchange Debentures and the Exchange Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and (iv) the Company has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with the Exchange Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in the Exchange Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

EVENTS OF DEFAULT

     The following events are defined in the Exchange Indenture as "Events of Default": (i) the failure to pay interest on any Exchange Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the subordination provisions of the Exchange Indenture); (ii) the failure to pay the principal, or premium, if any, on any Exchange Debentures, when such principal becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the subordination provisions of the Exchange Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Exchange Debentures or the Exchange Indenture which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures; (iv) default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Exchange Indenture; (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and
(vi) certain events of bankruptcy, insolvency or reorganization affecting Company or any of its Restricted Subsidiaries.

     Upon the happening of any Event of Default specified in the Exchange Indenture, the Trustee may, and the Trustee upon the request of 25% in principal amount of the Exchange Debentures shall or the holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures may, declare the principal of and accrued but unpaid interest, if any, on all the Exchange Debentures to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, will become due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Exchange Debentures.

     The Exchange Indenture will provide that, at any time after a declaration of acceleration with respect to the Exchange Debentures as described in the preceding paragraph, the holders of a majority in principal amount of the Exchange Debentures then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Exchange Debentures that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Exchange Debentures) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee has received an officers' certificate and an opinion of counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the Exchange Debentures may waive any existing Default or Event of Default under the Exchange Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Debentures.

     The Company will deliver to the Trustee, on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of the first, second and third fiscal quarters of such years, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year or quarter, as the case may be, and whether the Company has complied with its obligations under the Exchange Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default within five business days after the Company becomes aware of the same.

     Subject to the provisions of the Exchange Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Exchange Indenture at the request or direction of any of the holders of the Exchange Debentures unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Exchange Indenture, the holders of a majority in principal amount of the outstanding Exchange Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF EXCHANGE INDENTURE; DEFEASANCE

     The Exchange Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Exchange Debentures (except for the obligations to register the transfer or exchange of such Exchange Debentures, to replace temporary or mutilated, destroyed, lost or stolen Exchange Debentures, to maintain an office or agency in respect of the Exchange Debentures and to hold monies for payment in trust) ("defeasance") or
(b) to be released from their obligations with respect to the Exchange Debentures under certain covenants contained in the Exchange Indenture and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Exchange Debentures on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Exchange Indenture. Such a trust may only be established if, among other things, the Company had delivered to the Trustee an opinion of counsel (as specified in the Exchange Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Exchange Debentures or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of a defeasance only, must be based upon a private ruling concerning the Exchange Debentures, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law.

REPORTS TO HOLDERS

     The Company will file with the Trustee and provide to the holders of Exchange Debentures, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is no longer required to furnish such reports to its securityholders pursuant to Exchange Act, the Company will cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the holders of the Exchange Debentures.

MODIFICATION OF THE EXCHANGE INDENTURE


     From time to time, the Company, the Guarantors and the Trustee may, without the consent of the holders of the Exchange Debentures, amend the Exchange Indenture or the Exchange Debentures or supplement the Exchange Indenture for certain specified purposes, including curing any ambiguity, defect or inconsistency or making any change that does not materially and adversely affect the rights of any of the holders. The Exchange Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Exchange Debentures, to modify or supplement the Exchange Indenture and the Exchange Debentures except that, without the consent of each holder of the Exchange Debentures affected thereby, no such modification shall: (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment, supplement or waiver to the Exchange Indenture or the Exchange Debentures; (ii) reduce the rate of or change the time for payment of, interest on any Exchange Debentures;
(iii) reduce the principal of or premium on or change the stated maturity of any Exchange Debenture; (iv) make any Exchange Debentures payable in money other than that stated in the Exchange Debentures or change the place of payment from New York, New York; (v) change the amount or time of any payment required by the Exchange Debentures or reduce the premium payable upon any redemption of Exchange Debentures or change the time before which no redemption may be made;
(vi) waive a default in the payment of principal of interest on, or redemption payment with respect to any Exchange Debentures; or (vii) take any other action otherwise prohibited by the Exchange Indenture to be taken without the consent of each holder affected thereby. In addition, as long as any Shares of New Preferred Stock remain outstanding, the holders of New Preferred Stock will have the right to vote together with the holders of Exchange Debentures with respect to amendments and modifications of the Exchange Indenture.


     The consent of holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

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

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Certificate of Designation and the Exchange Indenture. Reference is made to the Certificate of Designation and the Exchange Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means, for any Person, prior to the date specified by the Company in a written notice delivered to the Trustee of the Company's election of its one time right to change the calculation of Adjusted EBITDA (the "Calculation Change Notice"), the sum of (a) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available, minus inTV EBITDA for the most recent four fiscal quarter period and (b) inTV EBITDA for the most recent quarterly period, multiplied by four and, subsequent to the effective date specified by the Company in its Calculation Change Notice, the Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available.

     "Adjusted Net Asset" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair ratable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" means, for any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to the Company, Affiliate will also include any Permitted Holders or Persons controlled by the Permitted Holders.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $2,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company other than in a transaction where the Company or a Restricted Subsidiary receives therefor one or more media properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Company or the Restricted Subsidiary (with such fair market values being determined by the board of directors of the Company), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any media property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or the sale of all or substantially all of the assets of the Company or a Restricted Subsidiary in a transaction complying with the "Merger Consolidation and Sale of Assets" covenant, in which case only the assets not so sold shall be deemed an Asset Sale.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clause (iii)(a), (b) or (c) and which has not yet been the subject of an Excess Proceeds Offer in accordance with clause (iii)(d) of the first paragraph of "-- Exchange Debentures -- Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (iii) there shall be consummated any consolidation or merger of the

Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or (v) any "change in control" occurs (as defined at such time) with respect to the Existing Preferred Stock or any issue of Disqualified Capital Stock.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.


     "Consolidated EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense, net of interest income earned on cash or Cash Equivalents for such period, (including, for this purpose, dividends on the Existing Preferred Stock outstanding on the Issue Date and the New Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) depreciation for such period on a consolidated basis, plus
(iv) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.



     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, all time brokerage fees relating to financing of radio or television stations which the Company has an agreement or option to acquire, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).


     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary,
(b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Exchange Debentures or the Notes) shall be excluded to the extent of such restriction or limitation, (c)
(i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary, unusual and non-recurring gains and losses shall be excluded,
(e) expenses incurred in 1995 relating to the relocation of the Company's headquarters shall be excluded, (f) losses associated with discontinued and terminated operations in an amount not to exceed $1,000,000 per annum shall be excluded and (g) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Company and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.


     "Credit Agreement" means the Credit Agreement dated as of December 19, 1995, among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Union Bank, as agent, as the same may be amended from time to time, and any one or more agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.



     "Cumulative Consolidated EBITDA" means, with respect to any Person, as of
any date of determination, Consolidated EBITDA from           , 1996 to the end
of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.



     "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense plus, for purposes of the Certificate of Designation, any cash dividends paid on Senior Securities or Parity Securities not already reflected in Consolidated Interest Expense that do not require the approval of the holders of a majority of the shares of New Preferred Stock outstanding to be issued, in each case from
          , 1996 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.


     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 (or accreted value in the case of Indebtedness issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.


     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to (i) the mandatory redemption date of the New Preferred Stock, in the case of the New Preferred Stock or (ii) the final maturity date of the Exchange Debentures, in the case of the Exchange Debentures. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company, (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the New Preferred Stock or the maturity date of the Exchange Debentures; and (iii) as long as the New Preferred Stock remains outstanding, Senior Securities and Parity Securities; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provision requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Certificate of Designations and Exchange Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the New Preferred Stock and the Existing Preferred Stock in effect on the Issue Date shall not be considered Disqualified Capital Stock.

     "Exchange Date" means the date of original issuance of the Exchange Debentures.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.


     "Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issue Date and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Exchange Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Exchange Indenture.


     "inTV EBITDA" means Consolidated EBITDA for the Infomall TV Network determined on a basis consistent with the Company's internal financial statements, generated by stations declared by the Board of Directors as inTV properties.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business, including, without limitation, any and all programming broadcast obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.


     "Investment" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Notes, the Exchange Debentures, the Existing Preferred Stock or the New Preferred Stock by the Company.


     "Issue Date" means the date of original issuance of the New Preferred Stock or the Exchange Debentures, as the case may be.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Major Asset Sale" means an Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, an Asset Sale or a Major Asset Sale, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

     "Permitted Holders" means collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Exchange Debentures and the Guarantees, including any Exchange Debentures issued in accordance with the Exchange Indenture as payment of interest on the Exchange Debentures;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

          (iii) all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, including, without limitation, the Existing Notes, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;


          (iv) Obligations under Interest Rate Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Certificate of Designation or the Exchange Indenture to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates;


          (v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Exchange Indenture and the Exchange Debentures and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets at any one time;

          (viii) Refinancing Indebtedness; and

          (ix) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Cash Equivalents;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the

     Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;


          (iv) reasonable and customary loans made to employees not to exceed $500,000 to any employee, and not to exceed $5,000,000 in the aggregate at any one time outstanding;


          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "-- Limitation on Certain Asset Sales";

          (vi) time brokerage and other similar agreements under which separately owned and licensed broadcast properties enter into cooperative arrangements and which may include an option to acquire the broadcast property at a future date;

          (vii) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

          (viii) loans and guarantees of loans by third-party lenders to third parties in connection with the acquisition of media properties, secured by substantially all of such Person's assets (to the extent permitted by FCC rules), which are made in conjunction with the execution of a time brokerage agreement;

          (ix) options on media properties having an exercise price of an amount not in excess of $100,000 plus the forgiveness of any loan referred to in clause (viii) above entered into in connection with the execution of time brokerage agreements; and

          (x) additional Investments of the Company and its Restricted Subsidiaries from time to time of an amount not to exceed $75 million.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

     "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Exchange Debentures, then such Refinancing Indebtedness shall be subordinate to the Exchange Debentures at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Restricted Payment" means the following:


          (A) For purposes of the Exchange Indenture, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Capital Stock other than the New Preferred Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than the exchange of shares of New Preferred Stock for the Exchange Debentures or through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the Exchange Debentures, (iv) the making of any Investment (other than a Permitted Investment), (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors or (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.


          (B) For purposes of the Certificate of Designation, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Parity Securities or Junior Securities, (ii) any purchase, redemption, retirement or other acquisition for value of any Parity Securities or Junior Securities of the Company, or any warrants, rights or options to acquire shares of Parity Securities or Junior Securities of the Company, other than through the exchange of such Parity Securities or Junior Securities or any warrants, rights or options to acquire shares of any class of such Parity Securities or Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any Investment (other than a Permitted Investment), (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors and (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Senior Debt" means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with
(a) all Indebtedness of the Company owed to lenders under the Credit Agreement,
(b) all obligations of the Company with respect to any Interest Rate Agreement,
(c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Exchange Debentures and
(e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Exchange Debentures, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the Exchange Indenture except if such Indebtedness was incurred under the Credit Agreement based on financial information and certificates provided by responsible officers of the Company and relied on in good faith by the lenders thereunder in which event such Indebtedness shall be deemed to have been incurred in compliance with the Exchange Indenture and constitute Senior Debt.


     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                          DESCRIPTION OF INDEBTEDNESS

CREDIT FACILITY

     On December 19, 1995 the Company entered into a credit agreement and related documents (the "Credit Facility Loan Documents") with certain lenders named therein and Union Bank, as agent on behalf of the lenders, which established a senior secured revolving line of credit in an aggregate principal amount of $100 million as the Credit Facility. The following summary of the Credit Facility is based upon the terms of the Credit Facility Loan Documents. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Credit Facility Loan Documents.

     The aggregate available commitment under the Credit Facility will be reduced incrementally on a quarterly basis, beginning December 31, 1997. The Credit Facility matures on June 30, 2002, unless previously terminated. Prior to receiving any advance under the Credit Facility, the Company is required to be in compliance with all financial and operating covenants. Certain acquisitions to be funded under the Credit Facility are expected to require approval by 66 2/3% of the lenders thereunder. The lenders under the Credit Facility are paid a commitment fee at the rate of 0.5% per annum on unused commitments, payable quarterly. In addition, the agent thereunder receives other customary fees.

     Borrowings under the Credit Facility bear interest at a rate equal to, at the option of the Company, either (i) the Base Rate (which is defined as the higher of 1/2% plus the Federal Funds rate or the prime rate most recently announced by the agent under the Credit Facility), or (ii) LIBOR, in each case plus an applicable margin determined by reference to the ratio of total debt to cash flow (as defined) of the Company.

     The obligations of the Company under the Credit Facility are unconditionally guaranteed, jointly and severally, by all material subsidiaries of the Company. The obligations of the Company and such guarantors under the Credit Facility are secured primarily by a first priority pledge of the stock of all material subsidiaries of the Company and a first priority lien on all the assets of the Company and such guarantors, with the exception of certain real estate assets, which are subject to a negative pledge. The Lenders have the right to require the Company and the guarantors to secure their obligations under the Credit Facility by granting a first priority lien on all real estate assets of the Company and the guarantors.

     The Credit Facility contains customary conditions precedent to borrowings thereunder, including, among other things, the absence of any adverse change in the business, assets, operations, prospects, conditions, (financial or otherwise), or material agreements of the Company and its subsidiaries, taken as a whole. The Credit Facility also contains customary representations, warranties and indemnities.

     The Credit Facility contains, among other things, covenants restricting the ability of the Company and its subsidiaries to dispose of assets, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into transactions with affiliates and otherwise restrict corporate activities. The Credit Facility also contains the following financial covenants: maximum ratio of total debt to operating cash flow, minimum permitted interest coverage and a minimum permitted fixed charge coverage ratio.

     Events of default under the Credit Facility include those usual and customary for transactions of this type, including, among other things, default in the payment of principal or interest in respect of material amounts of indebtedness of the Company or its subsidiaries, any non-payment default on such indebtedness and a change of control, any material breach of the covenants or representations and warranties included in the Credit Facility and related documents, the institution of any bankruptcy proceedings and the failure of any security agreement related to the Credit Facility or lien granted thereunder to be valid and enforceable. Upon the occurrence and continuance of an event of default under the Credit Facility, the lenders may terminate their commitments to lend and declare the then outstanding loans due and payable.

SENIOR SUBORDINATED NOTES

     The following summary is based upon the terms of the Notes and the Indenture. This summary does not purport to be a complete description of the Notes or the Indenture and is subject to and qualified in its entirety by reference to the terms of the Notes and the Indenture (including the definitions contained therein), copies of which are available from the Company upon request.

     The Notes are limited in aggregate principal amount to $230,000,000. The Notes are general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness (as defined in the Indenture) of the Company and senior in right of payment to any current or future indebtedness of the Company subordinated thereto.

     The Notes are fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally (the "Guarantees"), by all of the direct and indirect subsidiaries of the Company (the "Guarantors"). The Guarantees are subordinated to all Senior Indebtedness of the respective Guarantors.

     The Notes will mature on October 1, 2002. The Notes bear interest at a rate of 11 5/8% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on April 1 and October 1, commencing April 1, 1996, to holders of record of the Notes at the close of business on the immediately preceding March 15, and September 15, respectively.

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 1999 at a redemption price equal to 104% of the principal amount thereof during the twelve-month period beginning on October 1, 1999, 102% of the principal amount thereof during the twelve-month period beginning on October 1, 2000, and 100% of the principal amount thereof on or after October 1, 2001, together with accrued and unpaid interest to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of the Notes at any time prior to October 1, 1998, at a redemption price equal to 110% of the principal amount thereof plus accrued interest to the redemption date with the Net Proceeds of one or more Public Equity Offerings or Major Asset Sales (each as defined in the Indenture); provided, however, that at least $172,500,000 aggregate principal amount of Notes remains outstanding and that such redemption occurs within 90 days following the closing of any such Public Equity Offering or Major Asset Sale. The Company elected not to redeem any of the Notes with the proceeds of the Equity Offering.

     In the event of a Change of Control (as defined in the Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     The Indenture contains covenants for the benefit of the holders of the Notes that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments;
(v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) enter into sale and leaseback transactions; (ix) merge or consolidate the Company or the Guarantors; and (x) transfer and sell assets.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     The Company's authorized capital stock consists of 197,500,000 shares of common stock with a par value of $.001 per share, and 1,000,000 shares of preferred stock with a par value of $.001 per share. Of the 197,500,000 shares of common stock that the Company is authorized to issue: (a) 150,000,000 shares are designated as Class A Common Stock, (b) 35,000,000 shares are designated as Class B common stock (the "Class B Common Stock"), and (c) 12,500,000 shares are designated as Class C non-voting common stock (the "Class C Common Stock" and with the Class A Common Stock and Class B Common Stock, collectively, the "Common Stock"). Of the 1,000,000 shares of preferred stock that the Company is authorized to issue: (a) 33,000 shares have been designated as Junior Cumulative Compounding Redeemable Preferred Stock (the "Existing Preferred Stock,") and (b) effective upon consummation of the Offering, [300,000] shares have been
designated as      % Cumulative Exchangeable Preferred Stock. The Senior
Preferred Stock is to be redeemed from the proceeds of this Offering and is treated as no longer outstanding for purposes of the discussion below. As of June 30, 1996, 38,665,509 shares of Class A Common Stock, 8,311,639 shares of Class B Common Stock, no shares of Class C Common Stock, and 33,000 shares of Existing Preferred Stock are outstanding. In addition, 18,907,086 shares of Class A Common Stock are reserved for issuance with respect to: (a) the conversion of shares of Class B Common Stock to Class A Common Stock, (b) the conversion of shares of Class C Common Stock to Class A Common Stock, (c) the exercise of warrants issued in connection with the issuance of the Existing Preferred Stock, and (d) the exercise of certain rights under the Company's Stock Incentive Plans.


COMMON STOCK

     Dividends. Subject to the Preferred Stock's prior right to dividends, holders of record of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date are entitled to receive such dividends as may be declared by the Company's board of directors out of funds legally available for such purpose. No dividends may be declared or paid in cash or property on any share of any class of the Common Stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of Common Stock. In the case of any stock dividend, holders of Class A Common Stock are entitled to receive the same percentage dividend (payable in shares of Class A Common Stock) as holders of Class B Common Stock receive (payable in shares of Class B Common Stock) and holders of Class C Common Stock receive (payable in shares of Class C Common Stock). So long as any Existing Preferred Stock is outstanding, the Company cannot declare dividends on its Common Stock, except under certain limited circumstances.

     Voting Rights. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders of the Company, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except as otherwise provided by law. Holders of Class C Common Stock have no right to vote on any matter voted on by the stockholders of the Company, except as may be provided by law or as provided in limited circumstances in the Company's certificate of incorporation.

     Liquidation Rights. Upon liquidation, dissolution, or winding-up of the Company, the holders of the Common Stock are entitled to share pro rata in all assets available for distribution after payment in full to creditors and payment in full to any holders of Preferred Stock then outstanding of any amount required to be paid under the terms of such Preferred Stock.

     Other Provisions. Each share of Class B Common Stock and Class C Common Stock is generally convertible or exchangeable at the option of its holder into one share of Class A Common Stock at any time, subject to certain restrictions in the case of the conversion or exchange of Class C Common Stock. Holders of Common Stock do not have preemptive rights, although holders of Existing Preferred Stock have limited preemptive rights under the Stockholders Agreement.

EXISTING PREFERRED STOCK

     Dividends. The holders of the Existing Preferred Stock are entitled under the Company's certificate of incorporation to cumulative dividends on a basis preferential to the holders of Common Stock and the New Preferred Stock. The Company may not declare or pay any dividends, whether in cash, property or otherwise or make any distributions in respect of the New Preferred Stock until all accrued and unpaid dividends on the Existing Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Existing Preferred Stock, monies sufficient for such purpose have been set aside. Until December 22, 2001, the holders of Existing Preferred Stock are entitled to receive cumulative dividends from the Company on each share of Existing Preferred Stock at the per annum rate of 12% of the liquidation price of such share ($1,000) plus all accrued and unpaid dividends with respect to such share, including any deferred dividends as described below and any dividends thereon. For each year thereafter, the per annum rate shall increase by 1%. The dividend rate on the Existing Preferred Stock will increase to an annual rate of 30% (i) upon the occurrence of certain bankruptcy events, (ii) upon a change of control (as defined in the Stockholders Agreement) of the Company, (iii) upon the failure to choose a successor to Mr. Paxson in the event of his death or incapacity as provided in the Stockholders Agreement, (iv) if the Company incurs indebtedness in excess of that permitted by certain financial leverage ratios, (v) upon the failure to pay dividends on or after December 22, 2000 equal to the amount of dividends payable in any twelve month period or (vi) if the Existing Preferred Stock remains outstanding after December 22, 2003. Such increased dividend rate shall remain in effect for so long as any such event continues and will increase by 5% on each anniversary of such event or, in the case of a bankruptcy event, upon the failure of the Company to redeem the Existing Preferred Stock at the request of the holders thereof.

     Accrued dividends on the Existing Preferred Stock are payable semi-annually to the holders of record of the Existing Preferred Stock as of the close of business on the applicable record date. Until December 22, 1999, the Company may at its option defer the payment of accrued dividends until the earlier of the date the Existing Preferred Stock is redeemed or the liquidation, dissolution or winding up of the Company. On January 1 and July 1 of each year, all dividends that have accrued on each share of Existing Preferred Stock and that have not theretofore been accumulated shall, to the extent not paid for any reason, be accumulated, and dividends will accrue on such accumulation until such accumulated dividends are paid. As of June 30, 1996, the Company has not paid any cash dividends on the Existing Preferred Stock, and there were $6,419,822 in accrued and unpaid dividends on the Existing Preferred Stock.

     Voting Rights. The affirmative vote or written consent of the holders of a majority of the outstanding shares of Existing Preferred Stock is required in order for the Company to take the following actions: amend, alter or repeal any of the provisions of the certificate of incorporation or any resolution of the Company's board of directors or any other instrument establishing and designating the Existing Preferred Stock or any other capital stock of the Company so as to adversely affect the rights, privileges, preferences or powers of the Existing Preferred Stock; create or designate any stock on a parity with or senior to the Existing Preferred Stock; enter into an agreement that would prevent the Company from performing its obligations with respect to the Existing Preferred Stock; or pay dividends to the holders of, or redeem, securities of the Company or its subsidiaries junior to the Existing Preferred Stock, except as specifically provided therein.

     Liquidation Rights. Upon liquidation, dissolution or winding-up of the Company, the holders of Existing Preferred Stock are entitled to a preference of $1,000 per share, plus accrued and unpaid dividends, over all classes and series of junior stock, including the Common Stock, with respect to the assets available for distribution after payment in full of creditors.

     Redemption Rights; Priorities. So long as any shares of Existing Preferred Stock remain outstanding, the Company may not directly or indirectly purchase, redeem, exchange or otherwise acquire the New Preferred Stock or any Common Stock. All the shares of Existing Preferred Stock are redeemable, at the option of the Company, in whole at any time, at a redemption price equal to the liquidation price for such shares, plus the amount of all accrued and unpaid dividends thereon, as of the redemption date, payable in cash. The Company is obligated to redeem on December 22, 2003, out of unrestricted funds legally available therefor, all the shares of the Existing Preferred Stock then outstanding, at a redemption price equal to the

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


liquidation price for such shares, as of the redemption date (plus a 2% premium if redeemed between December 23, 1997, and December 22, 1998), plus the amount of all accrued and unpaid dividends thereon, payable in cash. Holders of shares of the Existing Preferred Stock are entitled to require the Company to redeem their shares of Existing Preferred Stock upon the occurrence of a bankruptcy or similar event relating to the Company or the default by the Company under the terms of the Stockholders Agreement.


CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Limitation of Liability and Indemnification. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide that the Company shall, to the fullest extent authorized by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all director and officers and all persons serving at the request of the company as director, trustee, officer, employee or agent of another corporation or of a partnership, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

     Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law (Section 203) provides that, subject to certain exceptions specified therein, an interested stockholder of a Delaware corporation shall not engage in any business combination with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The certificate of incorporation does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company's board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Class A Common Stock is First Union National Bank, Charlotte, North Carolina.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations generally applicable to holders acquiring the New Preferred Stock offered hereby on original issue, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Preferred Stock and the Exchange Debentures (jointly, the "Securities").

     The discussion assumes that the holders of the Securities will hold them as "capital assets" within the meaning of section 1221 of the Code. Although the matter is not entirely free from doubt, the Company intends to treat the New Preferred Stock as equity and the Exchange Debentures as indebtedness for federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. The discussion is not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Securities or that any such position would not be sustained.

     The tax treatment of a holder of the Securities may vary depending on his particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and taxpayers subject to alternative minimum tax) may be subject to special rules not discussed below. The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Securities that is a citizen or resident of the United States or any state thereof, or a corporation or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income tax regardless of source or that is otherwise subject to United States federal income tax on a net income basis in respect of the Securities. The following discussion does not consider all aspects of United States federal income tax that may be relevant to the purchase, ownership, and disposition of the Securities by such holder in light of his personal circumstances. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

DISTRIBUTIONS ON NEW PREFERRED STOCK

     Distributions on the New Preferred Stock, whether paid in cash or in additional shares of New Preferred Stock ("Dividend Shares"), will be taxable to the holder as ordinary dividend income to the extent that the cash amount or fair market value of the New Preferred Stock on the date of distribution does not exceed the Company's current and accumulated earnings and profits (as determined for federal income tax purposes). The amount of the Company's earnings and profits at any particular time depends on the future actions and financial performance of the Company.

     To the extent that the amount of any distribution on the outstanding New Preferred Stock exceeds the Company's current and accumulated earnings and profits (as determined for federal income tax purposes), the distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such outstanding New Preferred Stock. The amount of any such excess distribution that is greater than the holder's adjusted tax basis in the outstanding New Preferred Stock will be taxed as capital gain and will be long-term capital gain if the holder's holding period for such outstanding New Preferred Stock exceeds one year. A holder's initial tax basis in any Dividend Shares distributed by the Company generally will equal the fair market value of such Dividend Shares on their date of distribution. The holding period for such Dividend Shares will commence with their distribution, and will not include the holder's holding period for outstanding shares of New Preferred Stock with respect to which such Dividend Shares were distributed. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of allocable earnings and profits, unless the context indicates otherwise.

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


     To the extent that dividends are treated as ordinary income, dividends received by corporate holders generally will be eligible for the 70% dividends-received deduction under section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction, such as restrictions relating to (i) the holding period of the stock on which the dividends are sought to be deducted, (ii) debt-financed portfolio stock, (iii) dividends treated as "extraordinary dividends" for purposes of section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate stockholders should consult their own tax advisor regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situations. In addition, on March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, (i) reduce the 70% dividends received deduction to 50% and (ii) require a corporate holder to satisfy a separate 46-day holding period requirement with respect to each dividend in order to be eligible for such dividends received deduction. Both proposals are proposed to be effective for dividends received or accrued more than 30 days after the enactment of the proposals. Subsequently, in August 1996, President Clinton announced an intention to seek legislation that would eliminate the dividends received deduction for certain types of preferred stock. The Treasury Department's description of President Clinton's most recent proposal, which may be in lieu of the March proposal, suggests that the New Preferred Stock would be the type of stock to which the new limitations on the dividends received deduction would apply. According to the Treasury's description, the most recent proposal would only apply to preferred stock issued after the date of enactment, which could include shares of New Preferred Stock issued in lieu of cash dividends. It is not clear whether any proposals ultimately will be enacted or, if enacted, will be enacted in the form proposed.


     Under Section 1059 of the Code, the tax basis of New Preferred Stock that has been held by a corporate shareholder for two years or less (ending on the earliest of the date on which the Company declares, announces or agrees to the payment of an actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends received deduction is allowed. To the extent that a corporate holder's tax basis in its New Preferred Stock would have been reduced below zero but for the foregoing limitation, such holder must increase the amount of gain recognized on the ultimate sale or exchange of such New Preferred Stock. Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the holder's basis in the New Preferred Stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (ii) exceeds 20% of the holder's adjusted basis in the New Preferred Stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by the holder, under certain circumstances the fair market value of the New Preferred Stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests. Proposed legislation would require immediate recognition of gain under
Section 1059 of the Code to the extent a corporate holder's tax basis would otherwise be reduced below zero, instead of deferring such gain until the sale or exchange of such stock; such changes are proposed to take effect retroactively. It is not clear whether such proposed legislation ultimately will be enacted or, if enacted, will be enacted in the form proposed.

     Special rules exist with respect to extraordinary dividends for "qualified preferred dividends," which are any fixed dividends payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the holder acquires such stock. A qualified preferred dividend does not include any dividend payable with respect to any share if the actual rate of return of such stock for the period the stock has been held by the holder receiving the dividend exceeds 15%. CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 OF THE CODE TO THEIR OWNERSHIP AND DISPOSITION OF NEW PREFERRED STOCK.

PREFERRED STOCK DISCOUNT

     The New Preferred Stock is subject to mandatory redemption on October 31, 2006 (the "Mandatory Redemption"). In addition, on or after October 31, 2001 and subject to certain restrictions, the New Preferred Stock is redeemable at any time at the option of the Company at specified redemption prices (the "Optional Redemption"). See "Description of New Preferred Stock and Exchange
Debentures -- The New Preferred

Stock -- Optional Redemption" and "-- Mandatory Redemption." Pursuant to Section 305(c) of the Code, holders of New Preferred Stock may be required to treat a portion of the difference between the New Preferred Stock's issue price and its redemption price as constructive distributions of property includible in income on a periodic basis. For purposes of determining whether such constructive distribution treatment applies, the Mandatory Redemption and the Optional Redemption are tested separately. Constructive distribution treatment is required if either (or both) of these tests is satisfied.

     Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to preferred stock that is subject to mandatory redemption is treated as being distributed to the holders of such preferred stock on an economic accrual basis. Preferred stock generally is considered to have redemption premium for this purpose if the price at which it must be redeemed (the "Redemption Price") exceeds its issue price (its fair market value on the date of its issuance) by more than a de minimis amount. For this purpose, such excess (the "Preferred Stock Discount") will be treated as zero if it is less than 1/4 of 1% of the Redemption Price multiplied by the number of complete years from the date of issuance of the stock until the stock must be redeemed. Preferred Stock Discount is taxable as a constructive distribution to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the preferred stock using a constant interest rate method similar to that described below for accruing original issue discount ("OID"). See "-- Original Issue Discount" below.

     Under recently issued regulations (the "Regulations"), Preferred Stock Discount will arise due to the Optional Redemption feature only if, based on all of the facts and circumstances as of the date the New Preferred Stock is issued, redemption pursuant to the Optional Redemption is more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has legal or practical control, such as changes in prevailing dividend rates. The Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if (i) the issuer and the holder are unrelated, (ii) there are no arrangements that effectively require the issuer to redeem the stock and (iii) exercise of the option to redeem would not reduce the yield of the stock. The Company does not believe that the Optional Redemption would be treated as more likely than not to be exercised under these rules. If the Optional Redemption were treated as more likely than not to be exercised, Preferred Stock Discount could arise on Dividend Shares.

     Dividend Shares received by holders of the New Preferred Stock may bear Preferred Stock Discount depending upon the issue price of such shares (i.e., the fair market value of the Dividend Shares on the date of their issuance). If shares of New Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of New Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

SALE, REDEMPTION AND EXCHANGE OF NEW PREFERRED STOCK

     A redemption of shares of New Preferred Stock for cash or in exchange for Exchange Debentures would be a taxable event.

     A redemption of shares of New Preferred Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of section 318 of the Code, any stock of the Company other than the redeemed New Preferred Stock. If a holder does own, actually or constructively, other stock of the Company, a redemption of New Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes). Such dividend treatment would not be applied if the redemption is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For this purpose, a redemption of New Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of common stock of the

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

Company and any stock constructively owned) of a holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.

     If the redemption of the New Preferred Stock for cash is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the New Preferred Stock redeemed, except to the extent that the redemption price includes dividends which have been declared by the Board of Directors of the Company prior to the redemption. Similarly, upon the sale of the New Preferred Stock (other than in a redemption or in exchange of the Exchange Debentures), the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the New Preferred Stock would result in capital gain or loss. This gain or loss would be long-term capital gain or loss if the holder's holding period for the New Preferred Stock exceeds one year. Under current law, capital gains recognized by corporations are taxed at a maximum rate of 35% and the maximum rate on net capital gains in the case of individuals is 28%.

     A redemption of New Preferred Stock in exchange for Exchange Debentures will be subject to the same general rules as a redemption for cash, except that the holder would have capital gain or loss equal to the difference between the issue price of the Exchange Debentures received (as determined for purposes of computing the original issue discount on such Exchange Debentures). See the discussion below under "Original Issue Discount." Additionally, any such gain may be eligible for deferral under the installment sale method as long as neither the Exchange Debentures nor the New Preferred Stock are readily traded in an established securities market.

     If a redemption of New Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the holder. The holder's adjusted tax basis in the redeemed New Preferred Stock will be transferred to any remaining stock holdings in the Company. If the holder does not retain any actual stock ownership in the Company (only having a stock interest constructively), the holder may lose such basis entirely. Under the "extraordinary dividend" provision of Section 1059 of the Code, a corporate holder may, under certain circumstances, be required to reduce its basis in its remaining shares of stock of the Company (and possibly recognize gain upon a disposition of such shares) to the extent the holder claims the 70% dividends received deduction with respect to the dividend. See the discussion above under "-- Distributions on New Preferred Stock."

     Depending upon a holder's particular circumstances, the tax consequences of holding Exchange Debentures may be less advantageous than the tax consequences of holding New Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends received deduction that may be available to corporate holders.

ORIGINAL ISSUE DISCOUNT

     In the event that the New Preferred Stock is exchanged for Exchange Debentures and the "stated redemption price at maturity" of the Exchange Debentures exceeds their "issue price" by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess.

     If the Exchange Debentures are traded on an established securities market within the sixty-day period ending thirty days after the exchange date, the issue price of the Exchange Debentures will be their fair market value as of their issue date. Subject to certain limitations described in the Treasury Regulations, the Exchange Debentures will be deemed to be traded on an established securities market if, among other things, price quotations will be readily available from dealers, brokers, or traders. If the New Preferred Stock, but not the Exchange Debentures issued and exchanged therefor, is traded on an established securities market within the sixty-day period ending thirty days after the exchange, then the issue price of each Exchange Debenture should be the fair market value of the New Preferred Stock exchanged therefor at the time of the exchange. The New Preferred Stock generally will be deemed to be traded on an established securities market if it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the New Preferred Stock nor the Exchange Debentures are traded on an established securities market within the applicable period, the issue price of the Exchange Debentures will be their stated principal amount -- namely, their face value -- unless either (i) the Exchange Debentures do not bear "adequate stated interest" within the meaning of section 1274 of the Code, which is unlikely, or (ii) the Exchange Debentures are issued in a so-called "potentially abusive situation" as defined in the Treasury Regulations under section 1274 of the Code (including a situation involving a recent sales transaction), in which case the issue price of such Exchange Debentures generally will be the fair market value of the New Preferred Stock surrendered in exchange therefor.

     The "stated redemption price at maturity" of the Exchange Debentures should equal the total of all payments under the Exchange Debentures, other than payments of "qualified stated interest." "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or other property (other than Exchange Debentures) at least annually at a single fixed rate. Exchange Debentures that are issued when the Company has the option to pay interest for certain periods in additional Exchange Debentures should be treated as having been issued without any qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on such Exchange Debentures over the entire term should be included (along with stated principal) in the stated redemption price at maturity of such Exchange Debentures. On the other hand, if the Exchange Debentures are issued after the period for paying interest in additional Exchange Debentures has passed, then stated interest would appear to qualify as qualified stated interest and none of such stated interest would be included in the stated redemption price at maturity of the Exchange Debentures.

TAXATION OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ON EXCHANGE DEBENTURES

     Each holder of an Exchange Debenture with OID will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year in which such holder holds the Exchange Debenture. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year in which the holder holds the Exchange Debenture a pro rata portion of the OID thereon which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Debenture at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Debenture (properly adjusted for the length of the accrual period). The adjusted issue price of an Exchange Debenture at the beginning of an accrual period is the original issue price of the Exchange Debenture plus the aggregate amount of OID that accrued in all prior accrual periods, and less any cash payments -- other than qualified stated interest payments (which only would apply if the Exchange Debentures were
issued after October   , 2001) on the Exchange Debenture. The "yield to
maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Exchange Debenture, produces an amount equal to the issue price of the Exchange Debenture. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     An additional Exchange Debenture (a "Secondary Debenture") issued in payment of interest with respect to an initially issued Exchange Debenture (an "Initial Debenture") will not be considered as a payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing and accruing OID on the Initial Debenture. As between the Initial Debenture and the Secondary Debenture, the adjusted issue price of the Initial Debenture would be allocated between the Initial Debenture and the Secondary Debenture in proportion to their respective principal amounts. That is, upon the issuance of a Secondary Debenture with respect to an Initial Debenture, the Initial Debenture and the Secondary Debenture derived from the Initial Debenture are treated as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Debenture and the Secondary Debenture derived therefrom would be treated as having the same yield to maturity. Similar treatment would be applied when additional Exchange Debentures are issued on Secondary Debentures.

     In the event that the Exchange Debentures are not issued with OID, because they are issued after October 30, 2002, when the Company does not have the option to pay interest thereon in additional Exchange Debentures and the redemption price of the Exchange Debentures does not exceed their issue price by more than a de minimis amount, stated interest would be included in income by a holder in accordance with such holder's usual method of accounting. In all other cases, all stated interest will be treated as payments on the Exchange Debentures under the rules discussed above.

BOND PREMIUM ON EXCHANGE DEBENTURES

     If New Preferred Stock is exchanged for Exchange Debentures that are not treated as having OID, and the issue price of such Exchange Debentures exceeds the amount payable at the maturity date (or earlier call date, if appropriate), such excess will be deductible by the holder of the Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, if an election by the holder under section 171 of the Code is made or is already in effect. An election under section 171 of the Code is available only if the Exchange Debentures are held as capital assets. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Exchange Debentures will be reduced. Except as may otherwise be provided in future Treasury Regulations, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item.

ACQUISITION PREMIUM ON EXCHANGE DEBENTURES

     A holder of an Exchange Debenture issued with OID who purchases such Exchange Debenture for an amount that is greater than its then adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date (other than payments, if any, of qualified stated interest) will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

MARKET DISCOUNT ON EXCHANGE DEBENTURES

     Purchasers of New Preferred Stock should be aware that the disposition of Exchange Debentures may be affected by the market discount provisions of the Code. The market discount rules generally provide, if a holder of a debt instrument purchases it at a "market discount" and thereafter realizes gain upon a disposition or a retirement of the debt instrument, the lesser of such gain or the portion of the market discount that has accrued on a straight-line basis (or on a constant interest rate basis, if such alternative rate of accrual has been elected by the holder under section 1276(b) of the Code) while the debt instrument was held by such holder will be taxed as ordinary income at the time of such disposition. "Market discount" with respect to the Exchange Debentures will be the amount,if any, by which the "revised issue price" of an Exchange Debenture (or its stated redemption price at maturity of the exchange Debenture has no OID) exceeds the holders basis in the Exchange Debenture immediately after such holder's acquisition, subject to a de minimis exception. The "revised issue price" of an Exchange Debenture is its issue price increased by the portion of OID previously includible in the gross income of prior holders for periods prior to the acquisition of the Exchange Debenture by the holder (without regard to any acquisition premium exclusion) and reduced by prior payments other than payments of qualified stated interest.

     A holder who acquires an Exchange Debenture at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Debenture until the holder disposes of the Exchange Debenture in a taxable transaction. Moreover, to the extent of any accrued market discount on such Exchange Debentures, any partial principal payment with respect to Exchange Debentures will be includible as ordinary income upon receipt, as will the Exchange Debenture's fair market value on certain otherwise non-taxable transfers (such as gifts).

     A holder of Exchange Debentures acquired at a market discount may elect for federal income tax purposes to include market discount in a gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of Exchange Debentures makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

     The Company will furnish annually to the IRS and to record holders of the Exchange Debentures information relating to the OID, if any, accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a holder who acquired the Exchange Debenture on original issue. Accordingly, other holders will be required to determine for themselves whether they are eligible to report a reduced amount of OID for federal income tax purposes.

REDEMPTION OR SALE OF EXCHANGE DEBENTURES

     Generally, any redemption or sale of Exchange Debentures by a holder would result in taxable gain or loss equal to the difference between the sum of amount of cash and the fair market value of other property received (except to the extent that cash received is attributable to accrued, but previously untaxed, qualified stated interest, which portion of the consideration would be taxed as ordinary income) and the holder's adjusted tax basis in the Exchange Debentures. The adjusted tax basis of a holder who receives an Exchange Debenture in exchange for New Preferred Stock will generally be equal to the issue price of the Exchange Debenture increased by any OID with respect to the Exchange Debenture included in the holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Debenture and by payments other than payments of qualified stated interest. Except to the extent that an intention to call the Exchange Debentures prior to their maturity existed at the time of their original issue as an agreement or understanding between the Company and the original holders of a substantial amount of the Exchange Debentures (which is unlikely), and subject to the above discussion of market discount, such gain or loss would be long-term capital gain or loss if the holder's holding period for the Exchange Debentures exceeded one year.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE HOLDERS

     Pursuant to section 163 of the Code and in the event that the Exchange Debentures are "applicable high yield discount obligations" ("AHYDOs"), a portion of the OID (if any) accruing on the Exchange Debentures may be treated as a dividend generally eligible for the dividends-received deduction in the case of corporate holders, and the company would not be entitled to deduct the "disqualified portion of the OID accruing on the Exchange Debentures and would be allowed to deduct the remainder of the OID only when paid in cash.

     The Exchange Debentures will constitute AHYDOs if they (i) have a term of more than five years, (ii) have a yield to maturity equal to or greater than the sum of the applicable federal rate at the time of issuance of the Exchange Debentures (the "AFR") plus five percentage points, and (iii) have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the AFR at that point in time is not predictable, it is impossible currently to determine whether Exchange Debentures will be treated as AHYDOs.

     If an Exchange Debenture is treated as an AHYDO, a holder would be treated as receiving dividend income to the extent of the lesser of (i) the Company's current and accumulated earnings and profits, and (ii) the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of (i) the amount of OID or (ii) the portion of the "total return" (i.e., the excess of all payments to be made with respect to the Exchange Debenture over its issue price) in excess of the AFR plus six percentage points.

BACKUP WITHHOLDING

     A holder of a Security may be subject to back withholding at the rate of 31 percent with respect to dividends on the New Preferred Stock, interest on the Exchange Debentures or sales proceeds thereof, unless such Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates to exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a Security who does not provide the holder's correct taxpayer identification number upon request may be subject to penalties imposed by the IRS. Any amount paid as backup withholding would be creditable against the holder's federal income tax liability.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR PROSPECTIVE PURCHASER'S SITUATION OR STATUS. ACCORDINGLY, EACH PURCHASER OF NEW PREFERRED STOCK SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THOSE UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") among the Company and BT Securities Corporation and Goldman, Sachs & Co. (collectively, the "Underwriters"), the Underwriters have agreed to purchase, and the Company has agreed to sell to the Underwriters, all of the shares of New Preferred Stock offered hereby.

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the New Preferred Stock is subject to the approval of certain legal matters by counsel and to various other conditions. The nature of each Underwriter's obligation is such that each is severally committed to purchase the number of shares of New Preferred Stock set forth opposite its name if it purchases any.


                                                                                   NUMBER OF
                                  UNDERWRITERS                                      SHARES
- --------------------------------------------------------------------------------  -----------
BT Securities Corporation.......................................................
Goldman, Sachs & Co.............................................................
                                                                                    ---------
          Total.................................................................      150,000
                                                                                    =========



     The Underwriters propose to offer the shares of New Preferred Stock directly to the public at the public offering price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of
$     per share. The Underwriters may allow and such dealers may reallow a
concession not in excess of $     per share. After the initial public offering
of the New Preferred Stock, the public offering price and other selling terms may be changed. In addition, First Union Capital Markets Corp. will be paid a fee of $150,000 for services rendered in connection with the sale of the New Preferred Stock, which will be paid from the underwriting discounts set forth on the cover page of this Prospectus. First Union Capital Markets Corp. is not an Underwriter with respect to any of the New Preferred Stock offered hereby.


     The Company does not intend to apply for listing of the New Preferred Stock on a national securities exchange, but has been advised by each of the Underwriters that it presently intends to make a market in the New Preferred Stock, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the New Preferred Stock, and any such market making may be discontinued at any time by one or all of the Underwriters at the sole discretion of such Underwriters. There can be no assurance that an active public market for the New Preferred Stock will develop.

     The Company and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.


     The Company has been informed by the Underwriters that they will not confirm sales to any account over which they exercise discretionary authority without prior specific written consent.


     Under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), no member of the NASD or an affiliate of such member may participate in the distribution of a public offering of equity securities issued by a company if the member and/or its affiliates have a conflict of interest (as defined) unless the price at which such equity securities are to be distributed to the public is no higher than that recommended by a "qualified independent underwriter" meeting certain standards. As defined by the NASD, a "conflict of interest" exists when, among other things, a member and/or its affiliates in the aggregate beneficially own 10% or more of the preferred equity of a company. BT Investment Partners, Inc., an affiliate of BT Securities Corporation, is the holder of in excess of 10% of the Company's Existing Preferred Stock, as well as the holder of warrants to purchase shares of the Company's Class C Common Stock. First Union Capital Partners, Inc., an affiliate of First Union Capital Markets Corp., holds warrants to purchase shares of the Company's Class C Common Stock.

     Goldman, Sachs & Co. has agreed to act as a qualified independent underwriter in connection with the Offering. The price at which the New Preferred Stock will be distributed to the public will be no more than that recommended by Goldman, Sachs & Co. Goldman, Sachs & Co., acting as qualified independent underwriter, has participated in the preparation of this Prospectus and the Registration Statement of which this Prospectus is a part and has exercised the usual standards of due diligence with respect thereto and will receive a fee of $10,000 in connection with its services as qualified independent underwriter. The Company and the Guarantors have agreed to indemnify Goldman, Sachs & Co. as qualified independent underwriter against certain liabilities, including liabilities under the Securities Act.


     Bankers Trust Company, an affiliate of BT Securities Corporation and BT Investment Partners, Inc., has in the past provided commercial banking services for an affiliate of the Company, for which Bankers Trust Company has received customary compensation. BT Securities Corporation and its affiliates have provided and may provide other financial, advisory or commercial or investment banking services to the Company or its affiliates in the future, for which they have received and will receive customary compensation.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of New Preferred Stock will be passed upon for the Company by Holland & Knight (a partnership including professional associations), and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation). Certain legal matters under the Communications Act and the rules and regulations promulgated thereunder by the FCC will be passed upon for the Company and the Underwriters by Dow, Lohnes & Albertson (a professional limited liability company).

                                    EXPERTS


     The financial statements included herein and incorporated in this Prospectus by reference to Paxson Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, the financial statements of WHUB, Inc., WTKS-FM (a division of Press Broadcasting Company), Todd Communications, Inc. (WFSJ-FM) and Southern Broadcasting Companies, Inc. each as of and for the year ended December 31, 1995 and the financial statements of Ponce Nicasio Broadcasting Ltd. (KCMY-TV) as of and for the year ended April 30, 1996, included in this Prospectus, have been so incorporated and included in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements of the Fort Lauderdale Radio Stations (a division of T.K. Communications, L.C.) for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Mathieson Aitken Jemison, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


     The financial statements of Radio Station WDIZ-FM (a division of Shamrock Communications, Inc.) as of and for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Robert Rossi & Co., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of KXLI (a division of KX Acquisition Limited Partnership) as of and for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Schweitzer Rubin Karon & Bremer, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


     The special purpose financial statements of WIOD-AM (a division of WIOD, Inc.) as of and for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Deloitte & Touche LLP, independent auditors, given upon the authority of said firm as experts in auditing and accounting.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and the Company's Proxy Statement, dated April 26, 1996, for the Company's 1996 Annual Meeting of Shareholders as heretofore filed by the Company with the Commission pursuant to the Exchange Act.



     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.



     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and must be read together with the information contained in the documents listed above, which have been incorporated by reference. Any information contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401, Attention: Director of Finance (telephone number (561) 659-4122).

                    INDEX TO PRO FORMA FINANCIAL INFORMATION


Pro Forma Financial Information.......................................................  P-2
Unaudited Pro Forma Consolidated Balance Sheet:
  At June 30, 1996....................................................................  P-3
  Notes to Unaudited Pro Forma Consolidated Balance Sheet.............................  P-4
Unaudited Pro Forma Consolidated Statements of Operations:
  For the Six Months Ended June 30, 1996..............................................  P-5
  For the Year Ended December 31, 1995................................................  P-6
  Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year
     Ended December 31, 1995 and the Six Months Ended June 30, 1996...................  P-7
  For the Twelve Months Ended June 30, 1996...........................................  P-9
  Notes to Unaudited Pro Forma Consolidated Statement of Operations For the Twelve
     Months Ended June 30, 1996.......................................................  P-10

                        PRO FORMA FINANCIAL INFORMATION


     The following unaudited summary pro forma statement of operations data and other data give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV during 1995;
(iii) the proposed significant business acquisition of the Fort Lauderdale Radio Stations (WPLL-FM and WSRF-AM); (iv) the business acquisitions of Todd Communications, Inc. (WFSJ-FM), WHUB Inc. (WHUB-FM and WHUB-AM) and Southern Broadcasting Companies, Inc. (WSNI-FM, WPAP-FM, and WPBH-FM) and the proposed business acquisitions of WDIZ-FM, WTKS-FM, WIOD-AM, KXLI-TV and Ponce Nicasio Broadcasting Ltd. (KCMY-TV) (the Other Acquisitions); (v) the Equity Offering;
(vi) the termination of the put rights of the holders of the Class A and B Common Stock Warrants; and (vii) the issuance of the Notes, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and therefore are not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense as well as interest has been increased for each of the periods presented to reflect the purchase of all stations included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996. The following unaudited summary pro forma balance sheet data gives effect to (i) the consummation of the Offering; (ii) the Proposed Acquisitions and related capital expenditures; (iii) capital expenditures on existing properties; and (iv) acquisitions which have closed subsequent to June 30, 1996, as if such events had occurred on June 30, 1996.


     The Proposed Acquisitions will be accounted for using the purchase method of accounting. The total cost of the Proposed Acquisitions will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the respective purchase prices included in the pro forma financial information is preliminary. The Company does not expect that the final allocation of the purchase prices will materially differ from the preliminary allocation.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma consolidated financial information should be read in conjunction with the Company's consolidated financial statements and notes thereto and the financial statements and notes thereto related to the Other Acquisitions appearing elsewhere in this Prospectus. The unaudited pro forma statement of operations data are not necessarily indicative of the results that would have occurred if the Offering and acquisitions had occurred on the dates indicated, nor are they indicative of the Company's future results of operations. There can be no assurance whether or when the Proposed Acquisitions will be consummated.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                 AT JUNE 30, 1996
                                            -----------------------------------------------------------
                                                         TRANSACTIONS
                                                        SUBSEQUENT TO      PRO FORMA
                                            COMPANY    JUNE 30, 1996(B)   ADJUSTMENTS      PRO FORMA(A)
                                            --------   ----------------   -----------      ------------
                                                ASSETS
Current Assets:
  Cash and cash equivalents...............  $115,577       $(47,595)       $ (27,421)(f)     $    434
                                                                            (255,452)(d)
                                                                             143,750(c)
                                                                             (28,425)(e)
                                                                             100,000(h)
  Accounts receivable, net................    19,354                                           19,354
  Prepaid expenses and other current
     assets...............................     2,488                                            2,488
  Current program rights..................       665                                              665
                                            --------       --------        ---------         --------
          Total current assets............   138,084        (47,595)         (67,548)          22,941
Property and equipment, net...............   110,430         24,130           24,440(f)       205,666
                                                                              46,666(d)
Intangible assets, net....................   121,301         37,130          240,289(d)       401,701
                                                                               2,981(f)
Other assets, net.........................    28,480         (2,180)         (11,195)(d)       15,105
Investments in broadcast properties.......    38,887        (14,985)          (9,308)(d)       18,094
                                                              3,500
Program rights, net.......................       267                                              267
                                            --------       --------        ---------         --------
     Total assets.........................  $437,449       $     --        $ 226,325         $663,774
                                            ========       ========        =========         ========
                  LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable other and accrued
     liabilities..........................  $  6,948                                         $  6,948
  Accrued interest........................     6,730                                            6,730
  Current portion of program rights
     payable..............................       642                                              642
  Current portion of long-term debt.......       570                                              570
                                            --------       --------        ---------         --------
          Total current liabilities.......    14,890             --               --           14,890
Program rights payable....................       277                                              277
Long-term debt............................     3,765                       $ 100,000(h)       103,765
Senior subordinated notes, net (g)........   227,508                                          227,508
Redeemable Senior preferred stock.........    18,393                         (18,393)(e)           --
Redeemable Series B preferred stock.......     2,990                          (2,990)(e)           --
Redeemable Junior preferred stock.........    34,090                                           34,090
Redeemable Exchangeable preferred stock...        --                         150,000(c)       143,750
                                                                              (6,250)(c)
Class A Common Stock......................        39                               1(d)            40
Class B Common Stock......................         8                                                8
Class C Common Stock......................        --                                               --
Class A and B common stock warrants.......     6,863                                            6,863
Class C common stock warrants.............     4,282                                            4,282
Stock subscription notes receivable.......       (17)                                             (17)
Additional paid-in capital................   197,425                          10,999(d)       208,424
Deferred option plan compensation.........    (1,950)                                          (1,950)
Accumulated deficit.......................   (71,114)                         (7,042)(e)      (78,156)
                                            --------       --------        ---------         --------
          Total liabilities, redeemable
            securities and common
            stockholders' equity..........  $437,449       $     --        $ 226,325         $663,774
                                            ========       ========        =========         ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


     (a) The pro forma balance sheet at June 30, 1996 gives effect to: (i) the consummation of the Offering; (ii) the Proposed Acquisitions and related capital expenditures; (iii) capital expenditures on existing properties; and (iv) acquisitions which have closed subsequent to June 30, 1996.



     (b) To reflect the use of cash for acquisitions subsequent to June 30, 1996, including the exercise of options to purchase WTJC-TV, KUBD-TV, WCEE-TV, KWBF-TV and other acquisitions as well as the financing of $3,500 in connection with CNI's acquisition of WHKE-TV, preliminary purchase accounting allocations for such acquisitions and related capital expenditures. Use of cash is net of $2,180 of funds escrowed at June 30, 1996 and notes receivable of $14,985 previously recorded as investments in broadcast properties. Use of cash for acquisitions closed subsequent to June 30, 1996 is detailed as follows:



    Property and equipment....................................................  $ 24,130
    Intangible assets.........................................................    37,130
    Other assets..............................................................    (2,180)
    Investments in broadcast properties.......................................     3,500
    Application of previous investments in broadcast properties...............   (14,985)
                                                                                --------
      Cash used for acquisitions..............................................  $ 47,595
                                                                                ========


     (c) To reflect the proceeds from the Offering of $150,000, net of underwriting discounts and commissions and estimated offering expenses of $6,250.


     (d) To reflect the use of proceeds for the Proposed Acquisitions and related capital expenditures, preliminary purchase accounting allocations for such acquisitions and related capital expenditures. Use of proceeds is net of $11,195 of funds escrowed and advanced which are included in other assets, notes receivable of $9,308 previously recorded as investments in broadcast properties and the issuance of $11,000 of the Company's Class A Common Stock in connection with the proposed acquisition of WSHE-FM and WSRF-AM and the options to acquire WOAC-TV, WNGM-TV and WTVX-TV. Use of proceeds for Proposed Acquisitions and related capital expenditures are detailed as follows:



    Property and equipment....................................................  $ 46,666
    Intangible assets.........................................................   240,289
    Other assets..............................................................   (11,195)
    Application of previous investments in broadcast properties...............    (9,308)
    Common Stock and additional paid-in capital...............................   (11,000)
                                                                                --------
      Proceeds used for Proposed Acquisitions and related capital expenditures.........................................................  $255,452
                                                                                ========


     (e) To reflect the redemption of the Senior Preferred Stock including $950 of redemption premiums and approximately $6,527 of accretion and accrued dividends from June 30, 1996 through December 15, 1996, the initial date at which the Senior Preferred Stock can be redeemed by the Company. The redemption value and accrued dividends of the Senior Preferred Stock at December 15, 1996 has been discounted by $435 at 7.3% to reflect the Company's anticipated redemption date of October 1, 1996, in accordance with the revised terms of the Senior Preferred Stock.

     (f) To reflect the use of proceeds for capital expenditures on existing properties.

     (g) $230,000 Senior Subordinated Notes issued on September 28, 1995, net of $2,700 original issue discount, due 2002.


     (h) To reflect the Pro Forma borrowings under the Company's $100 million Credit Facility in order to complete the Proposed Acquisitions and related capital expenditures.



     For additional information with respect to specific prices and capital expenditures for each Proposed Acquisition, see "The Proposed Acquisitions."

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 -----------------------------------------------------------------------
                                              WSHE-FM        OTHER         PRO FORMA
                                 COMPANY(A)   WSRF-AM   ACQUISITIONS(B)   ADJUSTMENTS       PRO FORMA(C)
                                 ----------   -------   ---------------   -----------       ------------
Total revenues.................   $ 69,370    $1,826        $10,367        $     645(n)       $ 82,208
Operating expenses, excluding
  depreciation, amortization
  and option plan
  compensation.................     51,724     1,953          8,448             (789)(e)        61,728
                                                                                 392(n)
Option plan compensation(f)....      2,292                                                       2,292
Depreciation and
  amortization.................     11,737        66            677           12,801(g)         25,281
                                  --------    ------         ------         --------          --------
Income (loss) from
  operations...................      3,617      (193 )        1,242          (11,759)           (7,093)
Interest expense...............    (15,098)     (457 )         (123)          (3,805)(h)       (19,483)
Interest income................      4,035                        4           (1,302)(i)         2,737
Other income (expense), net....       (559)        2           (224)              61(j)           (720)
                                  --------    ------         ------         --------          --------
Net income (loss)..............     (8,005)   $ (648 )      $   899          (16,805)          (24,559)
                                              ======         ======
Dividends and accretion on
  preferred stock and common
  stock warrants(k)............     (7,414)                                   (4,456)(l)       (11,870)
                                  --------                                  --------          --------
Net loss attributable to common
  stock(n).....................   $(15,419)                                $ (21,261)         $(36,429)
                                  ========                                  ========          ========
Loss per share data:
  Net loss.....................   $  (0.20)                                                   $  (0.51)
  Net loss attributable to
     common stock..............   $  (0.38)                                                   $  (0.76)
Weighted average shares
  outstanding..................     40,567                                     7,236(m)         47,803
                                  ========                                  ========          ========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         FOR THE YEAR ENDED DECEMBER 31, 1995
                      -----------------------------------------------------------------------------------------------------------
                                    LOS
                                  ANGELES     BOSTON      WEST PALM      WSHE-FM
                                  (KZKI-      (WGOT-        BEACH         WSRF-          OTHER         PRO FORMA           PRO
                      COMPANY(A)  TV)(B)      TV)(B)     (WTVX-TV)(B)     AM(B)     ACQUISITIONS(B)   ADJUSTMENTS       FORMA(C)
                      --------   ---------   ---------   ------------   ---------   ---------------   -----------       ---------
Total revenues....... $103,074    $ 1,019      $ 600        $3,124       $ 7,684        $22,699        $     289(d)     $ 138,296
                                                                                                            (193)(n)
Operating expenses,
 excluding
 depreciation,
 amortization and
 option plan
 compensation........   82,103        351        583         2,682         5,329         22,438           (3,477)(e)      110,228
                                                                                                             155(d)
                                                                                                              64(n)
Option plan
 compensation(f).....   10,803                                                                                             10,803
Depreciation and
 amortization........   18,719        279        128           294           527          1,461           25,066(g)        46,474
                      --------     ------      -----        ------       -------        -------         --------         --------
Income (loss) from
 operations..........   (8,551)       389       (111)          148         1,828         (1,200)         (21,712)         (29,209)
Interest expense.....  (16,303)      (271)      (174)         (532)       (1,116)          (293)         (20,277)(h)      (38,966)
Interest income......    1,709                                                                6              (14)(i)        1,701
Other income
 (expense), net......     (982)                  (10)          (88)            5             72             (174)(j)       (1,177)
Benefit for income
 taxes...............    1,280                                                                                              1,280
Extraordinary item...  (10,626)                                                                                           (10,626)
                      --------     ------      -----        ------       -------        -------         --------         --------
Net income (loss)....  (33,473)   $   118      $(295)       $ (472)      $   717        $(1,415)         (42,177)         (76,997)
                                   ======      =====        ======       =======        =======
Dividends and
 accretion on
 preferred stock and
 common stock
 warrants(k).........  (13,297)                                                                          (10,054)(l)      (23,351)
                      --------                                                                          --------         --------
Net loss attributable
 to common
 stock(n)............ $(46,770)                                                                        $ (52,231)       $(100,348)
                      ========                                                                          ========         ========
Loss per share data:
 Net loss............ $  (0.97)                                                                                         $   (1.62)
 Net loss
   attributable to
   common
   stock............. $  (1.36)                                                                                         $   (2.11)
 Weighted average
   shares
   outstanding.......   34,430                                                                            13,181(m)        47,611
                      ========                                                                          ========         ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER 31, 1995 AND SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)


     (a) Reflect the results of operations during the year ended December 31, 1995 and the six months ended June 30, 1996 for (i) significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV since their respective dates of acquisition in 1995; (ii) asset acquisitions and insignificant business acquisitions since their dates of acquisition; (iii) operations pursuant to time brokerage agreements ("TBAs") since their respective dates of commencement; and
(iv) insignificant terminated operations until such time of termination.


     (b) Reflects prior operator results.


     (c) Pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996, give effect to (i) the consummation of the Offering; (ii) the significant business acquisitions of KZKI-TV, WGOT-TV and WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale Radio Stations (WPLL-FM and WSRF-AM); (iv) the Other Acquisitions;
(v) the Equity Offering; (vi) the termination of the put rights of the holders of the Class A and B Common Stock Warrants; and (vii) the issuance of the Notes, on September 28, 1995, as if such events had occurred on January 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and are therefore not included in the pro forma financial information. Where necessary, prior operators' fiscal years have been conformed to the Company's December 31 year end. In addition, depreciation and amortization expense and interest expense have been increased for each of the periods presented to reflect the purchase of all stations and other capital expenditures included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996.


     (d) Reflects KZKI's operations from January 1, 1995 to January 31, 1995.


     (e) To reflect for the year ended December 31, 1995 (i) the elimination of $372 of general and administrative costs which represent redundant facilities and staff for WTVX-TV; (ii) the elimination of $495 which represents TBA fees paid by the Company to prior licensees of stations acquired; (iii) the elimination of stockholder salaries of $300 incurred by WHUB, Inc.; (iv) the elimination of redundant operating expenses of $375 incurred by Todd Communications, Inc.; (v) the elimination of $736 of redundant corporate overhead of WPLL-FM and WSRF-AM; (vi) the increase in time brokerage expense of $104 for TBA fees for WTVX-TV, to reflect amounts payable had the TBA been entered into on January 1, 1995; (vii) the elimination of $214 of general and administrative costs which represent redundant operating expenses for WIOD-AM; and (viii) the elimination of $1,089 of legal settlement costs for KCMY-TV.



     To reflect for the six months ended June 30, 1996 (i) the elimination of stockholder salaries of $144 incurred by WHUB, Inc.; (ii) the elimination of redundant operating expenses of $77 incurred by Todd Communications, Inc.; (iii) the elimination of $499 of redundant corporate overhead of WPLL-FM and WSRF-AM and (iv) the elimination of $69 of general and administrative costs which represent redundant operating expenses for WIOD-AM.


     (f) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

     (g) To reflect the increase in depreciation and amortization expense for purchase accounting allocations made for the acquisitions which have closed since January 1, 1995, the Proposed Acquisitions and acquisitions closed subsequent to June 30, 1996 as follows:


                                                                 FOR THE          FOR THE
                                                                YEAR ENDED    SIX MONTHS ENDED
                                                               DECEMBER 31,       JUNE 30,
                                                                   1995             1996
                                                               ------------   ----------------
    Pro forma depreciation...................................    $ 26,292         $ 14,540
    Pro forma amortization...................................      20,182           10,741
                                                                 --------         --------
              Total pro forma depreciation and
                amortization.................................      46,474           25,281
    Less: amounts as reported................................     (21,408)         (12,480)
                                                                 --------         --------
              Total..........................................    $ 25,066         $ 12,801
                                                                 ========         ========



     (h) Adjustment necessary to reflect interest expense associated with the $230,000 Senior Subordinated Notes issued on September 28, 1995 and other debt outstanding at June 30, 1996, as if such debt had been outstanding since January 1, 1995, and the effect of the reduction in outstanding short term borrowings as a result of the Equity Offering, as follows:



                                                                 FOR THE
                                                                YEAR ENDED        FOR THE
                                                               DECEMBER 31,   SIX MONTHS ENDED
                                                                   1995        JUNE 30, 1996
                                                               ------------   ----------------
    11% Senior Subordinated Notes due 2002...................    $ 26,999         $ 13,499
    Other debt...............................................      10,434            5,217
    Amortization of loan costs...............................       1,533              767
                                                                 --------         --------
              Total pro forma interest expense...............      38,966           19,483
    Less: amounts as reported................................     (18,689)         (15,678)
                                                                 --------         --------
              Total..........................................    $ 20,277         $  3,805
                                                                 ========         ========


     (i) To reflect the elimination of interest income earned on investments in broadcast properties of $1,302 for the six months ended June 30, 1996 and $14 for the year ended December 31, 1995 as such investments are assumed to have been applied towards the purchase price of certain acquisitions and proposed acquisitions as of January 1, 1995.


     (j) To reflect (i) the elimination of $272 of marketing fees from affiliates earned by Southern Broadcasting Companies, Inc. during 1995 ($37 of marketing expenses to affiliates for the six months ended June 30, 1996); (ii) the elimination of $24 for the six months ended June 30, 1996 in non-recurring expenses incurred by KXLI relating to a joint operations agreement; and (iii) the elimination of $98 of non-recurring expenses for the year ended December 31, 1995 relating to the bankruptcy reorganization of WTVX-TV.


     (k) Dividends and accretion on preferred stock and common stock warrants represent such amount for the Senior Preferred Stock (15% dividend rate), redeemable Class A and B common stock warrants and Junior Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues accrete. See "Description of Capital Stock."


     (l) To reflect the redemption of the Senior Preferred Stock and the issuance of the Redeemable Cumulative Exchangeable Preferred Stock and the net pro forma effect on dividends and accretion on preferred stock, assuming a dividend rate of 12% on the Redeemable Cumulative Exchangeable preferred stock.


     (m) To reflect an increase in the weighted average shares outstanding as a result of the Equity Offering, 139 shares in connection with the acquisition of Todd Communications, Inc. (WFSJ-FM) and 888 shares of Class A Common Stock in connection with certain Proposed Acquisitions as if such events had taken place on January 1, 1995.


     (n) To conform KCMY-TV's April 30 fiscal year end to the Company's December 31 year end.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             FOR THE TWELVE MONTHS ENDED JUNE 30, 1996
                      ----------------------------------------------------------------------------------------
                                    WEST PALM
                                      BEACH         WSHE-FM          OTHER         PRO FORMA
                      COMPANY(A)   (WTVX-TV)(B)    WSRF-AM(B)    ACQUISITIONS(B)  ADJUSTMENTS     PRO FORMA(C)
                      ----------   ------------   ------------   --------------   -----------     ------------
Total revenues.......  $128,088       $  482        $  5,369        $ 23,117                        $157,056
Operating expenses,
  excluding
  depreciation,
  amortization and
  option plan
  compensation.......    96,182          491           4,600          21,596       $  (3,119)(d)     119,750
Option plan
  compensation(e)....     3,691                                                                        3,691
Depreciation and
  amortization.......    22,402           42             330           1,414          25,303(f)       49,491
                       --------        -----           -----         -------         -------        --------
Income (loss) from
  operations.........     5,813          (51)            439             107         (22,184)        (15,876)
Interest expense.....   (26,514)         (85)         (1,181)           (317)        (10,869)(g)     (38,966)
Interest income......     5,166                                           10          (1,309)(h)       3,867
Other income
  (expense), net.....    (1,527)         (22)             10            (411)            (26)(i)      (1,976)
Benefit for income
  taxes..............       640                                                                          640
Extraordinary item...   (10,626)                                                                     (10,626)
                       --------        -----           -----         -------         -------        --------
Net income (loss)....   (27,048)      $ (158)       $   (732)       $   (611)        (34,388)        (62,937)
                                       =====           =====         =======
Dividends and
  accretion on
  preferred stock and
  common stock
  warrants(j)........   (14,847)                                                      (8,703)(k)     (23,550)
                                                                                     -------        --------
Net loss attributable
  to common stock....  $(41,895)                                                   $ (43,091)       $(86,487)
                       ========                                                      =======        ========
Loss per share data:
  Net loss...........  $  (0.67)                                                                    $  (1.32)
  Net loss
    attributable to
    common stock.....  $  (1.03)                                                                    $  (1.81)
  Weighted average
    shares
    outstanding......    40,567                                                        7,155(l)       47,722
                       ========                                                      =======        ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)

     (a) Reflects the results of operations for the twelve months ended June 30, 1996 for the Company, as previously reported.

     (b) Reflects prior operator results, during the twelve months ended June 30, 1996.


     (c) Pro forma statement of operations data for the twelve months ended June 30, 1996, give effect to (i) the consummation of the Offering; (ii) the significant business acquisition of WTVX-TV in 1995; (iii) the proposed significant business acquisition of the Fort Lauderdale Radio Stations (WPLL-FM and WSRF-AM); (iv) the Other Acquisitions; (v) the Equity Offering; (vi) the termination of the put rights of the holders of the Class A and B Common Stock Warrants; and (vii) the issuance of the Notes, as if such events had occurred on July 1, 1995. Other Proposed Acquisitions are asset acquisitions or are immaterial both individually and in the aggregate and are therefore not included in the pro forma financial information. In addition, depreciation and amortization expense and interest expense have been increased for the period presented to reflect the purchase of all stations and other capital expenditures included in the Proposed Acquisitions and acquisitions which have closed subsequent to June 30, 1996.



     (d) To reflect for the twelve months ended June 30, 1996 (i) the elimination of $186 of general and administrative costs which represent redundant facilities and staff for WTVX-TV; (ii) the elimination of $247 which represents TBA fees paid by the Company to prior licensees of stations acquired;
(iii) the elimination of stockholder salaries of $294 incurred by WHUB, Inc.;
(iv) the elimination of redundant operating expenses of $265 incurred by Todd Communications, Inc.; (v) the elimination of $867 of redundant corporate overhead of WPLL-FM and WSRF-AM; and (vi) the increase in time brokerage expense of $52 for TBA fees for WTVX-TV, to reflect amounts payable had the TBA been entered into on January 1, 1995; (vii) the elimination of $223 of general and administrative costs which represent redundant expenses for WIOD-AM; and (viii) the elimination of $1,089 of legal settlement costs for KCMY-TV.


     (e) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."

     (f) To reflect the increase in depreciation and amortization expense for purchase accounting allocations made for the acquisitions which have closed since July 1, 1995, the Proposed Acquisitions and acquisitions closed subsequent to June 30, 1996 as follows:


                                                                                FOR THE
                                                                             TWELVE MONTHS
                                                                                 ENDED
                                                                             JUNE 30, 1996
                                                                             -------------
    Pro forma depreciation.................................................    $  27,968
    Pro forma amortization.................................................       21,523
                                                                                --------
    Total pro forma depreciation and amortization..........................       49,491
    Less: amounts as reported..............................................      (24,188)
                                                                                --------
              Total........................................................    $  25,303
                                                                                ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

     (g) Adjustment necessary to reflect interest expense associated with the $230,000 Senior Subordinated Notes issued on September 28, 1995 and other debt, actual and pro forma, outstanding at June 30, 1996, as if such debt had been outstanding since July 1, 1995, and the effect of the reduction in outstanding short term borrowings as a result of the Equity Offering, as follows:


                                                                                FOR THE
                                                                             TWELVE MONTHS
                                                                                 ENDED
                                                                             JUNE 30, 1996
                                                                             -------------
    11% Senior Subordinated Notes due 2002.................................    $  26,999
    Other debt.............................................................       10,434
    Amortization of loan costs.............................................        1,533
                                                                                --------
              Total pro forma interest expense.............................       38,966
    Less: amounts as reported..............................................      (28,097)
                                                                                --------
              Total........................................................    $  10,869
                                                                                ========


     (h) To reflect the elimination of interest income earned on investments in broadcast properties of $1,309 for the twelve months ended June 30, 1996 as such investments are assumed to have been applied towards the purchase price of certain acquisitions and proposed acquisitions as of July 1, 1995.


     (i) To reflect for the twelve months ended June 30, 1996 (i) the elimination of $49 of non-recurring expenses relating to the bankruptcy reorganization of WTVX-TV; (ii) the elimination of $99 of net marketing fees from affiliates earned by Southern Broadcasting Companies, Inc.; and (iii) the elimination of $24 in non-recurring expenses incurred by KXLI relating to a joint operations agreement.


     (j) Dividends and accretion on preferred stock and common stock warrants represent such amount for the Senior Preferred Stock (15% dividend rate), redeemable Class A and B common stock warrants and Junior Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues accrete. See "Description of Capital Stock."


     (k) To reflect the redemption of the Senior Preferred Stock and the issuance of the Redeemable Cumulative Exchangeable Preferred Stock and the net pro forma effect on dividends and accretion on preferred stock, assuming a dividend rate of 12% on the Redeemable Cumulative Exchangeable preferred stock.



     (l) To reflect an increase in the weighted average shares outstanding as a result of the Equity Offering, 139 shares in connection with the acquisition of Todd Communications, Inc. (WFSJ-FM) and 888 shares of Class A Common Stock in connection with certain Proposed Acquisitions as if such events had taken place on July 1, 1995.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       PAXSON COMMUNICATIONS CORPORATION

                         INDEX OF FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                              ------
PAXSON COMMUNICATIONS CORPORATION
Consolidated Financial Statements -- December 31, 1995, 1994, and 1993
Report of Independent Certified Public Accountants..........................................................  F-3
Consolidated Balance Sheets.................................................................................  F-4
Consolidated Statements of Operations.......................................................................  F-5
Consolidated Statements of Changes in Common Stockholders' Equity...........................................  F-6
Consolidated Statements of Cash Flows.......................................................................  F-7
Notes to Consolidated Financial Statements..................................................................  F-8
PAXSON COMMUNICATIONS CORPORATION
Unaudited Interim Consolidated Financial Statements -- June 30, 1996 and 1995
Consolidated Balance Sheets June 30, 1996 and December 31, 1995.............................................  F-35
Consolidated Statements of Operations for the Six Months Ended..............................................  F-36
Consolidated Statements of Operations for the Three Months Ended............................................  F-37
Consolidated Statements of Changes in Common Stockholders' Equity...........................................  F-38
Consolidated Statements of Cash Flows.......................................................................  F-39
Notes to Consolidated Financial Statements..................................................................  F-40
WTKS-FM (A DIVISION OF PRESS BROADCASTING COMPANY)
Financial Statements -- December 31, 1995
Report of Independent Certified Public Accountants..........................................................  F-41
Balance Sheet...............................................................................................  F-42
Statement of Operations and Divisional Deficit..............................................................  F-43
Statement of Cash Flows.....................................................................................  F-44
Notes to Financial Statements...............................................................................  F-45
WHUB, INC.
Financial Statements -- December 31, 1995
Report of Independent Certified Public Accountants..........................................................  F-49
Balance Sheet...............................................................................................  F-50
Statement of Operations.....................................................................................  F-51
Statement of Changes in Stockholders' Equity................................................................  F-52
Statement of Cash Flows.....................................................................................  F-53
Notes to Financial Statements...............................................................................  F-54
TODD COMMUNICATIONS, INC. (WFSJ-FM)
Financial Statements -- December 31, 1995
Report of Independent Certified Public Accountants..........................................................  F-56
Balance Sheet...............................................................................................  F-57
Statement of Operations.....................................................................................  F-58
Statement of Changes in Stockholders' Deficit...............................................................  F-59
Statement of Cash Flows.....................................................................................  F-60
Notes to Financial Statements...............................................................................  F-61

                       PAXSON COMMUNICATIONS CORPORATION

                         INDEX OF FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                              ------
SOUTHERN BROADCASTING COMPANIES, INC.
Combined Financial Statements -- December 31, 1995
Report of Independent Certified Public Accountants..........................................................  F-64
Balance Sheet...............................................................................................  F-65
Statement of Operations.....................................................................................  F-66
Statement of Changes in Shareholders' Equity................................................................  F-67
Statement of Cash Flows.....................................................................................  F-68
Notes to Financial Statements...............................................................................  F-69
FORT LAUDERDALE RADIO STATIONS (A DIVISION OF T.K. COMMUNICATIONS, L.C.)
Financial Statements -- December 31, 1995
Independent Auditors' Report................................................................................  F-72
Balance Sheets..............................................................................................  F-73
Statements of Income........................................................................................  F-74
Statements of Divisional Equity (Deficit)...................................................................  F-75
Statements of Cash Flows....................................................................................  F-76
Notes to Financial Statements...............................................................................  F-77
RADIO STATION WDIZ-FM (A DIVISION OF SHAMROCK COMMUNICATIONS, INC.)
Financial Statements -- December 31, 1995
Independent Auditor's Report................................................................................  F-83
Balance Sheet...............................................................................................  F-84
Statement of Income and Expenses............................................................................  F-85
Statement of Divisional Equity..............................................................................  F-86
Statement of Cash Flows.....................................................................................  F-87
Notes to Financial Statements...............................................................................  F-88
KXLI (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)
Financial Statements -- December 31, 1995
Independent Auditors' Report................................................................................  F-91
Balance Sheet...............................................................................................  F-92
Statement of Income.........................................................................................  F-93
Statement of Partners' Capital..............................................................................  F-94
Statement of Cash Flows.....................................................................................  F-95
Notes to Financial Statements...............................................................................  F-96
RADIO STATION WIOD-AM (A DIVISION OF WIOD, INC.)
Financial Statements -- December 31, 1995
Independent Auditors' Report................................................................................  F-103
Special-Purpose Statements of Net Assets....................................................................  F-104
Special-Purpose Statements of Operations....................................................................  F-105
Notes to Special-Purpose Financial Statements...............................................................  F-106
PONCE NICASIO BROADCASTING
Financial Statements -- April 30, 1996
Report of Independent Certified Public Accountants..........................................................  F-109
Balance Sheet...............................................................................................  F-110
Statement of Operations.....................................................................................  F-111
Statement of Changes in Partners' Deficit...................................................................  F-112
Statement of Cash Flows.....................................................................................  F-113
Notes to Financial Statements...............................................................................  F-114

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Paxson Communications Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Paxson Communications Corporation and its subsidiaries (the "Company") at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
- ---------------------------------------------------------
PRICE WATERHOUSE LLP


Fort Lauderdale, Florida


February 28, 1996

                       PAXSON COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                          ---------------------------
                                                                                              1995           1994
                                                                                          ------------   ------------
                                                       ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $ 68,070,990   $ 21,571,658
  Accounts receivable, less allowance for doubtful accounts of $909,713 and $556,950,
    respectively........................................................................    17,726,415     13,569,198
  Prepaid expenses and other current assets.............................................       971,363      1,579,954
  Current deferred income taxes.........................................................            --        194,940
  Current program rights................................................................     1,412,544      1,980,000
                                                                                          ------------   ------------
        Total current assets............................................................    88,181,312     38,895,750
Property and equipment, net.............................................................    79,859,080     45,350,430
Intangible assets, net..................................................................    84,318,147     53,350,967
Other assets, net.......................................................................    19,896,694     13,078,346
Investments in broadcast properties.....................................................    21,192,030      1,750,000
Program rights, net.....................................................................       384,814        244,888
                                                                                          ------------   ------------
        Total assets....................................................................  $293,832,077   $152,670,381
                                                                                           ===========    ===========
                         LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other accrued liabilities........................................  $  5,030,692   $  4,899,163
  Accrued interest......................................................................     6,932,342        224,528
  Current portion of program rights payable.............................................     1,449,602        986,562
  Current portion of long-term debt.....................................................       430,590      6,393,415
                                                                                          ------------   ------------
        Total current liabilities.......................................................    13,843,226     12,503,668
Program rights payable..................................................................       432,750        562,770
Deferred income taxes...................................................................            --      1,474,940
Long-term debt..........................................................................    12,484,024     76,013,542
Senior subordinated notes, net..........................................................   227,374,911             --
Minority interest.......................................................................            --      1,217,314
Redeemable Cumulative Compounding Senior preferred stock, $0.001 par value; 15% dividend
  rate per annum, 2,000 shares authorized, issued and outstanding.......................    16,824,082     14,060,054
Redeemable Class A & B common stock warrants............................................     6,465,317      1,735,979
Redeemable Cumulative Compounding Series B preferred stock, $0.001 par value; 15%
  dividend rate per annum, 714.286 shares authorized, issued and outstanding............     2,352,654      1,274,671
Redeemable Cumulative Compounding Junior preferred stock, $0.001 par value; 12% dividend
  rate per annum, 33,000 shares authorized, issued and outstanding......................    31,533,910     26,808,053
Class A common stock, $0.001 par value; one vote per share; 150,000,000 shares authorized, 26,226,826 and 26,042,561 shares issued and outstanding in 1995 and 1994,
  respectively..........................................................................        26,227         26,042
Class B common stock, $0.001 par value; ten votes per share; 35,000,000 shares
  authorized and 8,311,639 shares issued and outstanding................................         8,312          8,312
Class C common stock, $0.001 par value; non-voting; 12,500,000 shares authorized; no
  shares issued and outstanding.........................................................            --             --
Class C common stock warrants...........................................................     5,338,952      5,338,952
Stock subscription notes receivable.....................................................      (115,714)       (77,666)
Additional paid-in capital..............................................................    34,342,086     20,647,647
Deferred option plan compensation.......................................................    (1,384,267)            --
Accumulated deficit.....................................................................   (55,694,393)    (8,923,897)
Commitments and contingencies (Note 17)
                                                                                          ------------   ------------
        Total liabilities, redeemable securities and common stockholders' equity........  $293,832,077   $152,670,381
                                                                                           ===========    ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                                              -----------------------------------------
                                                                                  1995          1994           1993
                                                                              ------------   -----------   ------------
Revenues:
  Local and national advertising............................................  $ 94,653,514   $56,668,983   $ 29,405,559
  Retail and other..........................................................     5,352,044     2,779,215      1,655,155
  Trade and barter..........................................................     3,068,354     2,619,245      1,001,317
                                                                              ------------   -----------   ------------
        Total revenues......................................................   103,073,912    62,067,443     32,062,031
                                                                              ------------   -----------   ------------
Operating expenses:
  Direct....................................................................    24,921,653    16,789,757      9,479,408
  Programming...............................................................    12,822,813     8,750,624      5,291,237
  Sales and promotion.......................................................     9,093,769     5,753,025      3,507,480
  Technical.................................................................     4,955,588     2,113,117      1,543,583
  General and administrative................................................    22,138,236    11,689,343      7,323,352
  Trade and barter..........................................................     2,604,950     2,426,118      1,029,105
  Time brokerage agreement fees.............................................       993,893       503,698        698,463
  Sports rights fees........................................................     2,806,121     2,379,516             --
  Option plan compensation..................................................    10,803,241            --             --
  Program rights amortization...............................................     1,765,942       820,754             --
  Depreciation and amortization.............................................    18,719,109    12,403,528      9,350,633
                                                                              ------------   -----------   ------------
        Total operating expenses............................................   111,625,315    63,629,480     38,223,261
                                                                              ------------   -----------   ------------
Loss from operations........................................................    (8,551,403)   (1,562,037)    (6,161,230)
Other income (expense):
  Interest expense..........................................................   (16,302,641)   (5,210,148)    (2,052,406)
  Interest income...........................................................     1,708,942       335,438        112,719
  Gain on sale of radio broadcasting station................................            --        28,105        427,397
  Other income (expense), net...............................................      (982,461)      (33,432)      (318,333)
                                                                              ------------   -----------   ------------
Loss before benefit (provision) for income taxes and extraordinary item.....   (24,127,563)   (6,442,074)    (7,991,853)
Benefit (provision) for income taxes........................................     1,280,000     1,680,000     (2,960,000)
                                                                              ------------   -----------   ------------
Loss before extraordinary item..............................................   (22,847,563)   (4,762,074)   (10,951,853)
Extraordinary item..........................................................   (10,625,727)           --       (457,147)
                                                                              ------------   -----------   ------------
Net loss....................................................................   (33,473,290)   (4,762,074)   (11,409,000)
Dividends and accretion on preferred stock and common stock warrants........   (13,297,206)   (3,385,456)      (151,367)
                                                                              ------------   -----------   ------------
Net loss attributable to common stock.......................................  $(46,770,496)  $(8,147,530)  $(11,560,367)
                                                                               ===========    ==========    ===========
Per share data (Note 1):
  Loss before extraordinary item............................................  $      (0.66)  $     (0.14)  $      (0.35)
  Extraordinary item........................................................         (0.31)           --          (0.01)
                                                                              ------------   -----------   ------------
  Net loss..................................................................         (0.97)        (0.14)         (0.36)
  Dividends and accretion on preferred stock and common stock warrants......         (0.39)        (0.10)         (0.01)
                                                                              ------------   -----------   ------------
Net loss attributable to common stock.......................................  $      (1.36)  $     (0.24)  $      (0.37)
                                                                               ===========    ==========    ===========
Weighted average shares outstanding -- primary & fully diluted..............    34,429,517    33,430,116     31,581,948
                                                                               ===========    ==========    ===========


          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION


       CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCKHOLDERS' EQUITY

                                                             CLASS C        STOCK
                          COMMON STOCK                        COMMON     SUBSCRIPTION   ADDITIONAL      DEFERRED
                   ---------------------------   COMMON       STOCK         NOTES         PAID-IN     OPTION PLAN    ACCUMULATED
                   CLASS A   CLASS B   CLASS C   STOCK       WARRANTS     RECEIVABLE      CAPITAL     COMPENSATION     DEFICIT
                   -------   -------   -------   ------     ----------   ------------   -----------   ------------   ------------
Balance at
 December 31,
 1992.............                                 $1                                   $23,611,002                  $(9,283,047 )
Stockholder
 capital
 contributions....                                                                       13,351,668
Net loss prior to
 reorganization on
 December 15,
 1993.............                                                                                                   (10,784,000 )
Reclassification
 of undistributed
 deficit prior to
 reorganization...                                                                      (20,067,047)                  20,067,047
Dividends on
 redeemable
 preferred
 stock............                                                                                                       (97,808 )
Accretion on
 Senior redeemable
 preferred
 stock............                                                                                                       (15,144 )
Accretion on Class
 A & B common
 stock warrants...                                                                                                       (38,415 )
Net loss
 subsequent to
 reorganization on
 December 15,
 1993.............                                                                                                      (625,000 )
                                          --       --
                   -------   -------                        ----------   ------------   -----------   -------------  ------------
Balance at
 December 31,
 1993.............     --        --       --        1               --            --     16,895,623             --      (776,367 )
Recapitalization
 of common stock.. $15,791   $5,264                (1)                                      (21,054)
Stock issued for
 ANG acquisition..  1,570       277                                       $  (77,666)     3,784,530
Net proceeds from
 issuance of
 common stock
 warrants.........                                          $5,338,952
Dividends on
 redeemable
 preferred
 stock............                                                                                                    (2,216,137 )
Accretion on
 Senior redeemable
 preferred
 stock............                                                                                                      (325,147 )
Accretion on
 Series B
 preferred
 stock............                                                                                                        (7,968 )
Accretion on
 Junior preferred
 stock............                                                                                                       (15,648 )
Accretion on Class
 A & B common
 stock warrants...                                                                                                      (820,556 )
Net loss..........                                                                                                    (4,762,074 )
Stock dividend....  8,681     2,771                                                         (11,452)
                                          --       --
                   -------   -------                        ----------   ------------   -----------   -------------  ------------
Balance at
 December 31,
 1994............. 26,042     8,312       --       --        5,338,952       (77,666)    20,647,647             --    (8,923,897 )
Stock issued for
 Cookeville
 acquisition......     95                                                                 1,199,905
Deferred option
 plan
 compensation.....                                                                       12,187,508   $(12,187,508)
Option plan
 compensation.....                                                                                      10,803,241
Stock options
 exercised........     90                                                                   307,026
Increase in stock
 subscription
 receivable.......                                                           (48,029)
Repayments of
 stock
 subscription
 receivable.......                                                             9,981
Dividends on
 redeemable
 preferred
 stock............                                                                                                    (7,275,516 )
Accretion on
 Senior redeemable
 preferred
 stock............                                                                                                      (332,156 )
Accretion on
 Series B
 preferred
 stock............                                                                                                      (325,208 )
Accretion on
 Junior preferred
 stock............                                                                                                      (634,988 )
Accretion on Class
 A & B common
 stock warrants...                                                                                                    (4,729,338 )
Net loss..........                                                                                                   (33,473,290 )
                                          --       --
                   -------   -------                        ----------   ------------   -----------   ------------   ------------
Balance at
 December 31,
 1995............. $26,227   $8,312      $--       $--      $5,338,952    $ (115,714)   $34,342,086   $(1,384,267 )  $(55,694,393)
                   ========  ========  ========  =========  ===========  =============  ============  ============== =============

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                            -------------------------------------------
                                                                                1995            1994           1993
                                                                            -------------   ------------   ------------
Cash flows from operating activities:
  Net loss................................................................  $ (33,473,290)  $ (4,762,074)  $(11,409,000)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization.........................................     18,719,109     12,403,528      9,350,633
    Option plan compensation..............................................     10,803,241             --             --
    Program rights amortization...........................................      1,765,942        820,754             --
    Provision for doubtful accounts.......................................      1,098,181        344,706         89,681
    Deferred income taxes.................................................     (1,280,000)    (1,680,000)     2,960,000
    (Gain) loss on sale of assets.........................................        145,857        (28,105)      (427,397)
    Loss on extinguishment of long-term debt..............................     10,625,727             --        457,147
    Decrease (increase) in accounts receivable............................     (5,255,398)    (1,683,664)       470,942
    Decrease in prepaid expenses and other current assets.................        608,591        234,301      1,308,404
    Decrease (increase) in intangible assets..............................     (1,200,000)            --        175,452
    Decrease (increase) in other assets...................................      1,564,822       (392,504)       (20,731)
    (Decrease) increase in accounts payable and other accrued
      liabilities.........................................................        131,529       (313,225)      (138,259)
    Increase in accrued interest..........................................      6,707,814        135,683         28,768
                                                                            -------------   ------------   ------------
        Net cash provided by operating activities.........................     10,962,125      5,079,400      2,845,640
                                                                            -------------   ------------   ------------
Cash flows from investing activities:
  Acquisitions of broadcasting properties.................................    (58,510,509)   (56,143,061)   (32,145,000)
  Increase in investments in broadcast properties.........................    (19,442,030)            --     (1,750,000)
  Deposits on broadcasting properties.....................................     (2,381,619)    (4,291,241)            --
  Purchases of property and equipment.....................................    (25,016,816)    (5,916,512)    (1,962,553)
  Deposits on buildings and equipment.....................................       (735,074)      (642,890)            --
  Proceeds from sale of radio broadcasting station........................             --        200,000      5,010,000
  Proceeds from sale of fixed assets......................................        466,820             --             --
                                                                            -------------   ------------   ------------
        Net cash used in investing activities.............................   (105,619,228)   (66,793,704)   (30,847,553)
                                                                            -------------   ------------   ------------
Cash flows from financing activities:
  Proceeds from long-term debt, net.......................................    327,539,000     50,000,000     38,100,000
  Payments of long-term debt..............................................   (169,722,340)      (401,500)   (27,001,362)
  Accretion of discount on senior subordinated notes......................         65,911             --             --
  Payments of loan origination costs......................................    (15,896,473)    (5,030,352)    (3,730,836)
  Payments for program rights.............................................     (1,098,731)      (335,646)            --
  Net proceeds from issuance of redeemable preferred stock................             --     26,694,761     11,521,955
  Net proceeds from issuance of common stock warrants.....................             --      5,338,952      2,125,218
  Net stockholder capital contributions...................................             --             --     13,351,668
  Proceeds from exercise of common stock options..........................        307,116             --             --
  Increase in stock subscription notes receivable.........................        (48,029)            --             --
  Repayments of stock subscription notes receivable.......................          9,981             --             --
                                                                            -------------   ------------   ------------
        Net cash provided by financing activities.........................    141,156,435     76,266,215     34,366,643
                                                                            -------------   ------------   ------------
Increase in cash and cash equivalents.....................................     46,499,332     14,551,911      6,364,730
Cash and cash equivalents at beginning of year............................     21,571,658      7,019,747        655,017
                                                                            -------------   ------------   ------------
Cash and cash equivalents at end of year..................................  $  68,070,990   $ 21,571,658   $  7,019,747
                                                                             ============    ===========    ===========
Supplemental disclosures of cash flow information:
  Cash paid for interest..................................................  $   8,292,274   $  4,765,800   $  2,321,400
                                                                             ============    ===========    ===========
  Cash paid for income taxes..............................................  $          --   $         --   $         --
                                                                             ============    ===========    ===========
Non-cash operating and financing activities:
  Issuance of common stock in connection with the merger with ANG.........  $          --   $  3,786,377   $         --
                                                                             ============    ===========    ===========
  Issuance of common stock for Cookeville acquisition.....................  $   1,200,000   $         --   $         --
                                                                             ============    ===========    ===========
  Dividends accreted on redeemable preferred stock........................  $   7,275,516   $  2,216,137   $     97,808
                                                                             ============    ===========    ===========
  Accretion on redeemable securities......................................  $   6,021,690   $  1,169,319   $     53,559
                                                                             ============    ===========    ===========
  Issuance of Series B preferred stock....................................  $          --   $  1,248,209   $         --
                                                                             ============    ===========    ===========
  Trade and barter revenue................................................  $   3,068,354   $  2,619,245   $  1,001,317
                                                                             ============    ===========    ===========
  Trade and barter expense................................................  $   2,604,950   $  2,426,118   $  1,029,105
                                                                             ============    ===========    ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     Paxson Communications Corporation (the "Company"), a Delaware corporation, was organized in December 1993 for the purpose of owning and operating radio and television broadcasting stations and networks. In January 1995, the Company began operating its Infomall Television Network (the "Infomall TV Network" or "inTV"). The radio broadcasting activities were previously operated by businesses under common control of Mr. Lowell W. Paxson which were reorganized into the Company on December 15, 1993, in exchange for Company common stock. The reorganization was accounted for in a manner similar to the pooling of interests accounting method which included the operating results prior to December 15, 1993 because the transactions took place among entities under common control.

     On April 14, 1994, the Company acquired 68.1% of the common voting stock of The American Network Group, Inc. ("ANG"), a Nasdaq Small-Cap Market traded company. The Company has consolidated the financial results of ANG since that time. On November 4, 1994, ANG stockholders approved the merger of ANG into the Company through an exchange of common stock, which resulted in the Company's Class A common stock becoming publicly-held. In connection with the merger with ANG, the Company amended its capital structure to provide two classes of common voting stock, Class A common stock and Class B common stock. The per share pro forma effect of the merger and recapitalization has been presented on the Company's statement of operations for the two years ended December 31, 1994 based on the weighted average common shares outstanding (Note 15).


  Operations



     The Company operates three business segments: (1) the Infomall TV Network is a nationwide network of owned, operated and affiliated television stations dedicated to the airing of long form paid programming, consisting primarily of infomercials; (2) Paxson Radio consists of radio broadcasting stations, radio news and sports networks and billboard operations; and (3) Paxson Network-Affiliated Television includes network-affiliated television broadcasting stations in West Palm Beach, Florida. See Note 18 for a listing of stations which the Company began operating subsequent to year end. At December 31, 1995, operations were comprised of the following stations:


       INFOMALL TV NETWORK
                                                            COMMENCEMENT
                                                                 OF
    TV MARKET SERVED(1)         STATION                      OPERATIONS       OWNERSHIP
    -------------------------  --------                     ------------   ---------------
    Owned or TBA Operated:
      Los Angeles, CA........   KZKI-TV                         1995            Owned
      Philadelphia, PA.......   WTGI-TV                         1995            Owned
      San Francisco, CA......   KLXV-TV                         1995            Owned
      Boston, MA.............   WGOT-TV                         1995            Owned
      Washington, D.C........   WYVN-TV                         1996            Owned
      Atlanta, GA............   WTLK-TV                         1994            Owned
      Houston, TX............   KTFH-TV                         1995            Owned
      Cleveland, OH..........   WOAC-TV                         1995       Time Brokerage
      Tampa, FL..............   WFCT-TV                         1994       Time Brokerage
      Miami, FL..............   WCTD-TV                         1994       Time Brokerage
      Denver, CO.............   KUBD-TV                         1995       Time Brokerage

                       PAXSON COMMUNICATIONS CORPORATION

       INFOMALL TV NETWORK
                                                            COMMENCEMENT
                                                                 OF
    TV MARKET SERVED(1)         STATION                      OPERATIONS       OWNERSHIP
    -------------------------  --------                     ------------   ---------------
      Orlando, FL............   WIRB-TV                         1994       Time Brokerage
      Hartford, CT...........   WTWS-TV                         1995            Owned
      Dayton, OH.............   WTJC-TV                         1995       Time Brokerage
    Affiliated:
      Sacramento, CA.........   KCMY-TV                         1995          Affiliate
      Norfolk, VA............   WJCB-TV                         1995          Affiliate
    PAXSON RADIO
    RADIO MARKET SERVED(1)                    FORMAT
    Miami, FL................   WLVE-FM     Smooth Jazz         1993            Owned
                                WZTA-FM     Modern Rock         1992            Owned
                                WINZ-AM     News/Sports         1992            Owned
                                WFTL-AM     Talk/Sports         1995            Owned
    Tampa, FL................   WHPT-FM       Rock AC           1991            Owned
                                WSJT-FM     Smooth Jazz         1995            Owned
                                WHNZ-AM     News/Sports         1991            Owned
                                WNZE-AM       Sports            1994            Owned
    Orlando, FL..............   WMGF-FM       Soft AC           1992            Owned
                                WJRR-FM     Modern Rock         1992            Owned
                                WWNZ-AM        News             1992            Owned
                                WWZN-AM       Sports            1994            Owned
    Jacksonville, FL.........   WROO-FM    Young Country        1991            Owned
                                WPLA-FM  Alternative Rock       1992            Owned
                                WNZS-AM       Sports            1993            Owned
                                WZNZ-AM        News             1992            Owned
    Cookeville, TN...........   WGSQ-FM       Country           1994            Owned
                                WPTN-AM        Talk             1994            Owned
    RADIO NETWORK
    Alabama Radio Network....                  News             1995            Owned
    Florida Radio Network....                  News             1993            Owned
    South Carolina Radio
      Network(2).............                  News             1994            Owned
    Tennessee Radio
      Network................                  News             1994            Owned
    University of Florida
      Sports Network.........                 Sports            1994            Owned
    Miami Sports Network.....                 Sports            1995            Owned
    Penn State Sports
      Network................                 Sports            1994            Owned
    Virginia Tech Sports
      Network(2).............                 Sports            1994            Owned

                       PAXSON COMMUNICATIONS CORPORATION

    PAXSON NETWORK-AFFILIATED
            TELEVISION
       TV MARKET SERVED(1)                  AFFILIATION
    -------------------------            -----------------
    Owned or TBA Operated:
    West Palm Beach, FL......   WPBF-TV         ABC             1994            Owned
    West Palm Beach, FL......   WTVX-TV     Warner/UPN          1995       Time Brokerage


- ---------------

(1) Each station is licensed by the Federal Communications Commission to serve a specific community, which is included in the listed market.
(2) The Company sold the South Carolina Radio Network in January 1996 and will not renew the rights to Virginia Tech Sports Network which will expire in March 1996.


  Principles of Consolidation


     The consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

  Cash and Cash Equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the effect of which was immaterial. At December 31, 1995, approximately $58 million of debt securities, all classified as held to maturity and consisting of money market accounts, commercial paper and overnight repurchase agreements, were included in cash and cash equivalents because they had original maturities of three months or less.

  Property and Equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

    Broadcasting towers and equipment.....................................      6-13 years
    Office furniture and equipment........................................      6-10 years
    Buildings and building improvements...................................        40 years
    Leasehold improvements................................................   Term of lease
    Vehicles and other....................................................         5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

  Intangible Assets

     The excess of cost over the fair value of acquired net assets has been capitalized as goodwill. Intangible assets are being amortized using the straight-line method over their estimated useful lives as follows (Note 5):

    FCC licenses..........................................................        25 years
    Covenants not to compete..............................................   Contract term
    Favorable lease and other contracts...................................   Contract term
    Goodwill..............................................................        25 years

                       PAXSON COMMUNICATIONS CORPORATION

  Investments in Broadcast Properties

     Investments in broadcast properties represent the Company's financing of television and radio station acquisitions by third parties. The Company has entered into time brokerage agreements ("TBAs") with such third parties for the television station operations and has written options to purchase certain of the related station assets and Federal Communications Commission ("FCC") licenses at various amounts and terms (Notes 7 and 18).

  Program Rights

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability when available to air. Program rights are amortized on a method that approximates the straight-line basis over the related term. Program rights which will not be aired are charged to expense. Current program rights represent programs which will be amortized during the next year; current liabilities represent program rights which will be paid within the next year under contractual arrangements (Note 8).

  Other Assets

     Loan origination costs are stated at cost and are amortized to interest expense over the life of the loan or agreement using the effective interest method. Escrow funds represent funds held in escrow on acquisitions pending FCC approval. Other assets are stated at cost (Note 6).

  SFAS 121 Impairment of Long-Lived Assets and Identifiable Intangibles

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", the effect of which was immaterial. The Company reviews long-lived assets, identifiable intangibles and goodwill and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable.

  Minority Interest

     Minority interest at December 31, 1994 represented the third party's limited partner's interest in the radio broadcasting stations located in Cookeville, Tennessee. The Company purchased this minority interest in 1995 (Note 2).

  Stock Subscription Notes Receivable

     Stock subscription notes receivable were assumed in conjunction with the merger with ANG. Stock subscription notes receivable also include employee receivables issued upon exercise of stock options in conjunction with the Company's stock incentive plan (Note 12).

  Revenue Recognition

     Revenue is recognized as advertising air time is broadcast.

  Trade and Barter Agreements

     The Company enters into trade and barter agreements which give rise to sales of advertising air time in exchange for products, services and programming. Sales from trade and barter agreements are recognized at the fair market value of products, services or programs received as the related advertising air time is broadcast.

                       PAXSON COMMUNICATIONS CORPORATION

Products, services and programs received are expensed when used or when programs are broadcast. If the Company uses trade products or services before advertising air time is provided, a trade liability is recognized. At times, the Company trades air time for property and equipment.

  Time Brokerage Agreements

     The Company operates certain stations under a time brokerage agreement ("TBA") whereby the Company has agreed to purchase from the broadcast station licensee certain broadcast time on the station and to provide programming to and sell advertising on the station during the purchased time. Accordingly, the Company receives all the revenue derived from the advertising sold during the purchased time, pays certain expenses of the station and performs other functions. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. At December 31, 1995, the Company operated seven stations under TBAs which expire from April 1999 through October 2005.

  Stock Based Compensation

     The Company will adopt Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") during 1996. Upon adoption of SFAS 123, the Company intends to retain the intrinsic value method of accounting for stock based compensation and disclose pro forma net loss and loss per share amounts.

  Income Taxes

     Provisions are made to record deferred income taxes for items reported in different periods for financial reporting purposes than for federal and state income tax purposes. The Company records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

  Extraordinary Item

     The extraordinary item for the years ended December 31, 1995 and 1993 relates to the write-off of loan origination costs associated with the extinguishment of certain debt agreements. See a description of the tax effect in Note 11.

  Per Share Data

     Per share data for the years ended December 31, 1994 and 1993 give a pro forma effect to the Company's amended capital structure related to the merger with ANG and the stock dividend on common shares outstanding on January 1, 1995 (Note 15). Due to net losses, the effect of stock options and warrants is anti-dilutive and therefore these common stock equivalents are not included in the calculation of weighted average shares outstanding.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       PAXSON COMMUNICATIONS CORPORATION

  Reclassifications


     Certain reclassifications have been made to the prior years' financial statements to conform with the 1995 presentation.


2.  ACQUISITIONS, INVESTMENTS AND DISPOSITIONS:

  Acquisitions and investments:

     During 1995 and 1994, the Company acquired the assets of certain broadcast properties. Purchases were accounted for using the purchase method of accounting and the financial results of TBA operated stations have been included in the Company's statement of operations since the commencement of the TBA. Acquisitions and investments closed subsequent to December 31, 1995 are outlined in Note 18. Acquisitions, investments and dispositions during 1995 and 1994 are as follows:

                                                                                     ACQUISITION PRICE/
                                   STATION/                                              INVESTMENT
ACQUISITION/TBA DATE               NETWORK                        MARKET (1)             AMOUNT(2)
- -------------------- ------------------------------------    --------------------    ------------------
Owned:
October 1995                      WYVN-TV(3)                   Washington, D.C.         $  1,900,000
June 1995                          KLXV-TV                    San Francisco, CA            5,000,000
June 1995                          WFTL-AM                        Miami, FL                2,000,000
May 1995                           KZKI-TV                     Los Angeles, CA            18,000,000
May 1995                           WGOT-TV                        Boston, MA               3,050,000
July/March 1995                    KTFH-TV                       Houston, TX               7,900,000
March 1995                         WTWS-TV                       Hartford, CT              2,700,000
March/February 1995                WSJT-FM                        Tampa, FL                4,675,000
February 1995                      WTGI-TV                     Philadelphia, PA           10,200,000
January 1995                Alabama Radio Network                  Alabama                   750,000
August 1994                        WNZE-AM                        Tampa, FL                1,100,000
December 1994                      WWZN-AM                       Orlando, FL               1,550,000
July 1994                          WPBF-TV                   West Palm Beach, FL          32,500,000
July/April 1994                    WTLK-TV                       Atlanta, GA               9,500,000
April 1994                        WGSQ-FM(4)                    Cookeville, TN                    --
April 1994                        WPTN-AM(4)                    Cookeville, TN                    --
April 1994                Florida Sports Network(5)                Florida                        --
April 1994                Tennessee Radio Network(5)              Tennessee                       --
April 1994            South Carolina Radio Network(5)(6)        South Carolina                    --
April 1994               Penn State Sports Network(5)            Pennsylvania                     --
April 1994            Virginia Tech Sports Network(5)(6)           Virginia                       --
April 1994                Georgia Sports Network(5)                Georgia                        --
TBA Operated:
October 1995                      WOAC-TV(7)                    Cleveland, OH                     --
October 1995                      WTJC-TV(7)                      Dayton, OH               3,500,000
August 1995                       KUBD-TV(7)                      Denver, CO               6,500,000

                       PAXSON COMMUNICATIONS CORPORATION

                                                                                     ACQUISITION PRICE/
                                   STATION/                                              INVESTMENT
ACQUISITION/TBA DATE               NETWORK                        MARKET (1)             AMOUNT(2)
- -------------------- ------------------------------------    --------------------    ------------------
August 1995                       WTVX-TV(7)                 West Palm Beach, FL                  --
December 1994                      WIRB-TV                       Orlando, FL               3,800,000
August 1994                       WFCT-TV(7)                      Tampa, FL                1,120,000
April 1994                      WCTD-TV(7)(8)                     Miami, FL                3,300,000

- ---------------
(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
(2) Represents the purchase price paid by the Company for owned stations or the initial amount of financing provided to the broadcast station licensee for TBA operated stations with outstanding financings at December 31, 1995. The outstanding financings at December 31, 1995 are reflected in investments in broadcast properties (Note 7).
(3) Station is not currently on the air.
(4) A minority interest was acquired in connection with the merger with ANG (Note 1). The remaining interest was purchased during 1995 for approximately $3.4 million which consisted of cash paid, stock issued and the forgiveness of outstanding debt.
(5) Acquired in conjunction with the merger with ANG (Note 1).
(6) The Company sold the South Carolina Radio Network in January 1996 and will not renew the rights to Virginia Tech Sports Network which will expire in March 1996. (Note 3)
(7) The Company currently holds an option to purchase the station from the licensee (Note 7).
(8) Investment amount reflects the price paid by the Company for fixed assets acquired.

  Dispositions:

     During 1995, the Company abandoned certain ancillary operations and did not renew the rights to the Georgia Sports Network. The Company included the results of operations of an aggregate net loss of $799,000 in the consolidated statement of operations for such abandoned operations. During 1994, the Company disposed of the assets of WWZN-AM for $300,000, resulting in a gain on disposition of approximately $28,000. During 1993, the Company disposed of the assets of WWNZ-FM for $5,010,000, resulting in a gain on disposition of approximately $427,000.

  Pro Forma (unaudited):

     The Company's results of operations for the years ended December 31, 1995 and 1994 include the results of operations for acquisitions and investments in broadcast properties from their respective dates of commencement. The following unaudited pro forma statement of operations data give effect to significant business acquisitions, investments or dispositions since January 1, 1994 as if they had occurred on January 1, 1994. In addition, depreciation and amortization has been increased each period to reflect initial purchase

                       PAXSON COMMUNICATIONS CORPORATION
price allocation on all acquisitions and investments (whether businesses or assets), and interest expense on associated debt financing as if such transactions and debt had occurred on January 1, 1994.



                                                                             PRO FORMA
                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
                                                                    (UNAUDITED)    (UNAUDITED)
Revenues..........................................................  $108,106,000   $ 79,595,000
                                                                     ===========    ===========
Loss from operations..............................................  $ (7,612,000)  $ (6,054,000)
                                                                     ===========    ===========
Loss before extraordinary item....................................  $(35,289,000)  $(34,052,000)
                                                                     ===========    ===========
Net loss attributable to common stock.............................  $(59,212,000)  $(57,143,000)
                                                                     ===========    ===========
Net loss per share attributable to common stock...................  $      (1.72)  $      (1.71)
                                                                     ===========    ===========
Pro forma weighted average shares outstanding.....................    34,429,517     33,430,116
                                                                     ===========    ===========


3.  CERTAIN TRANSACTIONS:

     The Company enters into and maintains certain operating and financing transactions with related parties as described below.

  Christian Network, Inc.

     The Company has entered into several agreements with The Christian Network, Inc. and certain of its for profit subsidiaries (individually and collectively referred to herein as "CNI"). The Christian Network, Inc. is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson was a substantial contributor and was a director.

     Investment in Broadcast Properties. At December 31, 1995, the Company had investments in broadcast properties of $16,481,345 related to the Company's financing of certain broadcasting acquisitions for CNI. In conjunction with these financings, the Company has obtained TBAs with these stations and has obtained options to purchase certain of these stations (Note 7).

     KLDT-TV. During 1995, in connection with CNI securing the rights to acquire television station KLDT-TV in Dallas, Texas and, prior to such acquisition, operate the station pursuant to a TBA, Mr. Paxson initially loaned CNI $1,000,000 to make a deposit in respect to such acquisition and guaranteed the obligations of CNI under the purchase agreement and the TBA. On January 9, 1996, the Company purchased such note from Mr. Paxson at its face value.

     CNI Agreement. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to try and ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms at least as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be at least as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any actions under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company.

                       PAXSON COMMUNICATIONS CORPORATION

     WFCT-TV Transactions. On December 17, 1993, Bradenton Broadcast Television, Ltd. ("BBTC") entered into an agreement whereby CNI would make available to BBTC up to $3,120,000 for certain expenses in connection with the redemption of a limited partnership interest in BBTC and the construction of television station WFCT-TV, Bradenton, Florida (the "BBTC Loan Agreement"). In connection with the loan, BBTC granted to CNI an irrevocable, exclusive option to purchase the assets owned by BBTC that are used or useful in the construction or operation of WFCT-TV, including the license issued by the FCC for WFCT-TV, subject to the satisfaction of certain conditions and the receipt of necessary regulatory approvals. CNI's option may be exercised, subject to the prior approval of the FCC, at any time during the ten year period beginning on the first anniversary of the completion of construction of WFCT-TV. The price payable to BBTC upon exercise of the option is $91,000 in cash and the forgiveness of all outstanding indebtedness under the loan of $1,120,000. WFCT-TV commenced broadcasting operations on August 1, 1994. The Company leases certain broadcasting assets to BBTC for fees of $60,000 per annum. Additionally, the Company entered into a partial TBA with BBTC and CNI, whereby the Company purchases up to twelve hours per day of broadcasting time from BBTC for a monthly fee of approximately $3,500. In connection with the foregoing transactions, Mr. Paxson agreed to lend CNI up to $3,120,000 to fund the loan to BBTC. On June 15, 1994, CNI and BBTC revised the BBTC Loan Agreement to reduce the maximum amount of the loan from $3,120,000 to $1,400,000, and to provide that BBTC lease rather than purchase the equipment and related tangible personal property required to construct WFCT-TV from the Company. Mr. Paxson assigned his rights and interests in the CNI loan to the Company in the amount of $1,120,000 (representing the then outstanding principal balance owed by CNI), and CNI agreed that the maximum principal amount of the loan would be reduced from $3,120,000 to $1,400,000. On June 15, 1994, CNI assigned to the Company the option to acquire the WFCT-TV assets from CNI for $191,000 after CNI exercises its option to purchase such assets from BBTC. On June 15, 1994, CNI assigned to the Company its rights and interests under the TBA to provide up to twelve hours per day of programming on WFCT-TV.

     Worship Channel Studio. On January 1, 1993, Mr. Paxson agreed to lend CNI up to $2,500,000 to fund CNI's acquisition of certain equipment and related tangible property used in the production of television programming. Mr. Paxson assigned his rights and interests under the loan to the Company, in consideration for the Company's promissory note in the principal amount of $2,500,000, which the Company subsequently repaid. In accordance with the terms of an agreement dated as of June 15, 1994, CNI sold to the Company CNI's production assets in consideration for the cancellation of CNI's $2,500,000 promissory note held by the Company. CNI and the Company have also contracted, effective as of August 1, 1994, for Paxson-66 to lease CNI's television production and distribution facility to the Company for the purpose of producing television programming for the Infomall TV Network.

  Airplane

     During 1994, the Company purchased an aircraft for $250,000 from a company controlled by Mr. Paxson. The Company believes that the terms of such transaction were at least as favorable as they would have been if obtained in an arm's length transaction with an unaffiliated third party.

  Whitehead Media, Inc.

     The Company initially financed the acquisition by Whitehead Media, Inc. ("Whitehead Media") of WTVX-TV and WOAC-TV. Whitehead Media subsequently obtained financing from Banque Paribas, an affiliate of a holder of the Company's Junior preferred stock, the proceeds of which were used to repay the debt owed by Whitehead Media to the Company and will be used to fund Whitehead Media's acquisition of WNGM-TV. The third party financing provided to Whitehead Media is unconditionally guaranteed by Mr. Paxson and Second Crystal Diamond, Limited Partnership ("Second Crystal") an affiliate controlled by Mr. Paxson and through which he beneficially owns and controls a substantial portion of the Company's Class A common stock and Class B common stock. Such guarantees are secured by a pledge of a significant

                       PAXSON COMMUNICATIONS CORPORATION
portion of Second Crystal's Class A common stock. The Company is permitted to operate stations WTVX-TV and WOAC-TV pursuant to TBAs and as a result of the third party financing to Whitehead Media has an option to purchase each of such stations, which options to purchase would otherwise be prohibited under FCC rules and regulations because each of such stations serves a market in which the Company has or will own another television station.

  Home Shopping Network, Inc.

     In connection with the departure in 1990 of Mr. Paxson from Home Shopping Network, Inc. ("HSN"), he executed a consulting agreement containing various restrictions upon activities by him that might be considered competitive with HSN, including activities as an investor in competitive and other enterprises. Although Mr. Paxson's consulting services to HSN terminated in 1994, certain of the restrictions survived. As the Company's business evolved, the possible effect of the consulting agreement upon Mr. Paxson's role as the Company's chief executive officer and controlling stockholder became unclear. The Company considered it advisable to eliminate doubts concerning, among other matters, Mr. Paxson's role as a chief executive officer and controlling stockholder as the Company's business developed, and the scope of HSN's rights under the consulting agreement. Accordingly, on August 25, 1995, the Company and Mr. Paxson agreed with HSN to, among other things, terminate HSN's rights under the consulting agreement in consideration of a payment to HSN by the Company of $1,200,000. In conjunction with this transaction Mr. Paxson advanced $1,200,000 to the Company in the form of a note bearing interest at 6%. The Company repaid the note in October 1995. Shortly before the transaction with HSN, Mr. Paxson agreed with the Company that upon termination of HSN's rights under the consulting agreement, he will not compete with the Company for a period ending on December 31, 1999 (the date that the HSN consulting agreement would have otherwise terminated) or the date of a change in control (as defined with respect thereto) of the Company. An intangible asset has been recorded for $1,200,000 which will be amortized through maturity of the agreement.

  Todd Communications, Inc.

     In 1993, Mr. Paxson contributed to the Company, a demand note receivable in the amount of $1,750,000 from Todd Communications, Inc. ("Todd Communications"), a company which owns WFSJ-FM (St. Augustine, Florida) and is beneficially owned by a member of Mr. Paxson's family. The note receivable accrues interest at the short-term annual applicable federal rate prescribed by the Internal Revenue Service with the balance of principal and interest due upon demand. Interest income recognized related to the note aggregated approximately $110,000, $70,900 and $6,560 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company also performs limited sales support and administrative functions for Todd Communications under a joint sales agreement. Todd Communications is billed for efforts expended on terms comparable to those generally available from unaffiliated third parties (Note 18).

  World Travelers Network

     On January 1, 1996, Mr. Paxson purchased the assets of the World Travelers Network from the Company at their net book value of approximately $70,000.

  South Carolina Radio Network

     Effective January 1, 1996, Mr. Paxson purchased the assets of the South Carolina Radio Network from the Company at their net book value of approximately $45,000. Mr. Paxson subsequently sold such assets to a third party for $150,000, with the excess over $45,000 being paid to the Company in accordance with the parties' agreement.

  Board of Directors

     The Company has entered into transactions with certain members of its Board of Directors.

                       PAXSON COMMUNICATIONS CORPORATION

     Communications Equity Associates, Inc. ("CEA"). The Chairman of the Board and Chief Executive Officer of CEA has been a director of the Company since February 1995. The Company engaged CEA as a financial advisor in connection with certain private placements and various other lending relationships. Fees paid to CEA for these services totaled approximately $1,300,000, $1,855,000 and $1,060,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Stockholder Agreements. Certain redeemable preferred stock and common stock warrants are held by entities controlled by Mr. Paxson and entities which are affiliates of two directors of the Company (Notes 13 and 14).

     S. William Scott. S. William Scott, a director of the Company since February 1995, has an arrangement with the Company to provide consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. Mr. Scott was paid approximately $80,000, $84,000 and $84,000 for such services during the years ended December 31, 1995, 1994 and 1993, respectively. Additionally, Mr. Scott received benefits under the Company's health and benefits plan and was granted options to purchase 10,000 shares of stock under the Company's stock incentive plan.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                    1995           1994
                                                                ------------   ------------
    Broadcasting towers and equipment.........................  $ 70,179,364   $ 39,445,071
    Office furniture and equipment............................     8,370,232      5,075,412
    Buildings and leasehold improvements......................     9,447,395      4,302,476
    Land and land improvements................................     7,418,039      3,142,532
    Vehicles and other........................................     4,851,576      3,877,851
                                                                ------------   ------------
                                                                 100,266,606     55,843,342
    Accumulated depreciation..................................   (20,407,526)   (10,492,912)
                                                                ------------   ------------
    Property and equipment, net...............................  $ 79,859,080   $ 45,350,430
                                                                 ===========    ===========

     Depreciation expense aggregated $10,083,135, $5,433,038 and $2,804,157 for the years ended December 31, 1995, 1994 and 1993, respectively.

5.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                    1995           1994
                                                                ------------   ------------
    FCC licenses..............................................  $ 76,313,074   $ 42,332,125
    Covenants not to compete..................................    14,502,375     11,811,375
    Favorable lease and other contracts.......................     6,801,433      6,514,507
    Goodwill..................................................     9,444,500      7,819,778
                                                                ------------   ------------
                                                                 107,061,382     68,477,785
    Accumulated amortization..................................   (22,743,235)   (15,126,818)
                                                                ------------   ------------
    Intangible assets, net....................................  $ 84,318,147   $ 53,350,967
                                                                 ===========    ===========

                       PAXSON COMMUNICATIONS CORPORATION

     Amortization expense related to intangible assets aggregated $7,621,848, $5,940,575 and $5,927,744 for the years ended December 31, 1995, 1994 and 1993, respectively.

6.  OTHER ASSETS:

     Other assets consist of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1995          1994
                                                                  -----------   -----------
    Loan origination costs......................................  $10,722,939   $ 7,739,288
    Escrow funds for station acquisitions.......................    6,672,860     4,291,241
    Deposits on building and equipment..........................    1,377,964       642,890
    Organization costs..........................................      768,307       407,672
    Other assets................................................      917,361     1,708,638
                                                                  -----------   -----------
                                                                   20,459,431    14,789,729
    Accumulated amortization....................................     (562,737)   (1,711,383)
                                                                  -----------   -----------
    Other assets, net...........................................  $19,896,694   $13,078,346
                                                                   ==========    ==========

     Amortization expense related to other assets aggregated $1,014,126, $1,029,915 and $618,732 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Loan origination costs of $10,625,727 associated with debt extinguished through proceeds from the senior subordinated notes are reflected in the 1995 statement of operations as an extraordinary item.

7.  INVESTMENTS IN BROADCAST PROPERTIES:

     Investments in broadcast properties represent the Company's financing of broadcasting asset acquisitions by third party licensees, including CNI and Todd Communications (Note 3). In conjunction with the financings, the Company has obtained the right to provide programming for the related stations pursuant to TBAs and has obtained options to purchase certain stations. Interest rates range from LIBOR plus 1/2% (6.18% at December 31, 1995) to 12 1/8% with loans maturing in five to seven years. Unpaid principal balances will be applied toward the acquisition cost upon exercise of purchase options. The Company records interest on certain investments as received. Investments in broadcast properties at December 31, 1995 consist of:

                                                     INVESTMENT       OPTION        OPTION
                 INVESTMENT TO/STATION                 AMOUNT       EXPIRATION      PRICE
    -----------------------------------------------  -----------   -------------   --------
    CNI:                                             $16,481,345
      WTJC-TV(1)*..................................                October 2005    $100,000
      WFCT-TV(1)*..................................                December 2003    191,000
      WCTD-TV(1)(2)*...............................                 April 1999      100,000
      KUBD-TV(1)*..................................                 August 2005     100,000
      WCEE-TV(1)(3)*...............................                January 2006     100,000
      WIRB-TV......................................                     --               --
    WHITEHEAD MEDIA:
      WOAC-TV(4)...................................                December 2000      1,000
      WTVX-TV(4)...................................                December 2000      1,000
    TODD COMMUNICATIONS:                               1,750,000
      WFSJ-FM......................................                     --               --

                       PAXSON COMMUNICATIONS CORPORATION

                                                     INVESTMENT       OPTION        OPTION
                 INVESTMENT TO/STATION                 AMOUNT       EXPIRATION      PRICE
    -----------------------------------------------  -----------   -------------   --------
    OTHER:                                             2,960,685
      WRMY-TV(5)...................................                     --               --
      WHBI-TV(6)...................................                     --               --
      WACC-AM(7)...................................                     --               --
                                                     -----------
                                                     $21,192,030
                                                      ==========

- ---------------

(1) Upon exercise of the option, the Company will apply the unpaid principal balance towards the acquisition price.
(2) Upon exercise of the option, the Company will repay the remaining principal balance on a third party note payable (Note 3).
(3) Purchase transaction consummated in 1996. Investment at December 31, 1995 represents initial advances.
(4) The Company initially financed the acquisition which was subsequently repaid (Note 3). In addition to the option price, the Company will pay Whitehead Media $500,000 for each station, plus the value of the station based upon certain calculations.
(5) Investment represents financings for the construction of the station in 1996. Upon consummation of the transaction, the Company will have acquired a 40% interest in the station for $1,500,000.
(6) The station is not currently on the air. The investment relates to financed expenditures for the build-out of the station.
(7) The Company has an option to purchase a 49% interest in exchange for its initial advance to this station.
  * The Company intends to exercise these options which became permissible with the recent enactment of the Telecommunications Act of 1996.

8.  PROGRAM RIGHTS:

     Program rights relate to the broadcast operations of Paxson
Network-Affiliated Television stations as follows:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1995          1994
                                                                  -----------   -----------
    Program rights..............................................  $ 4,290,715   $ 3,045,642
    Accumulated amortization....................................   (2,493,357)     (820,754)
                                                                  -----------   -----------
                                                                    1,797,358     2,224,888
    Less current program rights.................................   (1,412,544)   (1,980,000)
                                                                  -----------   -----------
    Program Rights, net.........................................  $   384,814   $   244,888
                                                                   ==========    ==========

     Program rights amortization expense aggregated $1,765,942, $820,754 and $0 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Program rights payable represent the obligation incurred to secure the right to broadcast program material in accordance with related contractual agreements. Future minimum annual payments under these contractual agreements as of December 31, 1995, are as follows:

                                                      BROADCAST RIGHTS   BARTER RIGHTS     TOTAL
                                                          PAYMENTS        EXPIRATION       RIGHTS
                                                      ----------------   -------------   ----------
    1996............................................     $1,139,402        $ 310,200     $1,449,602
    1997............................................        235,853               --        235,853
    1998............................................        196,897               --        196,897
                                                      ----------------   -------------   ----------
                                                         $1,572,152        $ 310,200     $1,882,352
                                                       ============       ==========      =========

                       PAXSON COMMUNICATIONS CORPORATION

9.  LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1995          1994
                                                                  -----------   -----------
    Revolving credit loans, total commitment of $150,000,000,
      interest at LIBOR plus 2.75%, extinguished in September
      1995......................................................  $        --   $82,000,000
    Revolving credit facility, total commitment of $100,000,000, interest at LIBOR plus 3.25% (8.93% at December 31,
      1995).....................................................   10,000,000            --
    Mortgage note payable, $200,055 principal, interest at 10%, principal and interest payment of $3,000 due monthly
      through April 1999, remaining balance due April 1999......      184,705       200,055
    Mortgage note payable, $825,000 principal, interest at
      8.83%, principal and interest payment of $8,284 due
      monthly from June 1995 to May 2010........................      812,083            --
    Notes payable, $2,155,000 aggregate principal, interest at
      8% to 9.325%, aggregate principal and interest payments of
      $41,646 due monthly, maturing at varying dates through
      April 2001, secured by purchased assets...................  $ 1,917,826            --
    Mortgage note payable, $211,000 principal, interest at
      9.75%, extinguished in August 1995........................           --   $   206,902
                                                                  -----------   -----------
                                                                   12,914,614    82,406,957
    Less current portion........................................     (430,590)   (6,393,415)
                                                                  -----------   -----------
                                                                  $12,484,024   $76,013,542
                                                                   ==========    ==========

     In September 1995, the Company extinguished its $150,000,000 revolving credit agreement utilizing proceeds from the issuance of senior subordinated notes. Additionally during 1995, the Company executed and subsequently extinguished a $75,000,000 revolving credit agreement utilizing proceeds from the issuance of senior subordinated notes (Note 10).

     On December 19, 1995, the Company executed a $100,000,000 senior secured revolving credit facility. The aggregate revolving commitment under the credit facility will decrease by $10 million on December 31, 1997 and by $3.75 million to $7.5 million each subsequent quarter thereafter until the termination of the credit facility on June 30, 2002. Borrowings under the revolving credit facility will bear interest at a rate equal to, at the option of the Company, either (i) the base rate (which is defined as the higher of 1/2% plus the Federal Funds rate or the prime rate most recently announced by the agent under the credit facility) or (ii) LIBOR, in each case plus an applicable margin determined by reference to the ratio of total debt to cash flow of the Company. Interest on the current amounts drawn under the facility accrues at an initial rate of LIBOR plus 3.25%. This revolving credit facility is secured by substantially all of the Company's assets (as well as a negative pledge on all real property interests) and subsidiary guarantees.

     The reducing revolving credit facility contains a number of covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, make investments, pay dividends or make other restricted payments, consummate certain asset sales, consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. Prior to making any advance under the new credit facility, the Company will be required to be in compliance with all financial and operating covenants. Certain acquisitions to be funded under the new credit facility are expected to require approval by 66 2/3% of the lenders thereunder. The lenders under the new credit facility will be paid a commitment fee at the rate of 0.5% per year on unused commitments, payable quarterly.

                       PAXSON COMMUNICATIONS CORPORATION

     Aggregate maturities of long-term debt at December 31, 1995 are as follows:

          1996........................................................  $   430,590
          1997........................................................      482,952
          1998........................................................      503,993
          1999........................................................      636,785
          2000........................................................      220,372
          Thereafter..................................................   10,639,922
                                                                        -----------
                                                                        $12,914,614
                                                                         ==========

10.  SENIOR SUBORDINATED NOTES:

     On September 28, 1995, the Company issued $230,000,000 of senior subordinated notes (the "Notes") at a discount, netting proceeds of $227,309,000 to the Company. The Company accretes the original issue discount over the term of the Notes using the effective interest method. At December 31, 1995, the discount was $2,625,089. Interest on the Notes accrues at 11.625% to yield an effective rate of 11.875%. Interest payments are payable semiannually on each April 1 and October 1, commencing on April 1, 1996. The principal balance is due at maturity on October 1, 2002. As part of the Note agreement, the Company filed a registration statement relating to the Notes with the Securities and Exchange Commission (the "SEC"), and commenced an offer to exchange the registered notes for the Notes beginning January 24, 1996.

     The Notes contain certain covenants which, among other things, restrict additional indebtedness, payment of dividends, stock issuance of subsidiaries, certain investments and transfers or sales of assets, and provide for the repurchase of the Notes in the event of a change in control of the Company. The Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future senior indebtedness of the Company and senior in right to all future subordinated indebtedness of the Company.

     The Notes become redeemable at the option of the Company on October 1, 1999, 2000 and 2001 at a redemption price of 104%, 102% and 100%, respectively, of the outstanding principal amount, plus accrued interest. Additionally, the Company may redeem up to 25% of the original principal amount of the Notes with proceeds from certain sales of Company stock or assets at any time prior to October 1, 1998 at a redemption price of 110% of the outstanding principal amount, plus accrued interest. There are no mandatory redemption requirements.

11.  INCOME TAXES:

     Prior to the reorganization and consolidation on December 15, 1993, the Company's businesses operated in the form of partnerships and S corporations for federal and state income tax purposes. Therefore, all income and losses prior to that date were taxed at the partner and stockholder level and no provision for income taxes was recorded.

     As a result of the reorganization and consolidation on December 15, 1993, the tax status of the Company changed to a taxable entity. Reflected in the 1993 tax provision for continuing operations is the cumulative

                       PAXSON COMMUNICATIONS CORPORATION
difference between the tax bases and book bases of assets and liabilities arising prior to this date. Significant components of the (benefit) provision for income taxes are as follows:

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                   ------------------------------------------
                                                      1995            1994            1993
                                                   -----------     -----------     ----------
    Current tax expense
      Federal....................................  $        --     $        --     $       --
      State......................................           --              --             --
                                                   -----------     -----------     ----------
              Total current......................           --              --             --
                                                   -----------     -----------     ----------
    Deferred tax (benefit) expense
      Federal....................................   (1,152,000)     (1,503,200)     2,674,000
      State......................................     (128,000)       (176,800)       286,000
                                                   -----------     -----------     ----------
              Total deferred.....................   (1,280,000)     (1,680,000)     2,960,000
                                                   -----------     -----------     ----------
              Total (benefit) provision..........  $(1,280,000)    $(1,680,000)    $2,960,000
                                                    ==========      ==========      =========

     Deferred tax assets and deferred tax liabilities reflect the tax effect of the following differences between financial statement carrying amounts and tax bases of assets and liabilities:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                   1995            1994
                                                               ------------     -----------
    Deferred tax assets:
      Allowance for doubtful accounts........................  $    385,000     $   194,940
      Net operating loss carryforwards.......................    13,599,000       4,126,507
      Deferred compensation..................................     3,725,000              --
                                                               ------------     -----------
                                                                 17,709,000       4,321,447
      Deferred tax asset valuation allowance for net
         operating loss carryforwards and deferred
         compensation........................................   (15,009,000)     (4,126,507)
                                                               ------------     -----------
      Deferred tax assets, net...............................     2,700,000         194,940
    Deferred tax liabilities:
      Tax over book depreciation and amortization............    (2,700,000)     (1,474,940)
                                                               ------------     -----------
              Total..........................................  $         --     $(1,280,000)
                                                                ===========      ==========

     A valuation allowance has been provided when management believes it is more likely than not that a portion of the deferred tax asset will not be realized. A portion of the net operating losses were acquired in the acquisition of ANG. Future recognition of the benefit from these acquired losses will be applied first to reduce goodwill related to the acquisition, then to reduce other non-current intangible assets related to the acquisition and then to reduce income tax expense.

     The Company and its subsidiaries have filed consolidated tax returns for all periods subsequent to December 15, 1993.

     A pro forma provision for income taxes to reflect the effect on the statement of operations for the year ended December 31, 1993 had the Company's business operations filed a consolidated income tax return for 1993, prior to December 15, 1993, would result in a tax benefit of approximately $3,159,000 for net operating losses and a corresponding valuation allowance resulting in no pro forma provision for income taxes.

                       PAXSON COMMUNICATIONS CORPORATION

     The reconciliation of income tax benefit attributable to continuing operations, computed at U.S. Federal Statutory tax rates, to the provision for income taxes is:

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                     ----------------------------------------
                                                         1995          1994          1993
                                                     ------------   -----------   -----------
    Tax benefit at U.S. Federal Statutory tax
      rates........................................  $(11,417,000)  $(2,190,305)  $(2,717,230)
    State income tax benefit, net of federal tax...    (1,343,000)     (257,682)     (290,104)
    Tax benefits attributable to losses recognized
      for book purposes in periods that the Company
      operated as non-taxable entities.............            --            --     3,397,783
    Deferred taxes attributable to income
      recognized on accrual basis for book
      purposes, in period that the Company operated
      as non-taxable entities, but recognized for
      tax purposes after reorganization............            --            --     2,334,364
    Non-deductible items...........................       597,000        83,000            --
    Valuation allowance............................    10,883,000       684,987       235,187
                                                     ------------   -----------   -----------
    (Benefit) provision for income taxes...........  $ (1,280,000)  $(1,680,000)  $ 2,960,000
                                                      ===========    ==========    ==========

     The extraordinary items relate to debt retirements. The 1993 retirements occurred in the period before the Company reorganized on December 15, 1993, were taxable at the stockholder level and, accordingly, are not tax affected. No tax effect has been included related to the 1995 debt retirement as the extraordinary item is included in the Company's net operating loss carryforward for which a valuation allowance has been provided.

     The Company has net operating loss carryforwards for income tax purposes subject to certain carryforward limitations of approximately $35,700,000 at December 31, 1995 expiring through 2010. A portion of the net operating losses relate to ANG and are limited to annual utilization as a result of the change in ownership.

12.  EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS:

  Savings and Profit Sharing Plan

     The Company has retirement savings and cafeteria plans pursuant to Sections 401(k) and 125 of the Internal Revenue Code which cover substantially all of the Company's employees. Employer contributions to the retirement savings plan are discretionary. The Company elected not to make retirement savings contributions for the three plan years ended December 31, 1995. Under the cafeteria plan, employees may elect to participate in health, dental, life and disability insurance benefit plans funded through employee payroll deductions.

  Stock Incentive Plan

     In November 1994, the Company established the Stock Incentive Plan (the "Plan") to provide incentives to officers and other employees through the issuance of options and restricted stock. The number of options, exercise prices and exercise dates granted under the Plan are at the discretion of the Company's Compensation Committee and may be in the form of either incentive or non-qualified stock options or awards of restricted stock. At December 31, 1995, 301,370 shares of Class A common stock were available for issuance under the Plan. When options are granted, a non-cash charge representing the difference between the exercise price and the fair market value of the vested options on the date of grant is recorded as option plan compensation expense. For the year ended December 31, 1995, the Company recognized approximately $10,800,000 of option plan compensation expense and expects to recognize approximately an additional $1,400,000 of expense over the next five years as such options vest.

                       PAXSON COMMUNICATIONS CORPORATION

     At December 31, 1995, 49 employees had been granted options under the Plan pursuant to a five-year vesting cycle commencing retroactively to the employee's date of employment or exercisable in full at the date of grant. At December 31, 1995, approximately 1,100,000 shares were vested and fully exercisable. In January 1996, 10,000 options were granted at $3.42 per option and 8,928 were granted at $0.01 per option. All options granted expire over a ten year period. Transactions under the Plan are as follows:

                                                                           NUMBER OF   PRICE PER
                                                                            OPTIONS     OPTION
                                                                           ---------   ---------
Outstanding, December 31, 1994...........................................         --        --
Granted..................................................................  1,847,005     $3.42
Forfeited................................................................     (4,800)     3.42
Exercised................................................................    (89,800)     3.42
                                                                           ---------
Outstanding, December 31, 1995...........................................  1,752,405
                                                                            ========

  Employment Agreements

     Mr. Paxson is employed under an employment agreement providing for him to be employed through December 31, 1999, unless sooner terminated. The agreement provides that Mr. Paxson's salary will be $385,000 in 1996, $423,500 in 1997, $465,850 in 1998 and $500,000 in 1999. In addition to his base salary, Mr. Paxson may receive an annual bonus at the discretion and in an amount set by members of the Compensation Committee that are not employees of the Company.

     The Company has other employment agreements with individuals under which the individuals are paid a base salary and may receive annual incentives based on revenue amounts and stock options based on the cash flow of the stations they manage.

13.  REDEEMABLE PREFERRED STOCK:

  Redeemable Senior Preferred Stock

     Redeemable Senior preferred stock was originally issued with 225 detachable redeemable common stock purchase warrants on December 15, 1993 in exchange for $14,000,000. The holder of preferred stock is entitled to preferential cumulative dividends at a rate of 15% of the liquidation price, per annum, payable quarterly commencing on December 31, 1993. On January 1 of each year, accrued and unpaid dividends are added to the liquidation price of the stock. The holders of the Senior preferred stock, voting as a class, are entitled to elect 25% of the Company's Board of Directors.

     The Senior preferred stock is redeemable, at the option of the holder, on or after the seventh anniversary of the issue date (December 15, 2000) at $7,000 per share plus accrued and unpaid dividends to date. The shares may also be redeemed, at the option of the Company, on or after the fourth anniversary of the issue date (December 15, 1997) at $7,000 per share plus accrued and unpaid dividends to date. The shares also provide redemption features in the event of certain changes in ownership control of the Company, bankruptcy, and twelve month dividend arrearages after the fifth anniversary of the issue date (December 15, 1998).

     Cumulative preferred dividends in arrears aggregated $4,644,352 and $2,197,808 at December 31, 1995 and 1994, respectively.

  Redeemable Series B Preferred Stock

     Redeemable Series B preferred stock was issued on December 22, 1994 as a result of the exercise of 94.6223 detachable redeemable common stock purchase warrants into 1,310,779 shares of Class A common stock and 436,926 shares of Class B common stock which were then surrendered for Series B preferred stock. The holder of Series B preferred stock is entitled to cumulative dividends at a per annum rate of 15% per

                       PAXSON COMMUNICATIONS CORPORATION
share, payable quarterly commencing on December 31, 1994. On January 1 of each year, accrued and unpaid dividends are added to the liquidation price of the stock. Series B preferred stock ranks prior to all classes of Junior preferred stock.

     The Series B preferred shares are redeemable, at the option of the holder, on or after December 15, 2000 at $7,000 per share plus accrued and unpaid dividends to date. The shares may also be redeemed at the option of the Company, on or after December 15, 1997 at $7,000 per share plus accrued and unpaid dividends to date.

     Cumulative Series B preferred dividends in arrears aggregated $771,269 and $18,493 at December 31, 1995 and 1994, respectively.

  Redeemable Junior Preferred Stock

     Redeemable Junior preferred stock was issued with 4,853,628 detachable Class C common stock warrants (after giving effect to the stock dividend during January 1995) on December 22, 1994 in exchange for $33,000,000. The holder of Junior preferred stock is entitled to cumulative dividends at a rate of 12% per annum prior to the seventh anniversary of the issue date (December 22, 2001), 13% per annum from the seventh through the eighth anniversary of the issue date (December 22, 2002), and 14% per annum after the eighth anniversary of the issue date. Semi-annual dividend payments are required commencing December 31, 1999.

     The Junior preferred shares are redeemable, at the option of the Company, at $1,030 plus unpaid, deferred, and accrued dividends prior to the third anniversary of the issue date (December 22, 1997), $1,020 plus unpaid, deferred, and accrued dividends after the third and prior to the fourth anniversary of the issue date (December 22, 1998), and $1,000 plus unpaid, deferred, and accrued dividends per share on or after the fourth anniversary of the issue date. A mandatory redemption is scheduled on the ninth anniversary of the issue date (December 22, 2003).

     Cumulative Junior preferred dividends in arrears aggregated $4,188,512 and $97,644 at December 31, 1995 and 1994, respectively.

  Redemption Features of Preferred Stock

     The following table presents the redemption value of the three classes of preferred stock should each be redeemed in the indicated year, assuming no dividends are paid prior to redemption, unless required:

                                                         SENIOR        SERIES B        JUNIOR
                                                      PREFERRED(1)   PREFERRED(1)   PREFERRED(2)
                                                      ------------   ------------   ------------
    1996............................................                                $ 42,775,013
    1997............................................  $ 24,657,155   $  7,632,502     47,939,640
    1998............................................    28,355,728      8,777,377     53,412,616
    1999............................................    32,609,087     10,093,984     59,102,420
    2000............................................    37,500,450     11,608,082     59,102,420

- ---------------

(1) Redeemable at the option of the Company on or after December 15, 1997 and at the option of the holder on or after December 15, 2000.
(2) Mandatorily redeemable on the ninth anniversary (December 22, 2003), redeemable by the Company prior to that date.

                       PAXSON COMMUNICATIONS CORPORATION

14.  COMMON STOCK WARRANTS:

  Redeemable Common Stock Warrants

     In connection with the 1993 Redeemable Senior preferred stock issuance, the Company issued 225 detachable redeemable common stock purchase warrants entitling the holder to purchase one common share per warrant at an exercise price of $0.01 per share. On December 22, 1994, 94.6223 of the warrants were exercised for 1,310,779 shares of Class A common stock and 436,926 shares of Class B common stock and were then surrendered for the redeemable Series B preferred stock. The remaining 130.3777 redeemable common stock purchase warrants entitle the holders to purchase 2,709,129 Class A common shares and 903,043 Class B common shares (after giving effect to the stock dividend).

     The stock purchase warrants include a put provision requiring the Company to repurchase any warrants, at the option of the holder, at the fair market value per share on or after the seventh anniversary of issue date (December 15, 2000). At December 31, 1995, using the fair value of the underlying stock, the stock purchase warrants would accrete to approximately $49,600,000 at their mandatory redemption date of December 15, 2000. The holders of the warrants are entitled to demand registration rights and piggyback registration rights following certain offerings of shares to the public.

  Class C Common Stock Warrants

     In connection with the Redeemable Junior preferred stock issuance on December 22, 1994, the Company issued 4,853,628 detachable Class C common stock purchase warrants (after giving effect to the stock dividend), entitling the holder to purchase one Class C common share per warrant at an exercise price of $0.001 per share. Certain holders of these purchase warrants are entitled to demand registration rights subsequent to the third anniversary of the issuance date and piggyback registration rights six months following certain offerings of shares to the public.

15.  COMMON STOCK:

     On December 15, 1993, in connection with the reorganization and consolidation of its radio broadcasting activities, the Company authorized 1,500 shares and issued 1,200 shares of unclassified common stock.

     In November 1994, in connection with the merger with ANG, the Company amended its capital structure to provide two classes of common voting stock, Class A common stock (45,000,000 shares authorized) and Class B common stock (7,000,000 shares authorized). Upon consummation of the recapitalization, the Company's unclassified common stock outstanding was converted into 15,790,974 shares of Class A common stock and 5,263,658 shares of Class B common stock. Upon consummation of the merger, the holders of ANG common stock received Class A common stock in exchange for ANG common stock outstanding and such shares of Class A common stock which where exchanged for the ANG common stock were listed on the Nasdaq Small-Cap Market.

     On December 22, 1994, the Company further amended its capital structure to increase authorized shares of Class A common stock to 150,000,000 shares and Class B common stock to 35,000,000 shares, and to designate a third class of non-voting common stock, Class C common stock, 12,500,000 shares authorized.

     On January 1, 1995, the Company announced a stock dividend for its common stock of an additional one-half share for each common share outstanding for holders of record on January 1, 1995. Weighted average shares outstanding for the years ended December 31, 1994 and 1993 give effect to the Company's amended capital structure related to the merger with ANG, and the stock dividend on common shares outstanding on January 1, 1995.

                       PAXSON COMMUNICATIONS CORPORATION

     On July 10, 1995, the Company's Class A common stock was listed on the American Stock Exchange under the symbol of PXN. These publicly traded shares represent approximately 5% of Class A common shares outstanding at December 31, 1995 and less than 2% of the Company's voting power.

     Voting rights allow the voting common stockholders to elect up to 75% of the Company's Board of Directors, but do not allow the common stockholders to change the rights and privileges of the preferred stockholders without a majority affirmative vote of the preferred stockholders. Class A common stock and Class B common stock will vote as a single class in all matters submitted to a vote of the stockholders with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes; Class C common stock is nonvoting. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time, and under certain circumstances, Class C common stock may be converted, at the option of the holder, into Class A common stock.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The fair values approximate the carrying values due to their short term nature.

          Investments in broadcast properties. The fair value of investments in broadcast properties is estimated based on the net present value of the future cash flows using a discount rate approximating current market rates. The fair value approximates the carrying value.

          Interest rate caps. The Company's interest rate cap agreements were originally entered into to meet covenants under variable rate revolving credit loan agreements outstanding in prior periods, which were extinguished during the year ended December 31, 1995, and currently do not serve as a hedging vehicle. As a result, interest rate cap agreements previously amortized to interest expense have been marked to market and net losses of approximately $800,000 were recognized during the year ended December 31, 1995 which are reflected in the consolidated statement of operations as other income (expense). The Company has interest rate cap agreements outstanding at December 31, 1995 with notional amounts totaling $75 million. Variable rate debt outstanding at December 31, 1995 totaled approximately $10 million. The interest rate cap agreements have termination dates of March 1996 through December 1997 and result in the Company receiving payments when the LIBOR rate exceeds between 5% and 7 1/4%.

          Program rights payable. The fair value of program rights payable is estimated based on the net present value of the future cash flows using a discount rate approximating current market rates. The fair value approximates the carrying value.

          Long-term debt and Senior subordinated notes. The fair values of long-term debt and senior subordinated notes are estimated based on current market rates and instruments with the same risk and maturities. The fair values approximate the carrying value.

                       PAXSON COMMUNICATIONS CORPORATION

          Mandatorily redeemable securities. Redeemable preferred stock (Senior, Series B and Junior) is being accreted to its respective redemption values and redeemable common stock warrants (Class A and B) are accreted to the estimated fair value of the underlying common stock upon redemption. Estimated fair value at redemption is reviewed on a quarterly basis to reflect changes in the underlying stock value.

17.  COMMITMENTS AND CONTINGENCIES:

     The Company incurred total expenses of approximately $5,334,000, $2,406,000 and $1,218,000 for the years ended December 31, 1995, 1994 and 1993, respectively, under operating leases for broadcasting facilities and equipment and for employment agreements. Future minimum annual payments under these non-cancelable operating leases and agreements, as of December 31, 1995, are as follows:

          1996........................................................  $ 5,151,000
          1997........................................................    3,941,000
          1998........................................................    3,234,000
          1999........................................................    2,189,000
          2000........................................................    1,127,000
          Thereafter..................................................    7,150,000
                                                                        -----------
                                                                        $22,792,000
                                                                         ==========

     The Company has entered into commitments for radio broadcast rights related to sporting events that are not currently available for broadcast and are therefore not included in the financial statements. The Company incurred total rights expenses of approximately $2,806,000 for the year ended December 31, 1995 and had total commitments of approximately $3,503,000 as of December 31, 1995.

     As of December 31, 1995, the Company had entered into TBAs with seven FCC licensees which require monthly TBA payments ranging from $3,500 to $35,000 and have termination dates ranging from seven to ten years.

     As of December 31, 1995, the Company has agreements to purchase significant assets of, provide financing for, or enter into time brokerage arrangements with the following television stations, all of which are subject to various conditions, including the receipt of regulatory approvals:

                                                                            PURCHASE PRICE/
                       STATION                       MARKET SERVED(1)      INVESTMENT AMOUNT
    ---------------------------------------------  --------------------    -----------------
    Channel 68...................................       Dallas, TX            $ 3,000,000
    WNGM-TV(2)...................................      Atlanta, GA                     --
    WHKE-TV(2)...................................     Milwaukee, WI             4,000,000
    WJUE-TV(3)...................................    Grand Rapids, MI           1,000,000
    WHBI-TV(4)...................................  West Palm Beach, FL          6,300,000
    WOCD-TV......................................       Albany, NY              2,500,000
    WSJN-TV(5)...................................      San Juan, PR             4,000,000

- ---------------

(1) Each station is licensed by the FCC to serve a specific community which is included in the listed market.
(2) To be operated pursuant to a TBA.
(3) 70% ownership interest to be acquired.
(4) The Company financed certain build-out costs of the station prior to December 31, 1995 (Note 7). The Company expects to enter into an affiliation agreement after the construction of the station.
(5) 50% ownership interest to be acquired; station signal will be satellite simulcast in the San Juan area on WKPV-TV and WJWN-TV, stations in which the Company is also acquiring a 50% interest. This station is currently being operated pursuant to a TBA.

                       PAXSON COMMUNICATIONS CORPORATION

  Affiliation Agreements

     During 1995, the Company entered into inTV affiliation agreements with two television licensees. Under the agreements, the licensees agree to broadcast programming provided by inTV during certain times of the day and are compensated based on the monthly advertising collected and the number of cable homes covered by the licensees. inTV may terminate these agreements with a ninety day written notice. The minimum amounts due under these agreements at December 31, 1995 totals approximately $531,000.

  Legal Proceedings

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations and cash flows.

18.  SUBSEQUENT EVENTS:

  Investments in Broadcast Properties:

     Subsequent to year end, the Company made the following investments in broadcast properties through the financing of third party purchases of television broadcasting stations. Concurrent with these transactions, the Company executed TBAs and option purchase agreements (Note 7).

                        STATION                             MARKET SERVED(1)       INVESTMENT AMOUNT
- --------------------------------------------------------  --------------------     -----------------
WRMY-TV(3)..............................................     Raleigh, NC              $ 5,500,000
KWBF-TV(2)..............................................     Phoenix, AZ                1,400,000
WCEE-TV(2)..............................................    St. Louis, MO               3,200,000

- ---------------

(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
(2) The Company currently holds an option to purchase the station from the licensee.
(3) Investment amount consists of a $1,500,000 option to purchase a 40% interest in the station and construction financing, of which approximately $600,000 was outstanding at December 31, 1995.

  Purchases:

     Subsequent to December 31, 1995, the Company entered into agreements to purchase significant assets of or acquire ownership in the following television and radio stations, all of which are subject to various conditions, including receipt of regulatory approvals:

                                                                                    PURCHASE
                                                                                     PRICE/
                                                                                   INVESTMENT
                         STATION                          MARKET SERVED(1)           AMOUNT
    --------------------------------------------------  --------------------     --------------
    WOST-TV(2)........................................     Providence, RI         $   1,000,000
    KZAR-TV(2)........................................   Salt Lake City, UT             850,000
    WHUB-FM,WHUB-AM(3)................................     Cookeville, TN             3,800,000
    WFSJ-FM(4)........................................    Jacksonville, FL            5,000,000
    WRMA-FM,WXDJ-FM(5)................................       Miami, FL              115,000,000
    Channel 23(6).....................................      New York, NY              2,000,000
    Channel-38(6).....................................      New York, NY              1,500,000

- ---------------

(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
(2) The Company will acquire 50% ownership interest pursuant to a management agreement. The station is currently under construction.

                       PAXSON COMMUNICATIONS CORPORATION

(3) The Company will acquire both the FM and AM stations.
(4) The Company will issue stock valued at approximately $1.70 million, apply the note receivable from Todd Communications and assume the Todd Communications note payable to Mr. Paxson of approximately $1.55 million to acquire the station.
(5) The Company will acquire these stations simultaneously for either a cash payment of $107,500,000 or cash of $92 million and approximately 1.3 million shares of Company common stock at the option of the seller.
(6) The Company will acquire these "low power" stations, the signals of which will be augmented by simulcasting the signal of WHAI-TV, a station currently owned by the Company.

     Subsequent to year end the Company purchased substantially all of the assets of WHAI-TV, New York, NY and WAKC-TV, Cleveland, OH for approximately $22 million and $18 million, respectively.

  Public Offering:

     The Company intends to file a registration statement with the SEC for the proposed sale of 11.5 million shares of its Class A common stock, 10.3 million of which will be sold by the Company. The Company intends to use the net proceeds to acquire or enter into TBAs with television and radio stations, make capital expenditures and for other general corporate purposes.

  Telecommunications Reform:


     On February 8, 1996, new telecommunications regulations were enacted into law, allowing, among other things, an expanded number of radio and television stations under common ownership. As a result, the Company has exercised options to acquire television stations WTJC-TV, KUBD-TV, WCEE-TV and KWBF-TV from CNI (Note 7).


  Other Transactions

     On January 9, 1996, the Company purchased from Mr. Paxson, at its face value, a $1 million note related to CNI's acquisition of KLDT-TV.

     Subsequent to December 31, 1995, the Company entered into a joint venture agreement with L.L. Knickerbocker Company, Inc. for the purpose of identifying products and services for long-form advertising and developing marketing strategies and infomercials for such products and services.

     Subsequent to year end, the Company entered into two inTV affiliation agreements with station licensees. inTV may terminate these agreements with a ninety day written notice. The minimum amounts due under these agreements at December 31, 1995 totals approximately $380,000.

     Subsequent to December 31, 1995, the Company entered into a limited partnership agreement as a general partner for the Bobcats, an Arena football franchise in South Florida. Additionally, Mr. Paxson acquired a portion of the Company's limited partnership interest in the same partnership.

19.  SEGMENT DATA:


     The Company operates three business segments: (1) the Infomall TV Network is a nationwide network of owned, operated and affiliated television stations dedicated to the airing of long form paid programming consisting primarily of infomercials; (2) Paxson Radio consists of radio broadcasting stations, radio news and sports networks and billboard operations; and (3) Paxson Network-Affiliated Television includes network-affiliated television broadcasting stations in West Palm Beach, Florida. In January 1995, four stations which had previously aired long form paid programming were reclassified as inTV stations. The financial information related to these four stations prior to January 1, 1995 has been reclassified to conform with the 1995

                       PAXSON COMMUNICATIONS CORPORATION
presentation. Corporate and other operations represent revenue earned through commissions, non-broadcast activities, expenses incurred for such activities, and corporate overhead expenses, including management expenses which are not allocated to the individual segments.

     Selected financial information for these segments follows:

                                                              AS OF AND FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                        -----------------------------------------
                                                            1995           1994          1993
                                                        ------------   ------------   -----------
INFOMALL TV NETWORK
Total revenue.........................................  $ 29,653,278   $  3,287,285   $        --
Operating expenses, less depreciation, amortization
  and option plan compensation........................    16,266,563      3,401,328            --
Depreciation and amortization.........................     4,545,683      1,344,986            --
Option plan compensation..............................        37,506             --            --
                                                        ------------   ------------   -----------
Income (loss) from operations.........................  $  8,803,526   $ (1,459,029)  $        --
                                                         ===========    ===========    ==========
Total identifiable assets.............................  $104,106,341   $ 16,212,828   $        --
                                                         ===========    ===========    ==========
Capital expenditures..................................  $  7,703,973   $  2,527,903   $        --
                                                         ===========    ===========    ==========
PAXSON RADIO
Total revenue.........................................  $ 54,752,191   $ 50,363,294   $31,058,472
Operating expenses, less depreciation, amortization
  and option plan compensation........................    44,227,935     39,002,002    25,012,435
Depreciation and amortization.........................    10,357,042      9,124,969     9,128,847
Option plan compensation..............................     1,751,238             --            --
                                                        ------------   ------------   -----------
Income (loss) from operations.........................  $ (1,584,024)  $  2,236,323   $(3,082,810)
                                                         ===========    ===========    ==========
Total identifiable assets.............................  $ 68,886,153   $ 67,201,401   $61,686,096
                                                         ===========    ===========    ==========
Capital expenditures..................................  $  9,610,186   $  2,491,959   $ 1,962,553
                                                         ===========    ===========    ==========
PAXSON NETWORK-AFFILIATED TELEVISION
Total revenue.........................................  $ 16,537,406   $  7,477,508   $        --
Operating expenses, less depreciation and
  amortization........................................    11,793,824      5,003,272            --
Depreciation and amortization.........................     3,102,665      1,542,286            --
                                                        ------------   ------------   -----------
Income from operations................................  $  1,640,917   $    931,950   $        --
                                                         ===========    ===========    ==========
Total identifiable assets.............................  $ 37,421,642   $ 39,409,693   $        --
                                                         ===========    ===========    ==========
Capital expenditures..................................  $  2,825,249   $    657,375   $        --
                                                         ===========    ===========    ==========
CORPORATE AND OTHER
Total revenue.........................................  $  2,131,037   $    939,356   $ 1,003,559
Operating expenses, less depreciation, amortization
  and option plan compensation........................     9,814,643      3,819,350     3,860,193
Depreciation and amortization.........................       713,719        391,287       221,786
Option plan compensation..............................     9,014,497             --            --
                                                        ------------   ------------   -----------
Loss from operations..................................  $(17,411,822)  $ (3,271,281)  $(3,078,420)
                                                         ===========    ===========    ==========
Total identifiable assets.............................  $ 83,417,941   $ 29,846,459   $ 4,888,512
                                                         ===========    ===========    ==========
Capital expenditures..................................  $  4,877,408   $    239,275   $        --
                                                         ===========    ===========    ==========

                       PAXSON COMMUNICATIONS CORPORATION

                                                              AS OF AND FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                        -----------------------------------------
                                                            1995           1994          1993
                                                        ------------   ------------   -----------
CONSOLIDATED
Total revenue.........................................  $103,073,912   $ 62,067,443   $32,062,031
Operating expenses, less depreciation, amortization
  and option plan compensation........................    82,102,965     51,225,952    28,872,628
Depreciation and amortization.........................    18,719,109     12,403,528     9,350,633
Option plan compensation..............................    10,803,241             --            --
                                                        ------------   ------------   -----------
Loss from operations..................................  $ (8,551,403)  $ (1,562,037)  $(6,161,230)
                                                         ===========    ===========    ==========
Total identifiable assets.............................  $293,832,077   $152,670,381   $66,574,608
                                                         ===========    ===========    ==========
Capital expenditures..................................  $ 25,016,816   $  5,916,512   $ 1,962,553
                                                         ===========    ===========    ==========


20.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


                                                           FOR THE 1995 QUARTERS ENDED
                                            ---------------------------------------------------------
                                            DECEMBER 31,   SEPTEMBER 30,     JUNE 30,      MARCH 31,
                                            ------------   -------------   ------------   -----------
Total revenue.............................  $ 31,550,195   $  27,167,369   $ 23,736,645   $20,619,703
Operating expenses, less depreciation,
  amortization and option plan
  compensation............................    23,124,962      21,332,736     18,963,733    18,681,534
Depreciation and amortization.............     5,640,068       5,024,785      4,269,627     3,784,629
Option plan compensation..................       994,136         404,976      9,404,129            --
                                            ------------   -------------   ------------   -----------
Income (loss) from operations.............  $  1,791,029   $     404,872   $ (8,900,844)  $(1,846,460)
                                              ==========     ===========    ===========    ==========
Loss before extraordinary item............  $ (5,566,169)  $  (2,851,681)  $(11,176,729)  $(3,252,984)
Extraordinary item(1).....................            --     (10,625,727)            --            --
                                            ------------   -------------   ------------   -----------
Net loss..................................  $ (5,566,169)  $ (13,477,408)  $(11,176,729)  $(3,252,984)
                                              ==========     ===========    ===========    ==========
Net loss attributable to common stock.....  $ (9,741,895)  $ (16,734,727)  $(14,849,938)  $(5,443,936)
                                              ==========     ===========    ===========    ==========
Per share data:
  Loss before extraordinary item..........  $      (0.16)  $       (0.08)  $      (0.32)  $     (0.09)
  Net loss................................  $      (0.16)  $       (0.39)  $      (0.32)  $     (0.09)
  Net loss attributable to common stock...  $      (0.28)  $       (0.49)  $      (0.43)  $     (0.16)
Weighted average common shares
  outstanding.............................    34,503,666      34,458,766     34,448,665    34,354,201
                                              ==========     ===========    ===========    ==========
Stock price(2):
  High....................................  $     16 3/8   $      15 3/4   $         14   $    12 5/8
  Low.....................................  $     11 1/2   $      12       $          8   $     9


- ---------------

(1) Extraordinary item relates to the write-off of loan origination costs associated with the extinguishment of certain debt agreements during the third quarter (Note 9).
(2) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PXN. Prior to July 10, 1995, the Company's Class A common stock was listed on the NASDAQ Small-Cap Market.

                       PAXSON COMMUNICATIONS CORPORATION

                                                           FOR THE 1994 QUARTERS ENDED
                                            ---------------------------------------------------------
                                            DECEMBER 31,   SEPTEMBER 30,     JUNE 30,      MARCH 31,
                                            ------------   -------------   ------------   -----------
Total revenue.............................  $ 22,226,226   $  18,327,456   $ 12,148,603   $ 9,365,158
Operating expenses, less depreciation and
  amortization............................    18,413,022      14,219,712     10,268,884     8,324,334
Depreciation and amortization.............     3,845,370       3,292,245      2,855,767     2,410,146
                                            ------------   -------------   ------------   -----------
Income (loss) from operations.............  $    (32,166)  $     815,499   $   (976,048)  $(1,369,322)
                                              ==========     ===========    ===========    ==========
Loss before extraordinary item............  $ (1,972,628)  $    (672,445)  $   (318,376)  $(1,798,625)
                                              ==========     ===========    ===========    ==========
Net loss..................................  $ (1,972,628)  $    (672,445)  $   (318,376)  $(1,798,625)
                                              ==========     ===========    ===========    ==========
Net loss attributable to common stock.....  $ (2,950,626)  $  (1,492,845)  $ (1,121,630)  $(2,582,429)
                                              ==========     ===========    ===========    ==========
Pro forma per share data (Note 1):
  Pro forma loss before extraordinary
     item.................................  $      (0.06)  $       (0.02)  $      (0.01)  $     (0.06)
  Pro forma net loss......................  $      (0.06)  $       (0.02)  $      (0.01)  $     (0.06)
  Pro forma net loss attributable to
     common stock.........................  $      (0.09)  $       (0.04)  $      (0.03)  $     (0.08)
Pro forma weighted average common shares
  outstanding.............................    33,430,116      33,430,116     32,506,032    31,581,948
                                              ==========     ===========    ===========    ==========
Stock price (1):
  High(2).................................  $     16       $          --   $         --   $        --
  Low(2)..................................  $     10 5/8   $          --   $         --   $        --


- ---------------

(1) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PXN. Prior to July 10, 1995, the Company's Class A common stock was listed on the NASDAQ Small-Cap Market.

(2) Stock price after giving effect to the January 1, 1995 stock dividend (Note

     15).

                       PAXSON COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                                                               JUNE 30,     DECEMBER 31,
                                                                                 1996           1995
                                                                             ------------   ------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents................................................  $115,577,129   $ 68,070,990
  Accounts receivable, less allowance for doubtful accounts of $1,037,349
     and $909,713 respectively.............................................    19,354,203     17,726,415
  Prepaid expenses and other current assets................................     2,487,528        971,363
  Current program rights...................................................       664,830      1,412,544
                                                                             ------------   ------------
          Total current assets.............................................   138,083,690     88,181,312
Property and equipment, net................................................   110,429,710     79,859,080
Intangible assets, net.....................................................   121,300,867     84,318,147
Other assets, net..........................................................    28,480,440     19,896,694
Investments in broadcast properties........................................    38,887,393     21,192,030
Program rights, net........................................................       266,551        384,814
                                                                             ------------   ------------
          Total assets.....................................................  $437,448,651   $293,832,077
                                                                              ===========    ===========
                   LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities.................................  $  6,948,343   $  5,030,692
  Accrued interest.........................................................     6,730,050      6,932,342
  Current portion of program rights payable................................       642,229      1,449,602
  Current portion of long-term debt........................................       569,766        430,590
                                                                             ------------   ------------
          Total current liabilities........................................    14,890,388     13,843,226
Program rights payable.....................................................       277,242        432,750
Long-term debt.............................................................     3,764,578     12,484,024
Senior subordinated notes, net.............................................   227,507,455    227,374,911
Redeemable Cumulative Compounding Senior preferred stock, $0.001 par value;
  15% dividend rate per annum, 2,000 shares authorized, issued and
  outstanding..............................................................    18,393,136     16,824,082
Redeemable Class A & B common stock warrants...............................            --      6,465,317
Redeemable Cumulative Compounding Series B preferred stock, $0.001 par value;
  15% dividend rate per annum, 714.286 shares authorized, issued and
  outstanding..............................................................     2,990,200      2,352,654
Redeemable Cumulative Compounding Junior preferred stock, $0.001 par value;
  12% dividend rate per annum, 33,000 shares authorized, issued and
  outstanding..............................................................    34,090,262     31,533,910
Class A common stock, $0.001 par value; one vote per share; 150,000,000
  shares authorized, 38,665,509 shares issued and outstanding..............        38,665         26,227
Class B common stock, $0.001 par value; ten votes per share, 35,000,000
  shares authorized, 8,311,639 shares issued and outstanding...............         8,312          8,312
Class C common stock, $0.001 par value; non-voting; 12,500,000 shares
  authorized, no shares issued and outstanding.............................            --             --
Class A & B common stock warrants..........................................     6,862,647             --
Class C common stock warrants..............................................     4,281,852      5,338,952
Stock subscription notes receivable........................................       (17,500)      (115,714)
Additional paid-in capital.................................................   197,424,842     34,342,086
Deferred option plan compensation..........................................    (1,949,672)    (1,384,267)
Accumulated deficit........................................................   (71,113,756)   (55,694,393)
Commitments and contingencies
                                                                             ------------   ------------
          Total liabilities, redeemable securities and common stockholders'
           equity..........................................................  $437,448,651   $293,832,077
                                                                              ===========    ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                            FOR THE SIX MONTHS
                                                                                              ENDED JUNE 30,
                                                                                        ---------------------------
                                                                                           1996            1995
                                                                                        -----------     -----------
                                                                                                (UNAUDITED)
Revenue:
  Local and national advertising......................................................  $ 65,004,033    $ 40,454,900
  Other...............................................................................     2,598,240       2,497,723
  Trade and barter....................................................................     1,767,993       1,403,725
                                                                                        ------------    ------------
        Total revenue.................................................................    69,370,266      44,356,348
Operating expenses:
  Direct..............................................................................    15,438,517      11,554,850
  Programming.........................................................................     7,498,374       5,940,066
  Sales and promotion.................................................................     5,497,070       4,473,186
  Technical...........................................................................     3,321,787       2,147,289
  General and administrative..........................................................    14,083,120       9,989,674
  Trade and barter....................................................................     1,357,018       1,193,843
  Time brokerage agreement fees.......................................................     3,040,383         549,947
  Sports rights fees..................................................................       766,160       1,019,355
  Option plan compensation............................................................     2,291,917       9,404,129
  Program rights amortization.........................................................       721,802         777,057
  Depreciation and amortization.......................................................    11,736,929       8,054,256
                                                                                        ------------    ------------
        Total operating expenses......................................................    65,753,077      55,103,652
                                                                                        ------------    ------------
Income (loss) from operations.........................................................     3,617,189     (10,747,304)
Other income (expense):
  Interest expense....................................................................   (15,098,141)     (4,887,226)
  Interest income.....................................................................     4,034,676         578,580
  Other expense, net..................................................................      (559,053)        (13,763)
                                                                                        ------------    ------------
Loss before income tax benefit........................................................    (8,005,329)    (15,069,713)
Income tax benefit....................................................................            --         640,000
                                                                                        ------------    ------------
Net loss..............................................................................    (8,005,329)    (14,429,713)
Dividends and accretion on preferred stock and common stock warrants..................    (7,414,034)     (5,864,161)
                                                                                        ------------    ------------
Net loss attributable to common stock and common stock equivalents....................  $(15,419,363)   $(20,293,874)
                                                                                        ============    ============
Net loss per share....................................................................          (.20)           (.42)
Dividends and accretion on preferred stock and common stock warrants per share........          (.18)           (.17)
                                                                                        ------------    ------------
Net loss attributable to common stock and common stock equivalents per share..........  $       (.38)   $       (.59)
                                                                                        ============    ============
Weighted average shares outstanding primary and fully diluted.........................    40,566,865      34,401,282
                                                                                        ============    ============


          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                FOR THE THREE MONTHS
                                                                                   ENDED JUNE 30,
                                                                             --------------------------
                                                                                1996           1995
                                                                             ----------     -----------
                                                                                    (UNAUDITED)
Revenue:
  Local and national advertising........................................... $34,890,219     $21,971,676
  Other....................................................................   1,418,749       1,006,757
  Trade and barter.........................................................     932,531         758,212
                                                                             -----------    ------------
         Total revenue.....................................................  37,241,499      23,736,645
Operating expenses:
  Direct...................................................................   8,380,789       5,920,695
  Programming..............................................................   3,592,045       2,813,262
  Sales and promotion......................................................   2,915,404       2,293,673
  Technical................................................................   1,796,175       1,168,083
  General and administrative...............................................   7,469,972       5,331,824
  Trade and barter.........................................................     712,039         722,302
  Time brokerage agreement fees............................................   2,048,680         310,899
  Sports rights fees.......................................................       7,199         (22,227)
  Option plan compensation.................................................     533,549       9,404,129
  Program rights amortization..............................................     335,131         425,222
  Depreciation and amortization............................................   6,065,187       4,269,627
                                                                             -----------    ------------
         Total operating expenses..........................................  33,856,170      32,637,489
                                                                             -----------    ------------
Income (loss) from operations..............................................   3,385,329      (8,900,844)
Other income (expense):
  Interest expense.........................................................  (7,373,363)     (2,794,867)
  Interest income..........................................................   3,203,604         280,380
  Other expense, net.......................................................    (602,239)        (81,398)
                                                                             -----------    ------------
Loss before income tax benefit.............................................  (1,386,669)    (11,496,729)
Income tax benefit.........................................................          --         320,000
                                                                             -----------    ------------
Net loss...................................................................  (1,386,669)    (11,176,729)
Dividends and accretion on preferred stock and common stock warrants.......  (2,466,085)     (3,673,209)
                                                                             -----------    ------------
Net loss attributable to common stock and common stock equivalents......... $(3,852,754)   $(14,849,938)
                                                                             ===========    ============
Net loss per share.........................................................  $     (.03)    $      (.32)
Dividends and accretion on preferred stock and common stock warrants per
  share....................................................................        (.05)           (.11)
                                                                             -----------    ------------
Net loss attributable to common stock and common stock equivalents per
  share....................................................................  $     (.08)    $      (.43)
                                                                             ===========    ============
Weighted average shares outstanding primary and fully diluted..............  46,570,794      34,448,665
                                                                             ===========    ============


          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

       CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCKHOLDERS' EQUITY

                                                    CLASS       CLASS
                             COMMON STOCK           A & B         C          STOCK                       DEFERRED
                       ------------------------    COMMON      COMMON     SUBSCRIPTION   ADDITIONAL       OPTION
                        CLASS    CLASS    CLASS     STOCK       STOCK        NOTES         PAID-IN         PLAN       ACCUMULATED
                          A        B        C     WARRANTS    WARRANTS     RECEIVABLE      CAPITAL     COMPENSATION     DEFICIT
                       -------   ------   -----   ---------   ---------   ------------   -----------   ------------   -----------
Balance at December
  31, 1994...........  $26,042   $8,312    $ 0    $       0   $5,338,952    $(77,666)    $20,647,647   $         0   $(8,923,897)
Stock issued for
  Cookeville
  acquisition........       95                                                             1,199,905
Deferred option plan
  compensation.......                                                                     12,187,508   (12,187,508)
Option plan
  compensation.......                                                                                   10,803,241
Stock options
  exercised..........       90                                                               307,026
Increase in stock
  subscription
  receivable.........                                                        (48,029)
Note repayments......                                                          9,981
Dividends on
  redeemable
  preferred stock....                                                                                                 (7,275,516)
Accretion on Senior
  redeemable
  preferred stock....                                                                                                   (332,156)
Accretion on Series B
  preferred stock....                                                                                                   (325,208)
Accretion on Junior
  preferred stock....                                                                                                   (634,988)
Accretion on Class A
  & B common stock
  warrants...........                                                                                                 (4,729,338)
Net loss.............                                                                                                (33,473,290)
                       -------   ------   -----   ---------   ---------   ------------   -----------   -----------    ----------
Balance at December
  31, 1995...........   26,227    8,312     --           --   5,338,952     (115,714)     34,342,086    (1,384,267)  (55,694,393)
Release of Put on
  Class A & B common
  stock warrants
  (unaudited)........                             9,116,399
Issuance of common
  stock, net of
  issuance costs of
  $10,000,000
  (unaudited)........   10,300                                                           154,789,700
Exercise of Class A,
  B & C common stock
  warrants
  (unaudited)........    1,854                    (2,253,752) (1,057,100)                  3,308,999
Stock issued for Todd
  Communications
  acquisition
  (unaudited)........      139                                                             1,534,967
Deferred option plan
  compensation
  (unaudited)........                                                                      2,857,322    (2,857,322)
Option plan
  compensation(unaudited)...                                                                             2,291,917
Stock options
  exercised
  (unaudited)........      145                                                               591,768
Note repayments
  (unaudited)........                                                         98,214
Dividends on
  redeemable
  preferred stock
  (unaudited)........                                                                                                 (4,062,482)
Accretion on Senior
  redeemable
  preferred stock
  (unaudited)........                                                                                                   (170,728)
Accretion on Series B
  preferred stock
  (unaudited)........                                                                                                   (204,700)
Accretion on Junior
  preferred stock
  (unaudited)........                                                                                                   (325,042)
Accretion on Class A
  & B common stock
  warrants
  (unaudited)........                                                                                                 (2,651,082)
Net loss
  (unaudited)........                                                                                                 (8,005,329)
                       -------   ------   -----   ---------   ---------   ------------   -----------   ------------   ----------
Balance at June 30,
  1996 (unaudited)...  $38,665   $8,312    $ 0    $6,862,647  $4,281,852    $(17,500)   $197,424,842   $(1,949,672) $(71,113,756)
                       =======   ======   =====   =========   =========   ===========    ===========   ============   ==========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     FOR THE SIX MONTHS ENDED JUNE
                                                                                                  30,
                                                                                     ------------------------------
                                                                                         1996              1995
                                                                                     -------------     ------------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net loss.........................................................................  $  (8,005,329)    $(14,429,713)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization..................................................     11,736,929        8,054,256
    Option plan compensation.......................................................      2,291,917        9,404,129
    Program rights amortization....................................................        721,802          777,057
    Provision for doubtful accounts................................................        427,256          325,294
    Deferred income taxes..........................................................             --         (640,000)
    Loss on sale of assets.........................................................         13,651               --
    (Increase) decrease in accounts receivable.....................................     (2,055,044)         232,653
    Decrease (increase) in prepaid expenses and other current assets...............     (1,516,165)         187,121
    Increase in other assets.......................................................     (1,863,879)      (2,454,459)
    Increase (decrease) in accounts payable and accrued liabilities................      1,806,130       (2,247,724)
    (Decrease) increase in accrued interest........................................       (202,292)         582,194
                                                                                      ------------     ------------
         Net cash provided by (used in) operating activities.......................      3,354,976         (209,192)
                                                                                      ------------     ------------
Cash flows from investing activities:
  Acquisitions of broadcast properties.............................................    (61,965,301)     (45,110,012)
  Increase in deposits on broadcast properties.....................................     (6,907,000)      (2,392,000)
  Proceeds from sale of fixed assets...............................................        228,279               --
  Increase in investments in broadcast properties..................................    (17,695,363)        (500,000)
  Purchase of property and equipment...............................................    (13,936,104)      (9,589,477)
                                                                                      ------------     ------------
         Net cash used in investing activities.....................................   (100,275,489)     (57,591,489)
                                                                                      ------------     ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock...........................................    164,800,000               --
  Issuance expenses of common stock sale...........................................     (9,888,479)              --
  Proceeds from long-term debt.....................................................     17,700,000       49,980,000
  Payments of long-term debt.......................................................    (27,930,270)        (109,129)
  Payments of loan origination costs...............................................             --       (5,002,634)
  Proceeds from exercise of common stock options...................................        465,893               --
  Repayments of stock subscription notes receivable................................         98,214               --
  Payments for program rights......................................................       (818,706)        (230,027)
                                                                                      ------------     ------------
         Net cash provided by financing activities.................................    144,426,652       44,638,210
                                                                                      ------------     ------------
Increase (decrease) in cash and cash equivalents...................................     47,506,139      (13,162,471)
                                                                                      ------------     ------------
Cash and cash equivalents at beginning of period...................................     68,070,990       21,571,658
Cash and cash equivalents at end of period.........................................  $ 115,577,129     $  8,409,187
                                                                                      ============     ============
Supplemental disclosures of cash flow information:
  Cash paid for interest...........................................................  $  14,478,551     $  4,249,482
                                                                                      ============     ============
  Cash paid for income taxes.......................................................  $          --     $         --
                                                                                      ============     ============
Non-cash operating and financing activities:
  Accretion of discount on senior subordinated notes...............................  $     132,544     $         --
                                                                                      ============     ============
  Issuance of common stock for Cookeville partner buyout...........................  $          --     $  1,200,000
                                                                                      ============     ============
  Issuance of common stock for Todd Communications acquisition.....................  $   1,535,106     $         --
                                                                                      ============     ============
  Note payable incurred for WOCD acquisition.......................................  $   1,650,000     $         --
                                                                                      ============     ============
  Dividends accreted on redeemable preferred stock.................................  $   4,062,482     $  3,465,829
                                                                                      ============     ============
  Accretion on redeemable securities...............................................  $   3,351,552     $  2,398,332
                                                                                      ============     ============
  Trade and barter revenue.........................................................  $   1,767,993     $  1,403,725
                                                                                      ============     ============
  Trade and barter expense.........................................................  $   1,357,018     $  1,193,843
                                                                                      ============     ============

The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     Paxson Communications Corporation's (the "Company") financial information contained in the financial statements and notes thereto as of June 30, 1996 and for the six and three month periods ended June 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no changes in accounting policies since the period ended December 31, 1995. The composition of accounts has changed to reflect the sale of Class A common stock and the operations of certain acquisitions.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements, footnotes, and discussions should be read in conjunction with the December 31, 1995 financial statements and related footnotes and discussions contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and the definitive proxy statement for the annual meeting of stockholders held May 16, 1996, all of which were filed with the United States Securities and Exchange Commission. Also, in connection with the April 3, 1996 sale of 13.5 million shares of Class A common stock by the Company and others, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on January 26, 1996 which, as amended, was declared effective March 28, 1996.


     The Company has engaged the services of an investment banking firm to advise it on strategic alternatives with regard to its network-affiliated television operations in the West Palm Beach, Florida market. Such alternatives may include the possible sale or exchange of these assets.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
Press Broadcasting Company

     In our opinion, the accompanying balance sheet and the related statements of operations and divisional deficit and of cash flows present fairly, in all material respects, the financial position of WTKS-FM (a division of Press Broadcasting Company) (the "Station") at December 31, 1995 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Station's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The Station is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
July 26, 1996

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                                 BALANCE SHEET

                                     ASSETS


                                                                                     DECEMBER
                                                                     JUNE 16,           31,
                                                                       1996            1995
                                                                    -----------     -----------
                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.......................................  $   209,808     $   153,295
  Accounts receivable (net of allowance for doubtful accounts of
     $20,000 (unaudited) and $20,000, respectively)...............      906,307         798,964
  Due from affiliates, net........................................      401,583         324,140
  Prepaid expenses and other assets...............................        3,226           3,259
  Current program rights..........................................      343,750              --
                                                                    -----------     -----------
          Total current assets....................................    1,864,674       1,279,658
Property and equipment, net.......................................      509,604         628,196
Deferred tax asset................................................      340,404         340,404
Intangible assets, net............................................    2,508,656       2,614,658
Program rights, net...............................................    2,360,417              --
                                                                    -----------     -----------
          Total assets............................................  $ 7,583,755     $ 4,862,916
                                                                     ==========      ==========
                              LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities........................  $   119,034     $   397,988
  Current portion of program rights payable.......................      312,500              --
                                                                    -----------     -----------
          Total current liabilities...............................      431,534         397,988
Program rights payable............................................    2,395,833              --
Due to affiliates, long term......................................    7,254,181       7,151,848
                                                                    -----------     -----------
          Total liabilities.......................................   10,081,548       7,549,836
Divisional deficit................................................   (2,497,793)     (2,686,920)
                                                                    -----------     -----------
Commitments and contingencies (see Note 7)........................           --              --
                                                                    -----------     -----------
          Total liabilities and divisional deficit................  $ 7,583,755     $ 4,862,916
                                                                     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                 STATEMENT OF OPERATIONS AND DIVISIONAL DEFICIT



                                                                      FOR THE         FOR THE
                                                                      PERIOD        YEAR ENDED
                                                                       ENDED         DECEMBER
                                                                     JUNE 16,           31,
                                                                       1996            1995
                                                                    -----------     -----------
                                                                    (UNAUDITED)
Revenue:
  Local and national advertising..................................  $ 2,156,365     $ 3,501,082
  Trade...........................................................       71,116         287,036
  Other...........................................................      119,113         160,311
                                                                    -----------     -----------
          Total revenue...........................................    2,346,594       3,948,429
                                                                    -----------     -----------
Operating expenses:
  Technical.......................................................       75,223         180,399
  Direct..........................................................      550,975         883,299
  Sales and promotions............................................      367,743         863,686
  Programming.....................................................      581,166       1,572,783
  General and administrative......................................      214,458         555,043
  Depreciation and amortization...................................      270,427         446,507
                                                                    -----------     -----------
          Total operating expenses................................    2,059,992       4,501,717
                                                                    -----------     -----------
Income (loss) from operations.....................................      286,602        (553,288)
Provision for income taxes -- affiliate...........................       97,475          42,278
                                                                    -----------     -----------
Net income (loss).................................................      189,127        (595,566)
Divisional deficit at beginning of period.........................   (2,686,920)     (2,091,354)
                                                                    -----------     -----------
Divisional deficit at end of period...............................  $(2,497,793)    $(2,686,920)
                                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                            STATEMENT OF CASH FLOWS

                                                                       FOR THE          FOR THE
                                                                     PERIOD ENDED      YEAR ENDED
                                                                       JUNE 16,       DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................................    $189,127        $ (595,566)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization....................................     270,427           446,507
  Increase in accounts receivable..................................    (107,343)         (222,624)
  Increase in amounts due from affiliates..........................     (77,443)         (267,053)
  Decrease in prepaid expenses and other assets....................          33            33,415
  (Decrease) increase in accounts payable and accrued
     liabilities...................................................    (278,954)           73,617
                                                                      ---------         ---------
     Net cash (used in) operating activities.......................      (4,153)         (531,704)
                                                                      ---------         ---------
Cash flows from investing activities:
  Purchases of property and equipment..............................          --           (80,614)
                                                                      ---------         ---------
Cash flows from financing activities:
  Advances from affiliates, long term..............................     302,333           876,225
  Payments to affiliates, long term................................    (200,000)         (175,860)
  Payments for program rights......................................     (41,667)               --
                                                                      ---------         ---------
     Net cash received for financing activities....................      60,666           700,365
                                                                      ---------         ---------
Increase in cash and cash equivalents..............................      56,513            88,047
Cash and cash equivalents at beginning of period...................     153,295            65,248
                                                                      ---------         ---------
Cash and cash equivalents at end of period.........................    $209,808        $  153,295
                                                                      =========         =========
Noncash operating activities:
  Trade revenue....................................................    $ 71,116        $  287,036
                                                                      =========         =========
  Trade expense....................................................    $ 32,939        $  305,061
                                                                      =========         =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITY:

     On May 6, 1996, the Station entered into a Program License Agreement expiring May 15, 2001. Total payments under this agreement through 2001 are $2,750,000.

   The accompanying notes are an integral part of these financial statements.

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

 1. ORGANIZATION, PRINCIPAL BUSINESS ACTIVITIES AND BASIS OF PRESENTATION:

  Organization and Principal Business Activities

     WTKS-FM (the "Station"), a division of Press Broadcasting Company (a wholly-owned subsidiary of New Jersey Press, Inc.), is an FM radio station operating on frequency 104.1, in Cocoa Beach, Florida pursuant to licenses issued by the Federal Communications Commission ("FCC"). Revenues are earned from the sale of commercial time.

  Basis of Presentation

     The accompanying financial statements have been prepared as if the Station had operated as an independent stand alone entity for all periods presented, except there has been no allocation of New Jersey Press, Inc.'s consolidated borrowings and interest expense. Certain costs and expenses totaling approximately $139,000 for 1995 represent allocations of the Stations' share of the total cost of Press Broadcasting Company for management, accounting and other support services. Accordingly, the financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Station in the future or indicative of the results that would have been reported if the Station had operated as an unaffiliated enterprise. Management believes the statement of operations and divisional deficit includes a reasonable allocation of costs incurred by Press Broadcasting Company which benefit the Station.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less. Cash and cash equivalents are recorded at fair value.

  Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

            Broadcasting equipment.....................................   5 years
            Leasehold improvements -- Building.........................  14 years
            Leasehold improvements -- Tower............................   3 years
            Office furniture and equipment.............................   5 years
            Transmission package.......................................   5 years

     Maintenance, repairs, and minor replacements of the items above are charged to expense as incurred.

  Intangible assets

     Intangible assets consists of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 15 years.

  Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

  Fair value of financial instruments

     The fair values of cash and cash equivalents, accounts receivable, due from affiliates, accounts payable and accrued liabilities approximate the carrying values due to their short term nature.

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

  SFAS 121 Impairment of Long-Lived Assets and Identifiable Intangibles

     On January 1, 1995, the Station adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the effect of which was immaterial. The Station reviews long-lived assets, identifiable intangibles and goodwill and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income taxes

     The Station's operating results have been included in the tax return filed by New Jersey Press, Inc. A provision for intercompany income taxes, which approximates the income tax provision calculated for the Station on a standalone basis was calculated to be $42,278 for the year ended December 31, 1995. The provision for income taxes on the net loss incurred in 1995 is due to Alternative Minimum Tax calculation consequences.

  Interim financial data

     The interim financial data of the Station is unaudited; however, in the opinion of Station management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The results of operations for the period ended June 16, 1996 are not necessarily indicative of the results that could be expected for the entire fiscal year ending December 31, 1996.

 3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                        DECEMBER 31,
                                                                            1995
                                                                        ------------
        Broadcasting equipment........................................   $  488,407
        Leasehold improvements........................................      122,224
        Office furniture and equipment................................       83,325
        Transmission package..........................................      541,695
        Accumulated depreciation......................................     (607,455)
                                                                          ---------
        Property and equipment, net...................................   $  628,196
                                                                          =========
        Depreciation expense for the year.............................   $  234,503
                                                                          =========

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 4. INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                            DECEMBER
                                                                              31,
                                                                              1995
                                                                           ----------
        FCC licenses and other intangible assets.........................  $3,180,000
        Accumulated amortization.........................................    (565,342)
                                                                           ----------
        Intangible assets, net...........................................  $2,614,658
                                                                            =========
        Amortization expense for the year................................  $  212,004
                                                                            =========

 5. INCOME TAXES:

     Deferred tax assets and liabilities consist of the following:

        Deferred tax assets:
          Intangible assets...............................................  $353,555
        Deferred tax liabilities:
          Fixed assets....................................................   (13,151)
                                                                            --------
                  Net deferred tax asset..................................  $340,404
                                                                            ========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Due to the fact that the deferred tax asset is expected to be realized, a valuation allowance was not provided for the deferred tax asset.

 6. RELATED PARTY TRANSACTIONS:

     Press Broadcasting Company purchased the assets of the Station in 1993 utilizing funds borrowed by an affiliate, Asbury Park Press, Inc. The cost of the assets purchased was recorded by the Station as an intercompany liability in the amount of $5,010,000. Additionally, in the normal course of business, affiliates fund expenses incurred by the Station, the majority of which are payroll related. At December 31, 1995 the Station's total long term liability to such affiliates was $7,254,181. The Station does not accrue interest on this liability. Interest was charged to other affiliates during 1995 at the effective rate of 7.1%. Had interest been accrued by the Station for 1995, the net loss would have been approximately ($1,100,000).

     The Station also shares resources and office space with 18WKCF, an affiliated television station. As a result, certain shared expenses are funded by the television station and reimbursed on a current basis. All such expenses have been appropriately reflected in the Station's financial statements. At December 31, 1995, the Station reported a liability in the amount of $66,630 due to the television station for such types of expenses.

     The Station is included in the tax return filed by New Jersey Press, Inc. At December 31, 1995, the Station had a $390,770 income tax receivable from New Jersey Press, Inc.

     The Station enters into trade agreements with 18WKCF. Rates and terms for these spots are similar to those offered to other customers. For the year ended December 31, 1995, these spots amounted to $82,305 of trade revenue.

                                    WTKS-FM
                   (A DIVISION OF PRESS BROADCASTING COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 7. COMMITMENTS AND CONTINGENCIES:

     The Company incurred expenses of $583,938 for the year ended December 31, 1995 under non-cancelable operating leases and other agreements for office equipment, office space, sales surveys and on-air talent. Future minimum annual payments under these non-cancelable operating leases as of December 31, 1995 are as follows:

        1996.............................................................  $  194,956
        1997.............................................................     159,442
        1998.............................................................     104,494
        1999.............................................................      62,019
        2000.............................................................      73,060
        Subsequent to 2000...............................................     836,938
                                                                           ----------
                                                                           $1,430,909
                                                                            =========

     In May 1996, the Station entered into a Program License Agreement which will expire in May 2001. Total contractual payments under this agreement through 2001 total $2,750,000.

 8. SUBSEQUENT EVENTS:

     On June 17, 1996, the Station's assets were sold to Paxson Communications Corporation (Purchaser) for $25,000,000. Concurrently, the Station entered into a Time Brokerage Agreement with the Purchaser effective June 17, 1996, whereby the Station has agreed to lease the broadcast time of the Station until the above-mentioned sale is finalized. The sale and the assignment of the FCC license, in conjunction with the sale, is subject to approval by the FCC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of WHUB, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of WHUB, Inc. at December 31, 1995 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
- ---------------------------------------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
July 22, 1996

                                   WHUB, INC.

                                 BALANCE SHEET

                                     ASSETS

                                                                  JUNE 30,       DECEMBER 31,
                                                                    1996             1995
                                                                 -----------     ------------
                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents....................................   $ 520,729        $492,051
  Accounts receivable, net of allowance for doubtful accounts
     of $8,134 (unaudited) and $5,506, respectively............     123,248         224,137
  Prepaid expenses and other assets............................         458           3,208
                                                                 -----------     ------------
          Total current assets.................................     644,435         719,396
Property and equipment, net....................................      91,551         101,524
                                                                 -----------     ------------
          Total assets.........................................   $ 735,986        $820,920
                                                                 ===========     ============
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities.................   $   3,697        $ 16,073
                                                                 -----------     ------------
          Total current liabilities............................       3,697          16,073
                                                                 -----------     ------------
Common stock, $100 par value, 100 shares authorized,
  issued and outstanding.......................................      10,000          10,000
Retained earnings..............................................     722,289         794,847
                                                                 -----------     ------------
          Total stockholders' equity...........................     732,289         804,847
                                                                 -----------     ------------
          Total liabilities and stockholders' equity...........   $ 735,986        $820,920
                                                                 ===========     ============

   The accompanying notes are an integral part of these financial statements.

                                   WHUB, INC.

                            STATEMENT OF OPERATIONS


                                                                  FOR THE          FOR THE
                                                                PERIOD ENDED      YEAR ENDED
                                                                  JUNE 30,       DECEMBER 31,
                                                                    1996             1995
                                                                ------------     ------------
                                                                (UNAUDITED)
Revenue:
  Local advertising...........................................    $475,412        $1,211,951
                                                                ------------     ------------
          Total revenue.......................................     475,412         1,211,951
                                                                ------------     ------------
Operating expenses:
  Direct......................................................      36,521           183,488
  Programming.................................................      54,935           138,091
  Sales and Promotions........................................      53,864           105,525
  News department.............................................      19,042            43,932
  Engineering department......................................      22,497            39,169
  General and administrative..................................     102,243           195,077
  Corporate management fee....................................     221,950           462,329
  Depreciation and amortization...............................      13,979            29,700
                                                                ------------     ------------
          Total operating expenses............................     525,031         1,197,311
                                                                ------------     ------------
(Loss) income from operations.................................     (49,619)           14,640
Interest income...............................................       3,506             5,957
                                                                ------------     ------------
          Net (loss) income...................................    $(46,113)       $   20,597
                                                                ============     ============

   The accompanying notes are an integral part of these financial statements.

                                   WHUB, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    STOCKHOLDERS' EQUITY
                                                              ---------------------------------
                                                              COMMON      RETAINED
                                                               STOCK      EARNINGS      TOTAL
                                                              -------     --------     --------
Balance at December 31, 1994................................  $10,000     $823,354     $833,354
Net income..................................................                20,597       20,597
Dividends...................................................               (49,104)     (49,104)
                                                              -------     --------     --------
Balance at December 31, 1995................................   10,000      794,847      804,847
Net loss through June 30, 1996 (unaudited)..................               (46,113)     (46,113)
Dividends (unaudited).......................................               (26,445)     (26,445)
                                                              -------     --------     --------
Balance at June 30, 1996 (unaudited)........................  $10,000     $722,289     $732,289
                                                              =======     ========     ========

   The accompanying rates are an integral part of these financial statements.

                                   WHUB, INC.

                            STATEMENT OF CASH FLOWS


                                                                       FOR THE          FOR THE
                                                                     PERIOD ENDED      YEAR ENDED
                                                                       JUNE 30,       DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income................................................    $(46,113)        $ 20,597
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Depreciation and amortization....................................      13,979           29,700
  Decrease (increase) in accounts receivable.......................     100,889           (5,929)
  Decrease (increase) in prepaid expenses and other assets.........       2,750           (3,208)
  (Decrease) increase in accounts payable and accrued
     liabilities...................................................     (12,376)          12,623
                                                                       --------         --------
          Net cash provided by operating activities................      59,129           53,783
                                                                       --------         --------
Cash flows from investing activities:
  Purchases of property and equipment..............................      (4,006)         (10,245)
                                                                       --------         --------
          Net cash used in investing activities....................      (4,006)         (10,245)
                                                                       --------         --------
Cash flows from financing activities:
  Payment of dividends.............................................     (26,445)         (49,104)
                                                                       --------         --------
          Net cash used in financing activities....................     (26,445)         (49,104)
                                                                       --------         --------
Increase (decrease) in cash and cash equivalents...................      28,678           (5,566)
Cash and cash equivalents, beginning of period.....................     492,051          497,617
                                                                       --------         --------
Cash and cash equivalents, end of period...........................    $520,729         $492,051
                                                                       ========         ========

   The accompanying rates are an integral part of these financial statements.

                                   WHUB, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

 1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     WHUB, Inc. (the "Company"), is engaged in the operation of radio stations, WHUB-FM and WHUB-AM in the Cookeville, Tennessee market. The Company operates the radio stations under licenses granted by the Federal Communications Commission.

  Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

  Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using the straight-line method over their estimated useful lives as follows:

            Broadcasting tower and equipment.........................  5-10 years
            Office furniture and equipment...........................     5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

  Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

  Trade agreements

     The Company enters into trade agreements which give rise to advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

  Income taxes

     The stockholders of the Company have elected to have the Company treated as an S corporation for federal income tax purposes. Accordingly, no provision for income taxes is reflected in the Company's financial statements since the stockholders, not the Company, are liable for such taxes on corporate income. Tax credits, if available, are passed through to the stockholders.

  Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company's management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results that could be expected for the entire fiscal year ending December 31, 1996.

  Accounting Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent liabilities at financial statement date and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                   WHUB, INC.

                               DECEMBER 31, 1995

 2. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        Broadcasting tower and equipment................................   $  128,059
        Office furniture and equipment..................................      257,202
        Automobile......................................................       12,000
        Land............................................................        4,510
        Accumulated depreciation........................................     (300,247)
                                                                            ---------
        Property and equipment, net.....................................   $  101,524
                                                                            =========
        Depreciation expense for the year...............................   $   29,700
                                                                            =========

 3. TRADE TRANSACTIONS:

     For the year ended December 31, 1995, trade revenue and expense approximated $14,300 and $8,572, respectively. Included in accounts receivable at December 31, 1995 are trade accounts receivable (services due to the Station) of approximately $4,900.

 4. RELATED PARTY TRANSACTIONS:

     The Company leases the building which houses its station operations and corporate offices in Cookeville, Tennessee from a related party. Rental expense for this facility incurred during the year ended December 31, 1995 totaled $5,000.

 5. COMMITMENTS AND CONTINGENCIES:

     The Company has entered into two broadcast agreements for the broadcast of university sports programs. One agreement represents a continuing five-year contract of which three years remain as of December 31, 1995. The second agreement will commence in July of 1996 and end June 30, 1997. These commitments total approximately $20,996 of which $9,905 will be incurred during the 1996-97 sports season.

 6. SUBSEQUENT EVENT:

     On March 29, 1996, the Company signed an asset purchase agreement with Paxson Communications Corporation (Paxson) pursuant to which all of the Company assets will be sold to Paxson for approximately $3,800,000. The Company is currently awaiting FCC approval of this sale.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Todd Communications, Inc. (WFSJ-FM)

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Todd Communications, Inc. (operating as station WFSJ-FM) at December 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
- ------------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
July 26, 1996

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                                 BALANCE SHEET

                                     ASSETS


                                                                     JUNE 28,       DECEMBER 31,
                                                                       1996             1995
                                                                    -----------     ------------
                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.......................................  $    66,623     $     31,906
  Accounts receivable, less allowance for doubtful accounts of          114,705          130,261
     $19,005 (unaudited) and $20,828, respectively................
Prepaid expenses and other assets.................................       21,879           23,112
                                                                    -----------      -----------
          Total current assets....................................      203,207          185,279
Property and equipment, net.......................................      464,075          512,320
Intangible assets, net............................................    1,123,739        1,150,239
                                                                    -----------      -----------
          Total assets............................................  $ 1,791,021     $  1,847,838
                                                                    ===========      ===========
                             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities........................  $    26,857     $     55,740
  Due to affiliates...............................................      616,535          457,000
  Notes payable to related parties................................    3,154,661        3,154,661
                                                                    -----------      -----------
          Total current liabilities...............................    3,798,053        3,667,401
                                                                    -----------      -----------
Stockholders' Deficit:
  Common stock, $1.00 par, 1,000 shares authorized, issued and            1,000            1,000
     outstanding..................................................
  Additional paid-in capital......................................      299,980          299,980
  Accumulated deficit.............................................   (2,308,012)      (2,120,543)
                                                                    -----------      -----------
     Total stockholders' deficit..................................   (2,007,032)      (1,819,563)
                                                                    -----------      -----------
Commitments and contingencies.....................................           --               --
          Total liabilities and stockholders' deficit.............  $ 1,791,021     $  1,847,838
                                                                    ===========      ===========

  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                            STATEMENT OF OPERATIONS

                                                                  FOR THE          FOR THE
                                                                PERIOD ENDED      YEAR ENDED
                                                                  JUNE 30,       DECEMBER 31,
                                                                    1996             1995
                                                                ------------     ------------
                                                                (UNAUDITED)
Revenue:
  Local and national advertising..............................   $  428,772       $  553,562
  Trade.......................................................       76,914          100,219
  Other.......................................................       27,793           41,758
                                                                ------------     ------------
          Total revenue.......................................      533,479          695,539
                                                                ------------     ------------
Operating expenses:
  Direct......................................................      182,622          210,724
  Technical...................................................       21,251           41,424
  Sales and promotions........................................       38,354          161,194
  Programming.................................................      122,707          156,957
  General and administrative..................................      112,305          195,026
  Depreciation and amortization...............................       74,744          138,433
  Trade expense...............................................       76,914          163,949
                                                                ------------     ------------
          Total operating expenses............................      628,897        1,067,707
                                                                ------------     ------------
Loss from operations..........................................      (95,418)        (372,168)
Interest expense..............................................      (92,051)        (166,886)
                                                                ------------     ------------
Net loss......................................................   $ (187,469)      $ (539,054)
                                                                ============     ============

The accompanying Notes to Financial Statements are an integral part of to these financial statements.

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                           PAID-IN      ACCUMULATED
                                      SHARES    AMOUNT     CAPITAL        DEFICIT          TOTAL
                                      -----     ------     --------     -----------     -----------
December 31, 1994...................  1,000     $1,000     $299,980     $(1,581,489)    $(1,280,509)
Net loss............................                                       (539,054)       (539,054)
                                      -----     ------     --------     -----------     -----------
December 31, 1995...................  1,000      1,000      299,980      (2,120,543)     (1,819,563)
Net loss (unaudited)................                                       (187,469)       (187,469)
                                      -----     ------     --------     -----------     -----------
June 28, 1996 (unaudited)...........  1,000     $1,000     $299,980     $(2,308,012)    $(2,007,032)
                                      =====     ======     ========      ==========      ==========

The accompanying Notes to Financial Statements are an integral part of to these financial statements.

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                            STATEMENT OF CASH FLOWS

                                                                       FOR THE          FOR THE
                                                                     PERIOD ENDED      YEAR ENDED
                                                                       JUNE 28,       DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss.........................................................   $ (187,469)      $ (539,054)
  Adjustments to reconcile net loss to net cash provided by (used
     in) operating activities:
     Depreciation and amortization.................................       74,744          138,433
     Decrease (increase) in accounts receivable....................       15,556           (2,756)
     Decrease in prepaid expenses and other assets.................        1,233            1,201
     Decrease in accounts payable and accrued liabilities..........      (28,882)         (45,610)
     Increase in due to affiliates.................................      159,535          409,755
                                                                       ---------        ---------
          Net cash provided by (used in) operating activities......       34,717          (38,031)
                                                                       ---------        ---------
Cash flows from investing activities:
  Purchases of property and equipment..............................           --          (17,664)
                                                                       ---------        ---------
Cash flows from financing activities:
  Proceeds from related party note payable.........................           --           65,000
  Payments of related party note payable...........................           --         (180,000)
                                                                       ---------        ---------
          Net cash used in financing activities....................           --         (115,000)
                                                                       ---------        ---------
Increase (decrease) in cash and cash equivalents...................       34,717         (170,695)
Cash and cash equivalents at beginning of year.....................       31,906          202,601
                                                                       ---------        ---------
Cash and cash equivalents at end of period.........................   $   66,623       $   31,906
                                                                       =========        =========
Supplemental disclosure of cash flow information:
  Cash paid for interest...........................................   $   44,256       $   63,865
                                                                       =========        =========

  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Todd Communications, Inc. (the Company) owns and operates WFSJ, an FM radio station broadcasting to the Jacksonville, Florida market with transmitting facilities located in St. Augustine, Florida.

  Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

  Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

        Land improvements, building and improvements...............    15 - 31.5 years
        Office furniture and equipment.............................        1 - 7 years
        Broadcasting tower and equipment...........................       5 - 15 years

     Maintenance, repairs, and minor replacements of the above items are charged to expense as incurred.

  Intangible assets

     Intangible assets consist of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 30 years.

  Trade agreements

     The Company enters into trade agreements which give rise to advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

  Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

  Fair value of financial instruments

     Cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities. The fair values approximate the carrying values due to their short term nature.

     SFAS 121 Impairment of Long-Lived Assets and Identifiable Intangibles

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", the effect of which was immaterial. The Company reviews long-lived assets, identifiable intangibles and goodwill and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not to be fully recoverable.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                               DECEMBER 31, 1995

  Income taxes

     Provisions are made to record deferred income taxes in recognition of items reported differently for financial reporting purposes than for federal and state income tax purposes. The Company records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Due to the cumulative net losses experienced by the Company, no provision for income taxes has been provided for the year ended December 31, 1995 and a full valuation allowance has been established for the Company's deferred tax asset which consists principally of net operating losses at December 31, 1995.

  Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of Station management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The results of operations for the period ended June 28, 1996 are not necessarily indicative of the results that could be expected for the entire fiscal year ending December 31, 1996.

 2. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                           DECEMBER
                                                                              31,
                                                                             1995
                                                                           ---------
        Land, building and improvements..................................  $ 361,234
        Office furniture and equipment...................................     75,435
        Broadcasting tower and equipment.................................    379,533
                                                                           ---------
                                                                             816,202
        Accumulated depreciation.........................................   (303,882)
                                                                           ---------
        Property and equipment, net......................................  $ 512,320
                                                                           =========
        Depreciation expense for the year................................  $  94,271
                                                                           =========

 3. INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                            DECEMBER
                                                                              31,
                                                                              1995
                                                                           ----------
        FCC license......................................................  $1,325,000
        Accumulated amortization.........................................    (174,761)
                                                                           ----------
        Intangible assets, net...........................................  $1,150,239
                                                                            =========
        Amortization expense for the year................................  $   44,162
                                                                            =========

                      TODD COMMUNICATIONS, INC. (WFSJ-FM)

                               DECEMBER 31, 1995

 4. RELATED PARTY NOTES PAYABLE:

     Related party notes payable consist of the following:

                                                                            DECEMBER
                                                                              31,
                                                                              1995
                                                                           ----------
        Note payable to related party; interest at 4.00%; interest payable monthly and principal due on demand....................  $1,404,661
        Note payable to related party; interest accrues at the short-term annual applicable federal rate prescribed by the Internal
          Revenue Service with the balance of principal and interest due
          upon demand....................................................   1,750,000
                                                                           ----------
                                                                           $3,154,661
                                                                            =========

     At December 31, 1995, accrued interest payable was $161,300.

 5. RELATED PARTY TRANSACTIONS:

     In the normal course of business, various related stations fund the day-to-day operations of the Company and the Company shares resources and office space with Paxson Communications Corporation (Paxson) stations. Management believes the accompanying financial statements include a reasonable allocation of costs incurred by Paxson which benefit the Company of approximately $211,300. At December 31, 1995, the Company's liability to these related stations was $295,700.

 6. SUBSEQUENT EVENTS:

     On June 28, 1996, the Company was merged with Paxson in exchange for Paxson stock valued at $1,535,000, cancellation of Paxson's note receivable and accrued interest of $1,822,000 and satisfaction of the Company's note payable and accrued interest to Lowell "Bud" Paxson of $1,643,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of
Southern Broadcasting Companies, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Southern Broadcasting Companies, Inc. at December 31, 1995 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
August 2, 1996

                     SOUTHERN BROADCASTING COMPANIES, INC.

                                 BALANCE SHEET

                                     ASSETS

                                                                                     DECEMBER 31,
                                                                                         1995
                                                                      JUNE 30,       ------------
                                                                        1996
                                                                     -----------
                                                                     (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................  $   228,393      $  251,263
  Accounts receivable, less allowance for doubtful accounts of           270,384         274,950
     $68,470 (unaudited) and $64,703, respectively.................
  Accounts receivable, other.......................................       24,871          52,642
  Other assets.....................................................        5,108           5,108
                                                                     -----------     -----------
          Total current assets.....................................      528,756         583,963
Property and equipment, net........................................      725,060         774,068
Intangible assets, net.............................................       22,353          23,550
                                                                     -----------     -----------
          Total assets.............................................  $ 1,276,169      $1,381,581
                                                                     ===========     ===========
                              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities.........................  $   159,125      $  154,892
  Due to affiliated companies......................................       88,374          25,000
  Advances from shareholders.......................................      643,268         842,937
                                                                     -----------     -----------
          Total current liabilities................................      890,767       1,022,829
                                                                     -----------     -----------
Capital stock, $1 par value, 10,000 shares authorized, issued and         10,000          10,000
  outstanding......................................................
Retained earnings..................................................      375,402         348,752
                                                                     -----------     -----------
          Total shareholders' equity...............................      385,402         358,752
                                                                     -----------     -----------
Commitments and contingencies (see Note 5).........................           --              --
          Total liabilities and shareholders' equity...............  $ 1,276,169      $1,381,581
                                                                     ===========     ===========

   The accompanying Notes to Financial Statements are an integral part of the financial statements.

                     SOUTHERN BROADCASTING COMPANIES, INC.

                            STATEMENT OF OPERATIONS



                                                                     FOR THE            FOR THE
                                                                 SIX MONTHS ENDED      YEAR ENDED
                                                                     JUNE 30,         DECEMBER 31,
                                                                       1996               1995
                                                                 ----------------     ------------
                                                                   (UNAUDITED)
Revenue:
  Local and national advertising...............................     $  942,482         $2,635,586
  Trade........................................................         40,506             87,166
  Other........................................................         47,898            117,432
                                                                 ----------------     ------------
          Total revenue........................................      1,030,886          2,840,184
                                                                 ----------------     ------------
Operating expenses:
  Direct.......................................................         49,411            170,238
  News.........................................................          9,092             19,332
  Programming..................................................        277,043            536,231
  Sales........................................................        249,766            561,322
  Technical....................................................         38,900             78,688
  General and administrative...................................        175,036            507,581
  Trade........................................................         49,801             72,272
  Depreciation and amortization................................         56,171            228,076
                                                                 ----------------     ------------
          Total operating expenses.............................        905,220          2,173,740
                                                                 ----------------     ------------
Income from operations.........................................        125,666            666,444
Other income (expense):
  Interest income (expense), net...............................            499            (10,029)
  Loss on sale of assets.......................................             --            (75,551)
  Marketing fees received from affiliate.......................             --            271,500
  Marketing fees paid to affiliate.............................        (37,200)                --
  Other expense, net...........................................        (62,315)           (82,674)
                                                                 ----------------     ------------
Net income.....................................................     $   26,650         $  769,690
                                                                 =============         ==========

   The accompanying Notes to Financial Statements are an integral part of the financial statements.

                     SOUTHERN BROADCASTING COMPANIES, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                     SHAREHOLDERS' EQUITY
                                                                -------------------------------
                                                                CAPITAL   RETAINED
                                                                 STOCK    EARNINGS      TOTAL
                                                                -------   --------     --------
Balance at December 31, 1994..................................  $10,000   $ 70,115     $ 80,115
Net income....................................................             769,690      769,690
Distributions to shareholders.................................            (491,053)    (491,053)
                                                                -------   --------     --------
Balance at December 31, 1995..................................   10,000    348,752      358,752
Net income through June 30, 1996 (unaudited)..................              26,650       26,650
                                                                -------   --------     --------
Balance at June 30, 1996 (unaudited)..........................  $10,000   $375,402     $385,402
                                                                =======   ========     ========

   The accompanying Notes to Financial Statements are an integral part of the financial statements.

                     SOUTHERN BROADCASTING COMPANIES, INC.

                            STATEMENT OF CASH FLOWS


                                                                     FOR THE            FOR THE
                                                                 SIX MONTHS ENDED      YEAR ENDED
                                                                     JUNE 30,         DECEMBER 31,
                                                                       1996               1995
                                                                 ----------------     ------------
                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income...................................................     $   26,650         $  769,690
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.............................         56,171            228,076
     Decrease in receivables...................................         32,337             25,155
     Increase (decrease) in accounts payable and accrued                 4,233             (8,347)
       liabilities.............................................
     Increase in due to affiliated companies...................         63,374            761,500
     Loss on sale of fixed assets..............................             --             75,551
                                                                    ----------         ----------
          Net cash provided by operating activities............        182,765          1,851,625
                                                                    ----------         ----------
Cash flows from investing activities:
  Purchases of property and equipment..........................         (5,966)            (1,656)
  Proceeds from sale of property and equipment.................             --            131,500
  Repayments of advances from shareholders.....................       (199,669)        (1,226,985)
                                                                    ----------         ----------
          Net cash used in investing activities................       (205,635)        (1,097,141)
Cash flows from financing activities:
  Payments on note payable.....................................             --           (105,136)
  Distributions to shareholders................................             --           (491,053)
                                                                    ----------         ----------
          Net cash used for financing activities...............             --           (596,189)
                                                                    ----------         ----------
(Decrease) increase in cash and cash equivalents...............        (22,870)           158,295
Cash and cash equivalents at beginning of period...............        251,263             92,968
                                                                    ----------         ----------
Cash and cash equivalents at end of period.....................     $  228,393         $  251,263
                                                                    ==========         ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest.......................................     $      468         $   15,692
                                                                    ==========         ==========
Non-cash operating activities:
  Trade revenue................................................     $   40,506         $   87,166
                                                                    ==========         ==========
  Trade expense................................................     $   49,801         $   72,272
                                                                    ==========         ==========


   The accompanying Notes to Financial Statements are an integral part of the financial statements.

                     SOUTHERN BROADCASTING COMPANIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

 1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Southern Broadcasting Companies, Inc. (the "Company"), owns and operates the following radio stations: WSNI-FM in Tallahassee, Florida; and WPAP-FM and WPBH-FM in Panama City, Florida. The Company operates the radio stations pursuant to licenses issued by the Federal Communications Commission ("FCC"). Revenues are earned from the sale of commercial time.

  Cash and Cash Equivalents

     At December 31, 1995, cash and cash equivalents consist solely of money market investments.

  Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:


            Broadcasting tower and equipment.......................    5 - 7 years
            Buildings..............................................     31.5 years
            Leasehold improvements.................................   7 - 15 years
            Office furniture and equipment.........................    5 - 7 years
            Vehicles...............................................        5 years


     Maintenance, repairs, and minor replacements of the items above are charged to expense as incurred.

  Intangible assets

     Intangible assets consist of the FCC license for WPAP which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 15 years.

  Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

  Trade Agreements

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as the related advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses trade products or services before advertising air time is provided, a trade liability is recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities. The fair values approximate the carrying values due to their short term nature.

  SFAS 121 Impairment of Long-Lived Assets and Identifiable Intangibles

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the effect of which was immaterial. The Company reviews long-lived assets, identifiable intangibles and goodwill and will reserve for impairment.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                     SOUTHERN BROADCASTING COMPANIES, INC.

                               DECEMBER 31, 1995

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income taxes

     The shareholders of the Company have elected to have the Company treated as an S Corporation for federal income tax purposes. Accordingly, no provision for income taxes is reflected in the Company's financial statements since the shareholders, not the Company, are liable for such taxes on corporate income. Tax credits, if available, are passed through to the shareholders.

  Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of Company management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the results that could be expected for the entire fiscal year ending December 31, 1996.

 2. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        Land............................................................   $   40,000
        Broadcasting tower and equipment................................      980,606
        Building and leasehold improvements -- building.................      352,145
        Office furniture and equipment..................................       62,932
        Vehicles........................................................       36,468
                                                                          ------------
                                                                            1,472,151
        Accumulated depreciation........................................     (698,083)
                                                                          ------------
        Property and equipment, net.....................................   $  774,068
                                                                           ==========
        Depreciation expense for the year...............................   $  225,681
                                                                           ==========

 3. INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        FCC license.....................................................    $ 35,924
        Accumulated amortization........................................     (12,374)
                                                                          ------------
        Intangible assets, net..........................................    $ 23,550
                                                                          ==========
        Amortization expense for the year...............................    $  2,395
                                                                          ==========

 4. RELATED PARTY TRANSACTIONS:

     Station WSNI-FM leases a portion of the office space which houses its station operations in Tallahassee, Florida to a related party. The related party paid its portion of the rent expense (which totaled $10,860 in 1995) directly to the lessor.

                     SOUTHERN BROADCASTING COMPANIES, INC.

                               DECEMBER 31, 1995

     The Company charges marketing fees to related parties for marketing and related services provided to these companies. The marketing fee income recognized in 1995 is $271,500.

     At December 31, 1995, the amount due to affiliated companies represents cash funded to the Company.

 5. COMMITMENTS AND CONTINGENCIES:

     In December 1994, the Company and a related party, as co-borrowers, entered into a loan agreement to borrow $4 million to finance the broadcasting assets of a television station in Tallahassee, Florida. The assets of the Company serve as security for the payment of the loan. At December 31, 1995, the Company and the co-borrower are not in compliance with the financial requirements per the loan agreement.

     The Company incurred expenses of $80,932 for the year ended December 31, 1995, under non-cancelable operating leases for office space and towers. Future minimum annual payments under these non-cancelable leases as of December 31, 1995 are as follows:

            1996......................................................  $ 94,001
            1997......................................................   106,651
            1998......................................................   108,699
            1999......................................................    42,123
            2000......................................................    40,389
            Subsequent to 2000........................................   417,086
                                                                        --------
                                                                        $808,949
                                                                        ========

 6. SUBSEQUENT EVENTS:

     In 1996, the Company entered into an agreement with a related party to pay marketing fees in exchange for marketing and related services provided to the Company.

     On April 19, 1996, the Company entered into an asset purchase agreement to sell the Company's assets, as specified in the related asset purchase agreement, to Paxson Communications Corporation. This sale is pending FCC approval.

     On May 1, 1996, the Company entered into a lease agreement to renew the lease of the office space which houses the Company's operations for station WSNI-FM in Tallahassee, Florida. The term of the lease is May 1, 1996 through December 31, 1998.

     In June 1996, the shareholders of the Company entered into a loan agreement to borrow $2,250,000. The loan is personally guaranteed by the shareholders, as well as by the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Members and Board of Directors
Fort Lauderdale Radio Stations
  (A Division of T. K. Communications, L. C.)
Ft. Lauderdale, Florida

     We have audited the accompanying balance sheet of FORT LAUDERDALE RADIO STATIONS (A DIVISION OF T. K. COMMUNICATIONS, L. C.) as of December 31, 1995, and related statements of income and divisional equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Fort Lauderdale Radio Stations (a division of T. K. Communications, L. C.) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was for the purpose of forming an opinion on the basic 1995 financial statements taken as a whole. The financial statements for the four months ended April 30, 1996 is presented for the purposes of additional analysis and is not required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we express no opinion on it.

/s/ Mathieson Aitken Jemison, LLP
- ---------------------------------------------------------
MATHIESON AITKEN JEMISON, LLP

Blue Bell, Pennsylvania
February 9, 1996, except for Notes 2 and 7
  as to which the date is July 22, 1996

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                                 BALANCE SHEETS

                                     ASSETS

                                                                     APRIL 30,      DECEMBER 31,
                                                                       1996             1995
                                                                    -----------     ------------
                                                                    (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.......................................  $    89,594     $    306,172
  Accounts receivable.............................................      960,348        1,065,376
  Allowance for doubtful accounts.................................     (133,786)        (106,118)
  Note receivable -- noncompete agreement.........................      100,000          100,000
  Prepaid expenses................................................       13,948            8,590
                                                                    -----------      -----------
          TOTAL CURRENT ASSETS....................................    1,030,104        1,374,020
PROPERTY AND EQUIPMENT............................................    3,024,211        2,930,372
  Less, accumulated depreciation..................................    2,505,420        2,470,353
                                                                    -----------      -----------
          PROPERTY AND EQUIPMENT, NET.............................      518,791          460,019
OTHER ASSETS, NET.................................................    1,735,677        1,618,416
NOTES RECEIVABLE -- NONCOMPETE AGREEMENT..........................      300,000          300,000
                                                                    -----------      -----------
                                                                    $ 3,584,572     $  3,752,455
                                                                    ===========      ===========
                          LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
CURRENT LIABILITIES
  Notes payable, bank.............................................  $15,950,000               --
  Treasury stock redemption notes.................................    1,829,430     $  1,829,430
  Accounts payable................................................       13,753           77,986
  Accrued commissions and management incentives...................      144,051          149,241
  Accrued expenses................................................      148,191          122,064
                                                                    -----------      -----------
          TOTAL CURRENT LIABILITIES...............................   18,085,425        2,178,721
LONG-TERM DEBT
  Notes payable, bank.............................................           --       13,300,000
  Treasury stock redemption notes.................................      240,000          240,000
  Stockholder loan................................................    1,453,755        3,580,000
                                                                    -----------      -----------
          TOTAL LONG-TERM DEBT....................................    1,693,755       17,120,000
                                                                    -----------      -----------
          TOTAL LIABILITIES.......................................   19,779,180       19,298,721
DIVISIONAL EQUITY (DEFICIT).......................................  (16,194,608)     (15,546,266)
                                                                    -----------      -----------
                                                                    $ 3,584,572     $  3,752,455
                                                                    ===========      ===========

                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                              STATEMENTS OF INCOME


                                                 FOUR
                                                MONTHS            YEAR ENDED DECEMBER 31, 1995
                                                ENDED        --------------------------------------
                                              APRIL 30,         WSHE         WSRF
                                                 1996           (FM)         (AM)         TOTAL
                                              ----------     -----------   ---------   ------------
                                                                                 (UNAUDITED)
Sales.......................................  $1,825,621     $ 7,381,190   $ 303,174   $  7,684,364
  Less
     Commissions............................     229,352       1,107,357       2,765      1,110,122
     Trade sales............................     226,940         449,792                    449,792
                                               ---------     -----------   -----------  -----------
          Net Sales.........................   1,369,329       5,824,041     300,409      6,124,450
OPERATING EXPENSES
  Programming...............................     328,308         787,763       9,084        796,847
  General and administrative................     892,703       1,671,319     110,726      1,782,045
  Sales.....................................     231,760       1,055,429      16,989      1,072,418
  Technical.................................      42,609         118,415                    118,415
  Depreciation..............................      35,067         108,647         915        109,562
  Amortization..............................      31,436         400,552      16,452        417,004
                                               ---------     -----------   -----------  -----------
          TOTAL OPERATING EXPENSES..........   1,561,883       4,142,125     154,166      4,296,291
                                               ---------     -----------   -----------  -----------
          OPERATING INCOME (LOSS)...........    (192,554)      1,681,916     146,243      1,828,159
                                               ---------     -----------   -----------  -----------
OTHER INCOME................................       1,654           5,413                      5,413
INTEREST EXPENSE............................    (457,442)     (1,072,585)    (44,055)    (1,116,640)
                                               ---------     -----------   -----------  -----------
          NET INCOME (LOSS).................  $ (648,342)    $   614,744   $ 102,188   $    716,932
                                               =========     ===========   ===========  ===========


                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)

DIVISIONAL EQUITY (DEFICIT), JANUARY 1, 1995..................................  $ (23,564,722)
NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1995...............................        716,932
TRANSFER OF EQUITY FROM DIVISIONAL SALE.......................................     58,923,984
DISTRIBUTIONS TO STOCKHOLDERS.................................................    (31,953,030)
REDEMPTION OF TREASURY STOCK..................................................    (19,669,430)
                                                                                 ------------
BALANCE, DECEMBER 31, 1995....................................................    (15,546,266)
NET LOSS FOR THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED).................       (648,342)
                                                                                 ------------
DIVISIONAL EQUITY (DEFICIT), APRIL 30, 1996 (UNAUDITED).......................  $ (16,194,608)
                                                                                 ============

                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                            STATEMENTS OF CASH FLOWS



                                                                              FOUR MONTHS        YEAR ENDED
                                                                                 ENDED          DECEMBER 31,
                                                                             APRIL 30, 1996         1995
                                                                             --------------     ------------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)........................................................    $ (648,342)      $    716,932
  Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
     Depreciation and amortization.........................................        66,503            526,566
     (Increase) decrease in Accounts receivable............................       132,696            227,320
     Prepaid expenses......................................................        (5,358)           144,389
     Increase (decrease) in Accounts payable...............................       (64,233)           (34,093)
     Accrued commissions and management incentives.........................        (5,190)            79,959
     Accrued interest and expenses.........................................        26,127           (877,794)
                                                                                ---------       ------------
          NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.................      (497,797)           783,279
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.......................................       (93,839)          (160,378)
  Acquisition of other assets..............................................      (148,697)          (234,305)
  Net transfers from divisions.............................................            --         58,599,361
                                                                                ---------       ------------
          NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES.................      (242,536)        58,204,678
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term borrowings, bank.........................            --         (9,041,666)
  Principal payments of stockholders' notes................................            --         (1,115,000)
  Principal payments of subordinated debentures, stockholders'.............            --         (1,500,000)
  Principal payments on subordinated notes, stockholders'..................            --         (1,000,000)
  Proceeds from notes payable, bank........................................     2,650,000                 --
  Proceeds from stockholder loan...........................................            --          3,580,000
  Purchase of treasury stock...............................................            --        (17,600,000)
  Distribution to shareholders.............................................            --        (31,953,030)
  Principal payments of stockholder loan...................................    (2,126,245)                --
                                                                                ---------       ------------
          NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES.................       523,755        (58,629,696)
                                                                                ---------       ------------
          NET INCREASE (DECREASE) IN CASH..................................      (216,578)           358,261
CASH AND CASH EQUIVALENTS (OVERDRAFT), BEGINNING OF YEAR...................       306,172            (52,089)
                                                                                ---------       ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...................................    $   89,594       $    306,172
                                                                                =========       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for Interest -- all divisions (see Note 1).......    $  448,590       $  2,539,321
SUPPLEMENTAL NONCASH FINANCING ACTIVITIES
Notes issued in treasury stock redemption..................................    $       --       $  2,069,430
                                                                                =========       ============


                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General

     Effective December 29, 1995, the remaining shareholder of T. K. Communication, Inc. liquidated and reorganized as a limited liability company,
T. K. Communications, L.C.

  Method of Presentation

     The financial statements present the financial position and related results of operations and cash flows of the Fort Lauderdale Radio Stations (a division of T. K. Communication, L. C.). Historically, the Fort Lauderdale Radio Stations Division's balance sheet has reflected all long-term debt and the accumulation of all stockholders transactions of the entity.

     In 1995, T. K. Communications, Inc. closed on the sales of the divisions of the Dallas radio station and the Orlando radio stations, and the divisional equity of these divisions were transferred to the Fort Lauderdale Radio Stations Division. As of December 31, 1995, the Fort Lauderdale Radio Stations Division was the only remaining division of T. K. Communications, L. C. and represents the financial position in its entirety of T. K. Communications, L. C.

  Allocation of Corporate Expense

     T. K. Communications, Inc. allocated eighty-six percent (86%) of corporate expenses (included in general and administrative expenses) and sixty-six percent (66%) of interest expense to the Fort Lauderdale Radio Stations Division for the year ended December 31, 1995. In the opinion of the Company's management, the methods of the allocations used are reasonable. Interest paid by the Fort Lauderdale Radio Stations Division was one hundred percent (100%) of the interest paid by T. K. Communications, Inc. for the year ended December 31, 1995.

  Allocation of Operating Expenses -- WSHE (FM) and WSRF (AM)

     The Fort Lauderdale division income has been presented reflecting the component stations WSHE (FM) and WSRF (AM). Operating expenses are allocated on a percentage of radio station square footage and other analyses. Certain other expenses are presented on an allocation basis as a percentage of gross sales.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

  Income Taxes

     Both entities, T. K. Communications L. C. (a Florida limited liability company) and T. K. Communications, Inc. (an S Corporation) are not tax-paying entities for purposes of Federal and Florida income taxes, and thus, no income taxes for Federal and Florida have been recorded in the statements. In lieu

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

of these corporate taxes the members of the limited liability company and the stockholders of the S Corporation are taxed on their proportionate share of the entities' taxable income.

  Property and Equipment and Depreciation

     Property and equipment are recorded at cost. For financial statement purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives used in computing depreciation are as follows:

        Towers, antennas, and ground systems..........................    5 - 10 years
        Transmitting equipment........................................    5 - 10 years
        Studio, supporting and office equipment.......................    5 - 10 years
        Building and improvements.....................................   10 - 40 years

     Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

  Trade -- Sales

     All trade sales and related expenses are recorded at the value of the merchandise received. All capital equipment received via trade is capitalized and depreciated over its estimated useful life.

  Other Assets and Amortization

     The costs of other assets are amortized over their respective useful lives or benefit periods. The methods and period of amortization by the type of asset are disclosed in Note 6.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, which requires the Company to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet. The value of cash and cash equivalents, accounts receivable, accounts payable and debt recorded on the balance sheet approximates fair value.

  Interim Financial Data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company's management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim period. The results of operations for the four months ended April 30, 1996 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1996.

NOTE 2. LONG-TERM DEBT

     On December 27, 1995, to facilitate the reorganization to T.K. Communications, L.C., the company amended and restated the Credit Agreement dated July 18, 1995 with Bank One. The loan commitment totaled $16,250,000 which included a non-conversion portion of the revolving loan of $1,000,000, a conversion portion of the revolving loan of $3,000,000, a term loan of $8,750,000 and a term loan of $3,500,000. Interest was payable monthly, at the bank's prime rate plus an increment ranging to one and a quarter percent determined by the ratio of funded debt to operating cash flow.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     As discussed in Note 7, subsequent events, T.K. Communications, L.C. entered into the First Amendment to the Amended and Restated Credit Agreement dated December 27, 1995 with Bank One, Indianapolis, National Association. This First Amendment dated July 22, 1996 was agreed upon to enact certain modifications in conjunction with the anticipated closing on the sale of the Fort Lauderdale, Radio Stations (the "Paxson Acquisition") scheduled to occur on January 17, 1997.

     Under the First Amendment the term loans available are in place as follows:

                                                          TERM LOAN I   TERM LOAN II   TERM LOAN III
                                                          -----------   ------------   -------------
Amount:.................................................  $12,750,000    $3,500,000     $ 3,000,000
Interest Rate: (Payable Monthly)........................        Prime         Prime           Prime
                                                            Rate plus     Rate plus       Rate plus
                                                              1- 1/4%          2.0%            3.0%


     Repayment Date: For all three terms loans the entire principal balance shall be repayable together with all accrued but unpaid interest on January 17, 1997.


     All the Bank One loans are collateralized by a security interest in all present and future assets of the Company, a pledge of the outstanding stock of the Company, an assignment of an insurance policy on the life of John F. Tenaglia for $5,000,000 and collateral assignment of the escrow agreement under which Paxson has deposited $2,000,000. All indebtedness of the Company to the stockholders and former stockholders of the Company is subordinated to the indebtedness of Bank One under the credit agreements.

     Under the credit agreements with Bank One, the Company is required to adhere to certain restrictive covenants.

  NOTE 3. REDEMPTION AGREEMENT AND RELATED PARTY DEBT

     On March 1, 1995, subsequent to entering into sales agreements to sell the operating assets of the Dallas Station and the Orlando Stations eighty percent of the stockholders agreed to have their stock redeemed by the Company.

     Under the redemption agreement the net proceeds from the sale of the Dallas and Orlando radio stations were deposited into an escrow account. The Company, from the escrow account, repaid all subordinated stockholder debt and accrued interest on the debt totalling $4,436,936 and paid down the Bank One debt from $23,000,000 to $13,500,000. On May 1, 1995, settlement was made on the redemption agreement. Under the redemption agreement, the redeeming stockholders surrendered their Company's stock and in return received distributions for their pro rata share of the sum of the escrow account, after estimated expenses, and $22,000,000 for the Fort Lauderdale radio stations. In accordance with the agreement, the redeeming stockholders received subordinated notes representing eighty percent of the Fort Lauderdale radio stations calculated working capital totalling $1,749,430 and subordinated notes for eighty percent of the outstanding monies due on the Orlando radio stations noncompete agreement totalling $320,000. The revised due date for the working capital notes is the earlier of the closing date of the sale of the Fort Lauderdale Radio Stations or April 30, 1997. The working capital notes were non-interest bearing through April 30, 1996, and thereafter interest is payable at nine percent per annum and due at the repayment of the principal. After the annual receipt by the Company of the noncompete payments, the Company shall immediately pay the former stockholders their pro rata share.

     On May 19, 1994, the stockholders loaned the Company $1,000,000 from the escrow account which was established under credit agreements dated June 30, 1992 with FUNB and MONY. The notes were payable on or before June 30, 2001 as permitted by the Bank One credit agreement dated May 19, 1994. Interest was payable quarterly at a fixed rate of 7% per year.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     The Company converted $115,000 of accrued interest on subordinated debentures to notes payable. The notes were non-interest bearing.

     In December 1988, a stockholder of the Company loaned the Company $1,000,000. The note was originally payable on demand with interest payable monthly at prime rate.

     Subordinated debenture notes represent subordinated notes to common stockholders due June 16, 1998, with interest at 8%. No payment of principal was allowed unless senior indebtedness had been retired.

     In May 1995, proceeds from the escrow account were used to repay all outstanding debt to redeeming stockholders and former stockholder including the stockholders' notes, subordinated debentures and notes, stockholder advance and the accrued interest to date totalling $821,936.

     As of December 31, 1995, the outstanding balance on a non-interest bearing subordinated loan to the nonredeeming stockholder amounted to $3,580,000.

NOTE 4. OPERATING LEASE COMMITMENTS

     Effective January 1992, the Company agreed to a ten year lease for the radio station office with a monthly base rent of $7,030 with annual consumer price index adjustment. The Company leases tower space for an antenna under a 15-year lease agreement through December 31, 2000. The agreement calls for an annual lease amount of $60,000 for the first five years, $75,000 for the next five years, and $93,750 for the final five years. The Company leases tower space for an auxiliary FM antenna at an annual amount of $11,544 plus an annual adjustment for Consumer Price Index increases. The contract extends to February 28, 2023.

     The Company made a buy out settlement for its lease term for its corporate office space through August 31, 1996 in the amount of $68,158.

     The total rent expense for 1995 for the Fort Lauderdale Radio Stations was $247,539.

     The aggregate minimum lease payments are as follows:

                                      YEAR                                   AMOUNT
        -----------------------------------------------------------------  ----------
        1996.............................................................  $  172,463
        1997.............................................................     189,651
        1998.............................................................     189,651
        1999.............................................................     189,651
        2000 and thereafter..............................................     424,606
                                                                           ----------
                                                                           $1,166,022
                                                                           ==========

NOTE 5. PROPERTY AND EQUIPMENT

     Major classifications of property, equipment and depreciation are summarized as follows:

                                                                     ACCUMULATED      BOOK
                                                        ASSETS       DEPRECIATION    VALUE
                                                      ----------     ----------     --------
    Towers, antennas, and ground systems............  $  518,587     $  516,976     $  1,611
    Transmitting equipment..........................     311,744        295,785       15,959
    Studio, supporting and office equipment.........   1,071,430        870,571      200,859
    Building and improvements.......................   1,028,611        787,021      241,590
                                                      ----------     ----------     --------
                                                      $2,930,372     $2,470,353     $460,019
                                                      ==========     ==========     ========

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 RECONCILIATION

                                                                             ACCUMULATED
                                                                 COST        DEPRECIATION
                                                              ----------     ----------
        BALANCE, DECEMBER 31, 1994..........................  $2,769,994     $2,360,791
        ADDITIONS
          Towers, antennas and ground systems...............          --          1,239
          Transmitting equipment............................       2,640         16,212
          Studio, supporting and office equipment...........      56,873         79,566
          Building and improvements.........................     100,865         12,545
                                                              ----------     ----------
                                                                 160,378        109,562
                                                              ----------     ----------
        BALANCE, DECEMBER 31, 1995..........................  $2,930,372     $2,470,353
                                                              ==========     ==========

NOTE 6. OTHER ASSETS

     As of December 31, 1995 other assets and accumulated amortization are as follows:

                                                                 ACCUMULATED
                                                     COST        AMORTIZATION    NET
                                                  ----------     --------     ----------
        Goodwill and licenses...................  $2,299,760     $919,906     $1,379,854
        Patents and trademarks..................      14,029       13,840            189
        Loan procurement costs..................     161,747       14,464        147,283
        Organization expense....................      68,346        9,113         59,233
        Deposits................................      31,857           --         31,857
                                                  ----------     --------     ----------
                                                  $2,575,739     $957,323     $1,618,416
                                                  ==========     ========     ==========

  Organization Expense

     The costs to reorganize to a limited liability company have been capitalized and are being amortized over 60 months.

  Transmitter Site Leasehold Interest

     The cost of the lease is being amortized over the life of the lease.

  Goodwill and Licenses

     Goodwill and licenses represent the excess of acquisition cost over the fair value of net tangible assets at the date of purchase. Management has elected to amortize these costs over forty years.

  Patents and Trademarks

     These costs are amortized over 17 years.

  Loan Procurement Costs

     These costs are amortized over the term of the financing. In 1995, amortization expense of $322,291 of the total $417,004 resulted from a write-off of unamortized prior loans' procurement costs.

                         FORT LAUDERDALE RADIO STATIONS
                  (A DIVISION OF T. K. COMMUNICATIONS, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. SUBSEQUENT EVENTS

     In March 1996, Paxson Broadcasting of Miami, Limited Partnership agreed to purchase all assets used in the operation of the Company's Fort Lauderdale Radio Stations WSHE (FM) and WSRF (AM) for $57,500,000. At settlement, the Company will receive $47,500,000 in cash and $10,000,000 in unregistered stock valued at the registration price of the future public offering of Paxson Communications Corporation. If the registration price is less than the average of the closing market price of the following thirty days after settlement, additional unregistered shares will be issued to the Company for the difference.

     After FCC consent is received, the Company has the election to postpone the settlement until January 12, 1997. In conjunction with the purchase agreement, the parties agreed to a time brokerage agreement whereby the parties defined the operations and management of the stations to the eventual closing date.

     On July 22, 1996, T. K. Communications, L. C. entered into the First Amendment to the Amended and Restated Credit Agreement dated December 27, 1995 with Bank One, Indianapolis, National Association, See Note 2 for additional details.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders' of Shamrock Communications, Inc.
(An "S" Corporation)

     We have audited the accompanying balance sheet of Radio Station WDIZ, FM, a division of Shamrock Communications, Inc., (An "S" Corporation), as of December 31, 1995 and the related statements of income and expenses, divisional equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairy, in all material respects, the financial position of Radio Station -- WDIZ, FM, a division of Shamrock Communications, Inc., (An "S" Corporation), as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As explained in Note 3 to the financial statements, Shamrock
Communications, Inc., (An "S" Corporation) is part of an affiliated group of companies and has entered into transactions with the group members.

/s/ Robert Rossi & Co.
- ---------------------------------------------------------
ROBERT ROSSI & CO.

Olyphant, Pennsylvania
July 24, 1996

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                                 BALANCE SHEET

                                     ASSETS

                                                                                     DECEMBER
                                                                        MAY 31,         31,
                                                                         1996          1995
                                                                       ---------     ---------
                                                                       (UNAUDITED)
CURRENT ASSETS
  Cash...............................................................  $  85,158     $ 101,574
  Accounts Receivable less allowance for doubtful accounts of $66,932
     and $47,179, respectively.......................................    414,489       434,237
  Other Current Assets...............................................     19,127           396
                                                                       ---------     ---------
          TOTAL CURRENT ASSETS.......................................    518,774       536,207
PROPERTY AND EQUIPMENT
  Leasehold Improvements.............................................     67,412        67,412
  Furniture and Fixtures.............................................     89,240        89,240
  Radio Equipment....................................................    353,008       353,008
  Tower and Antenna Equipment........................................    350,943       346,268
                                                                       ---------     ---------
          Total......................................................    860,603       855,928
Less: Accumulated Depreciation.......................................   (802,048)     (790,798)
                                                                       ---------     ---------
NET PROPERTY & EQUIPMENT.............................................     58,555        65,130
OTHER ASSETS
  FCC Licenses, Net (Note 2).........................................     25,290        26,186
                                                                       ---------     ---------
          TOTAL ASSETS...............................................  $ 602,619     $ 627,523
                                                                       =========     =========
LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES
  Accounts Payable...................................................  $  37,189     $  14,956
  Accrued Expenses...................................................     83,901        63,217
  Due to Affiliated Companies (Note 3)...............................     40,093        22,237
                                                                       ---------     ---------
          TOTAL CURRENT LIABILITIES..................................    161,183       100,410
COMMITMENTS AND CONTINGENCIES (Note 4)
DIVISIONAL EQUITY....................................................    441,436       527,113
                                                                       ---------     ---------
          TOTAL LIABILITIES AND DIVISIONAL EQUITY....................  $ 602,619     $ 627,523
                                                                       =========     =========

            See accompanying notes and independent auditor's report.

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                        STATEMENT OF INCOME AND EXPENSES

                                                                     PERIOD ENDED      YEAR ENDED
                                                                       MAY 31,        DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                                                     (UNAUDITED)
REVENUES...........................................................   $1,190,259       $2,935,860
                                                                     ------------     ------------
EXPENSES
  Direct...........................................................      414,546        1,073,691
  Technical........................................................       44,381           81,449
  Program..........................................................      127,087          286,746
  Selling..........................................................       87,756          234,221
  Administrative and General.......................................      250,707          582,225
  Depreciation and Amortization....................................       12,146           35,496
                                                                     ------------     ------------
          TOTAL EXPENSES...........................................      936,623        2,293,828
                                                                     ------------     ------------
NET INCOME (Note 6)................................................   $  253,636       $  642,032
                                                                      ==========       ==========

            See accompanying notes and independent auditor's report.

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                         STATEMENT OF DIVISIONAL EQUITY

                                                                                     YEAR ENDED
                                                                    PERIOD ENDED      DECEMBER
                                                                      MAY 31,            31,
                                                                        1996            1995
                                                                    ------------     -----------
                                                                    (UNAUDITED)
Divisional Equity, Beginning of Year..............................   $  527,113      $ 1,172,425
Add:
  Net Income......................................................      253,636          642,032
Less:
  Corporate Expenses Paid by WDIZ (Note 1)........................     (339,313)      (1,287,344)
                                                                    ------------     -----------
Divisional Equity, End of Year/Period.............................   $  441,436      $   527,113
                                                                     ==========       ==========

            See accompanying notes and independent auditor's report.

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                            STATEMENT OF CASH FLOWS

                                                                    PERIOD ENDED      YEAR ENDED
                                                                      MAY 31,        DECEMBER 31,
                                                                        1996             1995
                                                                    ------------     ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income........................................................   $  253,636      $    642,032
Adjustments to Reconcile Net Income to Net Cash Provided by
  Operating Activities:
  Depreciation and Amortization...................................       12,146            35,496
  Decrease in Accounts Receivable.................................       19,748            77,149
  (Increase) Decrease in Other Current Assets.....................      (18,731)           38,190
  Increase in Due to Affiliated Corporation.......................       17,857            22,237
  Increase (Decrease) in Accounts Payable.........................       22,233           (13,012)
  Increase (Decrease) in Accrued Expenses.........................       20,684            (4,809)
                                                                       --------        ----------
          NET CASH PROVIDED FROM OPERATING ACTIVITIES.............      327,573           797,283
                                                                       --------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment..............................       (4,676)          (31,385)
                                                                       --------        ----------
          NET CASH USED IN INVESTING ACTIVITIES...................       (4,676)          (31,385)
                                                                       --------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Corporate Expenses Paid.........................................     (339,313)       (1,287,344)
                                                                       --------        ----------
          NET CASH USED IN FINANCING ACTIVITIES...................     (339,313)       (1,287,344)
                                                                       --------        ----------
Net Decrease in Cash..............................................      (16,416)         (521,446)
Cash at Beginning of Year.........................................      101,574           623,020
                                                                       --------        ----------
CASH AT END OF YEAR...............................................   $   85,158      $    101,574
                                                                       ========        ==========
Supplemental Cash Flow Disclosures Cash Paid During the Year for:
  Interest (Corporate)............................................   $  164,829      $    447,775
  Income Taxes....................................................   $       --      $         --
Non-Cash Operating Activities
  Trade Revenue...................................................   $  117,244      $    195,356
  Trade Expenses..................................................   $  117,244      $    195,356

            See accompanying notes and independent auditor's report.

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business: WDIZ FM is a commercial class C -- FM radio station licensed by the FCC to Orlando, Florida with its studio and business office located in Longwood, Florida, serving the metropolitan area of Orlando, Florida.

     Presented below is a Summary of Significant Accounting Policies followed in the preparation of the accompanying financial statements:

     Cash and Cash Equivalents: Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     Property and Equipment: Property and Equipment are carried at cost. Deprecation is provided using straight line and accelerated methods over their estimated useful lives as follows:

                                                                           TERM OF
                            LEASEHOLD IMPROVEMENTS                          LEASE
        ---------------------------------------------------------------  ------------
        Furniture and Fixtures.........................................   5 - 7 years
        Radio Equipment................................................   5 - 7 years
        Tower and Antenna Equipment....................................  5 - 15 years

     Income Taxes: Income Taxes are provided for according to the Internal Revenue Code and Regulations relative to "S" Corporations as discussed in Note 6.

     Intangible Assets: FCC Licenses are amortized using the straight line method over the estimated useful life of 40 years.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Data: The interim financial data of the Station is unaudited; however, in the opinion of Station management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The income and expenses for the period ended May 31, 1996 are not necessarily indicative of the results that could be expected for the entire year ending December 31, 1996. All information presented in the notes to financial statements as of and for the period ended May 31, 1996 is unaudited.

     Divisional Equity: Radio Station WDIZ -- FM is responsible for paying any corporate expenses that arise for Shamrock Communications, Inc. Therefore, divisional equity contains WDIZ's equity less any corporate expenses that were paid by the Station. Such expenses are not reflected in WDIZ's statement of income and expenses.

NOTE 2. FCC LICENSES

     FCC Licenses are carried at original cost less accumulated amortization. FCC Licenses represent the cost in excess of fair value of the net assets of companies acquired in purchase transactions and is being amortized under the straight line method over a term of 40 years. Amortization expense charged to expense for the year ended December 31, 1995 and the period ended May 31, 1996 was $2,149 and $896 respectively.

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. RELATED PARTIES

     Shamrock Communications, Inc.'s shareholders also control other companies in the radio broadcasting and newspaper publishing business. The Station was charged $60,710 in management and accounting fees from such companies and also is billed by these companies for any expense that arises in the ordinary course of business that they may share. There is no interest assessed on such charges from affiliated companies and the balance due to affiliates are paid as funds become available. The balance due to affiliated companies is as follows:

                                                                MAY 31,     DECEMBER 31,
                                                                 1996           1995
                                                                -------     ------------
        Due to Scranton Times, L.P. ..........................  $40,093       $ 22,237
                                                                =======     ==========

NOTE 4. COMMITMENTS AND CONTINGENCIES

     Leases: The Station is obligated under an office operating lease and a tower operating lease. The leases, which contain options to renew, expire for the office in 2001 and for the tower in 1997. Certain of these leases require the Station to pay a pro-rata share of various costs relating to the specific properties. Total rent expense for the year ended December 31, 1995 and the period ended May 31, 1996 amounted to $116,901 and $24,582 respectively.

     The Station is also obligated under various vehicle leases with terms less than one year. The total lease expense for the year ended December 31, 1995 and the period ended May 31, 1996 amounted to $45,250 and $72,506 respectively.

     Minimum future lease payments under operating leases for each of the next five years and in the aggregate are:

                                                               MAY 31,      DECEMBER 31,
                                                               --------     ------------
        1996.................................................  $      0       $106,141
        1997.................................................   108,687        107,923
        1998.................................................    65,001         66,124
        1999.................................................    66,950         68,107
        2000.................................................    68,959         70,151
        2001.................................................    71,027         72,255

     Concentration of Credit Risk: At December 31, 1995 a concentration of credit risk existed due to deposits in a financial institution in excess of the Federal Deposit Insurance Corporation (FDIC) insured limit of $100,000.

     The Station encounters, in the normal course of business, exposure to concentrations of credit risk with respect to accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the Station's customer base and its geographic dispersion. Ongoing credit evaluation of customers' financial condition are performed and, generally, no collateral is required.

NOTE 5. EXCHANGE OF GOODS AND SERVICES

     In the normal course of operations, and in accordance with industry custom, the Station trades its advertising air time with some of its customers for goods and services used in everyday operations. These

                            RADIO STATION WDIZ -- FM

                                 A DIVISION OF
                         SHAMROCK COMMUNICATIONS, INC.
                              (AN "S" CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

transactions are recorded at their estimated fair values when the goods and services are received. Amounts included in sales and expenses for the year ended December 31, 1995 and the period ended May 31, 1996 resulting from bartered transactions are $195,356 and $117,244, respectively.

NOTE 6. INCOME TAXES

     Shamrock Communications, Inc. has elected to be subject to the Internal Revenue Code and Regulations pertaining to "S" Corporations for federal and state tax purposes, and, as such, the income is passed through and reported on the stockholders' federal and state income tax returns together with other taxable income or deductions of the stockholders'; therefore, there is no current provision for federal and state income taxes.

     If the corporation does not comply with certain provisions of the Internal Revenue Code with regard to "S" Corporations, there exists a possibility that Shamrock Communications, Inc.'s election would be revoked involuntarily and Shamrock Communications, Inc.'s earnings for the year would be subject to federal and state income tax at the corporate level. Such requirements appear to be complied with; therefore, a provision for federal or state income tax is not considered necessary.

NOTE 7. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     Cash: Cash includes cash on hand, demand deposits and money market accounts. The carrying amount is a reasonable estimate of fair value.

     The Estimated Fair Value of the Company's Financial Instruments are as follows:

                                                         MAY, 31, 1996               DECEMBER 31, 1995
                                                  ---------------------------   ---------------------------
                                                  CARRYING VALUE   FAIR VALUE   CARRYING VALUE   FAIR VALUE
                                                  --------------   ----------   --------------   ----------
Financial Assets:
  Cash..........................................     $ 85,158       $ 85,158       $101,574       $ 101,574

NOTE 8. SUBSEQUENT EVENT

     On April 26, 1996, Shamrock Communications, Inc. entered into an agreement for the sale of the Property and Equipment and FCC License and rights of radio station WDIZ for a purchase price of $22,000,000. The sale is pending, however, the FCC has approved the assignment of the FCC license to radio station
WDIZ -- FM to Paxson Broadcasting of Orlando, a limited partnership, the purchaser under the aforementioned asset purchase agreement. The closing date of the sale has not yet been set.

     Also, a Time Brokerage Agreement was entered into with the purchaser of such station, whereby, the Station has agreed to lease the broadcast time of WDIZ until the above mentioned sale is finalized. The lessee is entitled to all advertising revenues of WDIZ and is responsible for all costs incurred in broadcasting programming and other operating costs of the facility. Such lease payments which will commence June 1, 1996 amount to $123,000 per month plus reimbursement of all expenses paid by Shamrock Communications, Inc. for the benefit of station WDIZ.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
KXLI, A Division of KX Acquisition Limited Partnership
Big Lake, MN

     We have audited the accompanying balance sheet of KXLI, A Division of KX Acquisition Limited Partnership, as of December 31, 1995, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of KXLI's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KXLI, A Division of KX Acquisition Limited Partnership, as of December 31, 1995, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Schweitzer Rubin Karon & Bremer

- ---------------------------------------------------------
SCHWEITZER RUBIN KARON & BREMER
Certified Public Accountants

Minneapolis, Minnesota
March 25, 1996 except for Notes 7 and 12, as to which the date is May 17, 1996

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                            SEE ACCOUNTANT'S REPORT

                                                                       JUNE 30,       DECEMBER
                                                                         1996           31,
                                                                      (UNAUDITED)       1995
                                                                      ----------     ----------
                                            ASSETS
Current Assets:
  Cash and cash equivalents.........................................  $  511,602     $   52,515
  Trade receivables, less allowance for doubtful accounts, $50,000
     and $25,000, respectively......................................     223,924        268,759
  Other current assets..............................................      16,219          8,543
  Due from related party............................................      17,155              0
                                                                      ----------     ----------
          Total current assets......................................     768,900        329,817
Property and Equipment (Note 2).....................................   1,949,527      1,992,816
Intangibles and Other Assets (Note 3)...............................   1,121,249      1,146,461
                                                                      ----------     ----------
          Total assets..............................................  $3,839,676     $3,469,094
                                                                      ==========     ==========
                               LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
  Current maturities of long-term debt (Note 6).....................  $   60,000     $   56,705
  Programming obligations, current (Note 10)........................      37,000         37,000
  Accounts payable (Note 9).........................................      60,567         96,012
  Accrued expenses..................................................      16,904         19,835
  Deferred income...................................................      11,549         16,306
  Earnest deposits received (Note 12)...............................     350,000              0
  Due to limited partner (Note 4)...................................     450,961        450,961
  Due to related party (Note 8).....................................           0         67,268
                                                                      ----------     ----------
          Total current liabilities.................................     986,981        744,087
Programming Obligations, Long-Term (Note 10)........................      63,970         71,831
Long-Term Debt, less current maturities (Note 6)....................     158,090        192,496
Commitments and Contingencies (Notes 7, 10 and 12)
Partners' Capital...................................................   2,630,635      2,460,680
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $3,839,676     $3,469,094
                                                                      ==========     ==========

                       See Notes to Financial Statements.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                              STATEMENT OF INCOME

                            SEE ACCOUNTANT'S REPORT


                                                                                          YEAR
                                                                  SIX-MONTH PERIOD       ENDED,
                                                                       ENDED            DECEMBER
                                                                   JUNE 30, 1996          31,
                                                                    (UNAUDITED)           1995
                                                                  ----------------     ----------
Revenue:
  Entertainment hours...........................................     $  886,972        $1,208,191
  Sponsor spots.................................................        105,608           185,874
  Trade revenue.................................................         78,239            82,381
  Tower space rental............................................         15,240            28,546
  Other revenues................................................          1,550             6,601
                                                                     ----------        ----------
          Total revenue.........................................      1,087,609         1,511,593
Operating and general and administrative expenses...............        861,127         1,326,472
                                                                     ----------        ----------
Operating income (loss).........................................        226,482           185,121
Nonoperating income (expense):
  Interest expense..............................................        (12,807)          (32,741)
  Gain (loss) on disposal of property and equipment.............         (4,177)                0
  Income (expense) under joint operations agreement with KVBM
     Television, Inc. (Note 12).................................        (23,969)                0
                                                                     ----------        ----------
Net income (loss)...............................................     $  185,529        $  152,380
                                                                     ==========        ==========


                       See Notes to Financial Statements.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                         STATEMENT OF PARTNERS' CAPITAL

                            SEE ACCOUNTANT'S REPORT

                                                           GENERAL      LIMITED         TOTAL
                                                           PARTNER      PARTNER        CAPITAL
                                                           -------     ----------     ----------
Balance, January 1, 1995.................................  $(9,434)    $2,355,332     $2,345,898
  Net income (loss)......................................    1,524        150,856        152,380
  Distributions..........................................     (376)       (37,222)       (37,598)
                                                           -------     ----------     ----------
Balance, December 31, 1995...............................   (8,286)     2,468,966      2,460,680
  Net income (loss)......................................    1,855        183,674        185,529
  Distributions..........................................     (156)       (15,418)       (15,574)
                                                           -------     ----------     ----------
Balance, June 30, 1996 (unaudited).......................  $(6,587)    $2,637,222     $2,630,635
                                                           =======      =========      =========

                       See Notes to Financial Statements.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

                            SEE ACCOUNTANT'S REPORT


                                                              SIX-MONTH PERIOD
                                                                   ENDED              YEAR ENDED
                                                               JUNE 30, 1996       DECEMBER 31, 1995
                                                              ----------------     -----------------
                                                              (UNAUDITED)
Cash Flows from Operating Activities:
  Cash received from customers..............................     $1,119,826           $ 1,385,137
  Cash paid to suppliers and employees......................       (795,820)           (1,108,874)
  Interest paid.............................................        (12,807)              (32,741)
                                                              ----------------     -----------------
Net cash provided by (used in) operating activities.........        311,199               243,522
                                                              ----------------     -----------------
Cash Flows from Investing Activities:
  Purchases of property and equipment.......................        (23,135)              (47,336)
  Payments for intangible and other assets..................        (23,900)               (1,637)
  Deposits received.........................................        350,000                     0
                                                              ----------------     -----------------
Net cash provided by (used in) investing activities.........        302,965               (48,973)
                                                              ----------------     -----------------
Cash Flows from Financing Activities:
  Net advances (to) from related party......................       (108,392)              (22,087)
  Net borrowings (payments) on revolving credit
     agreements.............................................              0               (50,000)
  Principal payments on long-term borrowings................        (31,111)              (37,799)
  Distributions to partners.................................        (15,574)              (37,598)
                                                              ----------------     -----------------
Net cash provided by (used in) financing activities.........       (155,077)             (147,484)
                                                              ----------------     -----------------
Net increase (decrease) in cash.............................        459,087                47,065
Cash:
  Beginning.................................................         52,515                 5,450
                                                              ----------------     -----------------
  Ending....................................................     $  511,602           $    52,515
                                                              ----------------     -----------------
Reconciliation of Net (Income) Loss to Net Cash Provided by
  Operating Activities:
  Net income (loss).........................................     $  185,529           $   152,380
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................        111,359               239,530
     (Gain) Loss on disposal of property and equipment......          4,177                     0
     (Increase) decrease in:
       Trade receivables....................................         44,835              (121,921)
       Other current assets.................................         (7,676)               (1,324)
     (Decrease) increase in:
       Accounts payable.....................................        (35,445)              (22,427)
       Accrued expenses and other current liabilities.......         (2,931)                1,819
       Deferred income......................................         (4,757)               (3,366)
       Programming obligations..............................         (7,861)               (1,169)
       Due to related party.................................         23,969                     0
                                                              ----------------     -----------------
Net cash provided by (used in) operating activities.........     $  311,199           $   243,522
                                                              =============         =============


                       See Notes to Financial Statements.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                            SEE ACCOUNTANT'S REPORT

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business:

     KXLI is a division of KX Acquisition Limited Partnership. KX Acquisition Limited Partnership was formed in May 1990 to own and operate two television broadcasting stations: KXLI, Channel 41 in Big Lake, MN and KXLT, Channel 47 in Rochester, MN. All assets and expenses directly attributable to KXLT are not reflected in these KXLI divisional financial statements. All indirect and shared assets and expenses are reflected therein.

     KXLI's customers are primarily located within the Channel 41 viewing area.

     KXLI constructed new office and broadcasting facilities during 1994 and, beginning in June 1994, changed the programming format of KXLI, Channel 41, from a home shopping channel to a "TV Heaven" concept. This concept entails the broadcasting of children's programming, programs with an outdoor theme, and other similar shows, with an emphasis on classic TV programs. The HSN affiliation arrangement previously held by KXLI was transferred to KVBM Television, Inc. (KVBM), see Note 7.

     KXLI also leases space on its television tower at Big Lake to several other communications companies.

     KXLI has entered into a Development Loan and Option Agreement and a Joint Operations Agreement with KVBM. See Notes 7, 8 and 12 for additional information about these agreements.

SIGNIFICANT ACCOUNTING POLICIES OF KXLI ARE SUMMARIZED BELOW:

  Basis of accounting:

     Broadcasting revenue is recognized as air time is utilized by the customer. Rental income is recognized according to the terms outlined in the lease agreements.

  Personal assets and liabilities and partners' salaries:

     In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, their rights to refunds on its net loss, nor any provision for an income tax refund.

  Cash and cash equivalents:

     KXLI maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. KXLI has not experienced any losses on such accounts. KXLI believes it is not exposed to any significant credit risk on cash.

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Property and equipment:

     Property and equipment contributed by the limited partner to KXLI has been recorded at estimated fair market value. Property and equipment purchased by KXLI is recorded at cost. Expenditures for renewals and betterment's are capitalized. Repairs and maintenance costs are charged to expense. When items are disposed

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

of, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in the results of operations.

  Depreciation and amortization:

     Property and equipment is depreciated on the straight-line method over the following periods:


                                                                Years
                                                                -----
           Buildings and improvements............................31.5
           Television broadcast towers.............................25
           Microwave, transmitters and other equipment...........5-15
           Furniture...............................................10

     Intangibles are amortized on the straight-line method over the following periods:

                                                                Years
                                                                -----
           FCC licenses............................................25
           Organization and start-up costs..........................5
           Loan cost......................................Life of the related loan
           Development option.......................................5
           Films and tapes..........................................5

     The cost and related amortization on intangible assets are eliminated when the asset has been fully amortized.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair value of financial instruments:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     DUE TO LIMITED PARTNER:

          The estimated fair value of amounts due to limited partner is estimated based on the market for similar instruments. Fair value is estimated to be $305,000 at December 31, 1995 and $322,000 at June 30, 1996; carrying amount at both dates is $450,961.

     LONG-TERM DEBT:

          The fair value of the KXLI's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to KXLI for debt of the same remaining maturities with similar collateral requirements. At December 31, 1995 and June 30, 1996 the principal balance on the long-term debt approximates the fair value of the debt.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

  Interim financial information:

     The accompanying financial statements as of June 30, 1996 and for the six-month period ended June 30, 1996 are unaudited. In the opinion of the management of KXLI, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the financial statements. The results of operations for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

     The June 30, 1996 information included in the Notes is unaudited.

NOTE 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                              DECEMBER
                                                               JUNE 30,         31,
                                                                 1996           1995
                                                              ----------     ----------
        Towers..............................................  $1,364,736     $1,364,736
        Transmitters........................................     158,913        158,913
        Buildings...........................................     288,997        288,170
        Equipment...........................................     397,626        382,918
        Furniture...........................................      48,647         42,658
        Land................................................     265,594        265,594
        Vehicles............................................           0          6,963
        Leasehold improvements..............................      27,965         26,354
                                                              ----------     ----------
                                                               2,552,478      2,536,306
        Less accumulated depreciation.......................     602,951        543,490
                                                              ----------     ----------
        Net property and equipment..........................  $1,949,527     $1,992,816
                                                              ==========     ==========

     Depreciation expense for 1995 and the six-month period ending June 30, 1996 was $145,046 and $62,247, respectively.

NOTE 3. INTANGIBLES AND OTHER ASSETS

     Intangibles and other assets consist of the following:

                                                                              DECEMBER
                                                               JUNE 30,         31,
                                                                 1996           1995
                                                              ----------     ----------
        FCC licenses........................................  $1,283,782     $1,283,782
        Organization and start-up costs.....................      40,000         40,000
        Loan fees...........................................      47,872         47,872
        Development option..................................     110,000        110,000
        Films and tapes.....................................      64,134         40,234
                                                              ----------     ----------
                                                               1,545,788      1,521,888
        Less accumulated amortization.......................     424,539        375,427
                                                              ----------     ----------
        Net intangibles and other assets....................  $1,121,249     $1,146,461
                                                              ==========     ==========

     Amortization expense for 1995, and the six-month period ending June 30, 1996 was $94,483 and $49,112, respectively.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

NOTE 4. DUE TO LIMITED PARTNER

     Amount due to limited partner consists of cash advances from the limited partner. Interest is not accrued or paid on the advances. The amount due to the limited partner is subordinated to the January 1994 loan from Richfield Bank and Trust. See Note 6.

NOTE 5. NOTE PAYABLE, BANK

     KXLI, jointly with KVBM, has a line of credit under which up to $150,000 may be borrowed. No amounts were outstanding under the line of credit at December 31, 1995.

NOTE 6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                             DECEMBER
                                                               JUNE 30,         31,
                                                                 1996          1995
                                                               --------     -----------
        Note payable to the bank, maturing August 1999, with
          interest payable monthly at 2.5% over the prime
          rate (effective rate of 11% at December 31, 1995),
          secured by substantially all of KXLI's and KVBM's
          assets and assignment of all rents and leases, and
          the personal guarantee of the limited partner......  $218,090      $ 249,201
        Less current maturities..............................    60,000         56,705
                                                               --------       --------
        Total long-term maturities...........................  $158,090      $ 192,496
                                                               ========       ========

     In connection with the note payable, KXLI and KVBM have agreed to comply with various financial and non-financial covenants, including but not limited to minimum debt service coverages and net worth.

     The total outstanding note payable at December 31, 1995, including the portion allocated to KVBM for which KXLI is jointly and severally liable, was $1,425,008.

     The estimated future maturities of long-term debt at December 31, 1995 are as follows:

               YEAR                    KXLI          KVBM          TOTAL
- -----------------------------------  --------     ----------     ----------
1996...............................  $ 56,705     $  267,508     $  324,213
1997...............................    65,701        309,949        375,650
1998...............................    73,304        345,816        419,120
1999...............................    53,491        252,534        306,025
                                     --------     ----------     ----------
Total..............................  $249,201     $1,175,807     $1,425,008
                                     ========     ==========     ==========

NOTE 7. DEVELOPMENT LOAN AND OPTION AGREEMENT WITH KVBM

     KXLI entered into an agreement with KVBM during 1993 to facilitate securing financing for the benefit of both parties. KXLI also granted the shareholder of KVBM an option to purchase a limited partnership interest equal to 50% of the net capital of KXLI, exercisable if and when KXLI enters into a contract to sell all, or substantially all, of its assets. The purchase price for the option is $500. KVBM granted an option to purchase 50% of its stock to KXLI. Under the terms and conditions specified in an amendment to this agreement dated May 17, 1996, the option may be transferred to KXLI's limited partner. The amendment also specified certain rights upon exercise of this option.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

     In the event of a sale of all or substantially all of the assets of KXLI, the limited partner has been granted the right to receive a payment of $2,000,000, provided sufficient funds are available after payment of KXLI's creditors. KVBM and its shareholder have granted a similar right to the limited partner upon the sale of all or substantially all of the assets of KVBM, or upon the sale of KVBM stock by the shareholder. Any remaining proceeds will be distributed to all partners and the shareholders of KVBM.

     If KXLI has not entered into a legally binding contract to sell its assets by the sixth anniversary of the development loan and option agreement, KXLI has agreed to sell its assets for the highest bona fide offer which is equal to or greater than the average of two appraised values.

     The agreement also stipulates that, for as long as the limited partner is personally liable as the guarantor of the bank loan (Note 6), he will have an option to exchange the FCC Licenses of KXLI and KXLT for the FCC License of KVBM. In the event this option is exercised, all the operating assets of KXLI and KXLT would be exchanged for the operating assets of KVBM, and other provisions as described in the agreement would take effect.

NOTE 8. JOINT OPERATIONS AGREEMENT WITH KVBM

  Joint administrative, personnel and overhead costs:

     In connection with, but not directly related to the agreement described in
Note 7, KLXI entered into an agreement with KVBM to share certain joint administrative, personnel, and overhead costs. Beginning July 1, 1994, these costs were allocated two-thirds to KVBM and one-third to KXLI. See Note 12 regarding the amendment to this agreement which was effective April 1, 1996.

     The most significant of the joint costs allocated for the year ending December 31, 1995 and the six-month period ending June 30, 1996, are as follows:

                                                       KXLI         KVBM         TOTAL
                                                     ---------    ---------    ---------
        Year Ending December 31, 1995:
          Salaries...............................    $ 222,000    $ 439,000    $ 661,000
          Payroll taxes..........................       18,000       37,000       55,000
          Employee benefits......................       22,000       39,000       61,000
        Six-Month Period Ending June 30, 1996:
          Salaries...............................    $  32,000    $ 126,000    $ 158,000
          Payroll taxes..........................        3,000       11,000       14,000
          Employee benefits......................        5,000       18,000       23,000

     Interest expense and loan costs were allocated to the two entities based upon loan proceeds received. For the year ending December 31, 1995 and the six-month period ending June 30, 1996, these costs were allocated as follows:


                                                        KXLI        KVBM         TOTAL
                                                      --------    ---------    ---------
        Year Ending December 31, 1995:
          Interest expense..........................  $ 32,741    $ 154,306    $ 187,047
        Six-Month Period Ending June 30, 1996:
          Interest expense..........................  $ 12,807    $  60,794    $  73,601


     At December 31, 1995, the total amount due to KVBM by KXLI was $67,268. At June 30, 1996, KXLI assets include $17,155 in amounts due from KVBM.

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

  Joint Operations Charge:

     Under the terms of the Joint Operations Agreement KVBM and KXLI were to each pay 50% of their net operating income to the other party.

     The Joint Operations Agreement was amended subsequent to December 31, 1995 (see Note 12).

NOTE 9. RELATED PARTY TRANSACTIONS


                                                                 JUNE 30,     DECEMBER 31,
                                                                   1996           1995
                                                                 --------     ------------
        Amounts due to related parties included in accounts
          payable                                                 $    0         $9,263


NOTE 10. PROGRAMMING OBLIGATIONS

     KVBM entered into an agreement in 1993 to repurchase all of its issued and outstanding non-voting common shares, and other direct and indirect interests in KVBM. In conjunction with that agreement KVBM agreed to air a pre-determined number of commercial spots during the first five years of KVBM's on-air operations, or until the number of spots specified in the agreement has been attained. In exchange for an option to acquire shares of KVBM, KXLI has agreed to air 60% of the spots on Channel 41 (KXLI); the remaining 40% will be aired on Channel 45 (KVBM). KXLI recorded an obligation in the amount of $110,000 in conjunction with this matter. This amount is the present value of the estimated fair value of KXLI's programming obligation. KXLI also recorded a corresponding asset for $110,000 and has classified this amount as a development option.

     Programming obligations consisted of the following:

                                                                 JUNE 30,   DECEMBER 31,
                                                                   1996         1995
                                                                 --------   ------------
        Programming obligations................................  $100,970     $108,831
        Less estimated current maturities......................    37,000       37,000
                                                                 --------     --------
        Total long-term maturities.............................  $ 63,970     $ 71,831
                                                                 ========     ========

NOTE 11. TOWER SPACE LEASES

     KXLI leases space on the towers in Big Lake and Hader to various communications companies with remaining terms ranging from 3 to 50 years. Several of the leases are cancelable by either party with six months notice.

     Minimum lease payments to be received as of December 31, 1995 are as follows:

                                       YEAR                              AMOUNT
            ----------------------------------------------------------  --------
            1996......................................................  $ 28,500
            1997......................................................    29,000
            1998......................................................    29,500
            1999......................................................    22,500
            2000......................................................    23,000
                                                                         -------
            Total minimum lease payments to be received...............  $132,500
                                                                         =======

                                      KXLI
               (A DIVISION OF KX ACQUISITION LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            SEE ACCOUNTANT'S REPORT

NOTE 12. SUBSEQUENT EVENTS

  Amendment to Joint Operations Agreement with KVBM:

     On May 17, 1996, KXLI and KVBM agreed to an amendment to the original Joint Operations Agreement. The amendment redefines the calculation of the compensation that each party is obligated to pay to the other. Each party agrees to pay to the other 50% of its 'tax adjusted cash flow' on a quarterly basis which is defined as operating income minus the sum of i) payments of principal and interest on the bank loans, ii) cash expenditures for capital equipment purchases and iii) assumed income tax payments calculated using an effective rate of 46%, divided by 1 minus the effective rate. The amendment also provides for the allocation of joint administrative, personnel and overhead to each party on a fifty-fifty basis.

     The provisions of the amendment which redefine compensation between the parties are effective April 1, 1996. In addition, KXLI and KVBM each agreed to release any and all claims arising on or before March 31, 1996 under the Development Agreement and Option Agreement and the Joint Operations Agreement and accordingly, the December 31, 1995 financial statements do not reflect the joint operations charge as contemplated in the original agreement. The June 30, 1996 financial statements reflect a net expense of $23,967 as calculated according to the provisions of the amended agreement for the period April 1 through June 30, 1996.

     On May 17, 1996, KLXI entered into a letter of agreement in conjunction with the Amendment to Development Agreement and Option Agreement which provides for a distribution of $132,000 to KLXI's limited partner. This distribution remains unpaid at June 30, 1996.

     KLXI has agreed to maintain a cash reserve of $75,000 to be held in common for the benefit of KLXI and KVBM to maintain adequate operations for both parties. Cash in excess of $75,000 is available for distribution to KLXI's limited partner.

  Sale of Assets:

     On June 11, 1996, KX Acquisition Limited Partnership entered into an agreement to sell substantially all the assets of KXLI to Paxson Communications of Minneapolis-41, Inc. for $12,000,000. An earnest money deposit of $350,000 was received prior to June 30, 1996. This sale, and the assignment of the FCC license in conjunction with the sale, is subject to approval by the FCC.

     The Joint Operations Agreement referred to above is between KX Acquisition Limited Partnership and KVBM Television, Inc. Paxson Communications is not a party to this agreement.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cox Enterprises, Inc.:

     We have audited the accompanying special-purpose statement of net assets of WIOD-AM (a division of WIOD, Inc.) as of December 31, 1995, and the related special-purpose statement of operations for the year then ended. These special-purpose financial statements are the responsibility of WIOD-AM's management. Our responsibility is to express an opinion on these special-purpose financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special-purpose financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the special-purpose financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying special-purpose financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-3 of Paxson Communications Corporation and, as described in Note 1 to the special-purpose financial statements, do not and are not intended to present the financial position and results of operations of a separate, independent operating entity.

     In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the net assets of WIOD-AM at December 31, 1995 and its operations for the year then ended, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
- ---------------------------------------------------------
DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
August 8, 1996

                                    WIOD-AM
                           (A DIVISION OF WIOD, INC.)

                    SPECIAL-PURPOSE STATEMENTS OF NET ASSETS
                      DECEMBER 31, 1995 AND JUNE 30, 1996

                                                                     DECEMBER
                                                                        31,          JUNE 30,
                                                                       1995            1996
                                                                    -----------     -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Current Assets:
  Accounts receivable, less an allowance for doubtful accounts of
     $46,284 and $45,736, respectively............................  $ 2,674,090     $ 1,510,365
  Prepaid expenses and other current assets.......................    2,131,442       2,495,125
                                                                    -----------     -----------
          Total current assets....................................    4,805,532       4,005,490
  Net plant and equipment.........................................    2,135,296       2,108,375
  Broadcast rights, net...........................................    5,951,250       5,847,500
  Other assets....................................................       56,698          57,799
                                                                    -----------     -----------
          Total assets............................................  $12,948,776     $12,019,164
                                                                    ===========     ===========
                                          LIABILITIES
Current Liabilities:
  Accounts payable................................................  $ 2,385,993     $   386,174
  Accrued expenses................................................      190,017         148,888
                                                                    -----------     -----------
          Total current liabilities...............................    2,576,010         535,062
                                                                    -----------     -----------
          Net Assets..............................................  $10,372,766     $11,484,102
                                                                    ===========     ===========

        See accompanying notes to special-purpose financial statements.

                                    WIOD-AM
                           (A DIVISION OF WIOD, INC.)

                    SPECIAL-PURPOSE STATEMENTS OF OPERATIONS
        YEAR ENDED DECEMBER 31, 1995 AND SIX MONTHS ENDED JUNE 30, 1996

                                                                                      SIX MONTHS
                                                                      DECEMBER 31,       ENDED
                                                                          1995       JUNE 30, 1996
                                                                      ------------   -------------
                                                                                      (UNAUDITED)
REVENUES:
  Local.............................................................  $  5,519,809    $ 2,477,455
  National..........................................................     2,139,012        907,835
  Other.............................................................        63,864            229
                                                                       -----------     ----------
          Total revenues............................................  $  7,722,685    $ 3,385,519
                                                                       -----------     ----------
EXPENSES:
  Operating.........................................................     5,435,231      1,419,625
  Selling, general, and administrative..............................     3,268,585      1,348,830
  Depreciation and amortization.....................................       284,659        128,476
  Other -- net......................................................        31,281             --
                                                                       -----------     ----------
          Total expenses............................................     9,019,756      2,896,931
                                                                       -----------     ----------
OPERATING INCOME (LOSS).............................................  $ (1,297,071)   $   488,588
                                                                       ===========     ==========

        See accompanying notes to special-purpose financial statements.

                                    WIOD-AM
                           (A DIVISION OF WIOD, INC.)

                 NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1995
       (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1996 IS UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

     WIOD-AM is one of three affiliated radio stations which are operating divisions of WIOD, Inc., a wholly-owned subsidiary of Cox Radio, Inc., which is a wholly-owned subsidiary of Cox Enterprises, Inc. ("Cox"). WIOD-AM and its two affiliated radio stations are located in and broadcast from the South Florida area.

     The three affiliated radio stations operate from the same broadcast site and facilities and share certain common equipment. Consequently, certain operating costs are shared between the three affiliated radio stations. In addition, certain other costs and expenses are negotiated and provided for by Cox, for which Cox allocates related charges to WIOD-AM and its two affiliated stations.

     Pursuant to an Asset Purchase Agreement dated as of April 26, 1996 by and between Paxson Broadcasting of Miami Limited Partnership ("Paxson LP") and WIOD, Inc., Paxson LP agreed to purchase WIOD-AM's broadcast site, certain equipment, licenses and certain contracts.

     The accompanying special-purpose statements of net assets present the separately identifiable assets and liabilities relating to the operations of WIOD-AM, together with the historical carrying amounts of the net plant and equipment to be acquired by Paxson LP in accordance with the Asset Purchase Agreement described above. The accompanying special-purpose statements of operations reflect the revenues and separately identifiable operating costs of WIOD-AM, together with the allocations of certain shared costs incurred with its two affiliated radio stations and certain charges for other costs incurred by Cox on behalf of WIOD-AM and its two affiliated stations. As a consequence of the integral operating relationships between WIOD-AM, its affiliate radio stations and Cox, the accompanying special-purpose financial statements do not include a statement of cash flows and are not intended to present the financial position and results of operations of a separate, independent operating entity.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition -- Revenue is recognized as advertising air time is broadcast.

     Plant and Equipment -- Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates based upon estimated useful lives of 10 to 25 years for building, tower, and antennas, 5 to 15 years for broadcast equipment, and 3 to 10 years for furniture, fixtures and other assets.

     Broadcast Rights -- Broadcast rights are stated at cost less accumulated amortization. Amortization is computed using the straight-line method based on a 30-year amortization period.

     Recently Issued Accounting Pronouncements -- In March 1995, Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of, was issued. SFAS No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, with any impairment losses being reported in the period in which the recognition criteria are

                                    WIOD-AM
                           (A DIVISION OF WIOD, INC.)

          NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)

first applied based on the fair value of the asset. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on WIOD-AM's special-purpose financial statements.

     Unaudited Interim Special-Purpose Financial Statements -- The unaudited special-purpose financial statements as of and for the six months ended June 30, 1996 include all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for a fair presentation. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may by expected for the entire year.

3.  CASH MANAGEMENT SYSTEM

     WIOD-AM participates in Cox's cash management system, whereby the bank sends daily notification of WIOD-AM's checks presented for payment. Cox transfers funds from other sources to cover WIOD-AM's checks presented for payment. A book overdraft of $2.2 million existed at December 31, 1995, as a result of WIOD-AM's checks outstanding. This book overdraft was reclassified as accounts payable on WIOD-AM's special-purpose financial statements.

4.  PLANT AND EQUIPMENT

     Plant and equipment are comprised of the following:

                                                               DECEMBER 31, 1995   JUNE 30, 1996
                                                               -----------------   -------------
                                                                                    (UNAUDITED)
    Land.....................................................     $ 1,825,000       $ 1,825,000
    Buildings and building improvements......................         808,658           808,658
    Broadcast equipment......................................         338,223           338,223
    Furniture, fixtures, and other equipment.................          24,104            24,104
                                                                   ----------        ----------
                                                                    2,995,985         2,995,985
    Less: accumulated depreciation...........................        (860,689)         (887,610)
                                                                   ----------        ----------
    Net plant and equipment..................................     $ 2,135,296       $ 2,108,375
                                                                   ==========        ==========

5.  RETIREMENT PLAN

     WIOD-AM sponsors a defined contribution 401(k) savings plan for its full-time employees through Cox. Neither WIOD-AM nor Cox match employees' contributions. WIOD-AM's employees also participate in the funded, non-contributory defined benefit plan of Cox for which a cost is allocated to WIOD-AM.

6. UNIT APPRECIATION PLANS

     Certain of the executives of WIOD-AM participate in certain Cox Unit Appreciation Plans ("UAP") that provide for payment of benefits in the form of shares of Cox common stock, cash, or both, generally five years after the date of award. Unit benefits are based on the excess, if any, over a base amount (value of award), of the fair value of a share of Cox common stock five years after the effective date of award. Fair values are determined by independent appraisal. The plans provide for a maximum unit benefit of 150% of the base amount and benefits vest over the five year period following the date of award. The cost of awards made under the plans are allocated to WIOD-AM by Cox over the applicable vesting periods and are charged to general and administrative expenses. Amounts charged to expense for WIOD-AM employees for the year ended December 31, 1995 was $54,614.

                                    WIOD-AM
                           (A DIVISION OF WIOD, INC.)

          NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS -- (CONTINUED)

7. TRANSACTIONS WITH AFFILIATED COMPANIES

     WIOD-AM and its two affiliated radio stations operate from the same broadcast site and facilities and share certain common equipment. Certain operating costs are shared between the three affiliated radio stations, which costs are generally allocated on a pro rata basis. In addition, Cox incurs various costs (such as insurance, certain employee benefits, and general and administrative expenses) on behalf of WIOD-AM and its two affiliated radio stations, which costs are generally allocated to the three affiliated radio stations on a pro rata basis. Cox also charges WIOD-AM a general and administrative expense allocation equal to 2.5% of WIOD-AM's total expenses. The amounts included in the accompanying special-purpose financial statements relating to these allocated costs are as follows:

                                                                    DECEMBER 31,    JUNE 30,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Operating expenses............................................    $369,696      $ 196,223
                                                                      ========       ========
    General and administrative expenses...........................    $866,508      $ 586,646
                                                                      ========       ========

     These amounts allocated to WIOD-AM are not necessarily indicative of the amounts that WIOD-AM would have incurred as a separate, independent entity.

8. COMMITMENTS AND CONTINGENCIES

     WIOD-AM leases towers and other equipment under noncancellable operating leases. Rental expense under operating leases amounted to $12,000 in 1995. In addition, WIOD-AM has future commitments relating to employment contracts with certain radio personalities and broadcasting contracts. Future minimum commitments as of December 31, 1995 for all noncancellable contracts and operating leases are as follows:

                                                           LEASES    CONTRACTS      TOTAL
                                                           -------   ----------   ----------
    1996.................................................  $17,700   $3,606,563   $3,624,263
    1997.................................................   12,525    1,833,030    1,845,555
    1998.................................................    4,900      562,709      567,609
    1999.................................................               466,667      466,667

9. LEGAL MATTERS

     WIOD-AM is the defendant in two legal actions resulting from comments made during certain radio broadcasts, each of which seek damages for slander and other claims. The radio station's insurance provides coverage for 80% of any potential liability resulting from these claims.

     WIOD-AM is also the defendant in a claim alleging age discrimination by a former talk show host.

     Management believes that the ultimate outcome of these matters will not result in any material liabilities to WIOD-AM.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners of Ponce Nicasio
Broadcasting Ltd. (KCMY-TV)

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' deficit and of cash flows present fairly, in all material respects, the financial position of Ponce Nicasio Broadcasting Ltd. (KCMY-TV) (the "Station") at April 30, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As disclosed in Notes 4 and 5, the Station has extensive transactions with individuals related to or affiliated with partners of the Partnership. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/  Price Waterhouse LLP
- ---------------------------------------------------------

PRICE WATERHOUSE LLP


Ft. Lauderdale, Florida
September 12, 1996

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

                                 BALANCE SHEET

                                                                     JUNE 30,         APRIL 30,
                                                                       1996              1996
                                                                    -----------       ----------
                                                                    (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.......................................  $    73,090       $  125,650
  Accounts receivable.............................................       63,367           50,024
  Prepaid expenses and other assets...............................       46,330           41,715
                                                                     ----------       ----------
          Total current assets....................................      182,787          217,389
Property and equipment, net.......................................      306,526          316,914
Intangible assets, net............................................       51,446           52,114
                                                                     ----------       ----------
          Total assets............................................  $   540,759       $  586,417
                                                                     ==========       ==========
                               LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities........................  $    32,019       $   37,930
  Capital lease obligation........................................       82,863           91,651
  Related party payables:
     Accrued interest.............................................      181,139          170,033
     Demand notes payable -- affiliates...........................      787,054          787,054
     Current portion of term note payable.........................      125,000          125,000
                                                                     ----------       ----------
          Total current liabilities...............................    1,208,075        1,211,668
                                                                     ----------       ----------
Non-current liabilities:
  Capital lease obligation........................................       58,975           66,908
  Related party term note payable.................................       62,500           83,333
                                                                     ----------       ----------
                                                                        121,475          150,241
                                                                     ----------       ----------
Partners' deficit.................................................     (788,791)        (775,492)
                                                                     ----------       ----------
Commitments and contingencies
                                                                     ----------       ----------
          Total liabilities and partners' deficit.................  $   540,759       $  586,417
                                                                     ==========       ==========

               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

                            STATEMENT OF OPERATIONS

                                                                  FOR THE TWO         FOR THE
                                                                  MONTHS ENDED       YEAR ENDED
                                                                    JUNE 30,         APRIL 30,
                                                                      1996              1996
                                                                  ------------       ----------
                                                                  (UNAUDITED)
Revenue:
  Network programming                                               $312,833         $1,728,070
  Paid programming and other                                           3,890            103,508
                                                                    --------         ----------
          Total revenue.........................................     316,723          1,831,578
                                                                    --------         ----------
Operating expenses:
  Technical.....................................................      66,959            357,355
  Sales and promotion...........................................      30,956            160,080
  Programming...................................................      27,825            132,212
  General and administrative....................................     175,115            522,565
  Depreciation and amortization.................................      11,056             57,163
  Legal settlement..............................................          --          1,088,805
                                                                    --------         ----------
          Total operating expenses..............................     311,911          2,318,180
                                                                    --------         ----------
Income (loss) from operations...................................       4,812           (486,602)
Interest expense................................................     (18,111)           (82,598)
                                                                    --------         ----------
          Net loss..............................................    $(13,299)        $ (569,200)
                                                                    ========         ==========

               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)



                   STATEMENT OF CHANGES IN PARTNERS' DEFICIT



Balance at May 1, 1995...........................................................  $(206,292)
Net loss.........................................................................   (569,200)
                                                                                   ---------
Balance at April 30, 1996........................................................   (775,492)
Net loss -- May 1, 1996 through June 30, 1996 (unaudited)........................    (13,299)
                                                                                   ---------
Balance at June 30, 1996 (unaudited).............................................  $(788,791)
                                                                                   =========


               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

                            STATEMENT OF CASH FLOWS



                                                                       FOR THE         FOR THE
                                                                   TWO MONTHS ENDED   YEAR ENDED
                                                                       JUNE 30,       APRIL 30,
                                                                         1996            1996
                                                                   ----------------   ----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................................      $(13,299)      $ (569,200)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization...............................        11,056           57,163
     Decrease (increase) in accounts receivable..................       (13,343)          47,626
     Decrease (increase) in prepaid expenses and other assets....        (4,615)             759
     Decrease in accounts payable and accrued liabilities........        (5,911)          (7,755)
     Increase in related party accrued interest..................        11,106           46,544
                                                                       --------        ---------
          Net cash used in operating activities..................       (15,006)        (424,863)
                                                                       --------        ---------
Cash flows from investing activities:
  Purchases of property and equipment............................            --          (15,112)
                                                                       --------        ---------
Cash flows from financing activities:
  Proceeds from related party notes payable......................            --          740,000
  Payments on related party notes payable........................       (20,833)        (231,667)
  Payments on capital lease obligation...........................       (16,721)         (80,625)
                                                                       --------        ---------
          Net cash provided by (used in) financing activities....       (37,554)         427,708
                                                                       --------        ---------
Decrease in cash and cash equivalents............................       (52,560)         (12,267)
Cash and cash equivalents at beginning of year...................       125,650          137,917
                                                                       --------        ---------
Cash and cash equivalents at end of period.......................      $ 73,090       $  125,650
                                                                       ========        =========
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................................      $  8,436       $   44,134
                                                                       ========        =========
Supplemental disclosure of non-cash investing and financing
  activities -- Capital lease obligation issued for property and
  equipment......................................................      $     --       $  153,177
                                                                       ========        =========


               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Ponce Nicasio Broadcasting Ltd. (KCMY-TV) (the "Partnership"), is engaged in the operation of a television broadcasting station in the Sacramento, California market. The Partnership operates the television station under a license granted by the Federal Communications Commission. The Partnership derives substantially all of its revenues from a broadcasting affiliation agreement with Paxson Communications Corporation ("Paxson"). Under the agreement, Paxson secures advertisements and the Partnership broadcasts the ads for a fee.

     On September 6, 1996, the Partnership entered into a time brokerage agreement commencing October 1, 1996 and an asset purchase option agreement with Paxson (see Note 8).

  Financial statement presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

  Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

          Broadcasting equipment.........................................   5-7 years
          Office furniture and equipment.................................   5-7 years

     Assets under capital leases are amortized over the shorter of the estimated useful lives or the lease term. Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

  Intangible assets

     Intangible assets consist of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 25 years.

  Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

  Income taxes

     The Partnership is not directly subject to income taxes. Taxable income or loss from the Partnership's operations is recognized in the tax returns of its partners. Accordingly, income taxes are not provided for in the accompanying financial statements.

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

  Interim financial data

     The interim financial data of the Partnership is unaudited; however, in the opinion of Partnership management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim period. The results of operations for the two months ended June 30, 1996 are not necessarily indicative of the results that could be expected for the entire fiscal year ending April 30, 1997.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                                APRIL 30,
                                                                                  1996
                                                                                ---------
    Broadcasting equipment....................................................  $ 108,305
    Equipment under capital leases............................................    299,310
    Office furniture and equipment............................................      5,081
                                                                                 --------
                                                                                  412,696
    Accumulated depreciation and amortization.................................    (95,782)
                                                                                 --------
    Property and equipment, net...............................................  $ 316,914
                                                                                 ========

     Depreciation expense totaled $20,444 for the year ended April 30, 1996. Amortization expense for equipment under capital leases totaled $32,719 for the year ended April 30, 1996.

3.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                                APRIL 30,
                                                                                  1996
                                                                                ---------
    FCC Licenses..............................................................  $ 100,000
    Accumulated amortization..................................................    (47,886)
                                                                                 --------
    Property and equipment, net...............................................  $  52,114
                                                                                 ========

     Amortization expense totaled $4,000 for the year ended April 30, 1996.

4.  RELATED PARTY NOTES PAYABLE

     Demand notes payable to affiliates consist of the following:

                                                                                APRIL 30,
                                                                                  1996
                                                                                ---------
    Note payable, 7% interest compounded annually, interest and principal due on demand...............................................................  $ 490,000
    Non-interest bearing demand note payable -- limited partner...............    177,000
    Note payable, 10% interest compounded annually, interest and principal due
      on demand...............................................................     70,579
    Note payable, 10% interest compounded annually, interest and principal due
      on demand...............................................................     49,475
                                                                                 --------
                                                                                $ 787,054
                                                                                 ========

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

     In September 1990, the Partnership entered into several related party note payable agreements in order to begin operations. The Partnership borrowed $261,865 from a family member of a partner ("Affiliate"). The note accrues interest at 10% and is due on demand. The Partnership also borrowed $70,777 from a consulting firm owned by Affiliate. The note accrues interest at 10% and is due on demand. At April 30, 1996, principal repayments on these notes totaled $212,588 and accrued interest payable totaled $152,883. Additionally, the Partnership borrowed $300,000 from a limited partner. The note is non-interest bearing and is due on demand. At April 30, 1996, principal repayments on note totaled $123,000.

     In October 1995, the Partnership borrowed $490,000 from Affiliate in the form of a demand note payable in order to pay a legal judgment resulting from a suit filed by an equipment vendor (see Note 7). The note accrues interest at 7% and is due on demand. At April 30, 1996, accrued interest payable on the note was $17,150; no interest or principal repayments have been made to date.

     In addition to the demand note, the Partnership borrowed $250,000 under a term note issued to Affiliate for payment of the judgment. The note bears interest at the Union Bank reference rate plus 1.75%( 10% at April 30, 1996) and is payable in monthly principal instalments of $10,417 plus accrued interest. The note is due in December 1997. In order to advance funds to the Partnership, Affiliate obtained a $250,000 note payable from a bank which is guaranteed by certain equipment of the Partnership.

     Based on the borrowing rates currently available to the Partnership for notes payable with similar terms and maturities, the carrying value of the note payable to Affiliate at April 30, 1996 is considered to approximate fair value. Based on the lack of definitive terms, it is not practical to determine the fair value of related party demand notes payable at April 30, 1996.

5.  RELATED PARTY TRANSACTIONS

     The Partnership has entered into several agreements with Affiliate. As discussed in Note 4, the Partnership also has significant outstanding notes and accrued interest payable to Affiliate. Additionally, The Partnership leases equipment from Affiliate under capital and operating leases ranging from three to five years (see Note 6). Affiliate also provides consulting services to the Partnership for a monthly fee, a portion of which is based on the operating results of the Partnership. Consulting fees paid to Affiliate during the year ended April 30, 1996 totaled $166,937.

6. COMMITMENTS AND CONTINGENCIES

     Future minimum payments at April 30, 1996 under capital and operating leases for equipment and office space, substantially all of which are payable to affiliates, are as follows:

                               YEAR ENDING                             CAPITAL    OPERATING
                                APRIL 30,                               LEASES     LEASES
    -----------------------------------------------------------------  --------   ---------
      1997...........................................................  $ 95,628   $  72,102
      1998...........................................................    58,452      72,887
      1999...........................................................    19,484      66,607
      2000...........................................................        --      11,514
                                                                       --------    --------
    Total minimum payments...........................................   173,564   $ 223,110
                                                                                   ========
    Less imputed interest............................................   (15,005)
                                                                       --------
    Present value of payments under capital leases...................   158,559
    Less current portion.............................................   (91,651)
                                                                       --------
    Long-term lease commitments......................................  $ 66,908
                                                                       ========

                   PONCE NICASIO BROADCASTING LTD. (KCMY-TV)

     Rent expense under operating leases for the year ended April 30, 1996 totaled $98,753, of which $60,124 was paid to Affiliate.

7. LITIGATION

     In 1990, the Partnership leased a transmitter from Affiliate. The Partnership was not satisfied with the performance of the transmitter. Affiliate withheld a portion of the payment for the transmitter and filed a Declaratory Relief action against the vendor to determine the amount owed. The vendor subsequently filed a countersuit against Affiliate for nonpayment. The Partnership had previously entered into an indemnification agreement with Affiliate whereby the Partnership agreed to pay all legal costs associated with the litigation and any judgment made against Affiliate related to this matter.

     On December 10, 1993, Affiliate lost the suit and was ordered to pay approximately $383,000 to the vendor for the purchase of the transmitter and legal costs incurred. Affiliate subsequently filed an appeal. At the time of the original judgment, management of the Partnership and Affiliate were of the opinion that any loss ultimately resulting from this matter would not be material and, therefore, no accrual was recorded. On November 8, 1995, Affiliate lost the appeal and a final judgment of $1,088,805( which represented the original judgment plus interest and additional legal fees) was entered against Affiliate. Pursuant to the indemnification agreement, the Partnership paid the judgment.

8. SUBSEQUENT EVENT

     The Partnership has entered into a time brokerage agreement with Paxson dated as of September 6, 1996. Under the terms of the agreement, which becomes effective October 1, 1996, the affiliation agreement under which the Partnership currently operates (see Note 1) will be terminated and Paxson will program substantially all air time broadcast by the Partnership's station.

     In addition to the time brokerage agreement, the Partnership also entered into an Option Agreement dated as of September 6, 1996 providing for a sale of the assets, including the FCC licenses, of the Partnership to Paxson for approximately $17,000,000. Under the terms of the Option Agreement, the Partnership has the option to sell its assets to Paxson at any time prior to May 31, 1998. Paxson has the option to purchase the Partnership's assets during the period of June 1, 1998 through June 30, 1998.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

- ------------------------------------------------------
- ------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW PREFERRED STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................   ii
Certain Definitions and Market and
  Industry Data.......................  iii
Prospectus Summary....................    1
Risk Factors..........................   15
The Proposed Acquisitions and Capital
  Expenditures........................   24
Use of Proceeds.......................   25
Capitalization........................   26
The Company...........................   27
Selected Historical and Pro Forma
  Financial Data......................   27
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   31
Business..............................   38
Management............................   69
Certain Transactions..................   74
Description of New Preferred Stock and
  Exchange Debentures.................   77
Description of Indebtedness...........  106
Description of Capital Stock..........  109
Certain Federal Income Tax
  Considerations......................  112
Underwriting..........................  120
Legal Matters.........................  121
Experts...............................  121
Incorporation of Certain Documents by
  Reference...........................  121
Pro Forma Financial Information.......  P-1
Index of Financial Statements.........  F-1


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                              --------------------
                                   PROSPECTUS
                              --------------------
                                 [PAXSON LOGO]
                                     PAXSON
                                 COMMUNICATIONS
                                  CORPORATION

                                 150,000 SHARES

                           % CUMULATIVE EXCHANGEABLE
                                PREFERRED STOCK

                           BT SECURITIES CORPORATION

                              GOLDMAN, SACHS & CO.

                                  FIRST UNION
                             CAPITAL MARKETS CORP.

                                   AS ADVISOR

                                           , 1996
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fees -- Securities and Exchange Commission..........................  $   51,724
NASD Filing Fee..................................................................      15,500
Legal fees and expenses*.........................................................
Accounting fees and expenses*....................................................
Printing and engraving expenses*.................................................
Blue Sky fees and expenses*......................................................
Transfer Agent's fees and expenses*..............................................
Miscellaneous*...................................................................
                                                                                   ----------
          Total..................................................................  $
                                                                                   ==========

- ---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. The Company's Certificate of Incorporation and Bylaws provide for the mandatory indemnification of the directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Delaware General Corporation Law and to Section 145 thereof, which permits, and in some cases requires, indemnification of directors, officers, employees and agents of the Company under certain circumstances, subject to certain limitations.

     The Delaware general corporation law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions that are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and court approval is required before there can be any indemnification if the person seeking indemnification has been found liable to the corporation.


     The underwriters also will agree to indemnify the directors and officers of the Company against certain liabilities as set forth in Section 8 of the Underwriting Agreement (see Exhibit 1 hereof).


     The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   1          -- Underwriting Agreement
   3.1        -- Certificate of Designation
   3.2.1      -- Articles of Incorporation of Paxson Communications of Florida, Inc.*
   3.2.2      -- Bylaws of Paxson Communications of Florida, Inc.*
   3.3.1      -- Articles of Incorporation of Paxson Communications LP, Inc.*
   3.3.2      -- Bylaws of Paxson Communications LP, Inc.*
   3.4.1      -- Articles of Incorporation of Paxson Communications Management Company*
   3.4.2      -- Bylaws of Paxson Communications Management Company*
   3.5.1      -- Articles of Incorporation of Paxson Communications Marketing, Inc.*
   3.5.2      -- Bylaws of Paxson Communications Marketing, Inc.*
   3.6.1      -- Articles of Incorporation of Paxson Communications Networks, Inc.*
   3.6.2      -- Bylaws of Paxson Communications Networks, Inc.*
   3.7.1      -- Articles of Incorporation of Excel Marketing Enterprises, Inc.*
   3.7.2      -- Bylaws of Excel Marketing Enterprises, Inc.*
   3.8.1      -- Articles of Incorporation of Paxson Outdoor, Inc.*
   3.8.2      -- Bylaws of Paxson Outdoor, Inc.*
   3.9.1      -- Articles of Incorporation of Paxson Networks, Inc.*
   3.9.2      -- Bylaws of Paxson Networks, Inc.*
   3.10.1     -- Articles of Incorporation of Paxson Communications Television, Inc.*
   3.10.2     -- Bylaws of Paxson Communications Television, Inc.*
   3.11.1     -- Limited Partnership Agreement of Paxson Broadcasting of Jacksonville, Limited
                 Partnership*
   3.11.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Jacksonville,
                 Limited Partnership*
   3.12.1     -- Limited Partnership Agreement of Paxson Broadcasting of Miami, Limited
                 Partnership*
   3.12.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Miami, Limited
                 Partnership*
   3.13.1     -- Limited Partnership Agreement of Paxson Broadcasting of Orlando, Limited
                 Partnership*
   3.13.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Orlando, Limited
                 Partnership*
   3.14.1     -- Limited Partnership Agreement of Paxson Broadcasting of Tampa, Limited
                 Partnership*
   3.14.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Tampa, Limited
                 Partnership*
   3.15.1     -- Limited Partnership Agreement of Paxson Tampa License Limited Partnership*
   3.15.2     -- Certificate of Limited Partnership of Paxson Tampa License Limited Partnership*
   3.16.1     -- Limited Partnership Agreement of Paxson Jacksonville License Limited
                 Partnership*
   3.16.2     -- Certificate of Limited Partnership of Paxson Jacksonville License Limited
                 Partnership*
   3.17.1     -- Limited Partnership Agreement of Paxson Miami License Limited Partnership*
   3.17.2     -- Certificate of Limited Partnership of Paxson Miami License Limited Partnership*
   3.18.1     -- Limited Partnership Agreement of Paxson Orlando License Limited Partnership*
   3.18.2     -- Certificate of Limited Partnership of Paxson Orlando License Limited
                 Partnership*
   3.19.1     -- Limited Partnership Agreement of Paxson Communications of Atlanta-14, Inc.*
   3.19.2     -- Certificate of Limited Partnership of Paxson Communications of Atlanta-14, Inc.*
   3.20.1     -- Articles of Incorporation of Paxson Atlanta License, Inc.*
   3.20.2     -- Bylaws of Paxson Atlanta License, Inc.*
   3.21.1     -- Articles of Incorporation of Paxson Communications of Boston-60, Inc.*
   3.21.2     -- Bylaws of Paxson Communications of Boston-60, Inc.*
   3.22.1     -- Articles of Incorporation of Paxson Boston License, Inc.*
   3.22.2     -- Bylaws of Paxson Boston License, Inc.*
   3.23.1     -- Articles of Incorporation of Paxson Communications of Dallas-68, Inc.*
   3.23.2     -- Bylaws of Paxson Communications of Dallas-68, Inc.*
   3.24.1     -- Articles of Incorporation of Paxson Dallas License, Inc.*

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.24.2     -- Bylaws of Paxson Dallas License, Inc.*
   3.25.1     -- Articles of Incorporation of Paxson Communications of New London-26, Inc.*
   3.25.2     -- Bylaws of Paxson Communications of New London-26, Inc.*
   3.26.1     -- Articles of Incorporation of Paxson New London License, Inc.*
   3.26.2     -- Bylaws of Paxson New London License, Inc.*
   3.27.1     -- Articles of Incorporation of Paxson Communications of Philadelphia-61, Inc.*
   3.27.2     -- Bylaws of Paxson Communications of Philadelphia-61, Inc.*
   3.28.1     -- Articles of Incorporation of Paxson Philadelphia License, Inc.*
   3.28.2     -- Bylaws of Paxson Philadelphia License, Inc.*
   3.29.1     -- Articles of Incorporation of Paxson Communications of Miami-35, Inc.*
   3.29.2     -- Bylaws of Paxson Communications of Miami-35, Inc.*
   3.30.1     -- Articles of Incorporation of Paxson Communications of San Jose-65, Inc.*
   3.30.2     -- Bylaws of Paxson Communications of San Jose-65, Inc.*
   3.31.1     -- Articles of Incorporation of Paxson San Jose License, Inc.*
   3.31.2     -- Bylaws of Paxson San Jose License, Inc.*
   3.32.1     -- Articles of Incorporation of Paxson Communications of Tampa-66, Inc.*
   3.32.2     -- Bylaws of Paxson Communications of Tampa-66, Inc.*
   3.33.1     -- Articles of Incorporation of Paxson Communications of West Palm Beach-25, Inc.*
   3.33.2     -- Bylaws of Paxson Communications of West Palm Beach-25, Inc.*
   3.34.1     -- Articles of Incorporation of Paxson West Palm Beach License, Inc.*
   3.34.2     -- Bylaws of Paxson West Palm Beach License, Inc.*
   3.35.1     -- Articles of Incorporation of Paxson Communications of Los Angeles-30, Inc.*
   3.35.2     -- Bylaws of Paxson Communications of Los Angeles-30, Inc.*
   3.36.1     -- Articles of Incorporation of Paxson Los Angeles License, Inc.*
   3.36.2     -- Bylaws of Paxson Los Angeles License, Inc.*
   3.37.1     -- Articles of Incorporation of Paxson Communications of Minneapolis-41, Inc.*
   3.37.2     -- Bylaws of Paxson Communications of Minneapolis-41, Inc.*
   3.38.1     -- Articles of Incorporation of Paxson Communications of St. Louis-13, Inc.*
   3.38.2     -- Bylaws of Paxson Communications of St. Louis-13, Inc.*
   3.39.1     -- Articles of Incorporation of Paxson Minneapolis License, Inc.*
   3.39.2     -- Bylaws of Paxson Minneapolis License, Inc.*
   3.40.1     -- Articles of Incorporation of Paxson Communications of Cookeville, Inc.*
   3.40.2     -- Bylaws of Paxson Communications of Cookeville, Inc.*
   3.41.1     -- Articles of Incorporation of Paxson Cookeville License, Inc.*
   3.41.2     -- Bylaws of Paxson Cookeville License, Inc.*
   3.42.1     -- Articles of Incorporation of Paxson Communications of Ft. Pierce-34, Inc.*
   3.42.2     -- Bylaws of Paxson Communications of Ft. Pierce-34, Inc.*
   3.43.1     -- Articles of Incorporation of Paxson Communications of Orlando-56, Inc.*
   3.43.2     -- Bylaws of Paxson Communications of Orlando-56, Inc.*
   3.44.1     -- Articles of Incorporation of Paxson Communications of Houston-49, Inc.*
   3.44.2     -- Bylaws of Paxson Communications of Houston-49, Inc.*
   3.45.1     -- Articles of Incorporation of Paxson Houston License, Inc.*
   3.45.2     -- Bylaws of Paxson Houston License, Inc.*
   3.46.1     -- Articles of Incorporation of Infomall TV Network, Inc.*
   3.46.2     -- Bylaws of Infomall TV Network, Inc.*
   3.47.1     -- Articles of Incorporation of Paxson St. Louis License, Inc.*
   3.47.2     -- Bylaws of Paxson St. Louis License, Inc.*
   3.48.1     -- Articles of Incorporation of Infomall Cable Network, Inc.*
   3.48.2     -- Bylaws of Infomall Cable Network, Inc.*
   3.49.1     -- Articles of Incorporation of Paxson Communications of Cleveland-67, Inc.*
   3.49.2     -- Bylaws of Paxson Communications of Cleveland-67, Inc.*

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.50.1     -- Articles of Incorporation of Paxson Communications of Washington-60, Inc.*
   3.50.2     -- Bylaws of Paxson Communications of Washington-60, Inc.*
   3.51.1     -- Articles of Incorporation of Paxson Washington License, Inc.*
   3.51.2     -- Bylaws of Paxson Washington License, Inc.*
   3.52.1     -- Articles of Incorporation of Paxson Communications of Phoenix-13, Inc.*
   3.52.2     -- Bylaws of Paxson Communications of Phoenix-13, Inc.*
   3.53.1     -- Articles of Incorporation of Paxson Phoenix License, Inc.*
   3.53.2     -- Bylaws of Paxson Phoenix License, Inc.*
   3.54.1     -- Articles of Incorporation of Infomall Los Angeles, Inc.*
   3.54.2     -- Bylaws of Infomall Los Angeles, Inc.*
   3.55.1     -- Articles of Incorporation of Paxson Communications of Milwaukee-55, Inc.*
   3.55.2     -- Bylaws of Paxson Communications of Milwaukee-55, Inc.*
   3.56.1     -- Articles of Incorporation of Paxson Communications of Denver-59, Inc.*
   3.56.2     -- Bylaws of Paxson Communications of Denver-59, Inc.*
   3.57.1     -- Articles of Incorporation of Paxson Communications of New York-43, Inc.*
   3.57.2     -- Bylaws of Paxson Communications of New York-43, Inc.*
   3.58.1     -- Articles of Incorporation of Paxson New York License, Inc.*
   3.58.2     -- Bylaws of Paxson New York License, Inc.*
   3.59.1     -- Articles of Incorporation of Paxson Communications of Akron-23, Inc.*
   3.59.2     -- Bylaws of Paxson Communications of Akron-23, Inc.*
   3.60.1     -- Articles of Incorporation of Paxson Akron License, Inc.*
   3.60.2     -- Bylaws of Paxson Akron License, Inc.*
   3.61.1     -- Articles of Incorporation of Paxson Communications of Dayton-26, Inc.*
   3.61.2     -- Bylaws of Paxson Communications of Dayton-26, Inc.*
   3.62.1     -- Articles of Incorporation of Paxson Sports of Miami, Inc.**
   3.62.2     -- Bylaws of Paxson Sports of Miami, Inc.**
   3.63.1     -- Articles of Incorporation of Paxson Communications of San Juan, Inc.**
   3.63.2     -- Bylaws of Paxson Communications of San Juan, Inc.**
   3.64.1     -- Articles of Incorporation of Paxson Communications of Battle Creek-43, Inc.**
   3.64.2     -- Bylaws of Paxson Communications of Battle Creek-43, Inc.**
   3.65.1     -- Articles of Incorporation of Paxson Communications of Albany-55, Inc.**
   3.65.2     -- Bylaws of Paxson Communications of Albany-55, Inc.**
   3.66.1     -- Articles of Incorporation of Paxson Albany License, Inc.**
   3.66.2     -- Bylaws of Paxson Albany License, Inc.**
   3.67.1     -- Articles of Incorporation of Paxson Communications of Raleigh Durham-47, Inc.**
   3.67.2     -- Bylaws of Paxson Communications of Raleigh Durham-47, Inc.**
   3.68.1     -- Articles of Incorporation of Paxson Communications L.P.T.V., Inc.**
   3.68.2     -- Bylaws of Paxson Communications L.P.T.V., Inc.**
   3.69.1     -- Articles of Incorporation of Paxson Dayton License, Inc.**
   3.69.2     -- Bylaws of Paxson Dayton License, Inc.**
   3.70.1     -- Articles of Incorporation of Paxson Denver License, Inc.**
   3.70.2     -- Bylaws of Paxson Denver License, Inc.**
   3.71.1     -- Articles of Incorporation of Paxson Communications of Providence-69, Inc.**
   3.71.2     -- Bylaws of Paxson Communications of Providence-69, Inc.**
   3.72.1     -- Articles of Incorporation of Paxson Communications of Salt Lake City-16, Inc.**
   3.72.2     -- Bylaws of Paxson Communications of Salt Lake City-16, Inc.**
   3.73.1     -- Articles of Incorporation of Paxson Communications of Greensboro-16, Inc.**
   3.73.2     -- Bylaws of Paxson Communications of Greensboro-16, Inc.**
   3.74.1     -- Articles of Incorporation of Paxson Greensboro License, Inc.**
   3.74.2     -- Bylaws of Paxson Greensboro License, Inc.**
   3.75.1     -- Articles of Incorporation of Paxson Communications of Tulsa-44, Inc.**

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.75.2     -- Bylaws of Paxson Communications of Tulsa-44, Inc.**
   3.76.1     -- Articles of Incorporation of Paxson Communications of Tallahassee, Inc.**
   3.76.2     -- Bylaws of Paxson Communications of Tallahassee, Inc.**
   3.77.1     -- Articles of Incorporation of Paxson Tallahassee License, Inc.**
   3.77.2     -- Bylaws of Paxson Tallahassee License, Inc.**
   3.78.1     -- Articles of Incorporation of Pax Jax, Inc.**
   3.78.2     -- Bylaws of Pax Jax, Inc.**
   3.79.1     -- Articles of Incorporation of Paxson Sports Ventures Company**
   3.79.2     -- Bylaws of Paxson Sports Ventures Company**
   3.80.1     -- Articles of Incorporation of PCC Direct, Inc.**
   3.81.2     -- Bylaws of PCC Direct, Inc.**
   3.83.1     -- Articles of Incorporation of Paxson Communications of Oklahoma City-62, Inc.**
   3.83.2     -- Bylaws of Paxson Communications of Oklahoma City-62, Inc.**
   3.84.1     -- Articles of Incorporation of Paxson/R&R Network, Inc.**
   3.84.2     -- Bylaws of Paxson/R&R Network, Inc.**
   3.85.1     -- Articles of Incorporation of Paxson Communications of Sacramento-29, Inc.**
   3.85.2     -- Bylaws of Paxson Communications of Sacramento-29, Inc.**
   3.86.1     -- Articles of Incorporation of Paxson Sacramento License, Inc.**
   3.86.2     -- Bylaws of Paxson Sacramento License, Inc.**
   3.87.1     -- Articles of Incorporation of Paxson Communications of Seattle-24, Inc.**
   3.87.2     -- Bylaws of Paxson Communications of Seattle-24, Inc.**
   3.88.1     -- Articles of Incorporation of Paxson Seattle License, Inc.**
   3.88.2     -- Bylaws of Paxson Seattle License, Inc.**
   3.89.1     -- Articles of Incorporation of Paxson Communications of Boston-46, Inc.**
   3.89.2     -- Bylaws of Paxson Communications of Boston-46, Inc.**
   3.90.1     -- Articles of Incorporation of Paxson Communications of Little Rock-42, Inc.**
   3.90.2     -- Bylaws of Paxson Communications of Little Rock-42, Inc.**
   3.91.1     -- Articles of Incorporation of Paxson Little Rock License, Inc.**
   3.91.2     -- Bylaws of Paxson Little Rock License, Inc.**
   3.92.1     -- Articles of Incorporation of Paxson Communications of Phoenix-51, Inc.**
   3.92.2     -- Bylaws of Paxson Communications of Phoenix-51, Inc.**
   3.93.1     -- Articles of Incorporation of Paxson Communications of Birmingham-44, Inc.**
   3.93.2     -- Bylaws of Paxson Communications of Birmingham-44, Inc.**
   3.94.1     -- Articles of Incorporation of Paxson Birmingham License, Inc.**
   3.94.2     -- Bylaws of Paxson Birmingham License, Inc.**
   4.1        -- Old Indenture*
   4.2        -- Indenture dated as of             , 1996 by and between Paxson Communications
                 Corporation, the guarantors named therein and The Bank of New York, as Trustee, with respect to the Exchange Debentures.
   5.1        -- Opinion of Holland & Knight regarding the legality of the New Preferred Stock, including consent.+
   7.1        -- Opinion of Holland & Knight regarding liquidation preference matters, including consent.+
  12          -- Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.**
  23.1        -- Consent of Price Waterhouse LLP
  23.2        -- Consent of Holland & Knight (exhibit 5.1).+
  23.3        -- Consent of Holland & Knight (exhibit 7.1).+
  23.4        -- Consent of Dow, Lohnes & Albertson+
  23.5        -- Consent of Mathieson Aitken Jemison, LLP
  23.6        -- Consent of Robert Rossi & Company
  23.7        -- Consent of Schweitzer Rubin Karon & Premier
  23.8        -- Consent of Deloitte & Touche LLP

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
  24.1        -- Powers of Attorney (included on signature pages to Registration Statement).**
  25.1        -- Statement of Eligibility of Trustee on Form T-1 dated             , 1996
                 relating to Exchange Debentures (No. 22-     ).+


- ---------------

 + To be filed by amendment.
 * Filed with the Company's Registration Statement on Form S-4, as amended, dated January 23, 1996 (Registration No. 33-63765, incorporated herein by reference).

** Filed with the Company's Registration Statement on Form S-3, filed August 15,
     1996.


     (b) Financial Statement Schedules

          All financial statement schedules are omitted because they are either not applicable or the required information is included in the financial statements or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 16, 1996.


                                          PAXSON COMMUNICATIONS
                                            CORPORATION


                                          By:    /s/  ANTHONY L. MORRISON
                                            -----------------------------------


                                                    Anthony L. Morrison


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                               TITLE                     DATE
- ---------------------------------------------  ----------------------------  -------------------
                          *                    Chairman of the Board, Chief  September 16, 1996
- ---------------------------------------------    Executive Officer, and
              Lowell W. Paxson                   Director (Principal
                                                 Executive Officer)
                          *                    Vice President, Chief         September 16, 1996
- ---------------------------------------------    Financial Officer, and
                Arthur D. Tek                    Director (Principal
                                                 Financial Officer)
                          *                    Controller (Principal         September 16, 1996
- ---------------------------------------------    Accounting Officer)
             Kenneth M. Gamache

                          *                    President, Chief Operating    September 16, 1996
- ---------------------------------------------    Officer, and Director
               James B. Bocock

                          *                    Director                      September 16, 1996
- ---------------------------------------------
              Bruce L. Burnham

                          *                    Director                      September 16, 1996
- ---------------------------------------------
             James L. Greenwald

                          *                    Director                      September 16, 1996
- ---------------------------------------------
              John A. Kornreich

                          *                    Director                      September 16, 1996
- ---------------------------------------------
             Michael J. Marocco

                          *                    Director                      September 16, 1996
- ---------------------------------------------
          J. Patrick Michaels, Jr.

                                               Director                      September 16, 1996
- ---------------------------------------------
              S. William Scott

       *By:  /s/  ANTHONY L. MORRISON
- ---------------------------------------------
             Anthony L. Morrison
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed directly below has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf, respectively, by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 16, 1996.


                                  GUARANTORS:

                                  PAXSON COMMUNICATIONS OF FLORIDA, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS LP, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS MANAGEMENT COMPANY,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS MARKETING, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS NETWORKS, INC.,
                                    a Florida corporation
                                  EXCEL MARKETING ENTERPRISES, INC.,
                                    a Florida corporation
                                  PAXSON OUTDOOR, INC.,
                                    a Florida corporation
                                  PAXSON NETWORKS, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS TELEVISION, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF ATLANTA-14, INC.,
                                    a Florida corporation
                                  PAXSON ATLANTA LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF BOSTON-60, INC.,
                                    a Florida corporation
                                  PAXSON BOSTON LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF DALLAS-68, INC.,
                                    a Florida corporation
                                  PAXSON DALLAS LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF NEW LONDON-26, INC.,
                                    a Florida corporation
                                  PAXSON NEW LONDON LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF PHILADELPHIA-61,
                                  INC.,
                                    a Florida corporation
                                  PAXSON PHILADELPHIA LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF MIAMI-35, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.,
                                    a Florida corporation
                                  PAXSON SAN JOSE LICENSE, INC.,
                                    a Florida corporation

                                  PAXSON COMMUNICATIONS OF TAMPA-66, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF WEST PALM BEACH-25,
                                  INC.,
                                    a Florida corporation
                                  PAXSON WEST PALM BEACH LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.,
                                    a Florida corporation
                                  PAXSON LOS ANGELES LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF ST. LOUIS-13, INC.,
                                    a Florida corporation
                                  PAXSON MINNEAPOLIS LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF COOKEVILLE, INC.,
                                    a Florida corporation
                                  PAXSON COOKEVILLE LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF FT. PIERCE-34, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF ORLANDO-56, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF HOUSTON-49, INC.,
                                    a Florida corporation
                                  PAXSON HOUSTON LICENSE, INC.,
                                    a Florida corporation
                                  INFOMALL TV NETWORK, INC.,
                                    a Delaware corporation
                                  PAXSON ST. LOUIS LICENSE, INC.,
                                    a Florida corporation
                                  INFOMALL CABLE NETWORK, INC.,
                                    a Delaware corporation
                                  PAXSON COMMUNICATIONS OF CLEVELAND-67, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF WASHINGTON-60, INC.,
                                    a Florida corporation
                                  PAXSON WASHINGTON LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF PHOENIX-13, INC.,
                                    a Florida corporation
                                  PAXSON PHOENIX LICENSE, INC.,
                                    a Florida corporation
                                  INFOMALL LOS ANGELES, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF DENVER-59, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF NEW YORK-43, INC.,
                                    a Florida corporation

                                  PAXSON NEW YORK LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF AKRON-23, INC.,
                                    a Florida corporation
                                  PAXSON AKRON LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF DAYTON-26, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF BATTLE CREEK-43,
                                  INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF ALBANY-55, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF RALEIGH DURHAM-47,
                                  INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS L.P.T.V., INC.,
                                    a Florida corporation
                                  PAXSON DAYTON LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON DENVER LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF SALT LAKE CITY-16,
                                  INC.,
                                    a Florida corporation
                                  PAXSON SPORTS OF MIAMI, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF SAN JUAN, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF BOSTON-46, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF PHOENIX-51, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF LITTLE ROCK-42, INC.,
                                    a Florida corporation
                                  PAXSON LITTLE ROCK LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.,
                                    a Florida corporation
                                  PAXSON BIRMINGHAM LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.,
                                    a Florida corporation
                                  PAXSON GREENSBORO LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF TULSA-44, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF TALLAHASSEE, INC.,
                                    a Florida corporation
                                  PAX JAX, INC.,
                                    a Florida corporation
                                  PAXSON SPORTS VENTURES COMPANY,
                                    a Florida corporation

                                  PCC DIRECT, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62,
                                  INC.,
                                    a Florida corporation
                                  PAXSON TALLAHASSEE LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON/R&R NETWORK, INC.,
                                    a Florida corporation
                                  PAXSON ALBANY LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.,
                                    a Florida corporation
                                  PAXSON SACRAMENTO LICENSE, INC.,
                                    a Florida corporation
                                  PAXSON COMMUNICATIONS OF SEATTLE-24, INC.,
                                    a Florida corporation
                                  PAXSON SEATTLE LICENSE, INC.,
                                    a Florida corporation


                                  By:        /s/  ANTHONY L. MORRISON
                                     -------------------------------------------
                                     Name: Anthony L. Morrison
                                     Title: Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                                TITLE                     DATE
- ---------------------------------------------   ---------------------------   -------------------
                          *                     Chairman and Director          September 16, 1996
- ---------------------------------------------     (Principal Executive
              Lowell W. Paxson                    Officer)

                          *                     Vice President and Chief       September 16, 1996
- ---------------------------------------------     Financial Officer
                Arthur D. Tek                     (Principal Financial
                                                  Officer)

       *By:   /s/  ANTHONY L. MORRISON
- ---------------------------------------------
             Anthony L. Morrison
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed directly below has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf, respectively, by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 16, 1996.


                                  PAXSON BROADCASTING OF JACKSONVILLE, LIMITED
                                  PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON BROADCASTING OF MIAMI, LIMITED
                                  PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON BROADCASTING OF ORLANDO, LIMITED
                                  PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON BROADCASTING OF TAMPA, LIMITED
                                  PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON TAMPA LICENSE LIMITED PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON JACKSONVILLE LICENSE LIMITED
                                  PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON MIAMI LICENSE LIMITED PARTNERSHIP,
                                    a Florida limited partnership
                                  PAXSON ORLANDO LICENSE LIMITED PARTNERSHIP,
                                    a Florida limited partnership

                                  By: Paxson Communications of Florida, Inc.,
                                  the general partner of each of the entities
                                  listed above


                                  By:        /s/  ANTHONY L. MORRISON
                                     -------------------------------------------
                                     Name: Anthony L. Morrison
                                     Title: Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the dates indicated.



                 SIGNATURES                                TITLE                     DATE
- ---------------------------------------------   ---------------------------   -------------------
                         *                      Chairman and sole Director     September 16, 1996
- ---------------------------------------------     of Paxson Communications
              Lowell W. Paxson                    of Florida, Inc.

       *By:   /s/  ANTHONY L. MORRISON
- ---------------------------------------------
             Anthony L. Morrison
              Attorney-in-Fact

                              INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   1          -- Underwriting Agreement
   3.1        -- Certificate of Designation
   3.2.1      -- Articles of Incorporation of Paxson Communications of Florida, Inc.*
   3.2.2      -- Bylaws of Paxson Communications of Florida, Inc.*
   3.3.1      -- Articles of Incorporation of Paxson Communications LP, Inc.*
   3.3.2      -- Bylaws of Paxson Communications LP, Inc.*
   3.4.1      -- Articles of Incorporation of Paxson Communications Management Company*
   3.4.2      -- Bylaws of Paxson Communications Management Company*
   3.5.1      -- Articles of Incorporation of Paxson Communications Marketing, Inc.*
   3.5.2      -- Bylaws of Paxson Communications Marketing, Inc.*
   3.6.1      -- Articles of Incorporation of Paxson Communications Networks, Inc.*
   3.6.2      -- Bylaws of Paxson Communications Networks, Inc.*
   3.7.1      -- Articles of Incorporation of Excel Marketing Enterprises, Inc.*
   3.7.2      -- Bylaws of Excel Marketing Enterprises, Inc.*
   3.8.1      -- Articles of Incorporation of Paxson Outdoor, Inc.*
   3.8.2      -- Bylaws of Paxson Outdoor, Inc.*
   3.9.1      -- Articles of Incorporation of Paxson Networks, Inc.*
   3.9.2      -- Bylaws of Paxson Networks, Inc.*
   3.10.1     -- Articles of Incorporation of Paxson Communications Television, Inc.*
   3.10.2     -- Bylaws of Paxson Communications Television, Inc.*
   3.11.1     -- Limited Partnership Agreement of Paxson Broadcasting of Jacksonville, Limited
                 Partnership*
   3.11.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Jacksonville,
                 Limited Partnership*
   3.12.1     -- Limited Partnership Agreement of Paxson Broadcasting of Miami, Limited
                 Partnership*
   3.12.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Miami, Limited
                 Partnership*
   3.13.1     -- Limited Partnership Agreement of Paxson Broadcasting of Orlando, Limited
                 Partnership*
   3.13.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Orlando, Limited
                 Partnership*
   3.14.1     -- Limited Partnership Agreement of Paxson Broadcasting of Tampa, Limited
                 Partnership*
   3.14.2     -- Certificate of Limited Partnership of Paxson Broadcasting of Tampa, Limited
                 Partnership*
   3.15.1     -- Limited Partnership Agreement of Paxson Tampa License Limited Partnership*
   3.15.2     -- Certificate of Limited Partnership of Paxson Tampa License Limited Partnership*
   3.16.1     -- Limited Partnership Agreement of Paxson Jacksonville License Limited
                 Partnership*
   3.16.2     -- Certificate of Limited Partnership of Paxson Jacksonville License Limited
                 Partnership*
   3.17.1     -- Limited Partnership Agreement of Paxson Miami License Limited Partnership*
   3.17.2     -- Certificate of Limited Partnership of Paxson Miami License Limited Partnership*
   3.18.1     -- Limited Partnership Agreement of Paxson Orlando License Limited Partnership*
   3.18.2     -- Certificate of Limited Partnership of Paxson Orlando License Limited
                 Partnership*
   3.19.1     -- Limited Partnership Agreement of Paxson Communications of Atlanta-14, Inc.*
   3.19.2     -- Certificate of Limited Partnership of Paxson Communications of Atlanta-14, Inc.*
   3.20.1     -- Articles of Incorporation of Paxson Atlanta License, Inc.*
   3.20.2     -- Bylaws of Paxson Atlanta License, Inc.*
   3.21.1     -- Articles of Incorporation of Paxson Communications of Boston-60, Inc.*
   3.21.2     -- Bylaws of Paxson Communications of Boston-60, Inc.*
   3.22.1     -- Articles of Incorporation of Paxson Boston License, Inc.*
   3.22.2     -- Bylaws of Paxson Boston License, Inc.*
   3.23.1     -- Articles of Incorporation of Paxson Communications of Dallas-68, Inc.*
   3.23.2     -- Bylaws of Paxson Communications of Dallas-68, Inc.*
   3.24.1     -- Articles of Incorporation of Paxson Dallas License, Inc.*

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.24.2     -- Bylaws of Paxson Dallas License, Inc.*
   3.25.1     -- Articles of Incorporation of Paxson Communications of New London-26, Inc.*
   3.25.2     -- Bylaws of Paxson Communications of New London-26, Inc.*
   3.26.1     -- Articles of Incorporation of Paxson New London License, Inc.*
   3.26.2     -- Bylaws of Paxson New London License, Inc.*
   3.27.1     -- Articles of Incorporation of Paxson Communications of Philadelphia-61, Inc.*
   3.27.2     -- Bylaws of Paxson Communications of Philadelphia-61, Inc.*
   3.28.1     -- Articles of Incorporation of Paxson Philadelphia License, Inc.*
   3.28.2     -- Bylaws of Paxson Philadelphia License, Inc.*
   3.29.1     -- Articles of Incorporation of Paxson Communications of Miami-35, Inc.*
   3.29.2     -- Bylaws of Paxson Communications of Miami-35, Inc.*
   3.30.1     -- Articles of Incorporation of Paxson Communications of San Jose-65, Inc.*
   3.30.2     -- Bylaws of Paxson Communications of San Jose-65, Inc.*
   3.31.1     -- Articles of Incorporation of Paxson San Jose License, Inc.*
   3.31.2     -- Bylaws of Paxson San Jose License, Inc.*
   3.32.1     -- Articles of Incorporation of Paxson Communications of Tampa-66, Inc.*
   3.32.2     -- Bylaws of Paxson Communications of Tampa-66, Inc.*
   3.33.1     -- Articles of Incorporation of Paxson Communications of West Palm Beach-25, Inc.*
   3.33.2     -- Bylaws of Paxson Communications of West Palm Beach-25, Inc.*
   3.34.1     -- Articles of Incorporation of Paxson West Palm Beach License, Inc.*
   3.34.2     -- Bylaws of Paxson West Palm Beach License, Inc.*
   3.35.1     -- Articles of Incorporation of Paxson Communications of Los Angeles-30, Inc.*
   3.35.2     -- Bylaws of Paxson Communications of Los Angeles-30, Inc.*
   3.36.1     -- Articles of Incorporation of Paxson Los Angeles License, Inc.*
   3.36.2     -- Bylaws of Paxson Los Angeles License, Inc.*
   3.37.1     -- Articles of Incorporation of Paxson Communications of Minneapolis-41, Inc.*
   3.37.2     -- Bylaws of Paxson Communications of Minneapolis-41, Inc.*
   3.38.1     -- Articles of Incorporation of Paxson Communications of St. Louis-13, Inc.*
   3.38.2     -- Bylaws of Paxson Communications of St. Louis-13, Inc.*
   3.39.1     -- Articles of Incorporation of Paxson Minneapolis License, Inc.*
   3.39.2     -- Bylaws of Paxson Minneapolis License, Inc.*
   3.40.1     -- Articles of Incorporation of Paxson Communications of Cookeville, Inc.*
   3.40.2     -- Bylaws of Paxson Communications of Cookeville, Inc.*
   3.41.1     -- Articles of Incorporation of Paxson Cookeville License, Inc.*
   3.41.2     -- Bylaws of Paxson Cookeville License, Inc.*
   3.42.1     -- Articles of Incorporation of Paxson Communications of Ft. Pierce-34, Inc.*
   3.42.2     -- Bylaws of Paxson Communications of Ft. Pierce-34, Inc.*
   3.43.1     -- Articles of Incorporation of Paxson Communications of Orlando-56, Inc.*
   3.43.2     -- Bylaws of Paxson Communications of Orlando-56, Inc.*
   3.44.1     -- Articles of Incorporation of Paxson Communications of Houston-49, Inc.*
   3.44.2     -- Bylaws of Paxson Communications of Houston-49, Inc.*
   3.45.1     -- Articles of Incorporation of Paxson Houston License, Inc.*
   3.45.2     -- Bylaws of Paxson Houston License, Inc.*
   3.46.1     -- Articles of Incorporation of Infomall TV Network, Inc.*
   3.46.2     -- Bylaws of Infomall TV Network, Inc.*
   3.47.1     -- Articles of Incorporation of Paxson St. Louis License, Inc.*
   3.47.2     -- Bylaws of Paxson St. Louis License, Inc.*
   3.48.1     -- Articles of Incorporation of Infomall Cable Network, Inc.*
   3.48.2     -- Bylaws of Infomall Cable Network, Inc.*
   3.49.1     -- Articles of Incorporation of Paxson Communications of Cleveland-67, Inc.*
   3.49.2     -- Bylaws of Paxson Communications of Cleveland-67, Inc.*

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.50.1     -- Articles of Incorporation of Paxson Communications of Washington-60, Inc.*
   3.50.2     -- Bylaws of Paxson Communications of Washington-60, Inc.*
   3.51.1     -- Articles of Incorporation of Paxson Washington License, Inc.*
   3.51.2     -- Bylaws of Paxson Washington License, Inc.*
   3.52.1     -- Articles of Incorporation of Paxson Communications of Phoenix-13, Inc.*
   3.52.2     -- Bylaws of Paxson Communications of Phoenix-13, Inc.*
   3.53.1     -- Articles of Incorporation of Paxson Phoenix License, Inc.*
   3.53.2     -- Bylaws of Paxson Phoenix License, Inc.*
   3.54.1     -- Articles of Incorporation of Infomall Los Angeles, Inc.*
   3.54.2     -- Bylaws of Infomall Los Angeles, Inc.*
   3.55.1     -- Articles of Incorporation of Paxson Communications of Milwaukee-55, Inc.*
   3.55.2     -- Bylaws of Paxson Communications of Milwaukee-55, Inc.*
   3.56.1     -- Articles of Incorporation of Paxson Communications of Denver-59, Inc.*
   3.56.2     -- Bylaws of Paxson Communications of Denver-59, Inc.*
   3.57.1     -- Articles of Incorporation of Paxson Communications of New York-43, Inc.*
   3.57.2     -- Bylaws of Paxson Communications of New York-43, Inc.*
   3.58.1     -- Articles of Incorporation of Paxson New York License, Inc.*
   3.58.2     -- Bylaws of Paxson New York License, Inc.*
   3.59.1     -- Articles of Incorporation of Paxson Communications of Akron-23, Inc.*
   3.59.2     -- Bylaws of Paxson Communications of Akron-23, Inc.*
   3.60.1     -- Articles of Incorporation of Paxson Akron License, Inc.*
   3.60.2     -- Bylaws of Paxson Akron License, Inc.*
   3.61.1     -- Articles of Incorporation of Paxson Communications of Dayton-26, Inc.*
   3.61.2     -- Bylaws of Paxson Communications of Dayton-26, Inc.*
   3.62.1     -- Articles of Incorporation of Paxson Sports of Miami, Inc.**
   3.62.2     -- Bylaws of Paxson Sports of Miami, Inc.**
   3.63.1     -- Articles of Incorporation of Paxson Communications of San Juan, Inc.**
   3.63.2     -- Bylaws of Paxson Communications of San Juan, Inc.**
   3.64.1     -- Articles of Incorporation of Paxson Communications of Battle Creek-43, Inc.**
   3.64.2     -- Bylaws of Paxson Communications of Battle Creek-43, Inc.**
   3.65.1     -- Articles of Incorporation of Paxson Communications of Albany-55, Inc.**
   3.65.2     -- Bylaws of Paxson Communications of Albany-55, Inc.**
   3.66.1     -- Articles of Incorporation of Paxson Albany License, Inc.**
   3.66.2     -- Bylaws of Paxson Albany License, Inc.**
   3.67.1     -- Articles of Incorporation of Paxson Communications of Raleigh Durham-47, Inc.**
   3.67.2     -- Bylaws of Paxson Communications of Raleigh Durham-47, Inc.**
   3.68.1     -- Articles of Incorporation of Paxson Communications L.P.T.V., Inc.**
   3.68.2     -- Bylaws of Paxson Communications L.P.T.V., Inc.**
   3.69.1     -- Articles of Incorporation of Paxson Dayton License, Inc.**
   3.69.2     -- Bylaws of Paxson Dayton License, Inc.**
   3.70.1     -- Articles of Incorporation of Paxson Denver License, Inc.**
   3.70.2     -- Bylaws of Paxson Denver License, Inc.**
   3.71.1     -- Articles of Incorporation of Paxson Communications of Providence-69, Inc.**
   3.71.2     -- Bylaws of Paxson Communications of Providence-69, Inc.**
   3.72.1     -- Articles of Incorporation of Paxson Communications of Salt Lake City-16, Inc.**
   3.72.2     -- Bylaws of Paxson Communications of Salt Lake City-16, Inc.**
   3.73.1     -- Articles of Incorporation of Paxson Communications of Greensboro-16, Inc.**
   3.73.2     -- Bylaws of Paxson Communications of Greensboro-16, Inc.**
   3.74.1     -- Articles of Incorporation of Paxson Greensboro License, Inc.**
   3.74.2     -- Bylaws of Paxson Greensboro License, Inc.**
   3.75.1     -- Articles of Incorporation of Paxson Communications of Tulsa-44, Inc.**

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
   3.75.2     -- Bylaws of Paxson Communications of Tulsa-44, Inc.**
   3.76.1     -- Articles of Incorporation of Paxson Communications of Tallahassee, Inc.**
   3.76.2     -- Bylaws of Paxson Communications of Tallahassee, Inc.**
   3.77.1     -- Articles of Incorporation of Paxson Tallahassee License, Inc.**
   3.77.2     -- Bylaws of Paxson Tallahassee License, Inc.**
   3.78.1     -- Articles of Incorporation of Pax Jax, Inc.**
   3.78.2     -- Bylaws of Pax Jax, Inc.**
   3.79.1     -- Articles of Incorporation of Paxson Sports Ventures Company**
   3.79.2     -- Bylaws of Paxson Sports Ventures Company**
   3.80.1     -- Articles of Incorporation of PCC Direct, Inc.**
   3.81.2     -- Bylaws of PCC Direct, Inc.**
   3.83.1     -- Articles of Incorporation of Paxson Communications of Oklahoma City-62, Inc.**
   3.83.2     -- Bylaws of Paxson Communications of Oklahoma City-62, Inc.**
   3.84.1     -- Articles of Incorporation of Paxson/R&R Network, Inc.**
   3.84.2     -- Bylaws of Paxson/R&R Network, Inc.**
   3.85.1     -- Articles of Incorporation of Paxson Communications of Sacramento-29, Inc.**
   3.85.2     -- Bylaws of Paxson Communications of Sacramento-29, Inc.**
   3.86.1     -- Articles of Incorporation of Paxson Sacramento License, Inc.**
   3.86.2     -- Bylaws of Paxson Sacramento License, Inc.**
   3.87.1     -- Articles of Incorporation of Paxson Communications of Seattle-24, Inc.**
   3.87.2     -- Bylaws of Paxson Communications of Seattle-24, Inc.**
   3.88.1     -- Articles of Incorporation of Paxson Seattle License, Inc.**
   3.88.2     -- Bylaws of Paxson Seattle License, Inc.**
   3.89.1     -- Articles of Incorporation of Paxson Communications of Boston-46, Inc.**
   3.89.2     -- Bylaws of Paxson Communications of Boston-46, Inc.**
   3.90.1     -- Articles of Incorporation of Paxson Communications of Little Rock-42, Inc.**
   3.90.2     -- Bylaws of Paxson Communications of Little Rock-42, Inc.**
   3.91.1     -- Articles of Incorporation of Paxson Little Rock License, Inc.**
   3.91.2     -- Bylaws of Paxson Little Rock License, Inc.**
   3.92.1     -- Articles of Incorporation of Paxson Communications of Phoenix-51, Inc.**
   3.92.2     -- Bylaws of Paxson Communications of Phoenix-51, Inc.**
   3.93.1     -- Articles of Incorporation of Paxson Communications of Birmingham-44, Inc.**
   3.93.2     -- Bylaws of Paxson Communications of Birmingham-44, Inc.**
   3.94.1     -- Articles of Incorporation of Paxson Birmingham License, Inc.**
   3.94.2     -- Bylaws of Paxson Birmingham License, Inc.**
   4.1        -- Old Indenture*
   4.2        -- Indenture dated as of             , 1996 by and between Paxson Communications
                 Corporation, the guarantors named therein and Bank of New York, as Trustee, with respect to the Exchange Debentures.
   5.1        -- Opinion of Holland & Knight regarding the legality of the New Preferred Stock, including consent.+
   7.1        -- Opinion of Holland & Knight regarding liquidation preference matters, including consent.+
  12          -- Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.**
  23.1        -- Consent of Price Waterhouse LLP.
  23.2        -- Consent of Holland & Knight (exhibit 5.1).+
  23.3        -- Consent of Holland & Knight (exhibit 7.1).+
  23.4        -- Consent of Dow, Lohnes & Albertson+
  23.5        -- Consent of Mathieson Aitken Jemison, LLP
  23.6        -- Consent of Robert Rossi & Company
  23.7        -- Consent of Schweitzer Rubin Karon & Premier
  23.8        -- Consent of Deloitte & Touche LLP

  EXHIBIT
  NUMBER                                         DESCRIPTION
  -------   -------------------------------------------------------------------------------------
  24.1        -- Powers of Attorney (included on signature pages to Registration Statement).**
  25.1        -- Statement of Eligibility of Trustee on Form T-1 dated             , 1996
                 relating to Exchange Debentures (No. 22-     ).+

- ---------------

 + To be filed by amendment.
 * Filed with the Company's Registration Statement on Form S-4, as amended, dated January 23, 1996 (Registration No. 33-63765, incorporated herein by reference).
** Filed with the Company's Registration Statement on Form S-3, filed August 15,
     1996.